UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934
Check the appropriate box:
☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement
ALBERTSONS COMPANIES, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Information Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box)
☐	No fee required.
☐	Fee paid previously with preliminary materials.
☒	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14c-5(g) and 0-11.

PRELIMINARY INFORMATION STATEMENT – SUBJECT TO COMPLETION

ALBERTSONS COMPANIES, INC.
250 Parkcenter Blvd.
Boise, Idaho 83706
NOTICE OF STOCKHOLDER ACTION BY CONSENT IN LIEU OF A MEETING AND APPRAISAL RIGHTS AND INFORMATION STATEMENT WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY
Dear Stockholders:
This notice of stockholder action by consent in lieu of a meeting and appraisal rights and information statement is being furnished to the holders of Class A Common Stock, par value $0.01 per share (the “Common Stock”) and holders of Series A Convertible Preferred Stock, par value $0.01 per share (the “Preferred Stock”) of Albertsons Companies, Inc., a Delaware corporation (the “Company,” “us,” and “we”), as of October 18, 2022 in connection with the Agreement and Plan of Merger, dated as of October 13, 2022, by and among The Kroger Co., an Ohio corporation (“Kroger”), Kettle Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Kroger (“Merger Sub”), and the Company (the “Merger Agreement”), a copy of which is attached as Annex A to the accompanying information statement. Pursuant to the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”) with the Company surviving the Merger as the surviving corporation and a direct, wholly owned subsidiary of Kroger (the “Surviving Corporation”). Upon consummation of the Merger, (i) each share of Common Stock issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (excluding any shares of Common Stock owned by the Company, Kroger or Merger Sub, or any of its or their respective direct or indirect wholly owned subsidiaries, Dissenting Shares (as defined in the Merger Agreement) and Company Restricted Stock Awards (as defined in the Merger Agreement)), shall be converted automatically at the Effective Time into the right to receive from Kroger $34.10 per share in cash, without interest, subject to certain reductions described in the following paragraph (the “Common Merger Consideration”), and (ii) each share of Preferred Stock issued and outstanding immediately prior to the Effective Time (excluding any shares of Preferred Stock owned by the Company, Kroger or Merger Sub, or any of its or their respective direct or indirect wholly owned subsidiaries and Dissenting Shares) shall be converted automatically at the Effective Time into the right to receive from Kroger an amount in cash equal to the product of (1) the number of shares of Common Stock into which such share of Preferred Stock is convertible as of the Effective Time and (2) the Common Merger Consideration, without interest (the “Preferred Merger Consideration” and together with the Common Merger Consideration, the “Merger Consideration”).
In connection with obtaining the requisite regulatory clearance necessary to consummate the Merger, the Company and Kroger expect to make divestitures of stores owned by the Company and Kroger. As described in the Merger Agreement and subject to the outcome of the divestiture process and negotiations with applicable government authorities, the Company is prepared to establish a subsidiary (“SpinCo”) as part of this process. If SpinCo is utilized, the common stock or interests in SpinCo would be distributed to Company stockholders not later than as of the closing of the Merger (the “Closing”), and SpinCo would operate as a standalone public company or the equity of SpinCo would be contributed to a trust for later distribution to Company stockholders. The Company and Kroger have agreed to work together to determine which stores and other assets, liabilities and employees would comprise SpinCo if required for regulatory clearance, as well as the pro forma capitalization of SpinCo. As described in more detail in the accompanying information statement, the Company declared a special cash dividend of $6.85 per share of Common Stock that was scheduled to be paid on November 7, 2022 to stockholders of record as of the close of business on October 24, 2022 (the “Pre-Closing Dividend”). The payment of the Pre-Closing Dividend was subject to a temporary restraining order issued by the King County Superior Court of the State of Washington, which was lifted on January 17, 2023. The Pre-Closing

Dividend was paid on January 20, 2023 to stockholders of record as of the close of business on October 24, 2022. The per share cash purchase price payable to Company stockholders in the Merger will be reduced by an amount equal to (i) the per share amount of the Pre-Closing Dividend paid to Company stockholders, and (ii) if SpinCo is utilized, three times the four-wall EBITDA for the thirteen four-week periods ending on the last day of the four-week period nearest to, and at least 30 days prior to, the Closing for the stores contributed to SpinCo divided by the number of shares of Common Stock outstanding and the number of shares of Common Stock issuable upon the conversion of the shares of Preferred Stock as of the record date for the SpinCo distribution.
The board of directors of the Company (the “Board”) (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, the Company and its stockholders other than Kroger or any of its affiliates, (ii) declared the Merger Agreement and the transactions contemplated thereby advisable, (iii) adopted and approved the Merger Agreement and approved the execution and delivery by the Company of the Merger Agreement, the performance by the Company of its covenants and agreements contained therein and the consummation of the Merger and the other transactions contemplated thereby and (iv) recommended stockholders of the Company adopt and approve the Merger Agreement in accordance with the Delaware General Corporation Law (“DGCL”).
The adoption of the Merger Agreement and the approval of the Merger and the other transactions contemplated thereby required the consent of the holders of a majority in voting power of the Company’s outstanding Common Stock and the holders of a majority in voting power of the Company’s outstanding Preferred Stock. On (i) October 14, 2022, an entity affiliated with Kimco Realty Corporation (“Kimco”), which was a holder of record of 28,000,000 shares of Common Stock, entities affiliated with Klaff Realty, L.P. (“Klaff”), which were holders of record of 58,128,749 shares of Common Stock, and entities affiliated with Lubert-Adler Partners (“Lubert-Adler”), which were holders of record of 58,128,754 shares of Common Stock, each delivered to the Company a written consent adopting and approving the Merger Agreement and the transactions contemplated thereby, including the Merger, (ii) October 17, 2022, an affiliate of Cerberus Capital Management, L.P. (“Cerberus” and together with Kimco, Klaff and Lubert-Adler, the “Majority Common Stockholders”), which beneficially owned 1,482,017 shares of Common Stock, caused the record holder of such shares to deliver to the Company a written consent adopting and approving the Merger Agreement and the transactions contemplated thereby, including the Merger, and (iii) October 18, 2022, affiliates of Cerberus, which together beneficially owned 150,336,663 shares of Common Stock, caused the record holder of such shares to deliver to the Company a written consent adopting and approving the Merger Agreement and the transactions contemplated thereby, including the Merger (the consents in clauses (i) through (iii) together, the “Common Stockholder Consent”). Together, the Majority Common Stockholders beneficially owned 296,076,183 shares of Common Stock, which constituted approximately 55.4% of the voting power of the outstanding shares of Common Stock at the time of delivery of the Common Stockholder Consent. On October 14, 2022, entities affiliated with HPS Investment Partners, LLC (“HPS”), which was a holder of record of 584,000 shares of the issued and outstanding shares of Preferred Stock constituting approximately 87.7% of the voting power of the Preferred Stock (the “Majority Preferred Stockholder” and together with the Majority Common Stockholders, the “Majority Stockholders”) delivered to the Company a written consent adopting and approving the Merger Agreement and the transactions contemplated thereby, including the Merger (the “Preferred Stockholder Consent” and together with the Common Stockholder Consent, the “Written Consent”).
As a result, no further action by any stockholder of the Company is required under applicable law or the Merger Agreement (or otherwise) to adopt the Merger Agreement, and the Company will not be soliciting your vote or consent for the adoption of the Merger Agreement and the approval of the transactions contemplated thereby and will not call a stockholders’ meeting for purposes of voting on the adoption of the Merger Agreement and the approval of the transactions contemplated thereby. This notice and the accompanying information statement constitute notice to you from the Company of the Written Consent pursuant to Section 228 of the DGCL.
Under Section 262 of the DGCL, if the Merger is completed, subject to compliance with the requirements of Section 262 of the DGCL, holders of record and beneficial owners of shares of Common Stock and Preferred Stock, other than the Majority Stockholders, will have the right to seek an appraisal for, and be paid the “fair value” in cash of, their shares of Common Stock or Preferred Stock (as determined by the Delaware Court of Chancery), together with interest, if any, on the amount determined to be fair value, instead of receiving the Common Merger Consideration or Preferred Merger Consideration, as applicable. To exercise your appraisal rights, you must submit a written demand for an appraisal to the Company no later than 20 days after the mailing of this information statement, and comply precisely with the other procedures set forth in Section 262 of the DGCL, which are summarized in the accompanying information statement. This information statement is being mailed on [•], 2023 to (i) holders of record of Common Stock and Preferred Stock as of October 13, 2022 pursuant to Regulation 14(c), (ii) holders of record of Common Stock and Preferred Stock as of October 18, 2022 pursuant to Section 228 of the DGCL and (iii) holders of record of Common Stock and Preferred Stock as of [•], 2023 pursuant to Section 262 of the DGCL. A copy of Section 262 of the DGCL is attached to the accompanying information statement as Annex D. This notice and the accompanying information statement constitute notice to you from the Company pursuant to Section 262(d)(2) of the availability of appraisal rights under Section 262 of the DGCL in connection with the Merger. The Company urges you to read the entire information statement carefully. If the Merger is completed, you will receive instructions regarding payment for your shares of Common Stock or Preferred Stock, as applicable. Only one information statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from you.
By order of the Board of Directors,

/s/ Juliette Pryor
Juliette Pryor
Executive Vice President, General Counsel and Secretary
Boise, Idaho
[•], 2023
Neither the U.S. Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Merger, passed upon the merits or fairness of the Merger or passed upon the adequacy or accuracy of the disclosures in this notice or the accompanying information statement. Any representation to the contrary is a criminal offense.
The accompanying information statement is dated [•], 2023 and is being mailed to stockholders on [•], 2023.

ALBERTSONS COMPANIES, INC.
i

Albertsons Companies, Inc.
250 Parkcenter Blvd.
Boise, Idaho 83706

INFORMATION STATEMENT
QUESTIONS AND ANSWERS ABOUT THE MERGER
The following Q&A is intended to address some commonly asked questions regarding the Merger Agreement, the Merger, the Pre-Closing Dividend and SpinCo (each as defined below). These questions and answers may not address all questions that may be important to you as an Albertsons Companies, Inc. stockholder. The Company urges you to read carefully the more detailed information contained elsewhere in this information statement, the annexes to this information statement and the documents the Company refers to in this information statement.
Q:	What is the proposed transaction and what effects will it have on the Company?
A:
The proposed transaction is the acquisition of Albertsons Companies, Inc., a Delaware corporation (the “Company,” “us,” and “we”) by The Kroger Co., an Ohio corporation (“Kroger”), which would be accomplished through a merger of Kettle Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Kroger (“Merger Sub”), with and into the Company (the “Merger”) with the Company surviving the Merger (the “Surviving Corporation”) pursuant to the Agreement and Plan of Merger, dated as of October 13, 2022, by and among Kroger, Merger Sub and the Company (the “Merger Agreement”), a copy of which is attached as Annex A. As a result of the Merger, the Company will become a wholly-owned subsidiary of Kroger, and the Common Stock (as defined below) will (i) cease to be listed on the New York Stock Exchange (“NYSE”), (ii) not be publicly traded and (iii) be deregistered under the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”). Additionally, the Preferred Stock (as defined below), if outstanding at the time of the Merger, will automatically be cancelled and cease to exist.

Q:	Why did I receive this information statement?
A:
On (i) October 14, 2022, an entity affiliated with Kimco Realty Corporation (“Kimco”), which was a holder of record of 28,000,000 shares of Class A Common Stock, par value $0.01 per share (the “Common Stock”), entities affiliated with Klaff Realty, L.P. (“Klaff”), which were holders of record of 58,128,749 shares of Common Stock, and entities affiliated with Lubert-Adler Partners (“Lubert-Adler”), which were holders of record of 58,128,754 shares of Common Stock, each delivered to the Company a written consent adopting and approving the Merger Agreement and the transactions contemplated thereby, including the Merger, (ii) October 17, 2022, an affiliate of Cerberus Capital Management, L.P. (“Cerberus” and together with Kimco, Klaff and Lubert-Adler, the “Majority Common Stockholders”), which beneficially owned 1,482,017 shares of Common Stock, caused the record holder of such shares to deliver to the Company a written consent adopting and approving the Merger Agreement and the transactions contemplated thereby, including the Merger, and (iii) October 18, 2022, affiliates of Cerberus, which together beneficially owned 150,336,663 shares of Common Stock, caused the record holder of such shares to deliver to the Company a written consent adopting and approving the Merger Agreement and the transactions contemplated thereby, including the Merger (the consents in clauses (i) through (iii) together, the “Common Stockholder Consent”). Together, the Majority Common Stockholders beneficially owned 296,076,183 shares of Common Stock, which constituted approximately 55.4% of the voting power of the outstanding shares of Common Stock at the time of delivery of the Common Stockholder Consent. On October 14, 2022, entities affiliated with HPS Investment Partners, LLC (“HPS”), which was a holder of record of 584,000 shares of the issued and outstanding shares of Series A Convertible Preferred Stock of the Company (the “Preferred Stock”) constituting approximately 87.7% of the voting power of the Preferred Stock (the “Majority Preferred Stockholder” and together with the Majority Common Stockholders, the “Majority Stockholders”) delivered to the Company a written consent adopting and approving the Merger Agreement and the transactions contemplated thereby, including the Merger (the “Preferred Stockholder Consent” and together with the Common Stockholder Consent, the

“Written Consent”). Applicable laws and securities regulations require the Company to provide you with notice of the Written Consent that was delivered by the Majority Stockholders and the action taken by the stockholders of the Company pursuant thereto, as well as other information regarding the Merger, even though your vote or consent is neither required nor requested to adopt or authorize the Merger Agreement or complete the Merger. This information statement also constitutes notice to you of the availability of appraisal rights in connection with the Merger under Section 262 of the Delaware General Corporation Law (“DGCL”), a copy of which is attached to this information statement as Annex D.
Q:	What will I be entitled to receive pursuant to the Merger as a stockholder of the Company?
A:
As a result of the Merger, holders of Common Stock immediately prior to the consummation of the Merger will be entitled to receive $34.10 in cash, without interest and less any applicable withholding taxes, for each share of Common Stock they hold as of the effective time of the Merger (the “Effective Time”) less (i) the Pre-Closing Dividend of $6.85 per share of Common Stock and (ii) the SpinCo Consideration Amount (as defined below). See “The Merger Agreement—Merger Consideration” beginning on page 77.

Holders of Preferred Stock immediately prior to the Effective Time will be entitled to receive an amount in cash equal to the product of (i) the number of shares of Common Stock into which such holder’s shares of Preferred Stock are convertible into as of immediately prior to the Effective Time and (ii) $34.10, without interest and less any applicable withholding taxes, less (iii) the Pre-Closing Dividend of $6.85 per share of Common Stock multiplied by the number of shares of Common Stock into which such holder’s shares of Preferred Stock are convertible as of immediately prior to the Effective Time and (iv) the SpinCo Consideration Amount multiplied by the number of shares of Common Stock into which such holder’s shares of Preferred Stock are convertible into as of the record date for the distribution of SpinCo.
In connection with obtaining the requisite regulatory clearance necessary to consummate the transaction, the Company and Kroger expect to make divestitures of stores owned by the Company and Kroger, with a cap on the number of stores that Kroger may be required to divest of 650 stores. As further described in this information statement and in the Merger Agreement, and subject to the outcome of the divestiture process and negotiations with applicable government authorities, the Company is prepared to establish a Company subsidiary, SpinCo, as part of this process. Common stock of, or beneficiary interests in, SpinCo would be distributed to Company stockholders not later than as of the Closing, if utilized, and SpinCo would operate as a standalone public company or a standalone company the equity of which would be contributed to a trust for later distribution to Company stockholders. The Company and Kroger have agreed to work together to determine which stores and other assets, liabilities and employees would comprise SpinCo if required for regulatory clearance, as well as the pro forma capitalization of SpinCo.
If SpinCo is utilized, the per share cash Common Merger Consideration payable in respect of the shares of Common Stock outstanding immediately prior to the Effective Time will be reduced by an amount equal to three times the four-wall EBITDA for the thirteen four-week periods ending on the last day of the four-week period nearest to, and at least 30 days prior to, the Closing, for the stores contributed to SpinCo divided by the number of shares of Common Stock outstanding or issuable upon the conversion of the shares of Preferred Stock outstanding as of the record date for the SpinCo distribution (the “SpinCo Consideration Amount”). Pursuant to the Merger Agreement, between 100 and 375 stores of the Company and Kroger can be allocated to SpinCo.
The SpinCo Consideration Amount will depend in part on (i) the number of stores between 100 stores and 375 stores allocated to SpinCo, (ii) the four-wall EBITDA for such stores for the thirteen four-week periods discussed in the previous paragraph and (iii) the number of shares of Common Stock outstanding. If SpinCo is not utilized, the SpinCo Consideration Amount will be zero.
Whether SpinCo will be utilized and, if utilized, the SpinCo Consideration Amount, will not be known until the conclusion of the regulatory clearance process. For additional information about how the SpinCo Consideration Amount could be determined and the potential range thereof, see “The Merger—Potential Range of SpinCo Consideration” beginning on page 78.
Following the Merger, you will not own shares of the Surviving Corporation.
Q:	What will I be entitled to receive pursuant to the Merger as a holder of the Company’s equity awards?
A:
As a result of the Merger, each outstanding equity award denominated in shares of Common Stock immediately prior to the Effective Time will be converted into a corresponding award with respect to Kroger common shares (the “Converted Awards”). The Converted Awards will remain outstanding and subject to the same terms and conditions (including vesting and forfeiture terms) as were applied to the corresponding Company equity award immediately prior to the Effective Time; provided that any Company equity award with a performance-based vesting condition will have such vesting condition deemed satisfied at (i) the greater of target performance and actual performance (for such awards subject to an open performance period at the Effective Time) and (ii) target performance (for such awards subject to a performance period that begins after the Effective Time). For purposes of the conversion described above, the number of Kroger common shares subject to a Converted Award will be based upon the number of shares of Common Stock subject to such Company equity award immediately prior to the Effective Time multiplied by an exchange ratio (the “Equity Exchange Ratio”) equal to (i) $34.10 less the per share amount of the Pre-Closing Dividend divided by (ii) the average closing price of Kroger common shares for five consecutive trading days preceding the closing of the Merger (the “Closing”).
Q:	What regulatory approvals and filings are needed to complete the Merger?
A:
The Merger is subject to compliance with the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). See “The Merger—Regulatory Matters” beginning on page 75.

Q:	What is the status of the regulatory review of the Merger?
A:
The Merger is currently under review by the United States Federal Trade Commission (“FTC”). The Company submitted its initial filing under the HSR Act on November 3, 2022. Kroger and the Company each received a request for additional information and documentary materials (each a “Second Request”) under the HSR Act on December 5, 2022. The Company and Kroger are currently cooperating with the FTC in respect of the merger review process including responding to the Second Requests. In addition to the merger review being conducted by the FTC, several states also are reviewing the merger under applicable state and federal antitrust laws. The Company and Kroger are prepared to divest certain stores if required for the regulatory approval of the Merger by the FTC or other authority, including individual states investigating the transaction.

Q:	When do you expect the Merger to be completed?
A:	The Closing is subject to regulatory review and other customary closing conditions and is anticipated to occur in early 2024.
Q:	What happens if the Merger is not completed?
A:
If the Merger is not completed for any reason, stockholders will not receive any payment for their shares of Common Stock or Preferred Stock in connection with the Merger, and any outstanding equity awards of the Company will remain outstanding and continue to be subject to the same terms and conditions as currently applicable and set forth in the applicable Company equity plan and/or award agreement. Additionally, the Company will remain a publicly traded company, and shares of Common Stock will continue to be traded on the NYSE. If you are a stockholder of record as of October 24, 2022, you were paid Pre-Closing Dividend on January 20, 2023. See “The Merger—Legal Proceedings Regarding the Merger Agreement” beginning on page 65 and “The Merger Agreement—Merger Consideration” beginning on page 77.

Q:	Why am I not being asked to vote on the Merger?
A:
The approval by holders, in the aggregate, of a majority in voting power of the outstanding shares of Common Stock and of a majority in voting power of the outstanding shares of Preferred Stock entitled to vote is required to adopt the Merger Agreement and effect the Merger. The DGCL and the Company’s Amended and Restated Certificate of Incorporation permit stockholders to act by consent in lieu of a meeting to take actions such as the adoption of the Merger Agreement and the approval of the transactions contemplated thereby (including the Merger). The requisite stockholder approval adopting and approving the Merger Agreement and the transactions contemplated thereby was obtained following the execution of the Merger Agreement through the delivery of the Written Consent. Therefore, your vote or consent is not required and is not being sought. The Company is not asking you for a proxy, and you are requested not to send the Company a proxy.

Q:	Did the board of directors of the Company (the “Board”) approve and recommend the Merger Agreement?
A:	Yes. The Board unanimously:
•
determined that the terms of the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable and fair to, and in the best interests of, the Company and its stockholders;

•	approved the Merger Agreement;
•
declared advisable the Merger Agreement and declared advisable and approved the performance by the Company of its covenants and agreements contained in the Merger Agreement and the consummation of the Merger and the other transactions contemplated by the Merger Agreement;

•	directed that the Merger Agreement be submitted to the stockholders of the Company entitled to vote for its adoption; and
•	recommended the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement by the stockholders of the Company.
Q:	What rights do I have if I oppose the Merger?
A:
Holders or beneficial owners of Common Stock or Preferred Stock who did not provide a consent to the adoption of the Merger Agreement (i.e., stockholders other than the Majority Stockholders) are entitled to appraisal rights under Delaware law by following the procedures and satisfying the requirements specified in Section 262 of the DGCL. A copy of Section 262 is attached as Annex D to this information statement See “The Merger—Appraisal Rights” beginning on page 66.

Q:	Will the Merger be taxable to me?
A:
The exchange of Common Stock for cash and any other property treated as consideration, which may or may not include SpinCo shares or beneficiary interests in a trust holding such shares, in the Merger will be a taxable transaction for U.S. federal income tax purposes and may also be taxable under state and local and other non-U.S. tax laws. Accordingly, a stockholder that is a “U.S. holder” (as defined in the section entitled “The Merger—Material U.S. Federal Income Tax Consequences” beginning on page 70 of this information statement) will generally recognize capital gain or loss in an amount equal to the difference, if any, between (i) the cash and fair market value of any other property treated as consideration in the Merger received by such U.S. holder in the Merger, and (ii) such U.S. holder’s adjusted tax basis in the shares of Common Stock exchanged therefor. With respect to a stockholder that is a “non-U.S. holder” (as defined in the section entitled “The Merger—Material U.S. Federal Income Tax Consequences” beginning on page 70 of this information statement), the exchange of shares of Common Stock for cash and any property treated as consideration in the Merger generally will not result in U.S. federal income tax to such non-U.S. holder unless such non-U.S. holder has certain connections with the United States or the Company is or has been a “United States real property holding corporation” for U.S. federal income tax purposes and a non-U.S. holder holds or held more than 5% of the Common Stock and is not eligible for a treaty exemption. Backup withholding may apply to the cash payment made pursuant to the Merger unless the stockholder or other payee provides a valid taxpayer identification number and complies with certain certification procedures (generally, by providing a properly completed and executed U.S. Internal Revenue Service (“IRS”) Form W-9 or IRS Form W-8 or applicable successor form). You should read the section entitled “The Merger—Material U.S. Federal Income Tax Consequences” beginning on page 70 of this information statement and consult your tax advisor regarding the U.S. federal income tax consequences of the Merger to you in your particular circumstances, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Q:	What happens if I sell or otherwise transfer my shares of Common Stock before the closing of the Merger?
A:
If you transfer your shares of Common Stock before consummation of the Merger, you will have transferred the right to receive the Merger Consideration and lose your appraisal rights with respect to such shares. In order to receive the Merger Consideration or exercise appraisal rights for any of your shares, you must hold such shares through the Effective Time of the Merger.

Q:	How do I surrender my book-entry shares held by the Company’s transfer agent, American Stock Transfer & Trust Company, LLC?
A:
The Surviving Corporation will direct the paying agent to mail each holder of record of book-entry shares not held through the Depository Trust Company instruction for effecting the surrender of such book-entry shares in exchange for the Common Merger Consideration (as defined below). Upon the paying agent’s receipt of an “agent message” (or such other evidence as the paying agent may reasonably request), the holder of such book-entry shares will be entitled to receive the Common Merger Consideration in exchange for each share of Common Stock represented by such book-entry shares as of immediately prior to the Effective Time and such surrendered book-entry shares will be cancelled.

Q:	What happens to my shares of Common Stock held by my broker?
A:
Your broker generally will handle cashing out all shares of Common Stock that you hold in your brokerage account immediately prior to the Effective Time. You should direct any specific questions on this to your broker.

Q:	Why did you declare the Pre-Closing Dividend?
A:
The Board declared the Pre-Closing Dividend to execute the Company’s capital return strategy developed in connection with the Company’s evaluation of strategic alternatives, including providing a near-term return of capital to stockholders.

Q:	When was the Pre-Closing Dividend scheduled to be paid and when was it actually paid?
A:	The Pre-Closing Dividend was scheduled to be paid on November 7, 2022. The Company paid the Pre-Closing Dividend on January 20, 2023.
Q:	Why was the payment of the Pre-Closing Dividend delayed?
A:
The Pre-Closing Dividend was subject to a temporary restraining order issued by the courts of the State of Washington. On November 1, 2022, the Attorney General of the State of Washington filed a motion for a temporary restraining order to prevent the payment of the Pre-Closing Dividend. On November 3, 2022, a commissioner for the King County Superior Court of the State of Washington issued a temporary restraining order against the payment of the Pre-Closing Dividend. On December 9, 2022, the King County Superior Court of the State of Washington ruled in favor of the Company and denied the Washington Attorney General's request for a preliminary injunction, but extended the temporary restraining order in order for the Washington Attorney General to seek review from the Washington Supreme Court. That same day, on December 9, 2022, the Washington Attorney General sought review from the Washington Supreme Court, asking that Court to review the denial of the preliminary injunction. On December 19, 2022, the commissioner of the Washington Supreme Court announced that the Court would, sitting en banc, consider the Washington Attorney General's application for review. The commissioner's order also extended the temporary restraining order against the payment of the Pre-Closing Dividend. On December 28, 2022, the Court scheduled the en banc conference to take place on January 17, 2023. On January 17, 2023, the Court denied a motion by the Washington Attorney General to hear an appeal from the Superior Court’s denial to enjoin the Company from paying the Pre-Closing Dividend. As a result of the Court’s decision, the temporary restraining order preventing payment of the Pre-Closing Dividend was also lifted. See “The Merger—Legal Proceedings Regarding the Merger Agreement” beginning on page 65 for additional information about legal proceedings related to the Pre-Closing Dividend.

Q:
I was not eligible to receive the Pre-Closing Dividend because I was not a holder of record of shares of Common Stock or Preferred Stock as of October 24, 2022. Will I receive additional consideration in the Merger?

A:
No. Stockholders who did not hold shares of Common Stock or Preferred Stock on the record date for the Pre-Closing Dividend are not entitled to any additional consideration in the Merger. Stockholders as of immediately prior to the consummation of the Merger (including those who did not hold shares of Common Stock or Preferred Stock on the record date for the Pre-Closing Dividend and therefore did not receive the Pre-Closing Dividend) will receive (i) in the case of holders of shares of Common Stock, (A) $34.10 in cash, without interest and less any applicable withholding taxes, for each share of Common Stock they hold as of the Effective Time less (B)(i) the Pre-Closing Dividend of $6.85 per share of Common Stock and (B)(ii) the SpinCo Consideration Amount, and (ii) in the case of holders of Preferred Stock, an amount in cash equal to the product of (A) the number of shares of Common Stock into which such holder’s shares of Preferred Stock are convertible into as of immediately prior to the Effective Time and (B) $34.10, without interest and less any applicable withholding taxes, less (C) the Pre-Closing Dividend of $6.85 per share of Common Stock multiplied by the number of shares of Common Stock into which such holder’s shares of Preferred Stock are convertible as of immediately prior to the Effective Time and (D) the SpinCo Consideration Amount multiplied by the number of shares of Common Stock into which such holder’s shares of Preferred Stock are convertible into as of the record date for the distribution of SpinCo.
Q:	Is the payment of the Pre-Closing Dividend contingent on the Merger closing?
A:	No. The Pre-Closing Dividend has been paid. Payment of the Pre-Closing Dividend was not contingent on Closing.
Q:	Why will the Merger Consideration be adjusted by the Pre-Closing Dividend?
A:
As discussed in “The Merger—Background to the Merger” the Board, as part of its consideration of strategic alternatives, intended to return capital to its stockholders. Because the capitalization of the Company will decrease by the amount of the Pre-Closing Dividend paid to stockholders, the Company and Kroger agreed that the Merger Consideration would be decreased on a dollar for dollar basis equal to the amount of the Pre-Closing Dividend to account for the decrease in capitalization and resulting capital return provided to the Company’s stockholders through the Pre-Closing Dividend.

Q:	Does the Company intend to continue paying regular quarterly cash dividends after paying the Pre-Closing Dividend and before the Closing?
A:	Yes, the Company intends to pay regular quarterly cash dividends to its stockholders after payment of the Pre-Closing Dividend.
Q:	What is SpinCo?
A:
If established, SpinCo will be a company that will own certain stores currently owned by the Company and Kroger and operate as a publicly traded grocery retailer. Pursuant to the Merger Agreement, if required to obtain regulatory clearance, between 100 and 375 stores of the Company and Kroger will be allocated to SpinCo. SpinCo will operate the stores with appropriate transition support from the Company and Kroger after the Closing. SpinCo is expected to be a standalone public company and will compete with the Company and Kroger after the Merger.

Q:	Is SpinCo currently formed or operating?
A:	No. SpinCo is not currently formed or operating as part of the Company or Kroger or as a standalone public company.
Q:	Why will the Merger Consideration be adjusted based on the value of SpinCo?
A:
The Merger Consideration paid by Kroger will be adjusted to reflect the agreed-upon value of stores which will be a part of SpinCo. Because Kroger will not receive shares of or beneficiary interests in SpinCo, the Company and Kroger established an agreed-upon value of SpinCo stores for the purposes of adjusting the Merger Consideration (as defined below) to reflect the potential value of SpinCo. There is no assurance that SpinCo will have a trading value in excess of the adjustment in the Merger Consideration.

Q:	How will the consideration paid to stockholders in the Merger be adjusted based on SpinCo?
A:
For purposes of adjusting the Merger Consideration, the Company and Kroger have agreed that for each store contributed to SpinCo, the consideration paid will be adjusted by the SpinCo Consideration Amount, which is defined as three times the four-wall EBITDA for the thirteen four-week periods ending on the last day of the four-week period nearest to, and at least 30 days prior to, the Closing for each store contributed to SpinCo divided by the number of shares of Common Stock outstanding or issuable upon the conversion of the shares of Preferred Stock outstanding as of the record date for the SpinCo distribution. For an example of how this is calculated, see “The Merger—Potential Range of SpinCo Consideration” beginning on page 78.
Q:	If the Company is not required to establish SpinCo to obtain regulatory clearance, will the consideration paid in the Merger be further adjusted?
A:	No. The adjustment to the Merger Consideration (other than with respect to the Pre-Closing Dividend) will only occur if SpinCo is established and distributed to Company stockholders.
Q:	What is the range of the adjustment for the Merger Consideration as a result of SpinCo?
A:
The range of the adjustment for the Merger Consideration as a result of SpinCo is only an estimate and will depend on the SpinCo Consideration Amount, which is unknown at the date of this information statement. If SpinCo is utilized, the SpinCo Consideration Amount will depend in part on (i) the number of stores between 100 stores and 375 stores allocated to SpinCo, (ii) the four-wall EBITDA for such stores for the thirteen four-week periods ending on the last day of the four-week period nearest to, and at least 30 days prior to, the Closing and (iii) the number of shares of Common Stock outstanding plus the number of shares of Common Stock issuable upon conversion of the outstanding Preferred Stock. For a range of potential amounts see “The Merger—Potential Range of SpinCo Consideration” beginning on page 78.

Q:	How will SpinCo be distributed to Company stockholders?
A:
As of the date of this information statement, the method of distribution has not been determined. If established, shares of common stock of SpinCo registered in accordance with any applicable federal securities laws or beneficiary interests in SpinCo that will later result in the issuance of shares of common stock of SpinCo registered in accordance with any applicable federal securities laws will be distributed to holders of Common Stock and Preferred Stock as of the applicable record date for SpinCo.

Q:	Who will manage SpinCo?
A:	As of the date of this information statement, the management of SpinCo has not been determined, but SpinCo management is expected to include certain members of the Company’s management.
Q:	When will I know more about SpinCo and the adjustment to the Merger Consideration?
A:
Information about SpinCo and any adjustments to the Merger Consideration will be provided to Company stockholders at a future time but prior to the Closing. The Company will file a Form 8-K disclosing any Merger Consideration adjustments and will provide additional information about SpinCo in a Form 10 or other report required by the Securities Exchange Act of 1934 to be filed with the Securities and Exchange Commission.

Q:	Who can help answer my questions and how can I receive a copy of this information statement?
A:	If you would like additional copies, without charge, of this information statement or if you have questions about the Merger, you should contact:
Albertsons Companies, Inc.
Attn: Corporate Secretary
250 Parkcenter Blvd.
Boise, Idaho 83706
Telephone: (208) 395-6200
Neither the Securities and Exchange Commission, which the Company refers to as the “SEC” in this information statement, nor any state securities regulatory agency has approved or disapproved the Merger, passed upon the merits or fairness of the Merger or passed upon the adequacy or accuracy of the disclosures in this information statement. Any representation to the contrary is a criminal offense.

FORWARD-LOOKING INFORMATION
This information statement includes “forward-looking statements” within the meaning of the federal securities laws. The “forward-looking statements” include the Company’s current expectations, assumptions, estimates and projections about the Merger and the transactions contemplated by the Merger Agreement. They include statements relating to the Company’s future performance which the Company believes to be reasonable at this time. You can identify forward-looking statements by the use of words such as “outlook,” “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future” and “intends” and similar expressions which are intended to identify forward-looking statements.
These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Company’s control and difficult to predict, including, among others:
•	the risk that the Merger may not be consummated in a timely manner, if at all;
•
the risk that the regulatory approvals required to complete the Merger will not be obtained or any other condition to the consummation of the Merger will not be satisfied in a timely manner, if at all;

•	the risk that the Merger Agreement may be terminated in circumstances that require the Company to pay Kroger a termination fee of $318 million in connection therewith;
•
the effects that any termination of the Merger Agreement may have on the Company or its business, including the risks that the market price for Common Stock may decline significantly if the Merger is not completed, which may have a negative effect on any potential alternatives to the Merger;

•
the effects that the announcement or pendency of the Merger may have on the Company and its business, including the risks that as a result, the Company’s (i) business, operating results or market price for Common Stock may be adversely affected, (ii) current plans and operations may be disrupted, (iii) ability to retain or recruit key employees may be adversely affected, (iv) business relationships (including with customers and suppliers) may be adversely affected, or (v) management’s or employees’ attention may be diverted from the Company’s ongoing business operations or other important matters;

•	the effect of limitations that the Merger Agreement places on the Company’s ability to operate its business;
•	the risk that legal proceedings may be instituted following announcement of the Merger;
•	the risk that legal proceedings related to the delay of the payment of the Pre-Closing Dividend may be instituted;
•	the risk that the Merger and related transactions may involve unexpected costs, liabilities or delays;
•	the risks related to establishing SpinCo for distribution to Company stockholders; and
•
other risks detailed in the Company’s current filings with the SEC, including the Company’s most recent filings on Form 10-K and Form 10-Q, which discuss other important risk factors concerning the Company’s operations.

All forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by these cautionary statements and risk factors. Forward-looking statements contained in this information statement reflect the Company’s view only as of the date of this information statement. The Company undertakes no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
The Company cautions you that reliance on any forward-looking statement involves risks and uncertainties and that, although the Company believes that the assumptions on which its forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions could be incorrect. In light of these and other uncertainties, you should not conclude that the Company will necessarily achieve any plans and objectives or projected financial results referred to in any of the forward-looking statements.

SUMMARY
This summary highlights selected information from this information statement and may not contain all of the information that is important to you. To understand the Merger fully and for a more complete description of the legal terms of the Merger, you should read carefully this entire information statement, the annexes to this information statement and the documents the Company refers to in this information statement. See “Where You Can Find More Information” on page 98. The Merger Agreement is attached as Annex A to this information statement. The Company encourages you to read the Merger Agreement, which is the legal document governing the Merger. Each item in this summary references another section of this information statement with more detailed information about that item.
The Companies (page 19)
Albertsons Companies, Inc.
Attn: Corporate Secretary
250 Parkcenter Blvd.
Boise, Idaho 83706
Telephone: (208) 395-6200
The Company is a leading food and drug retailer in the United States. As of December 3, 2022, the Company operated 2,270 retail food and drug stores with 1,720 pharmacies, 402 associated fuel centers, 22 dedicated distribution centers and 19 manufacturing facilities. The Company operates stores across 34 states and the District of Columbia with 24 banners including Albertsons, Safeway, Vons, Jewel-Osco, Shaw's, Acme, Tom Thumb, Randalls, United Supermarkets, Pavilions, Star Market, Haggen, Carrs, Kings Food Markets and Balducci's Food Lovers Market. The Company is committed to helping people across the country live better lives by making a meaningful difference, neighborhood by neighborhood. In 2021, along with the Albertsons Companies Foundation, the Company contributed nearly $200 million in food and financial support, including approximately $40 million through its Nourishing Neighbors Program to ensure those living in its communities have enough to eat.
The Company’s principal executive offices are located at 250 Parkcenter Blvd., Boise, Idaho 83706 and its telephone number is (208) 395-6200. The Company’s website is located at https://www.albertsonscompanies.com. The information provided on or accessible through the Company’s website is not part of this information statement and is not incorporated in this information statement by this or any other reference to the Company’s website provided in this information statement.
Additional information regarding the Company is contained in its filings with the SEC. See “Where You Can Find More Information” beginning on page 98.
The Kroger Co.
Attn: Corporate Secretary
1014 Vine St.
Cincinnati, Ohio 45202
Telephone: (513) 762-4000
Kroger is dedicated to its Purpose: To Feed the Human Spirit. The grocer operates more than 2,700 stores under a variety of local banner names in 35 states and the District of Columbia, including Baker’s, City Market, Dillons, Food 4 Less, Foods Co, Fred Meyer, Fry’s Food and Drug, Gerbes, Harris Teeter, Jay C, King Soopers, Kroger, Marianos, Metro Market, Payless Super Markets, Pick N Save, Quality Food Center, Ralphs, Ruler and Smith’s. Kroger also operates 2,252 pharmacies, 1,613 fuel centers and 33 manufacturing plants. Kroger employs approximately 420,000 associates who connect more than 11 million customers with a seamless shopping experience, serving America through food inspiration and uplift, and creating zero hunger, zero waste communities.
Kroger’s principal executive offices are located at 1014 Vine Street, Cincinnati, Ohio 45202 and its telephone number is (513) 762-4000. Kroger’s website is located at https://www.thekrogerco.com. The information provided on or accessible through Kroger’s website is not part of this information statement and is not incorporated in this information statement by this or any other reference to Kroger’s website provided in this information statement.

Kettle Merger Sub, Inc.
Attn: Corporate Secretary
1014 Vine St.
Cincinnati, Ohio 45202
Telephone: (513) 762-4000
Merger Sub, a Delaware corporation and a wholly owned subsidiary of Kroger, was organized solely for the purpose of entering into the Merger Agreement and completing the Merger and the other transactions contemplated by the Merger Agreement. Merger Sub has not conducted any business operations other than in connection with the transactions contemplated by the Merger Agreement. Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will continue as the Surviving Corporation.
Merger Sub’s principal executive offices are located at 1014 Vine Street, Cincinnati, Ohio 45202 and its telephone number is (513) 762-4000.
Merger Consideration (page 77)
As a result of the Merger, (i) each share of Common Stock issued and outstanding immediately prior to the Effective Time (excluding any shares of Common Stock owned by the Company, Kroger or Merger Sub, or any of its or their respective direct or indirect wholly owned subsidiaries, Dissenting Shares (as defined in the Merger Agreement) and Company Restricted Stock Awards (as defined in the Merger Agreement)), shall be converted automatically at the Effective Time into the right to receive from Kroger $34.10 per share in cash, without interest, subject to certain reductions described in this information statement (the “Common Merger Consideration”) and (ii) each share of Preferred Stock issued and outstanding immediately prior to the Effective Time (excluding any shares of Preferred Stock owned by the Company, Kroger or Merger Sub, or any of its or their respective direct or indirect wholly owned subsidiaries and Dissenting Shares) shall be converted automatically at the Effective Time into the right to receive from Kroger an amount in cash equal to the product of (1) the number of shares of Common Stock into which such share of Preferred Stock is convertible as of the Effective Time and (2) the Common Merger Consideration, without interest (the “Preferred Merger Consideration” and together with the Common Merger Consideration, the “Merger Consideration”).
In connection with obtaining the requisite regulatory clearance necessary to consummate the transaction, the Company and Kroger expect to make divestitures of stores owned by the Company and Kroger. As further described in this information statement and in the Merger Agreement, and subject to the outcome of the divestiture process and negotiations with applicable government authorities, the Company is prepared to establish a Company subsidiary, SpinCo, as part of this process. Common stock of, or beneficiary interests in, SpinCo would be distributed to Company stockholders not later than as of the Closing, if utilized, and SpinCo would operate as a standalone public company or the equity of SpinCo would be contributed to a trust for later distribution to Company stockholders. The Company and Kroger have agreed to work together to determine which stores and other assets, liabilities and employees would comprise SpinCo if required for regulatory clearance, as well as the pro forma capitalization of SpinCo. The Company has also declared the Pre-Closing Dividend of $6.85 per share of Common Stock that was scheduled to be paid on November 7, 2022 to stockholders of record as of the close of business on October 24, 2022. The payment of the Pre-Closing Dividend was subject to a temporary restraining order issued by the courts of the State of Washington which was lifted on January 17, 2023. The Pre-Closing Dividend was paid on January 20, 2023 to stockholders of record as of the close of business on October 24, 2022. The per share cash Common Merger Consideration payable in respect of the shares of Common Stock outstanding immediately prior to the Effective Time will be reduced by an amount equal to (i) the per share amount of the Pre-Closing Dividend paid to the Company’s stockholders, plus (ii) if SpinCo is utilized, three times the four-wall EBITDA for the thirteen four-week periods ending on the last day of the four-week period nearest to, and at least 30 days prior to, the Closing, for the stores contributed to SpinCo divided by the number of shares of Common Stock outstanding or issuable upon the conversion of the shares of Preferred Stock outstanding as of the record date for the SpinCo distribution (the “SpinCo Consideration Amount”).
If any holders of record or beneficial owners of shares of capital stock of the Company (other than the Majority Common Stockholders and Majority Preferred Stockholders) outstanding immediately prior to the Effective Time demand appraisal for any such shares and otherwise comply and satisfy the requirements to exercise appraisal rights with respect to such shares under the DGCL, the Company will treat those shares as described under “The Merger—Appraisal Rights” beginning on page 66.

Treatment of Company Equity Awards (page 56)
At the Effective Time, each outstanding equity award denominated in shares of Common Stock will be converted into Converted Awards. The Converted Awards will remain outstanding and subject to the same terms and conditions (including vesting and forfeiture terms) as were applied to the corresponding Company equity award immediately prior to the Effective Time; provided that any Company equity award with a performance-based vesting condition will have such vesting condition deemed satisfied at (i) the greater of target performance and actual performance (for such awards subject to an open performance period at the Effective Time) and (ii) target performance (for such awards subject to a performance period that begins after the Effective Time). For purposes of the conversion described above, the number of Kroger common shares subject to a Converted Award will be based upon the number of shares of Common Stock subject to such Company equity award immediately prior to the Effective Time multiplied by an exchange ratio equal to (i) $34.10 less the per share amount of the Pre-Closing Dividend divided by (ii) the average closing price of Kroger common shares for five trading days preceding the Closing.
Market Prices and Dividend Data (page 18)
The Common Stock is listed on the NYSE under the symbol “ACI.”
•	On October 13, 2022, the last full trading day before the public announcement of the Merger, the closing price for the Common Stock was $28.63 per share.
•
On October 12, 2022, the last full trading day before rumors regarding the Company’s merger with Kroger were published by several news outlets, the closing price for the Common Stock was $25.67 per share.

•	On [ • ], 2023, the latest practicable trading day before the printing of this information statement, the closing price for the Common Stock was $[ • ] per share.
•	On June 26, 2020, the Common Stock started trading on the NYSE at a price of $16.00 per share.
Cash dividends paid on the Common Stock were $63.0 million ($0.12 per share) and $46.5 million ($0.10 per share) during the first quarter of fiscal 2022 and first quarter of fiscal 2021, respectively. On August 10, 2022 the Company paid a quarterly dividend of $0.12 per share of Common Stock to stockholders of record as of the close of business on July 26, 2022 and on November 14, 2022 the Company paid a quarterly dividend of $0.12 per share of Common Stock to stockholders of record as of the close of business on October 31, 2022. On January 10, 2023, the Company declared a quarterly cash dividend of $0.12 per share of Common Stock payable on February 10, 2023 to stockholders of record as of the close of business on January 26, 2023. On October 13, 2022 the Company declared a special cash dividend of $6.85 per share of Common Stock that was scheduled to be paid on November 7, 2022 to stockholders of record as of the close of business on October 24, 2022 (the “Pre-Closing Dividend”). The payment of the Pre-Closing Dividend was subject to a temporary restraining order issued by the courts of the State of Washington which was lifted on January 17, 2023. The Pre-Closing Dividend was paid on January 20, 2023 to stockholders of record as of the close of business on October 24, 2022.
The Preferred Stock is not listed on any exchange or quotation system. There is no established trading price for the Preferred Stock. The holders of Preferred Stock are entitled to a quarterly dividend at a rate per annum of 6.75% of the liquidation preference per share of Preferred Stock. Cash dividends paid to holders of the Preferred Stock were, collectively, $50.2 million and $88.6 million during the first 40 weeks of fiscal 2022 and first 40 weeks of fiscal 2021, respectively. Most recently, on December 30, 2022, the Company paid a quarterly cash dividend of $10.7 million to holders of Preferred Stock.
Material U.S. Federal Income Tax Consequences (page 70)
The conversion of shares of Common Stock into the right to receive the Common Merger Consideration will generally be a taxable transaction to Company stockholders for U.S. federal income tax purposes. See “The Merger—Material U.S. Federal Income Tax Consequences” beginning on page 70.
Tax matters can be complicated, and the tax consequences of the Merger to you will depend on the facts of your own situation. The Company strongly recommends that you consult your own tax advisor to fully understand the tax consequences of the Merger to you.

Recommendation of the Company’s Board and Reasons for the Merger (page 37)
At a meeting of the Board on October 13, 2022, after consultation with the Company’s financial and legal advisors, the Board unanimously determined that the Merger Agreement, the Merger, and the other transactions contemplated by the Merger Agreement are advisable, that it is in the best interests of the Company and its stockholders for the Company to enter into the Merger Agreement and consummate the Merger and the other transactions contemplated by the Merger Agreement and that the consideration to be paid to the Company’s stockholders in connection with the Merger pursuant to the Merger Agreement is fair to such stockholders.
In the course of reaching its decision, the Board consulted with Company senior management, financial advisors and legal counsel, reviewed a significant amount of information and considered a number of factors. For a discussion of the factors considered by the Board in reaching its decision to approve the Merger Agreement and recommend that Company stockholders adopt the Merger Agreement, see “The Merger—Recommendation of the Company’s Board and Reasons for the Merger” beginning on page 37.
Opinions of the Company’s Financial Advisors (page 40, Annex B and Annex C)
Goldman Sachs delivered its oral opinion to the Board (which was subsequently confirmed in writing by delivery of Goldman Sachs’ written opinion dated the same date) that, as of October 13, 2022 and based upon and subject to the factors and assumptions set forth therein, the Aggregate Consideration (as defined below in the section of this information statement titled “The Merger—Opinions of the Company’s Financial Advisors—Opinion of Goldman Sachs”) to be paid to the holders (other than Kroger and its affiliates) of the outstanding shares of Common Stock pursuant to the Merger Agreement was fair from a financial point of view to such holders of shares of Common Stock.
The full text of the written opinion of Goldman Sachs, dated October 13, 2022, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B. Goldman Sachs provided advisory services and its opinion for the information and assistance of the Board in connection with its consideration of the transaction. The Goldman Sachs opinion is not a recommendation as to how any holder of shares of Common Stock should act with respect to the transaction or any other matter. Pursuant to an engagement letter between the Company and Goldman Sachs, the Company has agreed to pay Goldman Sachs a transaction fee that is estimated, based on the information available as of the date of announcement of the transaction, to be approximately $75 million, $5 million of which became payable at announcement of the transaction, and the remainder of which is contingent upon consummation of the transaction.
On October 13, 2022, Credit Suisse Securities (USA) LLC (“Credit Suisse”), rendered its oral opinion to the Board (which was subsequently confirmed in writing by delivery of Credit Suisse’s written opinion dated the same date) as to, as of October 13, 2022, the fairness, from a financial point of view, to the holders of Common Stock of the Per Share Merger Consideration (as defined in the immediately succeeding sentence) to be received by such holders in the Merger pursuant to or as contemplated by the Merger Agreement, taking into account the Pre-Closing Dividend. For purposes of Credit Suisse’s opinion and analyses, the “Per Share Merger Consideration” refers to the sum of (i) an amount in cash, subject to adjustment in accordance with the Merger Agreement, equal to (x) $34.10, minus (y) the per share amount of the Pre-Closing Dividend payable to each holder of Common Stock, minus (z) solely in the event the Distribution is consummated as of the closing of the Merger, the SpinCo Consideration Adjustment Amount (as defined in, and calculated in accordance with, the Merger Agreement), and (ii) to the extent the Distribution is to be consummated and unless the Company effects the Distribution by way of a dividend, the per share portion of the distributed interests or beneficial interests in the trust of SpinCo.
Credit Suisse’s opinion was addressed to the Board (in its capacity as such), and only addressed the fairness, from a financial point of view, to the holders of Common Stock of the Per Share Merger Consideration to be received by such holders in the Merger pursuant to or as contemplated by the Merger Agreement, taking into account the Pre-Closing Dividend, and did not address any other aspect or implication of the Merger. The summary of Credit Suisse’s opinion in this information statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex C to this information statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Credit Suisse in connection with the preparation of its opinion. However, neither Credit Suisse’s written opinion nor the summary of Credit Suisse’s opinion and the related analyses set forth in this information statement is intended to be, and they do not constitute, advice or a recommendation to any stockholder as to how such stockholder should act with respect to any matter relating to the Merger or otherwise.
Interests of the Company’s Executive Officers and Directors in the Merger (page 56)
When reviewing the information presented here, you should be aware that members of the Board and the Company’s executive officers may have interests in the Merger that are different from, or in addition to, their interests as Company stockholders generally, as described below. The members of the Board were aware of these additional interests, and considered them, among other matters, in evaluating and approving the Merger Agreement.
Legal Proceedings Regarding the Merger Agreement (page 65)
On November 1, 2022, the Attorney General of the State of Washington (the “Washington Attorney General”) filed a motion for a temporary restraining order to prevent the payment of the Pre-Closing Dividend. On November 3, 2022, a commissioner for the King County Superior Court of the State of Washington issued a temporary restraining order against the payment of the Pre-Closing Dividend. On December 9, 2022, the King County Superior Court of the State of Washington ruled in favor of the Company and denied the Washington Attorney General’s request for a preliminary injunction, but extended the temporary restraining order in order for the Washington Attorney General to seek review from the Washington Supreme Court. That same day, on December 9, 2022, the Washington Attorney General sought review from the Washington Supreme Court, asking that Court to review the denial of the preliminary injunction. On December 19, 2022, the commissioner of the Washington Supreme Court announced that the Court would, sitting en banc, consider the Washington Attorney General’s application for review. The commissioner’s order also extended the temporary restraining order against the payment of the Pre-Closing Dividend. On December 28, 2022, the Court scheduled the en banc conference to take place on January 17, 2023. On January 17, 2023, the Court denied a motion by the Washington Attorney General to hear an appeal from the Superior Court’s denial to enjoin the Company from paying the Pre-Closing Dividend. As a result of the Court’s decision, the temporary restraining order preventing payment of the Pre-Closing Dividend was also lifted.
Additionally, on November 2, 2022 the Attorneys General of the District of Columbia, the State of California and the State of Illinois filed a motion for a temporary restraining order against the payment of the Pre-Closing Dividend in federal district court in the District of Columbia. On November 8, 2022, that federal district court denied the motion. On December 1, 2022, the above mentioned Attorneys General filed a motion for a preliminary injunction to prevent payment of the Pre-Closing Dividend. On December 12, 2022, the District Court denied the motion for a preliminary injunction. On that same day, the above-mentioned Attorneys General filed a motion in the District Court for an emergency injunction pending appeal. On December 14, 2022, the Court denied the motion for an injunction pending appeal. On December 13, 2022, the above-mentioned Attorneys General filed a motion in the United States Court of Appeals for the District of Columbia Circuit seeking an injunction pending appeal and an administrative stay of the payment of the Pre-Closing Dividend. On December 20, 2022, the Court of Appeals denied the motion for an injunction pending appeal and an administrative stay of the payment of the Pre-Closing Dividend. On December 20, 2022, the Court denied the motion of the above-mentioned Attorneys General for an injunction pending appeal. There is currently no injunction from the federal courts relating to payment of the Pre-Closing Dividend.
Conditions to the Closing of the Merger (page 89)
The Company’s, Kroger’s and Merger Sub’s obligations to effect the Merger, and the Company’s obligation to consummate the distribution of SpinCo (if the SpinCo distribution is to occur) are subject to the satisfaction or waiver of the following conditions:
•	the adoption of the Merger Agreement by Company stockholders;
•
the absence of any order, whether preliminary, temporary or permanent, or other action taken by a governmental entity restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by the Merger Agreement;

•	the absence of any law in effect making the consummation of the transactions contemplated by the Merger Agreement illegal or otherwise prohibited; and
•
the expiration or termination of any waiting period (or any extension thereof) applicable to the transactions contemplated by the Merger Agreement that is required under the HSR Act, and the expiration or termination of any agreement with any governmental entity not to close the transactions contemplated by the Merger Agreement.

The Company’s obligations to effect the Merger, and the distribution of SpinCo (if applicable), are subject to the further satisfaction by Kroger and/or Merger Sub or waiver by the Company of the following conditions:
•
Kroger’s and Merger Sub’s representations and warranties contained in the Merger Agreement shall be true and correct as of the date of the Merger Agreement and as of the Closing, except that the accuracy of representations and warranties that by their terms speak as of a different date or dates shall be true and correct as of such date(s);

•
Kroger’s and Merger Sub’s performance of and compliance with, in all material respects, all agreements and covenants required to be performed and complied with by them under the Merger Agreement at or prior to the Effective Time of the Merger; and

•	the Company shall have received a certificate from Kroger, signed by an executive officer of Kroger, confirming that the above conditions have been satisfied.
Kroger’s and Merger Sub’s obligations to effect the Merger are further subject to the satisfaction by the Company or waiver by them of the following conditions:
•
the Company’s representations and warranties contained in the Merger Agreement (including regarding the absence of a Company Material Adverse Effect, as defined in the Merger Agreement) shall be true and correct (except, where applicable, the failure of such representations and warranties to be so true and correct would not reasonably be expected to have a Company Material Adverse Effect) as of the date of the Merger Agreement and as of the Closing (or, if terminated due to Company’s breach, as of the date of such termination), except that the accuracy of representations and warranties that by their terms speak as of a different date or dates shall be true and correct as of such date(s);

•
the Company’s performance of and compliance with, in all material respects, all agreements and covenants required to be performed and complied with by the Company under the Merger Agreement at or prior to the Effective Time of the Merger; and

•	Kroger shall have received a certificate from the Company, signed by a Company executive officer, confirming that the above conditions have been satisfied.
No Solicitation of Acquisition Proposals by the Company (page 86)
From the date of the Merger Agreement until the Effective Time or the earlier termination of the Merger Agreement, the Company has agreed that it will not, will cause its subsidiaries not to, and will use commercially reasonable efforts to cause its directors, officers, employees and any of its investment bankers, attorneys, accountants or other advisors or representatives not to, directly or indirectly:
•
initiate, solicit or knowingly encourage, or knowingly facilitate the making of, any Company Acquisition Proposal (as described below under the heading “The Merger Agreement—Covenants—Board Recommendation” beginning on page 87);

•
engage in, continue or otherwise participate in negotiations or discussions with, or furnish any non-public information concerning the Company or its subsidiaries, to any third party in connection with a Company Acquisition Proposal; or

•	enter into any acquisition agreement, letter of intent, agreement in principle or similar agreement with respect to a Company Acquisition Proposal.
Termination of the Merger Agreement (page 90)
The Merger Agreement may be terminated and the Merger abandoned, under the following circumstances:
•	by the Company’s and Kroger’s mutual written consent;

•	by either Kroger or the Company, if:
•
any governmental entity having jurisdiction has issued a final non-appealable order or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger, or any law that permanently makes consummation of the Merger illegal or otherwise prohibited is in effect; provided that such order or law is not primarily due to a breach by the terminating party; and

•
Closing does not occur on or before January 13, 2024 (as may be extended pursuant to the Merger Agreement), but this right to terminate the Merger Agreement will not be available to the Company or Kroger if such party’s action or failure to act (or Merger Sub’s action or failure to act in the case of Kroger) has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of the Merger Agreement;

•	by the Company, if:
•
Kroger or Merger Sub breaches a representation or warranty or fails to perform a covenant or other agreement contained in the Merger Agreement so that the related closing conditions cannot be satisfied and such breach or failure to perform cannot be cured or is not cured by Kroger or Merger Sub by the earlier of (x) January 13, 2024 (or a later outside date extended in accordance with the Merger Agreement) or (y) thirty days after Kroger’s receipt of notice from the Company of such breach; or

•
Kroger or Merger sub fails to consummate the Merger within three business days following the later of (i) the date on which the Closing should have occurred and (ii) the delivery of confirmation by the Company that all other closing conditions under the Merger Agreement have been satisfied and the Company is ready, willing and able to consummate the Merger; or

•	by Kroger, if:
•
the Company breaches a representation or warranty or fails to perform a covenant or other agreement contained in the Merger Agreement so that the related closing conditions cannot be satisfied and such breach or failure to perform cannot be cured or is not cured by the Company by the earlier of (x) January 13, 2024 (or a later outside date extended in accordance with the Merger Agreement) or (y) thirty days after the Company’s receipt of notice from Kroger of such breach;

•	the Company failed to deliver the written consents of Company stockholders adopting the Merger Agreement by 5:01 PM New York City time on October 18, 2022; or
•
prior to the adoption of the Merger Agreement by Company stockholders, the Board shall have effected a Company Change in Recommendation (as described below under the heading “- Covenants – Board Recommendation”) or the Company is in breach in any material respect of its non-solicitation obligations.

Termination Fee and Expenses (page 91)
Each party will generally pay its own fees and expenses in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement, whether or not the Merger is consummated.
The Company will be required to pay a termination fee of $318,000,000 to Kroger, if,
•
(i) prior to the termination of the Merger Agreement, a Company Acquisition Proposal is publicly submitted, publicly proposed, publicly disclosed prior to, and not withdrawn prior to, the receipt of the Written Consent, (ii) the Merger Agreement is terminated by the Company or Kroger because the Closing does not occur on or before January 13, 2024 (or a later outside date not later than October 13, 2024 as extended in accordance with the Merger Agreement) and (iii) within twelve months after the Merger Agreement is terminated, the Company enters into a definitive agreement with respect to, or consummates, any Company Acquisition Proposal (solely for purposes of this provision, all references to 20% in the definition of “company acquisition transaction,” are deemed to be references to more than 50%);

•
the Merger Agreement is terminated by Kroger for the failure of the Company to deliver the written consents of Company stockholders adopting the Merger Agreement by 5:01 PM New York City time on October 18, 2022; or

•
the Merger Agreement is terminated by Kroger, if, prior to the adoption of the Merger Agreement by Company stockholders, the Board shall have effected a Company Change in Recommendation or the Company is in breach in any material respect of its non-solicitation obligations.

The Written Consent was executed following the execution of the Merger Agreement and accordingly the Company and Kroger are no longer able to terminate the Merger Agreement pursuant to the bullet points above.
Kroger will be required to pay a termination fee of $600,000,000 to the Company, if:
•
Kroger terminates, or the Company terminates, the Merger Agreement because the Closing does not occur on or before January 13, 2024 (or a later outside date not later than October 13, 2024 to which the termination date is extended in accordance with the Merger Agreement), and at the time of such termination (i) the closing conditions under the Merger Agreement have been satisfied (except for the failure to be satisfied resulting from an injunction or order entered or issued by a governmental entity under any antitrust law or the adoption, enactment or promulgation by a governmental entity of any antitrust law) and (ii) the applicable waiting period under the HSR Act has not expired or been terminated;

•
Kroger terminates, or the Company terminates, the Merger Agreement as a result of a final non-appealable injunction or order entered or issued by a governmental entity under any antitrust law permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger or the adoption, enactment or promulgation by a governmental entity of any antitrust law that permanently makes consummation of the Merger illegal or otherwise prohibited (provided that such order or law is not primarily due to a breach by the terminating party); or

•
(i) the Company terminates the Merger Agreement because Kroger or Merger Sub fails to consummate the Merger within three business days following the later of the date on which the Closing should have occurred and the delivery of confirmation by the Company that all other closing conditions under the Merger Agreement have been satisfied and the Company is ready, willing and able to consummate the Merger or (ii) the Company or Kroger terminate the Merger Agreement because the Closing does not occur on or before January 13, 2024 (or a later outside date not later than October 13, 2024 to which the termination date is extended in accordance with the Merger Agreement) at a time when the Company could have terminated the Merger Agreement pursuant to clause (i) herein or as a result of a final non-appealable injunction or order described in the previous paragraph.

Regulatory Matters (page 75)
The HSR Act prohibits the Company and Kroger from completing the Merger until they have furnished certain information and materials to the Antitrust Division of the Department of Justice and the Federal Trade Commission and the required waiting period has expired or been terminated. The parties filed their respective notification and report forms pursuant to the HSR Act with the Antitrust Division of the U.S. Department of Justice and the Federal Trade Commission on November 3, 2022. Kroger and the Company each received a Second Request under the HSR Act on December 5, 2022. The Company and Kroger are currently cooperating with the FTC in respect of the merger review process including responding to the Second Requests.
In connection with obtaining the requisite regulatory clearance necessary to consummate the Merger, the Company and Kroger expect to make divestitures of stores owned by the Company and Kroger. Under the Merger Agreement, Kroger is not required to agree to divest more than a maximum of 650 stores in order to obtain regulatory clearance.As described in the Merger Agreement and subject to the outcome of the divestiture process and negotiations with applicable government authorities, the Company is prepared to establish a Company subsidiary, SpinCo, as part of this process. Not less than 100 stores and not more than 375 would be allocated to SpinCo. If SpinCo is utilized, no later than as of the Closing Date, the common stock of SpinCo would be distributed to Company stockholders and SpinCo would operate as a standalone public company or the equity of SpinCo would be contributed to a trust for later distribution to Company stockholders, at which point

SpinCo would operate as a standalone public company. The Company and Kroger have agreed to work together to determine which stores and other assets, liabilities and employees would comprise SpinCo if the establishment of SpinCo is required for regulatory clearance, as well as the pro forma capitalization of SpinCo.
Procedures for Receiving Merger Consideration (page 78)
As soon as reasonably practicable after the Effective Time, but in no event more than three business days after the Closing, Kroger will, and will cause the Surviving Corporation to, cause the paying agent to deliver to each person who was, prior to the effective time of the Merger, a holder of record of an outstanding certificate representing Common Stock or Preferred Stock or the holder of such shares in book-entry form, a letter of transmittal containing instructions for exchanging certificates representing such shares of Common Stock or Preferred Stock, or in the case of book-entry shares, the surrender of such shares for payment of the Merger Consideration.
Appraisal Rights (page 66 and Annex D)
Record holders and beneficial owners of shares of Common Stock or Preferred Stock, other than the Majority Stockholders, may elect to exercise their appraisal rights to receive the judicially determined “fair value” of their shares, which could be more or less than, or the same as, the consideration they would otherwise be entitled to receive in respect of their shares of Common Stock or Preferred Stock under the terms of the Merger Agreement, but only to the extent required by Delaware law and only if they comply with the procedures required under Delaware law. For a summary of these Delaware law procedures, see “The Merger—Appraisal Rights” beginning on page 66.
A copy of Section 262 of the DGCL is included as Annex D to this information statement. Failure to follow the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights. The Company encourages you to read these provisions carefully and in their entirety.
ANY COMPANY STOCKHOLDER OR BENEFICIAL OWNER OF SHARES OF COMMON STOCK OR PREFERRED STOCK WHO WISHES TO EXERCISE APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE HIS, HER OR ITS RIGHT TO DO SO SHOULD REVIEW ANNEX D CAREFULLY AND SHOULD CONSULT HIS, HER OR ITS LEGAL ADVISORS, SINCE FAILURE TO TIMELY AND FULLY COMPLY WITH THE PROCEDURES SET FORTH THEREIN WILL RESULT IN THE LOSS OF SUCH RIGHTS.

MARKET PRICES AND DIVIDEND DATA
The Common Stock is listed on the NYSE under the symbol “ACI.” This table shows, for the periods indicated, the range of intraday high and low per share sales prices for the Common Stock as reported on the NYSE.
	Fiscal Quarters
	First	Second	Third	Fourth
Fiscal Year 2022 (Through [•], 2023)
High	$37.99	$30.17	$29.93
Low	$26.51	$25.89	$20.05
Fiscal Year 2021
High	$21.29	$34.09	$36.60	$37.85
Low	$16.17	$19.05	$26.70	$26.27
Fiscal Year 2020
High		$16.50	$16.24	$20.62
Low		$13.06	$12.91	$14.70
The following table sets forth the closing price per share of the Common Stock, as reported on the NYSE on October 12, 2022, the last full trading day before rumors regarding the Company’s merger with Kroger were published by several news outlets, October 13, 2022, the last full trading day before the public announcement of the Merger, and [•], 2023, the latest practicable trading day before the printing of this information statement:
Common Stock Closing Price
October 12, 2022	$25.67
October 13, 2022	$28.63
[•], 2023	$[•]
If the Merger is consummated, there will be no further market for the Common Stock, and the Common Stock will be delisted from the NYSE and deregistered under the Securities Exchange Act.
The Preferred Stock is not listed on any exchange or quotation system. There is no established trading price for the Preferred Stock.
Dividends
Cash dividends paid on the Common Stock were $63.0 million ($0.12 per share) and $46.5 million ($0.10 per share) during the first quarter of fiscal 2022 and first quarter of fiscal 2021, respectively and were $63.7 million ($0.12 per share) and $46.5 million ($0.10 per share) during the second quarter of fiscal 2022 and second quarter of fiscal 2021, respectively. Most recently, on November 14, 2022 the Company paid a quarterly dividend payment of $0.12 per share of Common Stock to stockholders of record as of the close of business on October 31, 2022. On January 10, 2023, the Company declared a quarterly cash dividend of $0.12 per share of Common Stock payable on February 10, 2023 to stockholders of record as of the close of business on January 26, 2023. On October 13, 2022, the Board declared the Pre-Closing Dividend of $6.85 per share of Common Stock as part of its strategic plan to return capital to investors, which was scheduled to be paid on November 7, 2022 to stockholders of record as of the close of business on October 24, 2022. The payment of the Pre-Closing Dividend was subject to a temporary restraining order issued by the courts of the State of Washington which was lifted on January 17, 2023. The Pre-Closing Dividend was paid on January 20, 2023 to stockholders of record as of the close of business on October 24, 2022.
The holders of Preferred Stock are entitled to a quarterly dividend at a rate per annum of 6.75% of the liquidation preference per share of Preferred Stock. Cash dividends paid to holders of the Preferred Stock were, collectively, $50.2 million and $88.6 million during the first 40 weeks of fiscal 2022 and first 40 weeks of fiscal 2021, respectively. Most recently, on December 30, 2022, the Company paid a quarterly cash dividend of $10.7 million to holders of Preferred Stock.
The Company is permitted under the Merger Agreement to continue to pay regular quarterly cash dividends on the Common Stock and to holders of Preferred Stock. The Company intends to pay regular quarterly cash dividends after payment of the Pre-Closing Dividend to its stockholders.

THE COMPANIES
Albertsons Companies, Inc.
The Company is a leading food and drug retailer in the United States. As of September 10, 2022, the Company operated 2,272 retail food and drug stores with 1,722 pharmacies, 402 associated fuel centers, 22 dedicated distribution centers and 19 manufacturing facilities. The Company operates stores across 34 states and the District of Columbia with 24 banners including Albertsons, Safeway, Vons, Jewel-Osco, Shaw’s, Acme, Tom Thumb, Randalls, United Supermarkets, Pavilions, Star Market, Haggen, Carrs, Kings Food Markets and Balducci’s Food Lovers Market. The Company is committed to helping people across the country live better lives by making a meaningful difference, neighborhood by neighborhood. In 2021, along with the Albertsons Companies Foundation, the Company contributed nearly $200 million in food and financial support, including approximately $40 million through the Company’s Nourishing Neighbors Program to ensure those living in its communities have enough to eat.
The Company’s principal executive offices are located at 250 Parkcenter Blvd., Boise, Idaho 83706 and its telephone number is (208) 395-6200. The Company’s website is located at https://www.albertsonscompanies.com. The information provided on or accessible through the Company’s website is not part of this information statement and is not incorporated in this information statement by this or any other reference to the website provided in this information statement.
Additional information regarding the Company is contained in the Company’s filings with the SEC. See “Where You Can Find More Information” beginning on page 98.
The Kroger Co.
Kroger is dedicated to its Purpose: To Feed the Human Spirit. The grocer operates more than 2,700 stores under a variety of local banner names in 35 states and the District of Columbia, including Baker’s, City Market, Dillons, Food 4 Less, Foods Co, Fred Meyer, Fry’s Food and Drug, Gerbes, Harris Teeter, Jay C, King Soopers, Kroger, Marianos, Metro Market, Payless Super Markets, Pick N Save, Quality Food Center, Ralphs, Ruler and Smith’s. Kroger also operates 2,252 pharmacies, 1,613 fuel centers and 33 manufacturing plants. Kroger employs approximately 420,000 associates who connect more than 11 million customers with a seamless shopping experience, serving America through food inspiration and uplift, and creating zero hunger, zero waste communities.
Kroger’s principal executive offices are located at 1014 Vine Street, Cincinnati, Ohio 45202 and its telephone number is (513) 762-4000. Kroger’s website is located at https://www.thekrogerco.com. The information provided on or accessible through Kroger’s website is not part of this information statement and is not incorporated in this information statement by this or any other reference to Kroger’s website provided in this information statement.
Kettle Merger Sub, Inc.
Merger Sub, a Delaware corporation and a wholly owned subsidiary of Kroger, was organized solely for the purpose of entering into the Merger Agreement and completing the Merger and the other transactions contemplated by the Merger Agreement. Merger Sub has not conducted any business operations other than in connection with the transactions contemplated by the Merger Agreement. Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will continue as the Surviving Corporation.
Merger Sub’s principal executive offices are located at 1014 Vine Street, Cincinnati, Ohio 45202 and its telephone number is (513) 762-4000.

THE MERGER
The following discussion summarizes the material terms of the Merger. The Company urges you to read carefully the Merger Agreement, which is attached as Annex A to this information statement.
Background to the Merger
On June 26, 2020, in connection with the Company’s initial public offering (“IPO”), the Company’s shares of Common Stock started trading on the NYSE at a price per share of $16.00. Following the IPO, the five largest beneficial owners of the Company’s outstanding shares of Common Stock, Cerberus, Kimco, Klaff, Lubert-Adler, and Schottenstein Stores Corp. (“Schottenstein” and collectively the “Sponsors”) beneficially owned approximately 77.8% of the Company’s outstanding shares of Common Stock and the Company qualified as a “controlled company” under applicable NYSE listing rules. In connection with the IPO, each Sponsor entered into a lock-up agreement providing for restrictions on transfer of their shares for up to two years after the IPO (expiring on June 30 2022), subject to certain exceptions.
Since the completion of the Company’s IPO in 2020, the Board and the Company’s senior management have evaluated the trading price for the Company’s Common Stock in relation to the Company’s performance and value of its various businesses and assets. The Company’s senior management, in consultation with the Board, engaged in discussions with external stockholders who expressed concern that the concentrated ownership of the Sponsors created an “overhang” which impacted the Company’s stock price irrespective of the Company’s financial and operating performance.
In light of the Company’s stock ownership structure and business, the Board and the Company’s senior management, with the assistance of financial, accounting and legal advisors, have regularly reviewed and evaluated potential strategic alternatives available to the Company to improve its position in a fiercely competitive industry and to address its overhang issue. The review of potential strategic alternatives included the review of potential strategic transactions and various capital return alternatives, including the payment of a special dividend or the completion of a tender offer or other repurchase transaction for the Common Stock and Preferred Stock.
In November 2021, the Company’s senior management discussed with Goldman Sachs, the investment bank that was a lead underwriter for the Company’s IPO and has a long-standing relationship with the Company, a potential engagement to assist the Company in the development of strategic alternatives, including, but not limited to, a sale or a business combination, a return of capital to the Company’s stockholders, a strategic combination or other value-enhancing strategies. On November 24, 2021, representatives of a potential strategic buyer (“Party A”) approached the Company regarding a potential acquisition of the Company.
In November 2021, the Company engaged Jenner & Block LLP (“Jenner”) as corporate counsel to the Company and White & Case LLP (“White & Case”) as antitrust counsel to the Company in connection with the Company’s discussions with Party A. Prior to Party A approaching the Company, Jenner was acting as corporate counsel to the Company during 2021 and was selected for, among other reasons, their reputation and knowledge of the Company. White & Case was selected as antitrust counsel for, among other reasons, their reputation in competition matters and knowledge and experience in business combinations in the grocery industry.
In December 2021, the Company engaged Debevoise & Plimpton (“Debevoise”) as antitrust and corporate counsel for the Company for negotiations with Party A. Debevoise was selected as counsel for, among other reasons, their reputation, experience in business combinations and knowledge of the grocery industry.
On December 14, 2021, the Company received an initial, non-binding indication of interest from Party A. In its indication of interest, Party A expressed interest in acquiring the Company at a price of $39.00 per share in cash, conditioned on, among other things, additional due diligence review, the negotiation of definitive agreements, exclusivity for 45 days, agreement on the value of certain stores that may be required to be divested, which would result in a corresponding reduction to the $39.00 per share cash purchase price and various other factors.
On December 17, 2021 the Board met via videoconference with representatives of Jenner, White & Case, Debevoise and Goldman Sachs in attendance to consider the engagement of an additional financial advisor and authorized the retention of Credit Suisse. In determining to retain Credit Suisse, the Board considered Credit Suisse’s reputation for high-quality investment banking services, its experience with the Company, its experience in the grocery industry and the positive recommendations about Credit Suisse received by various members of the Company’s senior management and the Board. The Board and senior management also understood that, given the size and breadth of operations of Credit Suisse and Party A, it was likely that Credit Suisse had various pre-existing investment banking and other business relationships with Party A that were unrelated to the proposal with Party A.
During the December 17, 2021 Board meeting, representatives of Goldman Sachs presented on Party A’s indication of interest. Representatives of Goldman Sachs discussed, among other things, the financial aspects of the indication of interest and the valuation assumptions contained in the indication of interest. A representative of Jenner and a representative of Debevoise presented on the indication of interest, the structure of the potential transaction and fiduciary duties in consideration of the potential transaction and a representative of White & Case discussed the antitrust aspects of the potential transaction. The Board authorized senior management to continue engagement with Party A to determine whether the terms in the indication of interest could be improved with respect to purchase price and related terms.
Over the next three months, the Company’s senior management negotiated with Goldman Sachs the terms of its engagement. On February 11, 2022 the Company executed a formal engagement letter with Goldman Sachs, setting forth, among other things, the terms of Goldman Sachs’ services and its compensation. During the same period, the Company’s senior management negotiated with Credit Suisse regarding the terms of its engagement letter. On February 3, 2022, the Company executed a formal engagement letter with Credit Suisse, setting forth, among other things, the terms of Credit Suisse’s services and its compensation.
On December 21, 2021, Party A submitted its initial requests to the Company for information as part of its legal, financial, and business due diligence review. From December 22 to December 29, 2021, Jenner and Party A’s legal counsel negotiated a confidentiality agreement. On December 29, 2021, Party A entered into a mutual confidentiality agreement with the Company to facilitate further discussions, including the sharing of certain confidential information. Following the execution of the confidentiality agreement with Party A, the Company subsequently made available to Party A certain due diligence materials and responded to Party A’s due diligence requests on December 30, 2021.
Also on December 30, 2021, Mr. Sankaran and Ms. McCollam met via videoconference with senior management of Party A. At that meeting, Mr. Sankaran and Ms. McCollam engaged in discussions with the representatives from Party A regarding the strategy of the Company and its recent performance. On January 5, 2022, Mr. Sankaran and the Chief Executive Officer of Party A held a follow-up discussion addressing the business performance and operating performance of the Company.
During the first week of January 2022, Party A submitted additional due diligence requests for information as part of Party A’s legal, financial, and business review. At that time, the Company responded to a number of such due diligence requests.
On January 6, 2022, Party A submitted to the Company a revised non-binding indication of interest that reflected a proposed purchase price of $41.00 per share in cash for all of the Company’s outstanding shares of Common Stock, subject to, among other things, satisfactory completion of its due diligence review and the parties reaching mutual agreement on acceptable definitive agreements, including agreement with respect to the value of stores which may be required to be divested, which would result in a corresponding reduction to the $41.00 per share cash purchase price, and various other factors. Also on January 6, 2022, representatives from Goldman Sachs and Credit Suisse held a meeting with Party A’s financial advisor to discuss the terms of the indication of interest.
On January 7, 2022, the Board held a meeting via videoconference to consider, among other things, Party A’s proposal and other terms and conditions related to the possible transaction. The Company’s senior management reported on their respective discussions with Party A’s representatives, including, among other matters, strategy and business priorities and culture. Representatives of Goldman Sachs and Credit Suisse reported on their respective discussions with Party A’s financial advisor regarding the transaction and discussed the proposed indication of interest with the Board. Representatives of Jenner and White & Case presented the structure of the proposed transaction. Representatives of Jenner also discussed the fiduciary duties of the Board with respect to the transaction. After discussion at its January 7, 2022 call, the Board instructed management to continue engagement with Party A on the terms and conditions of the potential transaction, including the purchase price.

In early January 2022, representatives of Goldman Sachs discussed with senior management of the Company a capital return strategy in connection with the transaction with Party A. Under such proposal, in addition to its regular quarterly cash dividends, the Company could pay dividends on its equity securities equal to the aggregate reduction in the Company’s net debt between signing and closing of the transaction with Party A. Senior management of the Company supported such a proposal.
Throughout January 2022, the Company regularly communicated with Party A and its legal and financial advisors regarding a possible acquisition, including providing due diligence information to Party A. On January 18, 2022, Party A entered into an amended and restated mutual confidentiality agreement with the Company. On January 19 and 20, 2022, representatives from the Company’s senior leadership team met with the senior leadership of Party A in New York City and engaged in discussions with respect to business, operations and financial due diligence.
On January 27, 2022, Jenner and White & Case negotiated with Party A’s legal counsel, and the Company subsequently entered into a clean team agreement with Party A, which provided for the protection and handling of certain potentially competitively sensitive information in connection with the proposed transaction. The clean team agreement with Party A was subsequently amended on February 8, 2022.
On January 28, 2022, the Board met via videoconference to discuss the status of the potential transaction with Party A. Representatives of Goldman Sachs and Credit Suisse reviewed financial aspects of the potential transaction. Representatives of Jenner, White & Case and Debevoise discussed antitrust considerations with respect to the transaction and the structuring of the transaction with respect to fiduciary duties, termination fees and other transaction matters. The Board authorized management to continue negotiations with Party A regarding the potential transaction.
Party A’s due diligence review continued into early February 2022, and included various diligence meetings, Company management presentations and additional due diligence requests. On February 2 and 3, 2022, the Company’s senior management met and participated in numerous management sessions with Party A personnel responsible for Party A’s due diligence review, transaction evaluation process and integration planning activities.
On February 1, 2022, Jenner sent a draft merger agreement to Party A’s legal counsel, which included, among other things, a proposal to allow the Company to return capital to its stockholders through the declaration of additional dividends in an amount equal to the reduction of the Company’s net debt between signing and closing of the proposed transaction.
On February 3 and February 5, 2022, representatives of Jenner, Debevoise and Party A’s legal counsel held telephonic discussions regarding legal due diligence, the structure of the potential transaction, the terms of the merger agreement and other related topics.
From February 5 to February 12, 2022 the Company’s senior management and legal and financial advisors responded to diligence requests and continued discussions with Party A regarding structuring the potential transaction.
On the morning of February 12, 2022, Party A notified the Company that it did not wish to pursue a transaction at the current time and terminated discussions with respect to Party A’s potential acquisition of the Company.
Following February 12, 2022, representatives of Goldman Sachs and Credit Suisse, at the direction of the Board, communicated with Party A’s financial advisor with a view towards restarting discussions with respect to Party A’s proposed acquisition of the Company. However, Party A’s financial advisor communicated that Party A no longer believed a transaction with the Company was in its best interest.
On February 24, 2022, the Board met via videoconference to discuss the status of, among other things, Party A’s potential acquisition of the Company. At the time of the Board meeting, Party A had not restarted substantive communications with the Company regarding a transaction. Representatives of Goldman Sachs and Credit Suisse discussed the potential impact of a proposed public announcement of a Board-led review of strategic alternatives. At this meeting, the Board determined to continue to explore strategic alternatives, including those that would return capital to Company stockholders, and authorized management to publicly disclose that the Board was engaged in such a process.

On February 28, 2022, the Company publicly announced that the Company had commenced a Board-led review of potential strategic alternatives aimed at enhancing the Company’s growth and maximizing stockholder value. The review would include an assessment of various balance sheet optimization and capital return strategies, potential strategic or financial transactions (including a potential sale of the Company) and development of other strategic initiatives to complement the Company’s existing businesses, as well as responding to inquiries, and that Goldmans Sachs and Credit Suisse had been retained to assist and advise the Board in connection with this review of potential strategic alternatives.
On March 3, 2022, Mr. Sankaran and the Chief Executive Officer of Party A discussed the status of the transaction. Mr. Sankaran presented on the potential benefits of the transaction and addressed questions raised by Party A with respect to the transaction. Party A did not communicate a counterproposal or restart negotiations following such discussion.
On March 21, 2022, representatives from Goldman Sachs and Credit Suisse communicated to the Company that, after further discussions with Party A’s financial advisor, Party A did not want to pursue a transaction with the Company.
In March 2022, following the announcement of the review of strategic alternatives, Credit Suisse, as directed by the Company’s senior management, engaged Cushman & Wakefield (“Cushman”), an internationally recognized real estate services firm to perform FIRREA-compliant appraisals on the Company’s owned real estate. Credit Suisse entered into an engagement letter with Cushman in April 2022 to conduct such appraisals. In April and May 2022, Cushman evaluated the real estate of the Company and provided appraisals so that financial institutions could use such appraisals as part of any financing arrangements, such as sale-leasebacks of the Company‘s real estate to support the return of capital to the Company’s stockholders.
In March and April 2022, the Company negotiated an amended and restated engagement letter with Credit Suisse to provide for revised services and compensation. The amended and restated engagement letter was finalized on May 5, 2022.
Following the announcement of the review of strategic alternatives, during March and April of 2022, representatives of Goldman Sachs and Credit Suisse, as instructed by the Company, engaged with potential strategic and financial investors to consider a minority investment in the Company. Despite significant outreach and entering into multiple confidentiality agreements with financial sponsor companies, the interest from such strategic and financial investors was limited and no proposal was submitted by a third party.
Following the announcement of the review of strategic alternatives, during March through May of 2022, the Company considered engaging in sale-leaseback arrangements of the Company’s real property with a total value of $3 billion to $5 billion. Due to the conversion of a portion of the Preferred Stock, the Company exercised its rights under its Amended and Restated Investment Agreement, dated as of June 9, 2020, to release certain real property owned by the Company which was held in escrow. As part of exploring the sale-leaseback process, the Company entered into eleven confidentiality agreements with financial sponsors and other realty companies to provide information about the Company’s real estate portfolio for purposes of evaluating the sale-leaseback arrangements. The Company received one proposal for a sale-leaseback portfolio transaction; two indicative proposals were received from realty companies with indicative capital rates of 6.45% to 7.00%. After evaluation of the proposals, the Company concluded that the proposals offered an unattractive rate of return. As a result, the Company elected not to further pursue such sale-leaseback arrangements.
In addition, following the announcement of the review of strategic alternatives, Goldman Sachs and Credit Suisse engaged with potential strategic and financial investors for the potential sale of the Company. With the exception of Kroger, the interest from such strategic and financial investors was limited and no proposal was submitted by a third party other than Kroger.
Beginning in March 2022, as part of its evaluation of strategic alternatives, the Board and the Company’s senior management considered various capital return alternatives. One alternative considered was the payment of a special dividend to all holders of the Company’s shares of capital stock. The Company continued to generate significant free cash flow and the Board and senior management believed that the Company could return up to $5 billion to stockholders through a special dividend.
Another capital return alternative considered by the Board and the Company’s senior management was launching a tender offer to the public for the purchase of shares of Common Stock and completing a repurchase of shares of Common Stock from the Sponsors and shares of Preferred Stock from HPS, conditioned on the completion of the tender offer (the “Tender Offer/Repurchase Transaction”). The Board and management believed that the Tender Offer/Repurchase Transaction would allow for the opportunity to return capital to all stockholders while reducing the impact of the overhang. Based on the Company’s cash on hand and borrowing availability, and the advice of Goldman Sachs and Credit Suisse, management believed that up to $4.75 billion could be returned to stockholders through the Tender Offer/Repurchase Transaction. The Board and management believed that any Tender Offer/Repurchase Transaction should be structured pro-rata, whereby if the tender offer was fully subscribed by the non-Sponsor/HPS stockholders and the Sponsors sold to the Company their shares on a pro rata basis, the proportion of the number of shares of Common Stock held by stockholders other than the Sponsors to the number of shares of Sponsor Common Stock would be the same before and after the Tender Offer/Repurchase Transaction. Furthermore, as a condition of the Company entering into any Tender Offer/Repurchase Transaction, any Sponsor participating in the repurchase would be subject to an 18-month lock-up agreement with limited ability to transfer its shares during such 18-month period. The Board supported the Company’s senior management in exploring the Tender Offer/Repurchase Transaction and management subsequently instructed Jenner to prepare documents to effectuate the Tender Offer/Repurchase Transaction, including the form of lock-up agreement, repurchase agreement and tender offer documents. Thereafter, Jenner prepared the documents for distribution to the Sponsors.
On April 25, 2022, representatives of Kroger management approached representatives of Goldman Sachs regarding the potential acquisition of the Company by Kroger.
On May 5, 2022, White & Case and Debevoise held a call with Arnold & Porter Kaye Scholer LLP (“Arnold & Porter”), antitrust counsel for Kroger, to discuss antitrust law considerations related to the potential transaction.
On May 11, 2022, the Finance Committee of the Board met via videoconference to discuss the status of the strategic alternatives review. Representatives of Goldman Sachs and Credit Suisse summarized the status of the strategic alternatives review. Senior management of the Company discussed return of capital alternatives, including the Tender Offer/Repurchase Transaction.
On May 11, 2022, White & Case and Debevoise met with Arnold & Porter to discuss antitrust law considerations related to the potential transaction, the current regulatory environment, and information relevant to the antitrust law considerations.
On May 12, 2022, the Board met via videoconference to discuss the status of the strategic alternatives review. Representatives from Goldman Sachs and Credit Suisse summarized the status of the strategic alternatives review, including the outreach to various strategic, financial sponsor and realty companies and the early discussions with Kroger.
On May 19, 2022, Mr. Sankaran and Chief Executive Officer of Kroger, Rodney McMullen, discussed the potential transaction. Mr. Sankaran communicated his views that the Board would likely require an all-cash transaction with a premium, a defined plan toward regulatory clearance and a meaningful reverse termination fee. Mr. Sankaran also communicated the Company’s plan to return capital to its stockholders, potentially through the payment of a special dividend of up to $4.5 billion, regardless of whether a transaction with Kroger was consummated.
In May 2022, Jenner and Weil, Gotshal & Manges LLP (“Weil”), counsel for Kroger, negotiated a mutual confidentiality agreement to facilitate discussions with respect to Kroger’s potential acquisition of the Company, including the sharing of certain confidential information. On May 26, 2022, Kroger entered into a mutual confidentiality agreement with the Company. In May 2022, White & Case and Arnold & Porter negotiated a clean team agreement for the provision of competitively sensitive information and a joint defense agreement. Following the execution of the mutual confidentiality agreement, on May 26, 2022, Kroger executed the clean team agreement with the Company. On May 27, 2022, representatives of Kroger received access to a virtual data room containing Company information.
On June 1, 2022, the Company’s senior management, representatives of Goldman Sachs and Credit Suisse, Chan Galbato, Chief Executive Officer of Cerberus Operations and Advisory Company, LLC and Co-chair of the Board, James L. Donald, Co-chair of the Board, Steve Davis, then chair of the Finance Committee of the Board, Juliette Pryor, the Company’s Executive Vice President, General Counsel and Secretary, and representatives of

Jenner met via videoconference to discuss strategic alternatives, including a return of capital to the stockholders, status of the potential transaction with Kroger and the Tender Offer/Repurchase Transaction. The Company’s senior management and Board members attending the call agreed to review these matters with the Finance Committee of the Board on June 5, 2022, with a recommendation to continue with discussions regarding and the consideration of a potential transaction with Kroger, and to prepare for the Tender Offer/Repurchase Transaction as an alternative transaction.
On June 5, 2022, the Finance Committee of the Board held an update call via videoconference and discussed the strategic alternatives, status of the transaction with Kroger and the Tender Offer/Repurchase Transaction in light of the Company’s overall strategy and goals.
On June 10, 2022, the Board met via videoconference, with the Company’s senior management, and representatives of Goldman Sachs, Credit Suisse and Jenner in attendance. The Company’s senior management and representatives from Goldman Sachs and Credit Suisse updated the Board on the progress made to date on the strategic alternatives review, the discussions with Kroger and the potential for the Tender Offer/Repurchase Transaction, as well as the prior meeting of the Finance Committee to consider the foregoing. Prior to the meeting, the Board had been informed of services provided by Goldman Sachs to Kroger and the terms and conditions of those services. At the meeting the Board expressed their determination that such services would not result in any conflicts with respect to Goldman Sachs’ services provided to the Company. Representatives of Goldman Sachs presented in detail the strategic alternatives that had been considered by the Company, including the extensive outreach by Goldman Sachs and Credit Suisse to strategic, financial, and real estate investors, and noted that despite comprehensive outreach, there had been limited interest in any strategic investment in the Company and no interest from any party that could purchase the entire Company other than Kroger. Representatives of Goldman Sachs and Credit Suisse advised that they had reached out to 32 strategic investors, 20 financial sponsors and 13 real estate investors as part of the review of strategic alternatives. Representatives of Goldman Sachs and Credit Suisse also discussed the real estate appraisals conducted by Cushman which could be used in any sale-leaseback transaction should the sale-leaseback return rates improve. Representatives of Goldman Sachs and Credit Suisse discussed the possibility of a special dividend to stockholders. Representatives of Goldman Sachs and Credit Suisse also discussed the structure of any Tender Offer/Repurchase Transaction and noted that if talks with Kroger were concluded without a transaction, the Company could pivot to the Tender Offer/Repurchase Transaction to return capital to stockholders. Representatives of Goldman Sachs and Credit Suisse discussed the financing options for a Tender Offer/Repurchase Transaction should the Company elect to finance part of the capital return in the debt markets. Representatives of Goldman Sachs and Credit Suisse discussed the work performed thus far with Kroger and noted the issues around the expiration of the Sponsor lock-ups which were set to expire on June 30, 2022. The Board instructed management to continue engagement with Kroger and to prepare materials for the Tender Offer/Repurchase Transaction as an alternative transaction.
In preparation for the potential Tender Offer/Repurchase Transaction in June 2022, management instructed Jenner to negotiate potential financing arrangements with Goldman Sachs and Credit Suisse, including a term loan arrangement in the amount of $2.5 billion, to fund a portion of any Tender Offer/Repurchase Transaction. The Company’s senior management and representatives of Jenner negotiated a term sheet with representatives of Goldman Sachs and Credit Suisse and their respective counsel for such term loan. However, due to the unattractive conditions then prevailing in the credit and debt markets, the Company elected not to pursue a term loan structure to fund any Tender Offer/Repurchase Transaction.
In light of the ongoing review of strategic alternatives, including the negotiations with Kroger and a potential Tender Offer/Repurchase Transaction, during June 2022 the Company proposed that the Sponsors agree to an extended lock-up agreement, as the current lock-up agreements were set to expire on June 30, 2022. The Company and Sponsors negotiated and agreed to an extension of the material terms of the existing lock-up agreements until 5:00 PM New York City Time on September 10, 2022. On June 21, 2022, the Company signed the extended lock-up agreements and disclosed the lock-up agreements on a Form 8-K filed with the SEC on June 22, 2022. On June 30, 2022, the existing lock-up agreements for the non-Sponsor pre-IPO stockholders expired.
On June 13, 2022, Mr. Sankaran and Ms. McCollam held a telephone discussion with Mr. McMullen, and the Chief Financial Officer of Kroger, Gary Millerchip, to discuss the potential acquisition of the Company by Kroger.
Throughout May and June 2022, the Company and Kroger and their respective legal advisors discussed antitrust considerations in parallel with discussions on price and other terms of the proposed merger. White & Case, Debevoise and Arnold & Porter conferred about possible competition concerns for the antitrust authorities, including reviewing store and other information for the relevant areas, in an effort to evaluate the possible antitrust concerns. These discussions were conducted under a common interest privilege and are privileged and confidential. The Company and Kroger and their respective legal advisors used this information to inform the positions they took in negotiating the terms of the Merger Agreement.
On June 25, 2022, Citigroup Global Markets Inc. (“Citi”), on behalf of Kroger, submitted a preliminary, non-binding indication of interest that reflected, based on publicly available information and certain confidential information provided to Kroger by the Company, and the advice of Kroger’s financial and legal advisors, a proposed purchase price in a range between $32.00-$33.00 per share in cash for all of the Company’s outstanding equity securities subject to a dollar-for-dollar reduction in the price paid to Company stockholders by Kroger if the Company decided to pay a special pre-closing dividend (which reduction would reference an aggregate amount of special dividends to be paid applied on a per-share basis based on the number of Company shares outstanding), and other terms and conditions to be further discussed, including, among other things, the cap on the number of stores to be divested, the time period for divestitures and the termination fees payable by Kroger and the Company. Also on June 25, Kroger submitted due diligence requests to the Company as part of its due diligence review.
On June 26 and 27, 2022, representatives from Citi, Kroger’s financial advisor, and Goldman Sachs and Credit Suisse discussed Kroger’s indication of interest, including among other things, the financial terms contained in the indication of interest, the Company’s plan to return capital to its stockholders through a special dividend, the divestment of stores, the reverse termination fee payable by Kroger in the event that antitrust clearance was not obtained and the timing regarding the proposed transaction.
On June 28, 2022, representatives from Weil, Arnold & Porter, White & Case and Debevoise discussed certain competition-related terms and conditions related to the proposed transaction.
On June 29, 2022, representatives from Citi, Goldman Sachs and Credit Suisse discussed Kroger’s indication of interest, including, among other things, the divestment of stores, the reverse termination fee and the timing regarding the proposed transaction.
On July 7, 2022, on behalf of the Company, Goldman Sachs submitted a counterproposal to Citi, on behalf of Kroger, that reflected, among other things, a purchase price of $37.00 per share in cash for all of the Company’s outstanding equity securities subject to a dollar-for-dollar reduction in the price paid to Company stockholders by Kroger if the Company decided to pay a special pre-closing dividend, and which could be adjusted downward by up to $2.50 per share based on the number of stores divested in excess of 540 (with such stores being valued at two times EBITDA per store) and a reverse termination fee of $500 million payable by Kroger to the Company upon certain scenarios. The same day, Goldman Sachs called Citi to clarify that the reverse termination fee payable by Kroger would be 5% of the Company’s equity value.
On July 12, 2022, representatives from Citi and representatives from Goldman Sachs and Credit Suisse discussed the Company’s counterproposal, including, among other things, the purchase price, diligence process, divestment of stores and the reverse termination fee.
On July 13 and July 14, 2022, Mr. Sankaran and Mr. McMullen and Ms. McCollam and Mr. Millerchip had telephonic conversations regarding the due diligence review, the potential synergies stemming from the proposed transaction, potential store divestitures and the Company’s historic and planned capital expenditures. Following the conversations, Kroger submitted a revised diligence request list. Ms. McCollam and Mr. Millerchip corresponded regarding certain financial and diligence information on July 15, 2022.
Between July 15, 2022 and July 26, 2022, the Company responded to diligence requests from Kroger and members of management of the Company and members of management of Kroger discussed various financial and operating diligence matters.
On July 18, 2022, representatives from Citi and representatives from Goldman Sachs and Credit Suisse discussed the diligence requests and the diligence process.
On July 25, 2022, on behalf of Kroger, Citi verbally communicated a revised offer to Goldman Sachs, on behalf of the Company, which included, among other things, an all-cash offer of $33.00-35.00 per share in cash for all of the Company’s outstanding equity securities, subject to a dollar-for-dollar reduction in the price paid to

Company stockholders by Kroger if the Company decided to pay a special pre-closing dividend, a cap on divestment of stores at 600, a purchase price adjustment of four times EBITDA of the divested stores between 500 and 600 total stores, and a reverse termination fee of 3% of the Company’s equity value payable by Kroger.
On July 26, 2022, the Company released its earnings for the first fiscal quarter 2022 and disclosed its earnings on a Form 8-K filed the same day.
On July 27 and 28, 2022, representatives from Citi and representatives from Goldman Sachs and Credit Suisse discussed the terms and conditions of the proposed transaction, including divestment conditions and the purchase price.
On August 1, 2022, representatives from Citi delivered a draft transaction timeline, initial data request list, initial legal request list and antitrust information request list, a call request list, and a description of potential management meetings to representatives of Goldman Sachs and Credit Suisse. The following day Jenner began populating an electronic data room with responses to the diligence requests and commenced its internal due diligence review. On August 2, 2022, White & Case also commenced its due diligence review related to clean team matters.
On August 3, 2022, Jenner and Weil discussed various terms in the proposed merger agreement and the proposed transactions contemplated thereby, including the mechanics of the adjustment of the cash merger consideration resulting from the divestment of stores above a certain threshold and the adjustment of the cash merger consideration as a result of any special dividend paid by the Company.
During early August 2022, Jenner continued preparing agreements related to a potential Tender Offer/Repurchase Transaction as an alternative to the potential transaction with Kroger or capital return through a special dividend. Jenner engaged with counsel for the Sponsors to discuss the potential terms of any Tender Offer/Repurchase Transaction, including the terms of the lock-up agreements and the structuring of the Tender Offer/Repurchase Transactions.
On August 4, 2022, the Board met via videoconference. Also in attendance were the Company’s Board observers and senior management and representatives of Goldman Sachs, Credit Suisse, Jenner, and Cushman solely in their role as real estate appraisers. At the meeting, the Board discussed and reviewed the Company’s strategic alternatives review process and a potential transaction with Kroger. Senior management and representatives from Goldman Sachs and Credit Suisse reviewed the potential transaction with Kroger or, as an alternative, a capital return targeted at $4.25 billion through a Tender Offer/Repurchase Transaction. The timeline for a potential Tender Offer/Repurchase Transaction was discussed. Management and representatives of Goldman Sachs and Credit Suisse provided updates about the potential transaction with Kroger, including providing information about potential synergies, the status of due diligence and the discussions with Kroger about the Board’s determination to return capital to the Company’s stockholders through a special dividend. Representatives of Cushman updated the Board on the value of the Company’s real estate portfolio through their FIRREA-compliant appraisals. The Company’s senior management thereafter discussed with the Board the potential monetization of the Company’s real estate portfolio in order to support a capital return strategy and the value of the real estate portfolio in connection with any transaction with Kroger.
On August 9, 2022, the Board met via videoconference, with the Company’s senior management and representatives of Goldman Sachs, Credit Suisse, Jenner, White & Case and Debevoise in attendance, for an update call to discuss regulatory issues and Company valuation with respect to the proposed transaction with Kroger. Management and representatives from Goldman Sachs and Credit Suisse reviewed financial information about a potential Tender Offer/Repurchase Transaction and noted that after the consummation of a potential $4.25 billion Tender Offer/Repurchase Transaction, the Company would likely have the capacity to increase its quarterly dividend to return additional capital to stockholders. Management and representatives of Goldman Sachs and Credit Suisse discussed the diligence process relating to the transaction with Kroger and information provided to Kroger thus far. Representatives of White & Case and Debevoise discussed the antitrust and divestment issues with respect to the proposed transaction with Kroger. Representatives of Goldman Sachs and Credit Suisse discussed certain preliminary financial aspects of the offer from Kroger. The Board instructed management to continue negotiating with Kroger for an increase in the purchase price and improved terms and conditions of the proposed transaction.

On August 12, 2022, Jenner delivered an initial draft of the Merger Agreement to Weil, which included, among other terms, the outside date for the approval of the Merger, a termination fee of 2% of the Company’s aggregate equity value payable by the Company if it terminated the Merger Agreement in the event of a superior proposal, a reverse termination fee of 5% of the Company’s aggregate equity value payable by Kroger in the event the Merger Agreement was terminated as a result of a failure to obtain regulatory approval, for the Company to call a special meeting of stockholders to approve the Merger Agreement and Kroger’s obligations under the Merger Agreement to divest stores. The draft of the Merger Agreement also provided for an adjustment to the merger consideration in the event the Company elected to pay a special dividend prior to the Closing.
From August 16, 2022 to August 26, 2022, representatives of Company management, Jenner, White & Case, Debevoise, Goldman Sachs and Credit Suisse and various representatives of Kroger management, Weil, Arnold & Porter, Citi, and Wells Fargo Securities, LLC (“Wells Fargo”), financial advisor to Kroger, conducted multiple business, financial and legal diligence calls.
On August 19, 2022, Jenner received a revised draft of the Merger Agreement from Weil reflecting changes to, among other things, the outside date for Closing, Kroger’s antitrust covenants and obligations, termination fees payable by Kroger and the Company, the operating covenants and representations and warranties. The revised draft also contemplated approval of the Merger by written consent of stockholders holding a majority of the outstanding voting stock and provided for a dollar-for-dollar reduction in the price paid to the Company stockholders by Kroger if the Company decided to pay a special pre-closing dividend.
On August 23, 2022, representatives of Goldman Sachs and Credit Suisse held a call to discuss the status of the potential transaction with representatives of Citi and Wells Fargo.
On August 26, 2022, Mr. Sankaran and Ms. McCollam met with Mr. McMullen and Mr. Millerchip in person in Chicago to discuss the Company’s and Kroger’s operations, culture, stores and strategies.
On August 26, 2022, Jenner delivered a revised draft of the Merger Agreement to Weil reflecting changes to, among other things, Kroger’s antitrust covenants and obligations and the Company’s operating covenants and representations and warranties. The revised draft also contemplated the approval of the Merger at a special meeting of stockholders, rather than by written consent of stockholders holding a majority of the outstanding voting stock and provided for a dollar-for-dollar reduction in the price paid to the Company stockholders by Kroger if the Company decided to pay a special pre-closing dividend.
On August 27, 2022, representatives of Goldman Sachs and Credit Suisse discussed with representatives of Citi and Wells Fargo the Company’s desire to clarify purchase price, divestments and the timing in light of the Sponsors’ lock-up agreements that were set to expire on September 10, 2022 and the Company’s ability to pivot to the Tender Offer/Repurchase Transaction.
On August 31, 2022, representatives of Goldman Sachs and representatives of Citi discussed timing for the Merger Agreement and potential store divestitures. Also on August 31, 2022, Ms. McCollam and Mr. Millerchip discussed potential store divestitures, and separately Mr. Sankaran and Mr. McMullen discussed potential store divestitures.
On September 1, 2022, representatives from Goldman Sachs and representatives from Citi discussed the timing of finalizing and entering into the Merger Agreement. Citi presented Kroger’s request that Cerberus provide a commitment to purchase up to 300 stores that needed to be divested if the stores could not be sold to third parties in order to achieve regulatory clearance (the “Divestiture Commitment Proposal”).
On September 2, 2022, Kroger, through its representatives at Citi and Wells Fargo, submitted a revised proposal to the Company, including a per-share purchase price of $33.75, subject to a dollar-for-dollar reduction in the price paid to Company stockholders by Kroger if the Company decided to pay a special pre-closing dividend of up to a proposed $3 billion, a cap on Kroger’s obligation to divest stores to obtain regulatory clearance at 600 stores, an outside date of 24 months to achieve regulatory clearance and the Divestiture Commitment Proposal.
On September 2, 2022, representatives from Jenner, White & Case, Debevoise, Weil and Arnold & Porter held a call to discuss the Divestiture Commitment Proposal.
On September 3, 2022, Mr. Galbato discussed the Divestiture Commitment Proposal with Mr. McMullen and the details around the number of stores and the conditions of the Divestiture Commitment Proposal.

Later on September 3, 2022, representatives from White & Case and Arnold & Porter discussed the antitrust aspects of Kroger’s proposal, the potential approach with respect to obtaining regulatory clearance and the Divestiture Commitment Proposal.
Later on September 3, 2022, representatives of Jenner and Weil discussed the Divestiture Commitment Proposal and the structure and documentation of the Divestiture Commitment Proposal.
On September 4, 2022, the Company held an update call with the Board via videoconference to discuss Kroger’s revised proposal. Representatives of Goldman Sachs and Credit Suisse reviewed the revised proposal, including the purchase price, Kroger’s divestment strategy and other financial aspects of the proposal. Representatives from Jenner presented on the fiduciary duty and other considerations for the Board regarding the Divestiture Commitment Proposal. White & Case and Debevoise presented on the antitrust aspects of Kroger’s proposal. The Board authorized representatives of Goldman Sachs and Credit Suisse to present a counterproposal to Kroger for improved price and other terms.
On September 5, 2022, at the direction of the Board, representatives of Goldman Sachs and Credit Suisse communicated the Company’s counterproposal to Citi and Wells Fargo, including, among other terms, a revised purchase price of $35.50 per share, a reverse termination fee of $800 million payable by Kroger with a store divestment cap of 650 and an outside date of 24 months after signing. The purchase price would be reduced dollar-for-dollar if the Company elected to declare a special dividend of up to $7.50 per share (implying a proposed aggregate special dividend of approximately $4.4 billion), payable any time after the announcement of the Merger, as well as a dollar-for-dollar reduction in the purchase price if the Company elected to increase the Company’s regular Common Stock dividend to $0.72 per share annually from $0.48 per share annually. Representatives of Goldman Sachs and Credit Suisse did not communicate Cerberus’s position with respect to the Divestiture Commitment Proposal because Cerberus was analyzing the Divestiture Commitment Proposal independent of the Company’s proposal.
Later on September 5, 2022, representatives of Jenner and Weil discussed the Divestiture Commitment Proposal, including the requirement that Kroger engage directly with Cerberus regarding any potential obligation of Cerberus to purchase stores pursuant to the Divestiture Commitment Proposal.
In early September 2022, the Company contacted each of the Sponsors to discuss entering into an extension to their current lock-up agreements and HPS to enter into a lock-up agreement with respect to its Preferred Stock. The purpose of the proposed lock-up agreements was to provide additional time for the completion of negotiations with Kroger or the finalization of the documents and launch of the Tender Offer/Repurchase Transaction. The Company proposed that the lock-up agreements contain the same material terms as the existing lock-up agreements with the Sponsors, but with a term that would expire on the earlier of the release of earnings for the Company’s second quarter of fiscal 2022 or 5:00 PM New York City time on October 18, 2022, the planned date of the release of earnings for the second quarter of fiscal 2022. Jenner negotiated with counsel for each of the Sponsor entities and counsel for HPS with respect to such proposed lock-up agreements.
On September 6, 2022, representatives of Citi and Wells Fargo communicated Kroger’s counterproposal to representatives of Goldman Sachs and Credit Suisse. Kroger’s counterproposal to the Company’s September 5, 2022 proposal included a revised purchase price of $34.10 per share in cash for the Company’s outstanding equity securities subject to a dollar-for-dollar reduction in the price paid to Company stockholders by Kroger if the Company decided to pay a special pre-closing dividend of up to $4 billion, no increase in the Company’s quarterly dividend, a reverse termination fee of $600 million payable by Kroger, a store divestment cap of 600 and the Divestiture Commitment Proposal.
Later on September 6, 2022, Weil communicated to Jenner a further outline of the Divestiture Commitment Proposal.
Later on September 6, 2022, the co-chairs of the Board, the Company’s senior management, representatives of Goldman Sachs and Credit Suisse and representatives of Jenner, White & Case and Debevoise met to discuss the Kroger counterproposal.
Later on September 6, 2022, the Board held an update call via videoconference. Representatives of Goldman Sachs and Credit Suisse discussed the financial aspects of the Kroger counterproposal, including the purchase price, the adjustment to the merger consideration that would occur as a result of any pre-closing dividend that the

Company decided to pay and the proposed reverse termination fee. Representatives of Jenner, White & Case and Debevoise discussed the structure and risks of the Divestiture Commitment Proposal. The Board reiterated its earlier authorization for management to negotiate increased purchase price and other terms.
On September 7, 2022, Jenner and Weil discussed proposed ancillary documents to the Merger Agreement.
On September 8, 2022, representatives of White & Case and representatives of Schulte Roth & Zabel LLP (“SRZ”), counsel for Cerberus, and Dechert LLP (“Dechert”), counsel for Cerberus, discussed the Divestiture Commitment Proposal.
On September 9, 2022, after negotiations with the Sponsors and HPS, entities affiliated with each of Cerberus, Klaff, Lubert-Adler, Schottenstein, and HPS signed the lock-up agreements providing for restrictions on the transfer of Company shares until the earlier of the release of earnings for the Company’s second quarter or 5:00 PM New York City time on October 18, 2022. The Company disclosed such lock-up agreements in a Form 8-K filed with the SEC on September 9, 2022.
On September 12, 2022, Ms. Pryor, Jenner and White & Case discussed with representatives of Cerberus, SRZ and Dechert the Divestiture Commitment Proposal and potential alternative arrangements for the divestment of stores to obtain regulatory approval in which all stockholders would receive equal economic treatment in the proposed transaction.
On September 13, 2022, Mr. Sankaran, Mr. Galbato, Mr. McMullen and Mr. Millerchip and a representative of Cerberus met in person in New York City to discuss the Divestiture Commitment Proposal and any adjustment to the merger consideration in connection with the divestment of stores. The representative of Cerberus expressed Cerberus’ position that a potential purchaser of stores be identified prior to signing the Merger Agreement and that all stockholders receive equal economic treatment in the proposed transaction.
On September 14, 2022, representatives of Goldman Sachs, Citi and Wells Fargo discussed with the Company and Kroger the possibility of identifying a potential purchaser of stores prior to signing the Merger Agreement.
On September 15, 2022, the Company’s senior management, Jenner and White & Case discussed with representatives of Cerberus and representatives of SRZ and Dechert the Divestiture Commitment Proposal and alternative arrangements to effect the divestiture of stores, including the creation of a spin-off entity as a divestment option.
On September 15 and September 16, 2022, the Company’s senior management, representatives of Goldman Sachs and Credit Suisse, Jenner, White & Case, and representatives of Cerberus and representatives of SRZ and Dechert discussed the regulatory review process.
On September 16, 2022, Kroger and its advisors provided data room access to advisors of the Company on a confidential basis regarding certain store data and potential divestiture information.
On September 18, 2022, Ms. Pryor, representatives of Jenner, a representative of Cerberus, and representatives of SRZ and Dechert discussed the corporate and securities law implications of the establishment of a proposed spin-off entity as a method to divest stores to obtain regulatory approval, and the need for the spin-off entity to be structured to be commercially viable and competitively strong as a standalone company.
On September 20, and September 21, 2022, the Company’s senior management, representatives of Goldman Sachs and Credit Suisse, Jenner, White & Case, and a representative of Cerberus and representatives of SRZ and Dechert held further discussions regarding the establishment of a proposed spin-off entity, SpinCo, as a method to divest stores to obtain regulatory approval, and the need for the spin-off entity to be structured to be commercially viable and competitively strong as a standalone company.
On September 22, 2022, at the direction of the Company, representatives of Goldman Sachs and Credit Suisse relayed a counterproposal to representatives of Citi and Wells Fargo. The counterproposal included a purchase price of $35.25 per share that would adjust to $34.52 in cash based on 100 stores contributed to SpinCo. If additional stores were required to be contributed to SpinCo, up to a maximum number of 375 stores, the purchase price would be adjusted by two times the four-wall EBITDA of the stores so contributed. The counterproposal also stipulated that an agreement to sell the stores to be contributed to SpinCo could be entered into with a qualified buyer prior to the nine-month anniversary of the announcement of the Merger, but after such nine-month date, an agreement to sell all stores to be contributed to SpinCo would need to be entered into, if any were sold. If more than 725 stores were required to be divested to obtain regulatory clearance, Kroger could have the right to terminate the Merger Agreement and pay a $600 million termination fee to the Company. The counterproposal also incorporated the ability of the Company to return up to $7.50 per share (implying a proposed aggregate special dividend of approximately $4.4 billion) to shareholders via a special pre-closing dividend, with a dollar-for-dollar decrease in the purchase price if such a special pre-closing dividend was to be paid.
Later on September 22, 2022, representatives of Jenner and Weil discussed the proposed spin-off structure and the other legal terms of the counterproposal.
Later on September 22, 2022, representatives from White & Case and Debevoise discussed the proposed spin-off structure with representatives of Arnold and Porter.
On September 26, 2022, representatives of Citi and Wells Fargo communicated Kroger’s counterproposal to representatives of Goldman Sachs and Credit Suisse, which included a per share purchase price of $34.10, subject to a dollar-for-dollar reduction in the price paid to Company stockholders by Kroger if the Company decided to pay a special pre-closing dividend of up to $4 billion, Kroger’s ability to terminate the agreement if required to divest more than 600 stores, the Company’s Common Stock dividend to remain unchanged, a decrease in the purchase price for stores allocated to SpinCo measured at three times the four-wall EBITDA per store at up to 375 stores and a two-tier termination fee payable by the Company based on certain antitrust conditions. The counterproposal also stipulated that an agreement to sell the stores to be contributed to SpinCo could be entered into with a qualified buyer prior to the 12-month anniversary of the announcement of the Merger, but after such 12-month date, an agreement to sell all stores to be contributed to SpinCo would need to be entered into, if any were sold.
On September 27, 2022, a representative of Goldman Sachs and a representative of Citi discussed the cap on the number of stores to be divested. On September 28, 2022, Mr. McMullen and a representative of Cerberus discussed the cap on the number of stores to be divested, the valuation of the stores to be divested and the two-tier reverse termination fee proposal.
On September 28, 2022, the Board met via videoconference, with the Company’s senior management and representatives of Goldman Sachs, Credit Suisse, Jenner, White & Case and Debevoise in attendance, to discuss the strategic alternatives review and the counterproposal made by Kroger. The Company’s senior management updated the Board regarding the counterproposal by Kroger. Management detailed the current proposal regarding the creation of a spin-off entity to acquire divested stores. Representatives of Goldman Sachs and Credit Suisse summarized Kroger’s proposal, the purchase price, the ability for the Company to declare a pre-closing dividend and the divestment obligations, including the establishment of SpinCo. Representatives from White & Case and Debevoise provided an overview of the antitrust implications of Kroger’s proposal, the store divestitures and the structure of SpinCo as a method to enable the divestment of stores. At this meeting, the Board determined that a two-tier reverse termination fee could not be accepted and instructed management to negotiate for a viable SpinCo and terms to increase the likelihood of regulatory clearance for the proposed transaction.
Later on September 28, 2022, White & Case delivered the message that the Company could not accept the two-tier reverse termination fee to representatives of Arnold & Porter.
On September 29, 2022, representatives from Citi and Wells Fargo communicated Kroger’s best and final offer to the Company, which included a per-share purchase price of $34.10, subject to a dollar-for-dollar reduction in the price paid to Company stockholders by Kroger if the Company decided to pay a special pre-closing dividend of up to $4 billion, the right of Kroger to terminate the Merger Agreement if required to divest more than 650 stores, a purchase price adjustment of three times the four-wall EBITDA for stores actually transferred to SpinCo up to 375 stores, the allocation of stores to SpinCo, a reverse termination fee of $600 million payable to the Company by Kroger and an outside date of 24 months to obtain regulatory approval.
On September 29, 2022, based on prior instructions received by the Board, Goldman Sachs and Credit Suisse communicated to Citi and Wells Fargo that the Company had accepted substantially all of Kroger’s economic terms, but proposed a divestiture cap of 725 stores, a 2.5 times the four-wall EBITDA price adjustment for stores actually transferred to SpinCo and a single reverse termination fee structure. Between September 30 and October 1, 2022, the parties negotiated the remaining points, subject to final approval by the respective boards of directors, which included: (i) Kroger’s proposal of three times the four-wall EBITDA price adjustment on SpinCo stores and the counterproposal of a divestiture cap of 650 stores and (ii) the Company’s proposal of a single reverse termination fee structure.
On September 29, 2022, representatives of the Company, representatives of Jenner, representatives of Cerberus and representatives of SRZ and Dechert discussed the proposed establishment of SpinCo, matters related to the SpinCo structure and Cerberus entering into a proposed voting agreement which would obligate Cerberus and potentially the other Sponsors to vote in favor of the Merger at a special meeting of stockholders.
On October 1, 2022, the Company’s senior management, representatives of Goldman Sachs and Credit Suisse, and representatives from Jenner, White & Case, and Debevoise, representatives of Cerberus and representatives of SRZ discussed Kroger’s offer and aspects of the proposed SpinCo separation and valuation.
Later on October 1, 2022, representatives of Dechert provided comments to the Merger Agreement to Jenner.
On October 2, 2022, the Board met via videoconference, with the Company’s senior management and representatives of Goldman Sachs, Credit Suisse, Jenner, White & Case and Debevoise in attendance, to consider Kroger’s September 29, 2022 proposal. Representatives of Goldman Sachs and Credit Suisse discussed the structure of Kroger’s proposal, the price and the adjustment to the merger consideration that would occur as a result of any pre-closing dividend and the transfer of stores allocated to SpinCo. Representatives of Goldman Sachs and Credit Suisse further noted that Kroger was not obligated to divest more than 650 stores and the consideration adjustment mechanics of three times the four-wall EBITDA for between 100 and 375 stores allocated to SpinCo, the proposed termination fee of $318 million to be paid by the Company and reverse termination fee of $600 million to be paid by Kroger and the triggers for the respective fees and their amount relative to the value of the transaction. Representatives of White & Case and Debevoise discussed the divestiture aspects of Kroger’s proposal and the mechanics and the impact of the divestitures, including the cap on divestments of 650 stores considering the local presence of Kroger and the Company and the ability to allocate between 100 and 375 of those divested stores to SpinCo. The Board instructed management to move forward with the proposed Merger Agreement, develop an execution plan for SpinCo management and develop a communication plan for unions, management, employees and other stakeholders with regard to the proposed transaction.
On October 3, 2022, representatives of the Company, representatives of Goldman Sachs and Credit Suisse, representatives of Jenner, White & Case and Debevoise, representatives of Cerberus and representatives of SRZ and Dechert discussed matters related to Kroger’s proposal and aspects of the proposed SpinCo structure and composition.
On October 4, 2022, Ms. McCollam and Mr. Millerchip discussed a number of matters related to the Merger Agreement, the proposed transaction, communications related to the announcement of the proposed transaction and other financial matters and operating matters during the period between signing of the Merger Agreement and the Closing.
On October 4, 2022, Weil provided Jenner with drafts of the proposed ancillary documents to the Merger Agreement.
On October 4, 2022, representatives of Jenner and Latham & Watkins (“Latham”), counsel to HPS, discussed, among other things, matters related to the Merger Agreement and the Preferred Stock in light of the Certificate of Designations of the Preferred Stock.
On October 5, 2022, representatives of the Company, representatives of Goldman Sachs and Credit Suisse, representatives of Jenner, White & Case and Debevoise, representatives of Cerberus and representatives of SRZ and Dechert discussed matters related to Kroger’s proposal and aspects of the proposed SpinCo structure and composition.
On October 5, 2022, Jenner provided Weil an updated draft of the Merger Agreement, which, among other things, incorporated the potential formation of SpinCo, provided for a stockholder approval of the Merger Agreement to be obtained at a special meeting of stockholders and addressed the ability of the parties to extend the outside date for obtaining regulatory approval, while at the same time Weil provided to Jenner their comments to the August 26, 2022 draft of the Merger Agreement relating, among other things, to the potential formation of SpinCo, treatment of equity awards, mechanics of obtaining stockholder approval of the Merger Agreement, the interim operating covenants, certain employee matters, Kroger’s financing for the transaction and the ability of Kroger to extend the outside date for obtaining regulatory approval. Later that day, Jenner and Weil discussed various matters relating to the proposed transaction, including, among other things, the proposed composition of SpinCo and procedures regarding stockholder approval of the transaction and certain employee benefits and employee retention program matters. Also on October 5, 2022, Jenner delivered a draft outline of the composition of SpinCo to Weil.
On October 5, 2022, Ms. Pryor, representatives of Jenner, a representative of Cerberus and representatives of SRZ and Dechert discussed, among other things, the Sponsors entering into a voting agreement and the proposed form of voting agreement which had been circulated among the Company and Cerberus and their respective counsel, and Kroger’s preference that the proposed Merger be approved by a written consent of stockholders of the Company.
On October 6, 2022, the Board met via videoconference, with the Company’s senior management and representatives of Goldman Sachs, Credit Suisse, Jenner and White & Case in attendance. Ms. Pryor and representatives of Jenner discussed the current proposal from Kroger as it pertained to the stockholder approval of the proposed transaction and the fiduciary out period where the Company could consider a superior proposal. Representatives of Jenner discussed Kroger’s stated position that Company stockholder approval of the Merger be obtained through written consent and the period for a fiduciary out, and further noted that under Kroger’s current proposal, a majority of voting power of the Company’s stock must approve the Merger Agreement shortly after the Company’s execution of the Merger Agreement or Kroger could terminate the Merger Agreement and the Company would be required to pay a termination fee. Representatives of Jenner observed that the Company’s financial advisors had run a comprehensive process and contacted numerous parties to explore a potential strategic transaction with the Company, that the Board-led strategic review had been publicly disclosed, that the Board had been extensively briefed on the results of the pursuit of strategic alternatives and the length of the ‘fiduciary out’ period was discussed in light of the Board’s process. The Board instructed management to attempt to negotiate an extension of the time period of the ‘fiduciary out’ clause.
On October 6, 2022, representatives of Jenner, White & Case, Weil and Arnold & Porter discussed the proposed composition of SpinCo.
On October 6, 2022, Weil provided Jenner with copies of additional draft ancillary documents to the Merger Agreement.
On October 6, 2022, Jenner discussed with Latham matters related to the proposed Merger Agreement and the Preferred Stock voting rights with respect to the proposed Merger.
On October 7, 2022, representatives of the Company, representatives of Goldman Sachs and Credit Suisse, representatives of Jenner, White & Case and Debevoise, representatives of Cerberus and representatives of SRZ and Dechert discussed matters related to the Merger Agreement and aspects of the proposed SpinCo structure, including the composition and valuation of SpinCo.
On October 7, 2022, representatives of Company management, Jenner and Latham held multiple discussions regarding matters related to the Preferred Stock vote and the proposed Merger Agreement.
On October 7, 2022, Dechert provided comments to the Merger Agreement to Jenner which included, among other things, various definitions and a proposal on the proposed fiduciary out period.
On October 7, 2022, representatives of Goldman Sachs and Credit Suisse discussed with representatives of Citi and Wells Fargo the open matters regarding the proposed transaction and the Merger Agreement.
On October 8 and 9, 2022, Mr. Sankaran and Ms. McCollam participated in multiple calls with certain of the Sponsors and HPS to discuss the status and timing of signing the Merger Agreement and the signing of any other proposed ancillary agreements in connection with the Merger Agreement.
On October 8, 2022, Jenner provided to Weil a revised draft of the Merger Agreement, which reflected the potential establishment of SpinCo that would include a minimum store count of 100 stores and could be allocated up to 375 stores as part of the divestiture process that may be required to obtain regulatory approval, as well as responses to Weil’s comments on the October 5, 2022 draft of the Merger Agreement, including, among other things, regarding the mechanics of obtaining stockholder approval of the Merger Agreement, the Company’s ability to consider acquisition proposals and terminate the Merger Agreement within a certain period of time after signing of the Merger Agreement, treatment of equity awards, the interim operating covenants, certain employee matters and the ability of Kroger to extend the outside date.
Later on October 8, 2022, Weil provided to Jenner a revised draft of the Merger Agreement reflecting changes covering, among other things, the approval of the Merger Agreement by written consent of stockholders holding a majority of the outstanding Common Stock and Preferred Stock, the exceptions to the non-solicitation obligations of the Company, the ability of the Company to terminate the Merger Agreement in the event of a superior proposal or a change of the Board recommendation, the adjustments to the merger consideration for the contribution of stores to SpinCo, the interim operating covenants, certain employee matters and the ability of Kroger to extend the outside date to obtain regulatory approval. On that day, Weil also provided draft commitment papers for the financing of the transaction to Jenner.
Later on October 8, 2022, Weil provided to Jenner comments on the proposed composition, valuation and structure of SpinCo.
On October 8, 2022, Jenner and Latham held discussions about matters related to the Preferred Stock and the Merger Agreement, including potential amendments to the Certificate of Designations of the Preferred Stock and HPS’s request that the Sponsors enter into lock-up agreements for a specified time following the announcement of the Merger.
On October 8, 2022, Dechert provided comments to Jenner regarding the draft form of stockholder written consent.
On October 9, 2022, Jenner provided to Weil comments to various ancillary documents.
On October 9, 2022, Jenner provided to Weil comments on the draft commitment papers for the financing of the proposed transaction and Jenner and Weil discussed the draft commitment papers.
On October 9, 2022, Jenner and representatives of Goldman Sachs discussed with Latham matters related to the proposed Preferred Stock approval for the proposed transaction, proposed lock-ups for HPS and the Sponsors and related transaction matters.
On October 9, 2022, the Company engaged Richards Layton & Finger PA as Delaware counsel (“RLF”). RLF was engaged for their experience in Delaware corporate matters and reputation. From October 9 to October 13, 2022, RLF regularly discussed Delaware legal matters with the Company, Jenner, SRZ and Dechert with respect to the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement.
On October 9, 2022, Jenner and Weil held multiple discussions regarding the Merger Agreement, the proposed composition and valuation of SpinCo, the approval of the transaction through a written consent of stockholders holding a majority of the outstanding Common Stock and Preferred Stock, the Company’s ability to consider acquisition proposals and terminate the Merger Agreement within a certain period of time after signing of the Merger Agreement, the adjustment to the merger consideration based upon the contribution of stores to SpinCo, transition services agreement costs for SpinCo and the ancillary documents to the Merger Agreement.
On October 9 and 10, 2022, Jenner circulated a draft form of the lock-up agreement to the Sponsors. From October 10, 2022 to October 13, 2022, Jenner negotiated the lock-up agreements with the respective counsel to the Sponsors.
On October 10, 2022, Jenner provided to Weil a revised draft of the Merger Agreement, which contained revisions to, among other things, the timing of the formation of SpinCo and valuation of certain SpinCo assets, the payment to eligible employees under certain bonus plans for which a performance period begins prior to the Effective Time and ends after the Effective Time, the interim operating covenants, representations and warranties and the ability of Kroger to extend the outside date to obtain regulatory approval.
On October 10, 2022, Mr. Galbato, certain members of the Company’s senior management, representatives of Goldman Sachs and Credit Suisse, representatives of Jenner and White & Case, representatives of Cerberus and representatives of SRZ and Dechert discussed the Merger Agreement and SpinCo valuation items.

On October 10, 2022, Jenner and SRZ discussed matters related to HPS and the proposed amendment to the Certificate of Designations of the Preferred Stock. Representatives of Goldman Sachs and Credit Suisse similarly discussed with HPS the proposed amendment to the Certificate of Designations of the Preferred Stock and other matters related to the Preferred Stock.
On October 10 and 11, 2022, the Company’s senior management instructed Jenner to update the documents related to the Tender Offer/Repurchase Transaction as an alternative to the transaction with Kroger if final negotiations could not be concluded.
On October 11, 2022, Jenner discussed with Latham potential amendments to the Certificate of Designations of the Preferred Stock, the proposed lock-up agreements that the Sponsors would enter into and the proposed HPS lock-up agreement and related transaction matters.
On October 11, 2022, Mr. Galbato, senior management of the Company, representatives of Goldman Sachs and Credit Suisse, representatives of Jenner and White & Case, representatives of Cerberus and representatives of SRZ and Dechert discussed the proposed SpinCo valuation items, including the value of the real estate potentially to be included in SpinCo and their respective views on the proposed merger consideration adjustment terms.
On October 12, 2022, Jenner and representatives of SRZ and Dechert discussed and exchanged drafts with multiple changes to the Merger Agreement, the composition of SpinCo and related documents.
On October 12, 2022, Jenner and representatives of SRZ, Dechert and RLF discussed entering into a support agreement providing for Cerberus’ delivery of a written consent for shares beneficially owned by Cerberus.
On October 12, 2022, Jenner provided to Weil a further revised draft of the Merger Agreement which included, among other things, additional edits related to the potential distribution of SpinCo and the related merger consideration adjustment. Later on October 12, 2022, Weil provided to Jenner a revised draft of the Merger Agreement, which continued to reflect the parties’ negotiations over the potential distribution of SpinCo and related merger consideration adjustment, interim operating covenants and matters related to certain employee benefits, and provided for the amendment of the Certificate of Designations of the Preferred Stock after signing of the Merger Agreement.
On October 12, 2022, Jenner held discussions with the Sponsors’ respective counsels regarding the proposed lock-up agreements to be delivered in connection with the Merger Agreement and negotiated the terms of the proposed lock-up agreements. Later that day, the Company’s senior management held discussions with the Sponsors regarding the terms and timing of the proposed lock-up agreements.
On October 12, 2022, Jenner held multiple discussions with Latham regarding a proposed lock-up agreement to be signed by HPS, the proposed amendment to the Certificate of Designations of the Preferred Stock and the Merger Agreement. Jenner and Latham exchanged drafts of the proposed HPS lock-up and the proposed amendment to the Certificate of Designations of Preferred Stock.
On October 13, 2022, Jenner provided to Weil a revised draft of the Merger Agreement, which, among other changes, allowed the Company to decide how to effect the distribution of shares related to the spin-off in its sole discretion, contained edits to the interim operating covenants and included certain limits on the ability of Kroger to reduce its financing. Jenner also provided revisions to the ancillary documents to the Merger Agreement. Jenner and Weil discussed the revisions to the Merger Agreement and ancillary documents.
On October 13, 2022, Jenner negotiated with Latham on multiple calls and through exchanges of documents, the amendment to the Certificate of Designations of the Preferred Stock, the lock-up agreement with HPS and the lock-up agreements with certain of the Sponsors.
On October 13, 2022, Jenner negotiated with counsel for the respective Sponsors the lock-up agreements and exchanged multiple drafts of the lock-up agreements to reflect the negotiated terms, including the number of shares to be locked up with respect to each Sponsor.
On October 13, 2022, Jenner, representatives of SRZ and Dechert and Weil negotiated and exchanged multiple drafts of the Support Agreement providing for the delivery of the written consent approving the Merger Agreement for the shares beneficially owned by Cerberus promptly after signing of the Merger Agreement.

During the day of October 13, 2022, several press outlets reported rumors about the discussions between the Company and Kroger. On October 13, 2022, shares of the Company’s Common Stock opened at $25.54 and closed at $28.63.
On the afternoon of October 13, 2022, the Board, representatives of management, representatives of Goldman Sachs and Credit Suisse and representatives of Jenner, White & Case and Debevoise convened a meeting via videoconference. All of the members of the Board were in attendance. Jenner updated the Board on the terms of the Merger Agreement and all related agreements. Credit Suisse then reviewed and discussed its financial analyses with respect to the Company and the proposed merger. Thereafter, at the request of the Board, Credit Suisse rendered its oral opinion to the Board (which was subsequently confirmed in writing by delivery of Credit Suisse’s written opinion dated the same date) as to, as of October 13, 2022, the fairness, from a financial point of view, to the holders of Common Stock of the Per Share Merger Consideration to be received by such holders in the Merger pursuant to or as contemplated by the Merger Agreement, taking into account the Pre-Closing Dividend. In addition, representatives of Goldman Sachs delivered an oral opinion to the Board to the effect that, as of October 13, 2022 and based upon and subject to the various assumptions made, procedures followed, matters considered and limitations on the review undertaken as set forth in the opinion, the Aggregate Consideration to be paid to the holders (other than Kroger and its affiliates) of shares of the Company’s Common Stock pursuant to the Merger Agreement was fair, from a financial point of view, to such holders. Following questions by the members of the Board to representatives of Goldman Sachs, Credit Suisse and Jenner, and further discussion among the Board members, the Board then unanimously determined that the Merger Agreement and the Merger are fair to, advisable and in the best interests of the Company and its stockholders, approved the Merger Agreement, and recommended the adoption of the Merger Agreement and the approval of the Merger to the stockholders for adoption and approval thereby. Following the approval of the Merger Agreement, senior management provided a presentation to and discussed with the Board the Company’s surplus and lawfully available funds available to declare and pay the Pre-Closing Dividend. After discussion, the Board determined that it was in the best interest of the Company to approve and declare the Pre-Closing Dividend and consequently the Board approved and declared the Pre-Closing Dividend.
In the evening of October 13, 2022, the representatives of senior management of the Company and Kroger, representatives of Cerberus, representatives of Goldman Sachs and Credit Suisse, and representatives of Jenner and White & Case and Weil and Arnold & Porter worked to finalize the Merger Agreement and related documents, and signature pages thereafter were exchanged and released. The Company and Kroger announced the transaction in a joint press release at approximately 7:00 AM ET on October 14, 2022. The Company also disclosed the Merger Agreement on a Form 8-K filed with the SEC on October 14, 2022.
On October 13, 2022, simultaneously with the signing of the Merger Agreement, Cerberus, Kimco, Klaff, Lubert-Adler, Schottenstein, and HPS each entered into a lock-up agreement providing for restrictions on the transfer of their shares and the Company disclosed the lock-up agreements on a Form 8-K filed with the SEC on October 17, 2022.
On October 14, 2022, October 17, 2022 and October 18, 2022 the Majority Stockholders delivered their written consents approving the Merger and the Merger Agreement.
On November 1, 2022, the Washington Attorney General filed a motion for a temporary restraining order to prevent the payment of the Pre-Closing Dividend. On November 3, 2022, a commissioner for the King County Superior Court of the State of Washington issued a temporary restraining order against the payment of the Pre-Closing Dividend. On December 9, 2022, the King County Superior Court of the State of Washington ruled in favor of the Company and denied the Washington Attorney General's request for a preliminary injunction, but extended the temporary restraining order in order for the Washington Attorney General to seek review from the Washington Supreme Court. That same day, on December 9, 2022, the Washington Attorney General sought review from the Washington Supreme Court, asking that Court to review the denial of the preliminary injunction. On December 19, 2022, the commissioner of the Washington Supreme Court announced that the Court would, sitting en banc, consider the Washington Attorney General's application for review. The commissioner's order also extended the temporary restraining order against the payment of the Pre-Closing Dividend. On December 28, 2022, the Court scheduled the en banc conference to take place on January 17, 2023. On January 17, 2023, the Court denied a motion by the Washington Attorney General to hear an appeal from the Superior Court’s denial to enjoin the Company from paying the Pre-Closing Dividend. As a result of the Court’s decision, the temporary restraining order preventing payment of the Pre-Closing Dividend was also lifted.

Additionally, on November 2, 2022 the Attorneys General of the District of Columbia, the State of California and the State of Illinois filed a motion for a temporary restraining order against the payment of the Pre-Closing Dividend in federal district court in the District of Columbia. On November 8, 2022, that federal district court denied the motion. On December 1, 2022, the above-mentioned Attorneys General filed a motion for a preliminary injunction to prevent payment of the Pre-Closing Dividend. On December 12, 2022, the District Court denied the motion for a preliminary injunction. On that same day, the above-mentioned Attorneys General filed a motion in the District Court for an emergency injunction pending appeal. On December 13, 2022, the Attorneys General filed a notice of appeal to the federal court of appeals for the District of Columbia, and also sought an emergency injunction pending appeal from that court. On December 14, 2022, the Court denied the motion for an injunction pending appeal. On December 13, 2022, the above-mentioned Attorneys General filed a motion in the United States Court of Appeals for the District of Columbia Circuit seeking an injunction pending appeal and an administrative stay of the payment of the Pre-Closing Dividend. On December 20, 2022, the Court of Appeals denied the motion of the above-mentioned Attorneys General for an injunction pending appeal.
On January 20, 2023, the Company paid the Pre-Closing Dividend to stockholders of record as of the close of business on October 24, 2022.
Recommendation of the Company’s Board and Reasons for the Merger
At a meeting of the Board held on October 13, 2022, the Board unanimously determined that the Merger Agreement and the Merger are fair to, advisable and in the best interests of the Company and its stockholders. Accordingly, the Board approved the Merger Agreement, the Merger and the other transactions contemplated thereby.
In the course of reaching its decision to approve the Merger Agreement, to declare that the Merger Agreement and the Merger are fair to, advisable and in the best interests of the Company and its stockholders and to recommend that the Company’s stockholders adopt the Merger Agreement, the Board consulted with the Company’s senior management, as well as its legal and financial advisors. The Board also consulted with outside legal counsel regarding its fiduciary duties, competition matters, the terms of the Merger Agreement, the Merger, the transactions contemplated by the Merger Agreement and related matters. The following discussion includes the material reasons and factors considered by the Board in making its decision and recommendation, but is not, and is not intended to be, exhaustive.
Factors considered by the Board weighing in favor of the Merger included:
Consideration. The Board considered the following with respect to the consideration to be received by the Company’s stockholders pursuant to the Merger Agreement:
•
that holders of Common Stock will be entitled to receive the Common Merger Consideration and holders of Preferred Stock will be entitled to receive the Preferred Merger Consideration, providing liquidity and value as compared to the uncertain future long-term value to stockholders that might or might not be realized if the Company remained independent;

•
the fact that the $34.10 per share value of the Common Merger Consideration represents a 30% premium over the 30-day volume-weighted average price of the Common Stock ending on October 12, 2022 (the last trading day prior to the Board’s approval of the Merger Agreement), represents a 25% premium over the 90-day volume-weighted average price of the Common Stock ending on October 12, 2022 (the last trading day prior to the Board’s approval of the Merger Agreement) and represents a 33% premium over the closing price of the Common Stock on the NYSE on October 12, 2022 (the last trading day prior to the Board’s approval of the Merger Agreement);

•
the then-current financial market conditions and the recent and historical market prices of the Common Stock, including the market price performance of the Common Stock relative to those of other industry participants since the Company’s IPO in June 2020. See “Market Prices and Dividend Data” for recent information about the Common Stock prices;

•	the concentrated ownership of the Sponsors and the impact on the trading price of the Common Stock should the Sponsors or other parties engage in significant sales of Common Stock;
•	the impact of the expiration of the lock-up agreements entered into among certain holders of Common Stock and Preferred Stock;

•
the strategic alternatives review conducted by the Board with the assistance of the Company’s financial advisors, which considered a number of potential transactions, with the transaction with Kroger providing for all stockholders to enjoy a premium on the shares of Common Stock and Preferred Stock; and

•
the determination of our Board, based on the Company’s strategic alternatives review, and discussions with management, Goldman Sachs and Credit Suisse, that Kroger was the party with an ability to execute a transaction and most likely to have the most interest in acquiring the Company at a premium.

Opinions of Financial Advisors. The Board considered (i) the financial analyses presented by representatives of Goldman Sachs to the Board on October 13, 2022, as well as the oral opinion of Goldman Sachs which was subsequently confirmed by delivery of its written opinion (attached as Annex B to this information statement), dated October 13, 2022, to the effect that, as of that date and subject to the factors and assumptions set forth therein, the Aggregate Consideration to be paid to the holders (other than Kroger and its affiliates) of the outstanding shares of Common Stock pursuant to the Merger Agreement was fair from a financial point of view to such holders, as more fully described below under the caption “—Opinions of the Company’s Financial Advisors—Opinion of Goldman Sachs” beginning on page 40, and (ii) the financial analyses presented by representatives of Credit Suisse, as well as the oral opinion of Credit Suisse rendered to the Board on October 13, 2022 (subsequently provided in writing) in connection with its consideration of the Merger as to, as of October 13, 2022, the fairness, from a financial point of view, to the holders of Common Stock of the Per Share Merger Consideration to be received by such holders in the Merger pursuant to or as contemplated by the Merger Agreement, taking into account the Pre-Closing Dividend, as more fully described below under the caption “—Opinions of the Company’s Financial Advisors—Opinion of Credit Suisse” beginning on page 47.
Financial Forecasts. The Board considered the financial forecasts prepared by Company management and summarized below under “—Projected Financial Information of the Company” beginning on page 52. These financial forecasts were also provided to Goldman Sachs and Credit Suisse, and authorized by the Board for Goldman Sachs' and Credit Suisse's use and reliance in connection with their respective opinions described in the preceding paragraph.
Terms of the Merger Agreement. The Board considered the terms and conditions of the Merger Agreement and the course of negotiations thereof, including:
•	the conditions to Kroger’s obligation to complete the Merger, including as to antitrust conditions, and the ability of Kroger to terminate the Merger Agreement under certain specified circumstances;
•	the structure of the transaction as a Merger, requiring approval by the Majority Stockholders;
•	the structure of the divestment process, including the potential establishment of the SpinCo structure;
•	the requirement that Kroger pay to the Company a reverse termination fee of $600,000,000 if the Merger Agreement is terminated under certain specified circumstances;
•	the requirement that the Company pay to Kroger a termination fee of $318,000,000 if the Merger Agreement is terminated under certain specified circumstances; and
•	that the Company’s stockholders will be entitled (other than the Majority Stockholders), to the extent properly exercised, to appraisal rights under Delaware law.
Pre-Closing Dividend. The Board considered that the Merger Agreement permitted the Company to execute on its plan to return capital in the near-term to its stockholders through the issuance of the Pre-Closing Dividend and that such Pre-Closing Dividend was not conditioned on the consummation of the Merger or required to be paid under the Merger Agreement.
In the course of its deliberations, the Board also considered a variety of risks and factors weighing against the Merger, including:
Risks of Announcement and Closing. The Board considered:
•
the risks and contingencies related to the announcement and pendency of the Merger, including the impact on the Company’s employees and the Company’s relationships with existing and prospective customers and business partners, as well as other third parties;

•	the conditions to Kroger’s obligation to complete the Merger and the right of Kroger to terminate the Merger Agreement under certain specified circumstances;
•	the risks of a delay in receiving, or a failure to receive, the necessary antitrust approvals and clearances necessary to complete the Merger;
•	the conditions to Kroger’s obligation to complete the Merger and the right of Kroger to terminate the Merger Agreement under certain specified circumstances;
•	the risks in establishing and separating SpinCo as part of completing any divestitures; and
•
the risks and costs to the Company if the Merger is not completed, including the diversion of management and employee attention, potential employee attrition, the potential impact on the Company’s stock price and the effect on its business relationships.

Limitations on the Company’s Business. The Board considered the potential limitations on the Company’s pursuit of business opportunities due to pre-closing covenants in the Merger Agreement whereby the Company agreed that it will carry on its business in the ordinary course of business consistent with past practice and, subject to specified exceptions, will not take certain actions related to the conduct of its business without the prior written consent of Kroger.
Impact of Pre-Closing Dividend on Balance Sheet: The Board considered the fact that the Pre-Closing Dividend would result in a near term reduction in the Company’s cash reserves and increase its indebtedness, but concluded that the Company had adequate sources of liquidity to continue to operate its business and remain competitive.
Cash Transaction. The Board considered that Kroger’s offer is payable in cash and, as a result, Company stockholders will forego any potential future increase in the Company’s value that might result from its possible growth.
Interests of Directors and Officers. The Board considered the interests that certain of the Company’s directors and executive officers may have with respect to the Merger (including any compensation payable or to be paid in connection with the Merger) in addition to their interests as stockholders generally, as described in “—Interests of the Company’s Executive Officers and Directors in the Merger” on page 56.
Controlled Company Status: The Board considered that because Kroger had stated that it required approval of the Merger Agreement and the Merger by the Majority Common Stockholders shortly after the Merger Agreement was signed, not all of the Company’s stockholders would be afforded the opportunity to vote on the Merger Agreement and the Merger at a special meeting of stockholders.
The Material Relationships Disclosure of the Company’s Financial Advisors. The Board considered the disclosure of Goldman Sachs regarding its material relationships with the Company and Kroger and determined that such interests were not material and did not impair the ability of Goldman Sachs to provide the financial advisory services to the Company in connection with the Merger. The Board also considered the disclosure of Credit Suisse regarding its material relationships with the Company and Kroger and determined that such interests were not material and did not impair the ability of Credit Suisse to provide the financial advisory services to the Company in connection with the Merger.
The foregoing discussion is not intended to be exhaustive, but the Company believes it addresses the material information and principal factors considered by the Board in its consideration of the Merger.
In light of the variety of factors considered in connection with its evaluation of the Merger and the complexity of these matters, the Board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the various factors considered in reaching its determination, and individual directors may have given different weight to different factors. In addition, the Board did not reach any specific conclusions with respect to any of the factors or reasons considered. Instead, the Board conducted an overall analysis of the factors and reasons described above and determined that, in the aggregate, the potential benefits considered outweighed the potential risks or possible negative consequences of approving the Merger Agreement.

Opinions of the Company’s Financial Advisors
Opinion of Goldman Sachs
Goldman Sachs rendered its opinion to the Board that, as of October 13, 2022 and based upon and subject to the factors and assumptions set forth therein, the Aggregate Consideration to be paid to the holders (other than Kroger and its affiliates) of the outstanding shares of Common Stock pursuant to the Merger Agreement was fair from a financial point of view to such holders of shares of Common Stock. The Aggregate Consideration is comprised of (i) the Common Merger Consideration (as defined in the Merger Agreement), (ii) the Pre-Closing Dividend and (iii) solely in the event that the Company elects to effect the Distribution by way of dividend or other distribution not later than the Effective Time, the number of SpinCo Shares (or, if structured via a grant to a trust, the pro rata portion of all the beneficiary interests (or similar interests) in such trust) to be dividended or otherwise distributed in respect of each share of Common Stock pursuant to the Merger Agreement. Pursuant to the Merger Agreement, if the Company elects to effect the Distribution by virtue of the transaction, the Common Merger Consideration shall be comprised of a combination of cash and SpinCo Shares.
The full text of the written opinion of Goldman Sachs, dated October 13, 2022, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B. Goldman Sachs provided advisory services and its opinion for the information and assistance of the Board in connection with its consideration of the transaction. The Goldman Sachs opinion is not a recommendation regarding any action any holder of shares of Common Stock should take with respect to the transaction, or any other matter.
In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:
•	the Merger Agreement;
•	annual reports to stockholders and Annual Reports on Form 10-K of the Company for the five (5) fiscal years ended February 26, 2022 and of Kroger for the five (5) fiscal years ended January 29, 2022;
•	certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company and Kroger;
•	certain other communications from the Company to its stockholders;
•	certain publicly available research analyst reports for the Company and Kroger; and
•
certain internal financial analyses and forecasts for the Company and certain internal financial estimates of SpinCo prepared by the Company’s management, as approved for Goldman Sachs’ use by the Company, which are referred to as the “Company Forecasts” and the “SpinCo Estimates”, respectively, and collectively, as the “Forecasts”.

Goldman Sachs also held discussions with members of the senior management of the Company regarding their assessment of the past and current business operations and financial condition and future prospects of the Company and SpinCo; reviewed the reported price and trading activity for the Common Stock; compared certain financial and stock market information for the Company with similar information for certain other companies, the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the grocery retail industry and in other industries; and performed such other studies and analyses, and considered such other factors, as it deemed appropriate.
For purposes of rendering this opinion, Goldman Sachs, with the Company’s consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by it, without assuming any responsibility for independent verification thereof. In that regard, Goldman Sachs assumed with the Company’s consent that the Forecasts were reasonably prepared on a basis reflecting the best then available estimates and judgments of the management of the Company. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company or Kroger or any of their respective subsidiaries, and it was not furnished with any such evaluation or appraisal. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the transaction will be obtained without any adverse effect on SpinCo or the expected benefits of the transaction in any way meaningful to its analysis. Goldman Sachs has also assumed that the transaction will be consummated on the terms set forth in the Merger Agreement, without the waiver or modification of any term or condition, the effect of which would be in any way meaningful to its analysis.
Goldman Sachs’ opinion does not address the underlying business decision of the Company to engage in the transaction, or the relative merits of the transaction as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. Goldman Sachs’ opinion addresses only the fairness from a financial point of view to the holders (other than Kroger and its affiliates) of shares of Common Stock, as of the date of the opinion, of the Aggregate Consideration to be paid to such holders. Goldman Sachs’ opinion does not express any view on, and does not address, any other term or aspect of the Merger Agreement or the transaction or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection with the transaction, including any allocation of the Aggregate Consideration; the fairness of the transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons, in connection with the transaction, whether relative to the Aggregate Consideration to be paid to the holders (other than Kroger and its affiliates) of shares of Common Stock pursuant to the Merger Agreement or otherwise. Goldman Sachs does not express any opinion as to the prices at which the shares of SpinCo (the “SpinCo Shares”) will trade at any time, as to the potential effects of volatility in the credit, financial and stock markets on the Company, Kroger, SpinCo or the transaction or as to the impact of the transaction on the solvency or viability of the Company, Kroger or SpinCo or the ability of the Company, Kroger or SpinCo to pay their respective obligations when they come due. Goldman Sachs’ opinion was necessarily based on economic, monetary market and other conditions as in effect on, and the information made available to it as of, the date of the opinion and Goldman Sachs assumed no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion. Goldman Sachs’ opinion was approved by a fairness committee of Goldman Sachs.
The following is a summary of the material financial analyses delivered by Goldman Sachs to the Board in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs’ financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before October 12, 2022, and is not necessarily indicative of current market conditions.
Implied Value of the Aggregate Consideration
Goldman Sachs calculated a range of implied values for the Aggregate Consideration based on two scenarios, reflecting the low-end and high-end of the number of stores to be contributed to SpinCo pursuant to the Merger Agreement: (1) a scenario in which 100 stores are contributed to SpinCo (the “100 Store Scenario”) and (2) a scenario in which 375 stores are contributed to SpinCo (the “375 Store Scenario”, and together with the 100 Store Scenario, the “Scenarios”). In addition, for purposes of calculating the value of the Aggregate Consideration under each Scenario, Goldman Sachs assumed that the Pre-Closing Dividend would amount to $6.85 per share of Common Stock, as provided by the management of the Company and approved for Goldman Sachs’ use by the management of the Company.
For each of the Scenarios, Goldman Sachs derived the value of the cash portion of the Common Merger Consideration based on the adjustment mechanics set forth in the Merger Agreement, the SpinCo Estimates, the fully diluted outstanding shares of Common Stock as provided by the management of the Company, and the assumptions provided to Goldman Sachs by the management of the Company and approved for Goldman Sachs’ use by the management of the Company, including with respect to the stores to be included in each of the Scenarios (collectively, the “Assumptions”). For the 100 Store Scenario, Goldman Sachs applied a four-wall fiscal year 2023 EBITDA Assumption of $215 million as reflected in the SpinCo Estimates for stores contributed to SpinCo to derive an amount equal to $26.14 per share of Common Stock as the cash portion of the Common Merger Consideration. For the 375 Store Scenario, Goldman Sachs applied a four-wall fiscal year 2023 EBITDA

Assumption of $846 million, as reflected in the SpinCo Projections for stores contributed to SpinCo, to derive an amount equal to $22.90 per share of Common Stock as the cash portion of the Common Merger Consideration. As a result, Goldman Sachs calculated that, including the payment of the Pre-Closing Dividend of $6.85 per share of Common Stock, the total cash per share of Common Stock to be paid to holders of shares of Common Stock as part of the Aggregate Consideration (the “Cash Component of the Aggregate Consideration”) would be equal to $32.99 in the 100 Store Scenario and $29.75 in the 375 Store Scenario.
For each of the Scenarios, Goldman Sachs also performed certain financial analyses to derive a range of implied values of the SpinCo Shares (or, if structured via a grant to a trust, the beneficiary interests (or similar interests) in such trust) to be received by holders of shares of Common Stock pursuant to the Merger Agreement, either as part of the Common Merger Consideration or by way of dividend or other distribution. For purposes of this section, the SpinCo Shares or other interests to be received by holders of shares of Common Stock in respect of each share of Common Stock pursuant to the Merger Agreement shall be referred to as the “Share Component of the Aggregate Consideration”.
Implied Value of the Share Component of the Aggregate Consideration
Illustrative Real Estate Value. For each Scenario, Goldman Sachs derived an implied value of the Share Component of the Aggregate Consideration based solely on the real estate value of the Company’s stores to be potentially contributed to SpinCo in such Scenario, as reflected in the applicable SpinCo Estimates. Goldman Sachs derived each such implied value (which assumed no net debt) by dividing the total real estate value of such stores for the applicable Scenario by the fully diluted outstanding shares of the Company, as provided by the management of the Company and approved for Goldman Sachs’ use by the management of the Company. This calculation did not include the real estate value of any Kroger stores to be contributed to SpinCo, as such information was not made available to Goldman Sachs. This calculation resulted in an implied value of the Share Component of the Aggregate Consideration of $2.76 for the 375 Store Scenario and $0.74 for the 100 Store Scenario.
Illustrative Four-Wall EBITDA Adjustment. For each Scenario, Goldman Sachs derived an implied value of the Share Component of the Aggregate Consideration based on the four-wall fiscal year 2023 EBITDA of the stores to be potentially contributed to SpinCo in such Scenario, as reflected in the applicable SpinCo Estimates. For these calculations, Goldman Sachs applied an EBITDA multiple of 3.0x to the aggregate four-wall fiscal year 2023 EBITDA of such stores to derive an implied enterprise value of SpinCo for the applicable Scenario, which multiple was agreed between the Company and Kroger and approved for Goldman Sachs’ use by the management of the Company to calculate the amount of the cash portion of the Common Merger Consideration for stores contributed to SpinCo. For each Scenario, Goldman Sachs then derived an implied equity value for SpinCo based on the implied enterprise value for SpinCo, assuming no net debt. Goldman Sachs then divided each such implied equity value of SpinCo by the fully diluted outstanding shares of the Company, as provided by the management of the Company and approved for Goldman Sachs’ use by the management of the Company, to derive an implied value of the Share Component of the Aggregate Consideration of $4.35 for the 375 Store Scenario and of $1.11 for the 100 Store Scenario.
Illustrative Trading Multiples Analysis. Goldman Sachs reviewed and compared certain financial information for SpinCo to corresponding financial information, ratios and public market multiples for the following publicly traded companies in the regional grocery retail industry (the “selected companies”):
•	Sprouts Farmers Market, Inc.
•	Weis Markets, Inc.
•	Ingles Markets, Incorporated
•	Village Super Market, Inc.
Although none of the selected companies is directly comparable to SpinCo, the companies included were chosen because they are publicly traded companies with operations that for purposes of analysis may be considered similar to certain operations of SpinCo.
Goldman Sachs calculated and compared various financial multiples and ratios based on financial data as of October 12, 2022, and information it obtained from SEC filings and the Institutional Brokers’ Estimate System (“IBES”) estimates. The multiples and ratios for each of the selected companies were based on the most recent publicly available information. With respect to the selected companies, Goldman Sachs calculated enterprise value, which is the market value of common equity plus the book value of debt less cash, as a multiple of 2022 projected earnings before interest, taxes and depreciation and amortization, or EBITDA.
The results of these analyses are summarized as follows:
Enterprise Value as a Multiple of:	Selected Companies
	Range	Median
2022 EBITDA*	3.5x - 7.3x	5.2x
*	Based on IBES estimates.
For each Scenario, Goldman Sachs performed an illustrative trading multiples analysis to derive a range of implied values of the Share Component of the Aggregate Consideration in such Scenario. For this analysis, Goldman Sachs used the applicable SpinCo Estimates for fiscal year 2023 for each Scenario. Utilizing its professional judgment and experience and taking into account the EV/EBITDA multiples of the selected companies, Goldman Sachs applied EBITDA trading multiples ranging from 3.0x to 6.0x, to the fiscal year 2023 EBITDA of SpinCo, assuming an EBITDA margin of 3.1% for the 375 Store Scenario and 2.7% for the 100 Store Scenario (in each case, including potential margin compression relative to the Company’s margin due to the smaller scale of SpinCo), each as reflected in the applicable SpinCo Estimates, to derive a range of implied enterprise values of SpinCo for each Scenario. For each Scenario, Goldman Sachs adjusted the implied enterprise values of SpinCo by including the estimated present value of tax step-up of SpinCo assets as reflected in the applicable SpinCo Estimates, and applied an illustrative discount rate of 7.4% to calculate the present value of the benefit of future tax shield from the tax step-up, reflecting an estimate of the weighted average cost of capital of SpinCo. Goldman Sachs derived such discount rate by application of the Capital Asset Pricing Model (“CAPM”), which requires certain company-specific inputs, including the company’s target capital structure weightings, the cost of long-term debt, after-tax yield on permanent excess cash, if any, future applicable marginal cash tax rate and a beta for the company, as well as certain financial metrics for the United States financial markets generally. Goldman Sachs then derived a range of implied equity values for SpinCo for each Scenario based on the range of implied enterprise values for SpinCo for such Scenario, assuming no net debt. Goldman Sachs then divided each such range of implied equity values by the fully diluted outstanding shares of the Company, as provided by the management of the Company and approved for Goldman Sachs’ use by the management of the Company, to derive a range of implied values of the Share Component of the Aggregate Consideration for each Scenario. These analyses resulted in a range of implied values of the Share Component of the Aggregate Consideration of $2.19 to $4.39 for the 375 Store Scenario and $0.49 to $0.98 for the 100 Store Scenario.
Illustrative Discounted Cash Flow Analysis. Using the applicable SpinCo Estimates, Goldman Sachs performed an illustrative discounted cash flow analysis on SpinCo for each Scenario. Using discount rates ranging from 7.0% to 8.0%, reflecting estimates of SpinCo’s weighted average cost of capital, Goldman Sachs discounted to present value as of February 29, 2024 for each Scenario (i) estimates of unlevered free cash flow for SpinCo for the years 2024 through 2027 as reflected in the applicable SpinCo Estimates and (ii) a range of illustrative terminal values for SpinCo, which were calculated by applying last twelve months exit enterprise value to EBITDA multiples (“Exit LTM EV/EBITDA Multiples”) ranging from 3.0x to 6.0x to a terminal year estimate of the free cash flow to be generated by SpinCo in each such Scenario, as reflected in the applicable SpinCo Estimates. Goldman Sachs derived such discount rates by application of the CAPM, which requires certain company-specific inputs, including the company’s target capital structure weightings, the cost of long-term debt, after-tax yield on permanent excess cash, if any, future applicable marginal cash tax rate and a beta for the company, as well as certain financial metrics for the United States financial markets generally. The range of Exit LTM EV/EBITDA Multiples was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account the applicable SpinCo Estimates and the illustrative trading multiples analysis, including the historical EV/EBITDA multiples of the selected companies. For each Scenario, Goldman Sachs derived ranges of illustrative enterprise values for SpinCo by adding the ranges of present values it derived above. Goldman Sachs adjusted such calculated enterprise values of SpinCo by an estimated present value of tax step-up of SpinCo assets as reflected in the applicable SpinCo Estimates, based on SpinCo’s estimated weighted average cost of capital of 7.4%. Goldman Sachs then derived a range of implied equity values for SpinCo for each Scenario based on the range of implied enterprise values for SpinCo for such Scenario, assuming no net debt. Goldman Sachs then divided the range of illustrative equity values for each Scenario it derived by the number of fully diluted outstanding shares of the Company, as provided by the management of the Company and approved for Goldman Sachs’ use by the management of the Company, to derive a range of implied values of the Share Component of the Aggregate Consideration of $2.26 to $3.99 for the 375 Store Scenario and $0.45 to $0.84 for the 100 Store Scenario.
The aforementioned analyses performed by Goldman Sachs for each Scenario resulted in a range of implied values of the Share Component of the Aggregate Consideration of $2.19 to $4.39 for the 375 Store Scenario and $0.45 to $1.11 for the 100 Store Scenario.
Implied Value of the Aggregate Consideration
Goldman Sachs then added the ranges of implied values of the Share Component of the Aggregate Consideration to the implied value of the Cash Component of the Aggregate Consideration in each of the 375 Store Scenario and the 100 Store Scenario to derive a range of implied values of the Aggregate Consideration of $31.95 to $34.14 per share of Common Stock in the 375 Store Scenario and $33.45 to $34.10 per share of Common Stock in the 100 Store Scenario. As a result, Goldman Sachs derived a range of implied values of the Aggregate Consideration of $31.95 to $34.14 per share of Common Stock.
Financial Analyses of the Company
Illustrative Discounted Cash Flow Analysis. Using the Company Forecasts, Goldman Sachs performed an illustrative discounted cash flow analysis on the Company to derive a range of illustrative present values per Company share of Common Stock. Using discount rates ranging from 7.0% to 8.0%, reflecting estimates of the Company’s weighted average cost of capital, Goldman Sachs discounted to present value as of September 10, 2022 (i) estimates of unlevered free cash flow for the Company for fiscal years 2022 through 2026 as reflected in the Company Forecasts and (ii) a range of illustrative terminal values for the Company, which were calculated by applying Exit LTM EV/EBITDA Multiples ranging from 4.4x to 5.2x to a terminal year estimate of the free cash flow to be generated by the Company, as reflected in the Company Forecasts. Goldman Sachs derived such discount rates by application of the CAPM, which requires certain company-specific inputs, including the company’s target capital structure weightings, the cost of long-term debt, after-tax yield on permanent excess cash, if any, future applicable marginal cash tax rate and a beta for the company, as well as certain financial metrics for the United States financial markets generally. The range of Exit LTM EV/EBITDA Multiples was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account historical LTM EV/EBITDA Multiples for the Common Stock. Goldman Sachs derived ranges of illustrative enterprise values for the Company by adding the ranges of present values it derived above. Goldman Sachs then subtracted from the range of illustrative enterprise values it derived for the Company the net debt of the Company as of September 10, 2022, as provided by the management of the Company and approved for Goldman Sachs’ use by the management of the Company, to derive a range of illustrative equity values for the Company. Goldman Sachs then divided the range of illustrative equity values it derived by the number of fully diluted outstanding shares of the Company, as provided by the management of the Company and approved for Goldman Sachs’ use by the management of the Company, to derive a range of illustrative present values per share of Common Stock of $27.48 to $33.27.
Illustrative Present Value of Future Share Price Analysis. Goldman Sachs performed an illustrative analysis of the implied present value of an illustrative future value per share of Common Stock. For this analysis, Goldman Sachs used the Company Forecasts for each of the fiscal years 2023, 2024, 2025 and 2026. Goldman Sachs first calculated the implied enterprise value of the Company as of the last day of each of the fiscal years 2023, 2024 and 2025, by applying next twelve month enterprise value to EBITDA multiples (“NTM EV/EBITDA Multiples”) of 4.5x to 5.2x to EBITDA estimates for the Company for each of the fiscal years 2024, 2025 and 2026. These illustrative NTM EV/EBITDA Multiples estimates were derived by Goldman Sachs utilizing its professional judgment and experience, taking into account current and historical NTM EV/EBITDA Multiples for the Common Stock. Using the Company Forecasts, Goldman Sachs then subtracted the amount of the Company’s forecasted net debt for each of the fiscal years 2023, 2024 and 2025, as provided by the management of the Company and approved for Goldman Sachs’ use by the management of the Company, from the respective implied enterprise values in order to derive a range of illustrative equity values for the Company for each of the fiscal years 2023, 2024 and 2025. Goldman Sachs then divided the results by the projected year-end fully diluted outstanding shares of the Company, as provided by the management of the Company and approved for Goldman Sachs’ use by the management of the Company, to derive a range of implied future values of share of Common Stock price (excluding dividends). Goldman Sachs then added the cumulative dividends per share of Common Stock expected to be paid to holders of shares of Common Stock through the end of each of fiscal years 2023, 2024 and 2025, as applicable, using the Forecasts. Goldman Sachs then discounted the range of implied future values of share of Common Stock price (including cumulative dividends) as of October 12, 2022 using an illustrative discount rate of 8.1%, reflecting an estimate of the Company’s cost of equity. Goldman Sachs derived such discount rate by application of the CAPM, which requires certain company-specific inputs, including a beta for the Company, as well as certain financial metrics for the United States financial markets generally. This analysis resulted in a range of implied present values per share of Common Stock of $28.72 to $35.46.
Premia Paid Analysis. Goldman Sachs reviewed and analyzed, using publicly available information, the acquisition premia for 36 all-cash acquisition transactions announced from January 1, 2013 through September 30, 2022 involving a public company in the United States as the target where the disclosed enterprise values for the transaction were between $20 billion and $40 billion. For the entire period, using publicly available information, Goldman Sachs calculated the median, 25th percentile and 75th percentile premia of the price paid in each of the transactions relative to the target’s last undisturbed closing stock price prior to announcement of the transaction. This analysis indicated a median premium of 25.1% across the period. This analysis also indicated a 25th percentile premium of 22.4% and 75th percentile premium of 32.0% across the period. Using this analysis and its professional judgment and experience, Goldman Sachs applied a reference range of illustrative premia of 22.4% to 32.0% to the undisturbed closing price per share of Common Stock of $25.67 as of October 12, 2022 and calculated a range of implied equity values per share of Common Stock of $31.42 to $33.88.
The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs’ opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No transaction used in the above analyses as a comparison is directly comparable to the contemplated transaction.
Goldman Sachs prepared these analyses for purposes of Goldman Sachs’ providing its opinion to the Board as to the fairness from a financial point of view to the holders (other than Kroger and its affiliates) of the outstanding shares of Common Stock, as of the date of the opinion, of the Aggregate Consideration to be paid to such holders. These analyses do not purport to be appraisals, nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of the Company, Kroger, SpinCo, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.
The Aggregate Consideration was determined through arm’s-length negotiations between the Company and Kroger and was approved by the Board. Goldman Sachs provided advice to the Company during these negotiations. Goldman Sachs did not, however, recommend any specific amount of consideration (or allocation of the components thereof) to the Company or its Board or that any specific amount of consideration (or any specific allocation of the components thereof) constituted the only appropriate consideration for the transaction.
As described in “—Recommendation of the Company’s Board and Reasons for the Merger,” Goldman Sachs’ opinion to the Board was one of many factors taken into consideration by the Board in making its determination to approve the Merger Agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex B.
Goldman Sachs and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, Kroger, SpinCo, any of their respective affiliates and third parties, including Cerberus and Klaff, significant stockholders of the Company, or any currency or commodity that may be involved in the transaction contemplated by the Merger Agreement. Goldman Sachs acted as financial advisor to the Company in connection with, and participated in certain of the negotiations leading to, the transaction contemplated by the Merger Agreement. Goldman Sachs has provided certain financial advisory and/or underwriting services to the Company and its affiliates from time to time for which the Investment Banking Division of Goldman Sachs has received, and may receive, compensation, including having acted as a book runner with respect to an add-on bond offering in December 2020 (aggregate principal amount $600,000,000). During the two-year period ended October 13, 2022, Goldman Sachs has recognized compensation for financial advisory and/or underwriting services provided by its Investment Banking Division to the Company and/or its affiliates of approximately $700,000. Goldman Sachs also has provided certain financial advisory and/or underwriting services to Kroger and/or its affiliates from time to time for which the Investment Banking Division of Goldman Sachs has received, and may receive, compensation, including having acted as co-manager with respect to Kroger’s senior notes offering (aggregate principal amount $500,000,000) in January 2021. During the two-year period ended October 13, 2022, Goldman Sachs has recognized compensation for financial advisory and/or underwriting services provided by its Investment Banking Division to Kroger and/or its affiliates of approximately $600,000.
Goldman Sachs also has provided certain financial advisory and/or underwriting services to Cerberus and/or its affiliates from time to time for which the Investment Banking Division of Goldman Sachs has received, and may receive, compensation, including having acted as (i) financial advisor to Cerberus Telecom Acquisition Corp., a special purpose acquisition company sponsored by Cerberus (“CTAC”), with respect to its business combination with KORE Wireless Group, Inc. in September 2021, (ii) a book runner with respect to a follow-on offering of 15,000,000 shares of Deutsche Bank for Cerberus (Germany) in February 2022, (iii) a book runner with respect to a bridge financing for Cerberus in February 2022, (iv) a joint global coordinator and joint physical book runner with respect to a high yield offering for Worldwide Flight Services, a portfolio company of Cerberus in February 2022, (v) a co-placement agent in connection with a PIPE investment in CTAC (aggregate investment $225,000,000) in September 2021, (vi) a book runner with respect to a bank loan to Cerberus to acquire the Performance Chemicals Business of PQ Group Holdings in April 2021, (vii) the lead left book runner with respect to a first lien term loan facility (aggregate principal amount $730,000,000) for SubCom LLC, a portfolio company of Cerberus, in April 2021, (viii) a book runner with respect to an offering of senior non-preferred benchmark bonds (aggregate principal amount EUR 500,000,000) of Hamburg Commercial Bank, a portfolio company of Cerberus (“HCOB”), in September 2021, (ix) a co-manager with respect to an offering for My Money Bank SA, a portfolio company of Cerberus, in July 2021 and (x) a book runner with respect to an offering of senior non-preferred benchmark bonds (aggregate principal amount EUR 500,000,000) of HCOB in November 2020. During the two-year period ended October 13, 2022, Goldman Sachs has recognized compensation for financial advisory and/or underwriting services provided by its Investment Banking Division to Cerberus and/or its affiliates of approximately $22.1 million. During the two-year period ended October 13, 2022, the Investment Banking Division of Goldman Sachs has not been engaged by Klaff or its affiliates to provide financial advisory or underwriting services for which Goldman Sachs has recognized compensation. Goldman Sachs may also in the future provide financial advisory and/or underwriting services to the Company, Kroger, SpinCo, Cerberus, Klaff and their respective affiliates and/or, as applicable, portfolio companies, for which the Investment Banking Division of Goldman Sachs may receive compensation. Affiliates of Goldman Sachs also may have co-invested with Cerberus, Klaff and their respective affiliates from time to time and may have invested in limited partnership units of affiliates of Cerberus and/or Klaff from time to time and may do so in the future.
The Board selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the transaction. Pursuant to an engagement letter between the Company and Goldman Sachs dated February 11, 2022, the Company engaged Goldman Sachs to act as its financial advisor in connection with the contemplated transactions. The engagement letter between the Company and Goldman Sachs provides for a transaction fee that is estimated, based on the information available as of the date of announcement of the transaction, to be approximately $75 million, $5 million of which became payable at announcement of the transaction, and the remainder of which is contingent upon consummation of the transaction. In addition, the Company has agreed to reimburse Goldman Sachs for certain of its expenses, including attorneys’ fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.
Opinion of Credit Suisse
On October 13, 2022, Credit Suisse rendered its oral opinion to the Board (which was subsequently confirmed in writing by delivery of Credit Suisse’s written opinion dated the same date) as to, as of October 13, 2022, the fairness, from a financial point of view, to the holders of Common Stock of the Per Share Merger Consideration to be received by such holders in the Merger pursuant to or as contemplated by the Merger Agreement, taking into account the Pre-Closing Dividend.
Credit Suisse’s opinion was addressed to the Board (in its capacity as such), and only addressed the fairness, from a financial point of view, to the holders of Common Stock of the Per Share Merger Consideration to be received by such holders in the Merger, taking into account the Pre-Closing Dividend, and did not address any other aspect or implication of the Merger. The summary of Credit Suisse’s opinion in this information statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex C to this information statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Credit Suisse in connection with the preparation of its opinion. However, neither Credit Suisse’s written opinion nor the summary of Credit Suisse’s opinion and the related analyses set forth in this information statement is intended to be, and they do not constitute, advice or a recommendation to any stockholder as to how such stockholder should act with respect to any matter relating to the Merger or otherwise.
In arriving at its opinion, Credit Suisse:
•	reviewed an execution version of the Merger Agreement made available to Credit Suisse;
•	reviewed certain publicly available business and financial information relating to the Company;
•
reviewed certain other information relating to the Company, including (x) financial forecasts and other estimates relating to the Company provided to or reviewed with Credit Suisse by the management of the Company (the “Company Projections”) and (y) certain data and forward-looking estimates relating to SpinCo provided to or reviewed with Credit Suisse by the management of the Company (the “SpinCo Estimates”);

•	spoke with the management of the Company and certain of the Company’s representatives regarding the business and prospects of the Company and SpinCo;
•
considered certain financial and stock market data of the Company and certain financial data of SpinCo, and Credit Suisse compared that data with similar data for other companies with publicly traded equity securities in businesses Credit Suisse deemed similar to those of the Company and SpinCo;

•	considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions which had been effected; and
•	considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which Credit Suisse deemed relevant.
In connection with its review, Credit Suisse did not independently verify any of the foregoing information, and, with the consent of the Board, Credit Suisse assumed and relied upon such information being complete and accurate in all respects material to its analyses and opinion. With respect to the Company Projections and the SpinCo Estimates, Credit Suisse was advised by the management of the Company, and Credit Suisse assumed with the consent of the Board, that such forecasts and estimates had been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and SpinCo and the other matters addressed thereby. At the Company’s direction, Credit Suisse assumed that the Company Projections and the SpinCo Estimates were a reasonable basis upon which to evaluate the Company, SpinCo and the Merger and, at the Company’s direction, Credit Suisse relied upon the Company Projections and the SpinCo Estimates for purposes of its analyses and opinion. Credit Suisse expressed no view or opinion with respect to the Company Projections or the SpinCo Estimates, or the assumptions and methodologies upon which they were based.

With the consent of the Board, Credit Suisse assumed that, in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the Merger, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on the Company, SpinCo or the contemplated benefits of the Merger, that that the Pre-Closing Dividend would be paid and that the Merger would be consummated in accordance with all applicable laws and regulations and in accordance with the terms of the Merger Agreement, without waiver, modification or amendment of any term, condition or agreement thereof that would be material to Credit Suisse’s analyses or opinion. In addition, Credit Suisse was not requested to make, and did not make, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company, nor was Credit Suisse furnished with any such evaluations or appraisals (other than certain real estate appraisals prepared by third parties retained by the Company). With the Company’s consent, Credit Suisse also assumed that the final form of the Merger Agreement, when executed by the parties thereto, would conform to the execution version reviewed by Credit Suisse in all respects material to Credit Suisse’s analyses and opinion.
Credit Suisse’s opinion addressed only the fairness, from a financial point of view, to the holders of Common Stock of the Per Share Merger Consideration to be received by such holders in the Merger pursuant to or as contemplated by the Merger Agreement, and taking into account the Pre-Closing Dividend, and did not address any other aspect or implication of the Merger or any other agreement, arrangement or understanding entered into in connection therewith or otherwise, including without limitation the form or structure of the Merger or the Distribution and the fairness of the amount or nature of, or any other aspect relating to, any compensation or consideration to be received by or otherwise payable to any officers, directors, employees, securityholders or affiliates of any party to the Merger, or class of such persons, relative to the Per Share Merger Consideration or otherwise. Credit Suisse did not express any opinion as to what the value of shares of SpinCo Common Stock actually would be if and when issued pursuant to the Distribution or the price or range of prices at which SpinCo Common Stock may be purchased, sold or otherwise transferred at any time. The SpinCo Estimates, on which Credit Suisse relied for purposes of its financial analyses and opinion, reflected certain assumptions of the Company’s management regarding, if the Distribution is effected, the composition of SpinCo (including estimates of the aggregate Four-Wall EBITDA (as that term is used in the Merger Agreement) for the stores to be included in SpinCo), and Credit Suisse assumed, with the Board’s consent, that there would be no change to such composition or estimates that would in any way be material to its financial analyses or opinion. In addition, for purposes of Credit Suisse’s financial analyses and opinion, in evaluating the fairness of the Per Share Merger Consideration from a financial point of view, with the Board’s approval, Credit Suisse compared the Per Share Merger Consideration (without giving effect to the reduction for any Pre-Closing Dividend that may be paid) with ranges of values for the Company indicated by its financial analyses in the absence of a Pre-Closing Dividend. Furthermore, Credit Suisse did not express any advice or opinion regarding matters that require legal, regulatory, accounting, insurance, tax, environmental, intellectual property, executive compensation or other similar professional advice. Credit Suisse assumed that the Company had or would obtain such advice or opinions from the appropriate professional sources. The issuance of Credit Suisse’s opinion was approved by Credit Suisse’s authorized internal committee.
Credit Suisse’s opinion was necessarily based upon information made available to Credit Suisse as of the date of its opinion and financial, economic, market and other conditions as they existed and could be evaluated on the date of its opinion. Credit Suisse did not undertake, and is under no obligation, to update, revise, reaffirm or withdraw its opinion, or otherwise comment on or consider events occurring or coming to Credit Suisse’s attention after the date of its opinion. Credit Suisse’s opinion did not address the relative merits of the Merger as compared to alternative transactions or strategies that might have been available to the Company, nor did it address the underlying business decision of the Board or the Company to proceed with or effect the Merger.
Credit Suisse’s opinion was for the information of the Board (in its capacity as such) in connection with its consideration of the Merger. Credit Suisse’s opinion did not constitute a recommendation to the Board with respect to the Merger or advice or any recommendation to any stockholder as to how such stockholder should act on any matter relating to the Merger.
In preparing its opinion to the Board, Credit Suisse performed a variety of analyses, including those described below. The summary of Credit Suisse’s financial analyses is not a complete description of the analyses underlying Credit Suisse’s opinion. The preparation of such an opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytic methods employed and the adaptation and application of those methods to the unique facts and circumstances presented. As a consequence, neither Credit Suisse’s opinion nor the analyses underlying its opinion are readily susceptible to partial analysis or summary description. Credit Suisse arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, analytic method or factor. Accordingly, Credit Suisse believes that its analyses must be considered as a whole and that selecting portions of its analyses, analytic methods and factors, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.
In performing its analyses, Credit Suisse considered business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of its opinion. No company, business or transaction used in Credit Suisse’s analyses for comparative purposes is identical to the Company or SpinCo or the Merger. While the results of each analysis were taken into account in reaching its overall conclusion with respect to the fairness, from a financial point of view, to the holders of Common Stock of the Per Share Merger Consideration to be received by such holders in the Merger pursuant to or as contemplated by the Merger Agreement, and taking into account the Pre-Closing Dividend, Credit Suisse did not make separate or quantifiable judgments regarding individual analyses. The implied valuation reference ranges indicated by Credit Suisse’s analyses are illustrative and not necessarily indicative of actual values nor predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond the Company’s control and the control of Credit Suisse. Much of the information used in, and accordingly the results of, Credit Suisse’s analyses are inherently subject to substantial uncertainty.
Credit Suisse’s opinion and analyses were provided to the Board in connection with its consideration of the Merger and were among many factors considered by the Board in evaluating the Merger. Neither Credit Suisse’s opinion nor its analyses were determinative of the Per Share Merger Consideration or of the views of the Board with respect to the Merger.
Financial Analyses
The following is a summary of the material financial analyses performed in connection with the preparation of Credit Suisse’s opinion rendered to the Board on October 13, 2022. The analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies underlying, and the assumptions, qualifications and limitations affecting, each analysis, could create a misleading or incomplete view of Credit Suisse’s analyses.
For purposes of its analyses, Credit Suisse reviewed a number of financial metrics including:
•
Enterprise Value — generally the value as of a specified date of the relevant company’s outstanding equity securities (taking into account its options and other outstanding convertible securities) plus the value as of such date of its net debt (the value of its outstanding indebtedness, preferred stock and capital lease obligations less the amount of cash on its balance sheet).

•
Adjusted EBITDA — generally the amount of the relevant company’s earnings before interest, taxes, depreciation and amortization for a specified time period, as adjusted for certain non-recurring items and to add back stock-based compensation expense.

For purposes of its analysis and opinion and at the direction of the Board, Credit Suisse compared the illustrative valuation reference ranges per share of Common Stock that were indicated by the analyses described below with the Per Share Merger Consideration under two scenarios. First, in the absence of a Distribution, under which scenario, holders of Common Stock would be entitled to receive Per Share Merger Consideration of $34.10 in cash (inclusive of the Pre-Closing Dividend). Second, in the event the Distribution is consummated (and assuming the Company management’s estimates for (x) aggregate Four-Wall EBITDA for 375 stores estimated to be contributed to SpinCo and (y) Adjusted EBITDA for SpinCo for the fiscal year ended February 24, 2024), under which scenario, holders of Common Stock would be entitled to receive Per Share Merger Consideration consisting of $29.75 in cash (inclusive of the Pre-Closing Dividend) and SpinCo common stock.
For purposes of its analysis, Credit Suisse used, with the approval of the Company, the SpinCo Estimate provided by the Company’s management of $371 million for Adjusted EBITDA for the fiscal year ended

February 24, 2024, which was based on 375 stores within SpinCo. For purposes of the SpinCo Estimates, the Company’s management estimated Adjusted EBITDA for SpinCo by adjusting its estimate of Four-Wall EBITDA to reflect an estimated reduction in gross margin rate due to reduced scale and an estimate of corporate overhead to support SpinCo on a standalone basis. Adjusted EBITDA for SpinCo is a financial measure that is not defined under or calculated in accordance with GAAP and is subject to the factors discussed in “Estimated Financial Information of SpinCo” set forth below.
Selected Companies Analyses Regarding the Company
Credit Suisse considered certain financial data for the Company and other selected companies with publicly traded equity securities Credit Suisse deemed relevant. The other selected companies were selected because they were deemed to be similar to the Company in one or more respects. Stock prices for the selected companies used in the selected companies analysis described below were as of October 12, 2022. Estimates of the future financial performance of the selected companies listed below (including the Company for purposes of reviewing observable trading multiples) were based on publicly available research analyst estimates for those companies.
The financial data reviewed included:
•	Enterprise Value as a multiple of estimated Adjusted EBITDA for the 2022 fiscal year, or “FY 2022E EBITDA,” calendarized to reflect the Company’s fiscal year end; and
•	Enterprise Value as a multiple of estimated Adjusted EBITDA for the 2023 fiscal year, or “FY 2023E EBITDA,” calendarized to reflect the Company’s fiscal year end.
The companies selected by Credit Suisse and the multiples considered by Credit Suisse in its analysis were:
Selected Companies	Enterprise Value / FY 2022E EBITDA	Enterprise Value / FY 2023E EBITDA
Albertsons Companies, Inc.	4.6x	4.5x
The Kroger Co.	5.7x	5.8x
Koninklijke Ahold Delhaize N.V.	5.4x	5.4x
Sprouts Farmers Market Inc.	6.2x	6.1x
Taking into account the results of the selected companies analysis, Credit Suisse applied a multiple range of 4.5x to 5.25x to the Company’s estimates of its Adjusted EBITDA for the fiscal year ending February 25, 2023. The selected companies analysis indicated an implied valuation reference range of $25.34 to $30.98 per share of Common Stock.
Selected Transactions Analysis Regarding the Company
Credit Suisse also considered the financial terms of certain business combinations and other transactions Credit Suisse deemed relevant. The selected transactions were selected because the target companies were deemed to be similar to the Company in one or more respects. The financial data reviewed included the implied Enterprise Value (based on the consideration proposed to be paid in the selected transactions as of the date of announcement) as a multiple of Adjusted EBITDA for the last twelve (12) months, or “LTM EBITDA.” The selected transactions and the multiples were:
Date Announced	Acquiror	Target	Enterprise Value / LTM EBITDA
5/2021	Grupo Comercial Chedraui	Smart & Final Holdings, Inc. (Grocery)	3.7x(1)
11/2015	The Kroger Co.	Roundy’s Supermarkets	6.7x
6/2015	Koninklijke Ahold N.V.	Delhaize Group	7.8x(2)
3/2014	Albertsons	Safeway Inc.	5.3x
6/21013	The Kroger Co.	Harris Teeter Supermarkets Inc.	7.0x
1/2013	Albertsons	New Albertsons, Inc.	3.9x
12/2011	BI-LO, LLC	Winn-Dixie Stores, Inc.	3.5x
(1)	Based on Adjusted EBITDA for the fiscal year ended January 3, 2021
(2)	Based on Adjusted EBITDA for the fiscal year ended December 31, 2014

Taking into account the results of the selected transactions analysis, Credit Suisse applied a multiple range of 5.0x to 6.0x to the Company’s Adjusted EBITDA for the fiscal year ending February 25, 2023. The selected transactions analysis indicated an implied valuation reference range of $29.43 to $36.95 per share of Common Stock.
Discounted Cash Flow Analysis Regarding the Company
Credit Suisse also performed a discounted cash flow analysis with respect to the Company. Credit Suisse calculated the estimated net present value of the projected unlevered, after-tax free cash flows of the Company based on the Company Projections for the period from the beginning of the third quarter of the fiscal year ending February 2023 through the fiscal year ending February 2027. For purposes of the discounted cash flow analysis, Credit Suisse applied terminal multiples ranging from 4.75x to 5.50x to the Company’s estimates of fiscal year 2026 Adjusted EBITDA based on the Company Projections and discount rates ranging from 7.5% to 9.5% to the projected unlevered, after-tax, free cash flows and calculated terminal values. The discounted cash flow analysis indicated an implied valuation reference range per share of Common Stock of $28.54 to $35.78.
The Merger Consideration
Credit Suisse noted that holders of Common Stock will be entitled to receive Per Share Merger Consideration of $34.10 in cash (inclusive of the Pre-Closing Dividend) in the event no Distribution is consummated. For purposes of analyzing illustrative values potentially attributable to SpinCo common stock to be received by holders of Common Stock in the event the Distribution is consummated, Credit Suisse considered certain financial data for selected companies with publicly traded equity securities Credit Suisse deemed relevant. The selected companies were selected because they were deemed to be potentially similar to SpinCo in one or more respects. Stock prices for the selected companies used in the selected companies analysis described below were as of October 12, 2022. Financial data for the selected companies were based on reported information for such companies.
The financial data reviewed included Enterprise Value as a multiple of estimated Adjusted EBITDA for the latest twelve (12) months through the end of the most recently completed quarter for which information was publicly available as of the date of Credit Suisse’s opinion, or “LTM EBITDA.”
The companies selected by Credit Suisse and the multiples considered by Credit Suisse in its analysis were:
Selected Companies	Enterprise Value / LTM EBITDA
Weis Markets, Inc.	7.1x
Ingles Markets, Inc.	4.0x
Village Super Market, Inc.	3.4x
Taking into account the results of the selected companies analysis, Credit Suisse applied a multiple range of 3.5x to 4.5x to the Company’s estimates of Adjusted EBITDA for SpinCo for the fiscal year ended February 24, 2024. The selected companies analysis indicated an illustrative reference range for SpinCo to be distributed per share of Common Stock, including the estimated present value of a tax step-up attributable to the separation of SpinCo, based on assumptions reviewed with the Company’s management, of $2.53 to $3.25, resulting in an aggregate illustrative range of Per Share Merger Consideration, in the event the Distribution is consummated, of $32.28 to $33.00 (including the cash portion of the Per Share Merger Consideration in this scenario and inclusive of the Pre-Closing Dividend).
Other Matters
The Company retained Credit Suisse as its financial advisor in connection with the Merger based on Credit Suisse’s qualifications, experience and reputation as an internationally recognized investment banking and financial advisory firm. Credit Suisse will become entitled to receive a transaction fee, currently estimated to be approximately $50 million, based on the implied value of the Merger, $5 million of which became payable upon the rendering of Credit Suisse’s opinion, $3 million of which became payable on December 31, 2022, and the balance of which will become payable upon the Closing. In addition, the Company has agreed to reimburse Credit Suisse for certain of its expenses and indemnify Credit Suisse and certain related parties for certain liabilities and other items arising out of or related to its engagement. Credit Suisse and its affiliates may, at the Company’s request, participate in any financing transaction that may be undertaken by the Company to finance the Pre-Closing Dividend (or any refinancing thereof) or by SpinCo to finance the transactions contemplated by the Distribution (or any refinancing thereof).
Credit Suisse and its affiliates have in the past provided and currently are providing investment banking and other financial advice and services to the Company and its affiliates for which advice and services Credit Suisse and its affiliates have received and would expect to receive compensation, including among other things, since January 2020, having acted as an underwriter in the Company’s initial public offering in June 2020, a financial advisor and placement agent with respect to the issuance of preferred equity completed in June 2020, and an underwriter in connection with various debt offerings undertaken by the Company. Credit Suisse and its affiliates are also a lender to the Company and its affiliates. During the last two years, Credit Suisse received approximately $11 million in fees for investment banking services from the Company and its subsidiaries in matters unrelated to the Merger. Credit Suisse and its affiliates have in the past provided and currently are providing investment banking and other financial advice and services to various financial institutions that are stockholders of the Company and their respective affiliates for which advice and services Credit Suisse and its affiliates have received and would expect to receive compensation, including, since January 2020, with respect to the Company, having extended loans to certain of these financial institutions secured by their interests in the Company. Credit Suisse and its affiliates may in the future provide investment banking and other financial advice and services to the Company, Kroger, and their respective affiliates for which advice and services Credit Suisse and its affiliates would expect to receive compensation. Credit Suisse is a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial advice and services. In the ordinary course of business, Credit Suisse and its affiliates may acquire, hold or sell, for our and our affiliates’ own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of the Company, Kroger and any other company that may be involved in the Merger, as well as provide investment banking and other financial advice and services to such companies and their affiliates.
Projected Financial Information of the Company
The Company does not, on a routine basis, publicly disclose long-term projections as to future financial performance due to, among other reasons, the unpredictability of the underlying assumptions and estimates used in such projections. However, the Company’s senior management provided certain non-public, unaudited prospective financial information and projections prepared by it to the Board in connection with its consideration of the Merger and to Goldman Sachs and Credit Suisse for their use and reliance at the direction of the Board in connection with their respective financial analyses and opinions.
The Forecasts were not prepared with a view to public disclosure and are included in this information statement only because such certain of the information was made available to the Board, Goldman Sachs and Credit Suisse. The Forecasts were not prepared with a view to compliance with generally accepted accounting principles as applied in the United States (“GAAP”), the published guidelines of the SEC regarding Forecasts and forward-looking statements or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The prospective financial information included in this information statement has been prepared by, and is the responsibility of, the Company’s senior management, and is subjective in many respects. The Forecasts were, in the view of the Company’s senior management, prepared on a reasonable basis, reflected the best available estimates and judgments at the time of preparation, and presented as of the time of preparation, to the best of senior management’s knowledge and belief, the expected course of action and the expected future financial performance of the Company on a standalone basis, subject to the assumptions and limitations described in this section.
Furthermore, neither the Company’s independent auditors nor any other independent accountants have audited, reviewed, examined, compiled or applied agreed-upon procedures with respect to the accompanying prospective financial information and, accordingly, assume no responsibility for, and express no opinion or other form of assurance on, such information or its achievability.
The Forecasts are forward-looking statements. Although summaries of the Forecasts are presented with numerical specificity, the Forecasts reflect numerous assumptions and estimates as to future events made by the Company’s senior management, which they believe were reasonable at the time the Forecasts were prepared, taking into account the relevant information available to management at such time. However, this information is not fact and should not be relied upon as being necessarily predictive of actual future results. Important factors may affect actual results and cause the Forecasts not to be achieved. These factors include general economic conditions such as rates of inflation, deflation, supply chain issues, and interest and wage rates, accuracy of certain accounting assumptions, timing of business investments and capital expenditures by the Company, changes in actual or projected cash flows, competitive pressures and changes in consumer behavior, changes in tax or other laws or regulations, and the other factors described in the section entitled “Cautionary Statement Regarding Forward-Looking Statements,” the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the fiscal year ended February 26, 2022 and any subsequent Quarterly Reports on Form 10-Q, and the information referenced in the section entitled “Where You Can Find Additional Information”.
Generally, the further out the period to which the Forecasts relate, the less predictable and more unreliable the information becomes. In addition, the Forecasts do not take into account any circumstances or events occurring after the date that the Forecasts were prepared. The Forecasts were prepared on a standalone basis without giving effect to the Merger or the creation or distribution of SpinCo, including the impact of negotiating or executing the Merger Agreement, the expenses that may be incurred in connection with consummating the Merger, including the expenses payable pursuant to the Merger Agreement, or the effect of any business or strategic decision or action that has been or will be taken as a result of the Merger Agreement. As a result, there can be no assurance that the Forecasts will be realized, and actual results may be materially better or worse than those contained in the Forecasts.
The inclusion of this information in this information statement should not be regarded as an indication that the Company’s senior management, the Board, Goldman Sachs, Credit Suisse or any other recipient of this information considered, or now considers, the Forecasts to be material information of the Company, or necessarily predictive of actual future results, nor should it be construed as financial guidance, and it should not be relied upon as such. The summary of the Forecasts is not included in this information statement in order to influence any stockholder to make any investment decision with respect to the Merger, including whether or not to seek appraisal rights with respect to the shares of Common Stock or Preferred Stock under the DGCL as detailed in this information statement.
The Forecasts should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding the Company contained in the Company’s filings with the SEC. The Forecasts were reviewed by the Company’s senior management with, and considered by the Board in connection with their evaluation and approval of the Merger and were relied upon, at the direction of the Board, by Goldman Sachs and Credit Suisse for purposes of their respective financial analyses and respective opinions, as described more fully in the sections entitled “The Merger—Recommendation of the Board and Reasons for Recommendation,” and “The Merger—Opinion of Goldman Sachs” and “The Merger—Opinion of Credit Suisse”.
Except to the extent required by applicable federal securities laws, the Company does not intend, and expressly disclaims any responsibility to update or otherwise revise the Forecasts to reflect circumstances existing after the date when the Company prepared the Forecasts or to reflect the occurrence of future events or changes in general economic or industry conditions, even in the event that any of the assumptions underlying the Forecasts are shown to be in error. The Company can give no assurance that, had its Forecasts been prepared either as of the date of the Merger Agreement or as of the date of this information statement, similar estimates and assumptions would be used. Neither the Company nor any of its affiliates, directors, officers, advisors or other representatives has made or makes any representation to any of the Company’s stockholders or any other person regarding the ultimate performance of the Company compared to the information contained in the Forecasts or that the Forecasts will be achieved.
In light of the foregoing factors and the uncertainties inherent in the Forecasts, stockholders are cautioned not to place undue reliance on the Forecasts included in this information statement.

Certain of the measures included in the Forecasts are non-GAAP financial measures. These non-GAAP financial measures are useful to investors and management in understanding profitability levels and liquidity that may serve as a basis for evaluating future performance and facilitating comparability of results. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by the Company may not be comparable to similarly titled amounts used by other companies.
	Fiscal Year Ending February
($ in billions)	2022E(4)	2023E	2024E	2025E	2026E
Revenues(1)	75.3	75.1	77.0	78.8	80.5
Adjusted EBITDA(2)	4.4	4.4	4.7	4.8	4.9
Unlevered Free Cash Flow(3)	1.0	1.6	1.7	1.8	1.9
(1)	Includes all net sales and other revenue, including in-store sales, digital and fuel sales.
(2)
For purposes of the Forecast, the term “Adjusted EBITDA” is defined as earnings before interest, taxes, depreciation and amortization, further adjusted to eliminate the effects of items management does not consider in assessing the Company’s core performance. Adjusted EBITDA is a financial measure that is not defined under or calculated in accordance with GAAP.

(3)
For purposes of the Forecast, unlevered free cash flow is defined as net operating profit after tax, plus non-cash items (except equity-based compensation expense), less changes in net working capital, less capital expenditures net of any cash proceeds from the sale of assets. Unlevered free cash flow is a financial measure that is not defined under or calculated in accordance with GAAP.

(4)	The Forecast reflected actual Revenue, Adjusted EBITDA and Unlevered Free Cash Flow for the first two quarters of fiscal 2022.
Estimated Financial Information of SpinCo
In addition to the Forecasts of the Company, Company management provided information regarding the financial performance of SpinCo to the Board in connection with its consideration of the Merger and to Goldman Sachs and Credit Suisse for their use and reliance at the direction of the Board in connection with their respective financial analysis and opinions (the “SpinCo Estimates”).
The decision to form and contribute equity to SpinCo will depend on the outcome of the regulatory approval process with applicable government authorities. If no stores are required to be contributed to SpinCo to satisfy the regulatory approval process, then SpinCo will not exist.
The SpinCo Estimates were not prepared with a view to public disclosure and are included in this information statement only because such information was made available to the Board and to Goldman Sachs and Credit Suisse for purposes of their respective analyses and opinions. The SpinCo Estimates were not prepared with a view to compliance with GAAP, the published guidelines of the SEC regarding Forecasts and forward-looking statements or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.
Furthermore, neither the Company’s independent auditors nor any other independent accountants have audited, reviewed, examined, compiled or applied agreed-upon procedures with respect to the accompanying SpinCo Estimates and, accordingly, assume no responsibility for, and express no opinion or other form of assurance on, such information or its achievability.
The SpinCo Estimates were based on the data and estimates of senior management. SpinCo did not exist at the time the SpinCo Estimates were made and the SpinCo Estimates are subject to numerous assumptions, including the assumptions discussed above with respect to the Forecasts. SpinCo does not have historical standalone financials and the amounts contained in the SpinCo Estimates are primarily based on the Company’s store financial information. In particular, assumptions were made as to the location of the stores, the real estate ownership status of the stores (leased or owned), and other estimates, such as tax rates, operating structure and costs that were based on the rates and costs applicable to the Company. Projected store performance of stores was estimated on a linear basis relative to the overall Forecast of the Company. These SpinCo Estimates could differ materially from any forecast or projections independently developed by a separate management team of SpinCo that could consider, among other things, different business and operating strategies and financial assumptions.

Furthermore, the SpinCo Estimates included herein may not necessarily reflect the results of operations, financial position and cash flows that SpinCo could achieve as a separate, publicly traded company in the future as a result of the following factors:
•
SpinCo will require overhead costs for corporate functions, including, but not limited to, accounting, auditing, corporate affairs, external reporting, human resources, information technology, legal services, risk management, tax administration, treasury, and certain governance functions (including internal audit and compliance with the Sarbanes-Oxley Act). The cost of these corporate functions is difficult to estimate and the estimates provided by senior management reflect a number of assumptions on costs that may differ from the actual costs incurred by SpinCo.

•
Historically, the stores in SpinCo shared economies of scale in costs, employees, vendor relationships and customer relationships that SpinCo may not enjoy to the same extent operating as a standalone company. If SpinCo cannot enjoy certain economies of scale, the SpinCo Estimates could differ from actual results.

•
Like the Company, SpinCo will need to obtain additional financing from banks, through public offerings or private placements of debt or equity securities, strategic relationships or other arrangements. The cost of capital for SpinCo’s business may be higher than the Company’s historical cost of capital, which could impact the SpinCo Estimates in unforeseen ways.

•	The federal and local tax rate for SpinCo may differ materially from the tax rates applicable to the Company due to SpinCo’s size, location and operations.
In light of the foregoing factors and the uncertainties inherent in the SpinCo Estimates, stockholders are cautioned not to place undue reliance on the SpinCo Estimates included in this information statement with respect to SpinCo. The actual information may differ materially from the information contained herein.
Four-Wall EBITDA
($ in millions)	2023E	Total at 3x
Four-Wall EBITDA for 100 Stores(1)	215.0	645
Four-Wall EBITDA for 375 Stores(1)	846.0	2,537
(1)
For purposes of the SpinCo Estimates, the term “Four-Wall EBITDA” is defined as store-level retail earnings before interest, taxes, depreciation and amortization, excluding allocated overhead costs and other non-cash adjustments. Four-Wall EBITDA is a financial measure that is not defined under or calculated in accordance with GAAP.

Unlevered Free Cash Flow
	Fiscal Years Ended
($ in millions)	2024E	2025E	2026E	2027E	Terminal
Unlevered Free Cash Flow for 100 Stores(1)	0.0	2.0	4.0	4.0	10.0
Unlevered Free Cash Flow for 375 Stores(1)	37.0	44.0	53.0	54.0	76.0
(2)
For purposes of the SpinCo Estimates, unlevered free cash flow is defined as net operating profit after tax, plus non-cash items (except equity-based compensation expense), less changes in net working capital, less capital expenditures. Unlevered free cash flow is a financial measure that is not defined under or calculated in accordance with GAAP.

Real Estate Value
($ in millions)	Average Per Store	Total Value
Real Estate Value100 Stores(1)	11.3	430.0
Real Estate Value375 Stores(1)	12.0	1,600
(1)	Value of the stores was based on recent appraisals conducted by Cushman.
Interests of the Company’s Executive Officers and Directors in the Merger
You should be aware that members of the Board and the Company’s executive officers have interests in the Merger in addition to their interests as Company stockholders generally, pursuant to certain agreements between such directors and executive officers and the Company. These interests are described below and may be different from, or in conflict with, your interests as a Company stockholder. The members of the Board were aware of the material facts as to these additional interests, and considered them, when they approved the Merger Agreement. The Closing is expected to constitute a “change in control” (or similar phrase) for purposes of each of the Company’s compensation plans and agreements, if applicable.
Pursuant to the SEC’s reporting rules, the Company is reporting the interests held by each of (i) its current named executive officers (“NEOs”), Vivek Sankaran, Sharon McCollam, Anuj Dhanda, and Susan Morris, (ii) its current executive officers who are not NEOs, Omer Gajial, Juliette Pryor, Evan Rainwater, Jennifer Saenz and Michael Theilmann and (iii) its current directors, James Donald, Chan Galbato, Sharon Allen, Kim Fennebresque, Allen Gibson, Hersch Klaff, Alan Schumacher, Brian Kevin Turner, Mary Elizabeth West and Scott Wille. Under the SEC’s reporting rules, Robert Dimond and Christine Rupp are also deemed to be NEOs, but because they separated from employment with the Company on February 26, 2022 and July 31, 2022, respectively, they will not receive any benefit that is payable or that may become payable, based on, or otherwise related to, the Merger in respect of any shares of Common Stock that they own, and they are not included in the disclosure below.
These interests are described in more detail below and, with respect to the Company’s NEOs, are quantified under the section of this information statement entitled “Potential Merger-Related Payments to NEOs.”
Treatment of Company Equity Awards
The Company’s non-employee directors and executive officers, including the NEOs, hold certain time-based Company restricted stock unit awards (“Company RSUs”) and performance-based Company restricted stock unit awards (“Company PSUs”). Additionally, Mr. Sankaran holds awards of restricted shares of Common Stock (“Company Restricted Stock Awards” and together with the Company RSUs and the Company PSUs, the “Company Equity Awards”) that are subject to time-based vesting conditions, with certain of such awards also subject to performance-based vesting conditions. No NEOs or executive officers or non-employee directors hold any outstanding stock options. At the Effective Time, the Company Equity Awards held by each of the Company’s directors, NEOs and executive officers will be treated in the same manner as those Company Equity Awards held by other employees of the Company as set forth below.
Treatment of Company RSU Awards
Upon the terms and subject to the conditions of the Merger Agreement, at the Effective Time of the Merger, outstanding Company RSUs will be treated as follows:
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At the Effective Time, each outstanding Company RSU shall, automatically and without any required action on the part of the holder thereof, cease to represent a restricted stock unit denominated in shares of Common Stock and shall be converted into a restricted stock unit denominated in Kroger common shares (each, a “Kroger RSU”).

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The number of Kroger common shares subject to each such Kroger RSU shall be equal to the product (rounded to the nearest whole number) of (x) the number of shares of Common Stock subject to such Company RSU immediately prior to the Effective Time multiplied by (y) the Equity Exchange Ratio.

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Except as specifically provided above, following the Effective Time, each such Kroger RSU shall continue to be governed by the same terms and conditions (including vesting and forfeiture terms) as were applicable to the corresponding Company RSU immediately prior to the Effective Time, including by giving effect to the fact that the Closing will constitute a “change in control” under the Company Equity Plans.

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Dividend equivalent rights (“DERs”) associated with Company RSUs that are denominated in Company RSUs shall be treated consistent with the foregoing. Company RSUs that were previously granted without DERs (generally, those granted prior to May 12, 2021) are being amended to provide for cash-denominated DERs with respect to the Pre-Closing Dividend only. The cash-denominated DERs are payable in cash, without interest, and following the Effective Time shall be provided for in the corresponding Kroger RSU and shall continue to be governed by the same terms and conditions (including vesting and forfeiture terms) as were applicable to the corresponding Company RSU immediately prior to the Effective Time.

Treatment of Company PSU Awards
Upon the terms and subject to the conditions of the Merger Agreement, at the Effective Time of the Merger, outstanding Company PSUs will be treated as follows:
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At the Effective Time, each outstanding Company PSU shall, automatically and without any required action on the part of the holder thereof, cease to represent a performance stock unit denominated in shares of Common Stock and shall be converted into a Kroger RSU. For the avoidance of doubt, any Company PSUs that relate to a performance period ending prior to the Effective Time that become earned, but that are not settled prior to the Effective Time, will also be converted to Kroger RSUs.

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The number of Kroger common shares subject to each such Kroger RSU shall be equal to the product (rounded to the nearest whole number) of (x) the sum of (i) the number of shares of Common Stock subject to such Company PSU immediately prior to the Effective Time that are subject to the performance period in which the Effective Time occurs, based on the greater of target performance and actual performance as determined by the Board (or, if appropriate, any committee thereof administering the Albertsons Companies, Inc. Restricted Stock Unit Plan (f/k/a Albertsons Companies, Inc. Phantom Unit Plan) (the “Restricted Stock Unit Plan”) and Albertsons Companies, Inc. 2020 Omnibus Incentive Plan (the “2020 Omnibus Plan” and together with the Restricted Stock Unit Plan, the “Company Equity Plans”) in accordance with the terms of the Company Equity Plans and applicable award agreements, plus (ii) the number of shares of Common Stock subject to such Company PSU immediately prior to the Effective Time that are subject to any performance period that begins after the Effective Time, based on target performance, multiplied by (y) the Equity Exchange Ratio.

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Except as specifically provided above, following the Effective Time, each such Kroger RSU shall continue to be governed by the same terms and conditions (including vesting and forfeiture terms) as were applicable to the corresponding Company PSU immediately prior to the Effective Time, including by giving effect to the fact that the Closing will constitute a “change in control” under the Company Equity Plans, but shall no longer be subject to any performance-based vesting conditions.

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DERs associated with Company PSUs that are denominated in Company PSUs shall be treated consistent with the foregoing. Company PSUs that were previously granted without DERs (generally, those granted prior to May 12, 2021 and any Company PSUs that were subject to an open or future performance period as of the date that the Pre-Closing Dividend is paid) are being amended to provide for cash-denominated DERs with respect to the Pre-Closing Dividend only. The cash-denominated DERs are payable in cash, without interest, and following the Effective Time shall be provided for in the corresponding Kroger RSU and shall continue to be governed by the same terms and conditions (including vesting and forfeiture terms as well as performance adjustments for open years) as were applicable to the corresponding Company PSU immediately prior to the Effective Time. Performance in the year in which the Effective Time occurs is deemed to be the better of target performance and actual performance (as determined by the Company) and performance in future performance periods is deemed to be at target performance.

Treatment of Company Restricted Stock Awards
Upon the terms and subject to the conditions of the Merger Agreement, at the Effective Time of the Merger, outstanding Company Restricted Stock Awards will be treated as follows:
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At the Effective Time, each outstanding Company Restricted Stock Award shall, automatically and without any required action on the part of the holder thereof, cease to represent a restricted share of Common Stock and shall be converted into a number of restricted Kroger common shares (each, a “Kroger Restricted Stock Award”) equal to the product (rounded to the nearest whole number) of the Equity Exchange Ratio multiplied by the number of shares of Common Stock subject to such Company Restricted Stock Award immediately prior to the Effective Time.

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Except as specifically provided above, following the Effective Time, each such Kroger Restricted Stock Award shall continue to be governed by the same terms and conditions (including vesting and forfeiture terms) as were applicable to the corresponding Company Restricted Stock Award immediately prior to the Effective Time, including by giving effect to the fact that the Closing will constitute a “change in control” under the Company Equity Plans, but shall no longer be subject to any performance-based vesting conditions.

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DERs associated with Company Restricted Stock Awards that are denominated in Company Restricted Stock Awards shall be treated consistent with the foregoing and such rights denominated in cash shall be provided for in the Kroger Restricted Stock Award and shall continue to be governed by the same terms and conditions (including vesting and forfeiture terms) as were applicable to the corresponding Company Restricted Stock Award immediately prior to the Effective Time. No cash-denominated DERs have been granted with respect to Company Restricted Stock Awards.

Treatment of Shares of Common Stock
For information regarding beneficial ownership of Common Stock, other than the equity-based awards described below, by each of the Company’s non-employee directors and executive officers, please see the section of this information statement entitled “Security Ownership of Certain Beneficial Owners and Management”. Each of the Company’s directors and executive officers will be entitled to receive, for each share of Common Stock issued and outstanding immediately prior to the Effective Time, the same Merger Consideration in cash in the same manner as other stockholders.
Outstanding Company Equity Awards
The table below sets forth the estimated amounts that would be realized by each director and executive officer of the Company (prior to any applicable withholding taxes) upon settlement of each outstanding and unvested Company RSU, Company PSU and Company Restricted Stock Award (and related DERs) in connection with the Merger (and in the case of the NEOs and executive officers, following a qualifying termination in connection with the Merger), subject to the following assumptions:
•	The closing date of the Merger is February 24, 2024, the last day of the Company’s 2023 fiscal year;
•	Each unearned Company PSU is settled at target performance;
•	No additional Company Equity Awards are granted to any director or executive officer of the Company from October 13, 2022 to February 23, 2024; and
•	The per share price of a share of Common Stock is $34.10 per share without adjustments for the Pre-Closing Dividend or the Distribution of SpinCo, and accordingly, such DERs are not included.
Name of Executive Officer or Director	Company RSUs (#)	Company PSUs (#)	Company Restricted Stock Awards (#)	DERs (#)(1)	Total ($)
Vivek Sankaran	164,277	162,950	645,594	—	33,173,196
Sharon McCollam	151,707	231,768	—	478	13,092,797
Anuj Dhanda	227,138	207,489	—	184	14,827,055
Susan Morris	180,475	431,733	—	368	20,888,842

Name of Executive Officer or Director	Company RSUs (#)	Company PSUs (#)	Company Restricted Stock Awards (#)	DERs (#)(1)	Total ($)
Omer Gaijal	85,511	104,238	—	79	6,473,135
Juliette W. Pryor	104,614	273,922	—	210	12,915,239
Evan Rainwater	46,427	101,988	—	89	5,063,986
Jennifer Saenz	136,622	34,305	—	—	5,828,611
Michael Theilmann	91,245	219,542	—	200	10,604,657
James Donald	—	570,164	—	—	19,442,592
Chan Galbato	5,015	—	—	—	171,012
Sharon Allen	5,015	—	—	—	171,012
Kim Fennebresque	5,015	—	—	—	171,012
Allen Gibson	5,015	—	—	—	171,012
Hersch Klaff	5,015	—	—	—	171,012
Alan Schumacher	5,015	—	—	—	171,012
Brian Kevin Turner	5,015	—	—	—	171,012
Mary Beth West	5,015	—	—	—	171,012
Scott Wille	5,015	—	—	—	171,012
•   (*) Reflects awards that accrue DERs as a result of the quarterly dividend that was paid on November 14, 2022.
These amounts do not attempt to forecast any additional Company Equity Award grants, issuances or forfeitures that may occur prior to the Effective Time and do not reflect any Company Equity Awards that are expected to vest in accordance with their terms prior to February 24, 2024. As a result of the foregoing assumptions, which may or may not actually occur or be accurate on the relevant date, the actual amounts, if any, to be received by the Company’s executive officers and directors may materially differ from the amounts set forth above.
Retention Program
The Company established a retention program in the aggregate amount of $80 million to promote retention and to incentivize efforts to consummate the Merger and to ensure a successful and efficient integration process (the “Retention Program”). Individual awards to be made under the Retention Program will be determined by the Company’s chief executive officer in consultation with the compensation committee or the compensation committee and its delegates, as applicable.
As of the date of this information statement, none of the NEOs or other executive officers has received a retention bonus or has entered into any agreement, arrangement or understanding with the Company with respect to the Retention Program. Prior to the Closing, however, the NEOs or other executive officers may receive a retention bonus or enter into agreements, arrangements or understandings with the Company regarding the Retention Program.
Termination Benefits
Executive Officer Employment Agreements
The Company has entered into employment agreements with each of the NEOs and other executive officers that provide for certain benefits following a qualifying termination as described in more detail below.
Agreement with Mr. Sankaran
The Company has an employment agreement with Mr. Sankaran dated March 25, 2019.
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Upon a termination by the Company without “Cause” or a voluntary resignation for “Good Reason” (as defined below in “—Termination Benefits—Executive Officer Employment Agreements—Agreement with Mr. Sankaran”), Mr. Sankaran would be entitled to receive: (i) any earned but unpaid bonus with respect to any completed performance period prior to the date of termination, (ii) a lump sum payment in an amount equal to 200% of the sum of Mr. Sankaran’s Base Salary plus Target Bonus (as such terms are defined in the employment agreement), (iii) a pro-rata bonus for the fiscal year of termination, based on actual performance (and paid at year-end when such amounts are paid to active employees) and (iv) reimbursed COBRA costs for Mr. Sankaran and his dependents for a period of up to eighteen months.
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Upon his death or his termination by the Company due to disability, Mr. Sankaran would be entitled to receive: (i) any earned but unpaid bonus with respect to any completed performance period prior to the date of termination, (ii) a lump sum payment equal to 25% of Mr. Sankaran’s Base Salary then in effect, (iii) a pro-rata bonus for the fiscal year of termination, based on actual performance (and paid at year-end when such amounts are paid to active employees) and (iv) reimbursed COBRA costs for Mr. Sankaran and his dependents for a period of up to eighteen months.

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If Mr. Sankaran’s employment terminates due to the employment agreement not being renewed by the Company, Mr. Sankaran would be entitled to receive: (i) any earned but unpaid bonus with respect to any completed performance period prior to the date of termination, (ii) a lump sum payment in an amount equal to 200% of the sum of Mr. Sankaran’s Base Salary plus Target Bonus and (iii) reimbursed COBRA costs for Mr. Sankaran and his dependents for a period of up to eighteen months.

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Further, if Mr. Sankaran’s employment terminates due to the Company’s non-renewal of the employment agreement, Mr. Sankaran will become vested in any time-based Company Restricted Stock Awards that would have vested during the thirteen month period following the date of termination.

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Additionally, if Mr. Sankaran’s employment is terminated by the Company without Cause or Mr. Sankaran resigns for Good Reason following a Change in Control (as such term is defined in the employment agreement and award agreements) or within the 180-day period immediately prior to a Change in Control, or if following a Change in Control, Mr. Sankaran’s employment terminates due to his death or disability, Mr. Sankaran will become fully vested in any time-based Company Restricted Stock Awards and any unvested performance-based Company Restricted Stock Awards (to the extent not previously forfeited) as if the performance targets for future fiscal years had been fully achieved.

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Further, with respect to Company Equity Awards granted in the 2022 fiscal year, if, during the 24-month period following a Change in Control (as defined in the Company’s 2020 Omnibus Plan and award agreements) Mr. Sankaran’s employment is terminated (i) due to his death or by the Company due to his Disability, (ii) in a manner that qualifies as an “Early Retirement” or “Normal Retirement” (as such terms are defined in the employment agreement and award agreements), or (iii) by the Company for any reason other than for Cause or if Mr. Sankaran voluntarily resigns for Good Reason, then Mr. Sankaran shall become immediately vested in any portion of the Company RSUs and the Company PSUs in which he has not yet become vested, to the extent not previously forfeited or cancelled.

The following definitions are applicable to the termination benefits described above for Mr. Sankaran:
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“Cause” means, with respect to conduct during Mr. Sankaran’s employment with the Company, whether or not committed during the Term (as defined in the employment agreement), (i) conviction of a felony by Mr. Sankaran; (ii) acts of intentional dishonesty by Mr. Sankaran resulting or intending to result in personal gain or enrichment at the expense of the Company Group (as defined in the employment agreement), other than with respect to (x) de minimis amounts and (y) good faith expense account disputes; (iii) Mr. Sankaran’s material breach of Mr. Sankaran’s obligations under the employment agreement; (iv) conduct by Mr. Sankaran in connection with Mr. Sankaran’s duties thereunder that is fraudulent, unlawful or grossly negligent; (v) engaging in personal conduct by Mr. Sankaran (including but not limited to employee harassment or discrimination, or the use or possession at work of any illegal controlled substance) which seriously discredits or damages the Company Group; (vi) contravention of specific lawful direction from the Board; or (vii) material breach of Mr. Sankaran’s covenants set forth in the employment agreement before termination of employment.

Further, Mr. Sankaran shall have fifteen business days after notice from the Company to cure the deficiency leading to the Cause determination (except with respect to (i) above), if curable. A termination for “Cause” shall be effective immediately (or on such other date set forth by the Company).
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“Good Reason” means the occurrence of one or more of the following events (regardless of whether any other reason, other than Cause, for such termination exists or has occurred) without Mr. Sankaran’s consent (i) a material diminution in Mr. Sankaran’s title, duties, reporting lines or responsibilities as set forth in the employment agreement; (ii) a reduction in Mr. Sankaran’s Base Salary or Target Bonus, provided that, the Company may at any time prior to a Change in Control reduce Mr. Sankaran’s Base Salary or Target Bonus if such reduction is consistent with an “across the board” reduction for all senior executives of the Company and is undertaken in the Board’s reasonable business judgment, acting in good faith, and engaging in fair dealing with Mr. Sankaran, provided, further that the amount of severance pay shall be determined by the Base Salary and Target Bonus of Mr. Sankaran before giving effect to any such reduction; (iii) relocation of Mr. Sankaran’s principal location of work to any location that is in excess of 50 miles from the location set forth in the employment agreement; or (iv) any other material breach of a material provision of the employment agreement by the Company (other than a provision that is covered by clause (i), (ii), or (iii) above). The Company shall have fifteen business days after receipt from Mr. Sankaran of a written notice specifying the deficiency to cure the deficiency that would result in Good Reason.

Agreement with Ms. McCollam
The Company has an employment agreement with Ms. McCollam dated August 4, 2021.
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Upon a termination by the Company without “Cause” or a voluntary resignation for “Good Reason” (as defined below in “—Termination Benefits—Executive Officer Employment Agreements—Agreement with Ms. McCollam”), Ms. McCollam would be entitled to receive (i) a lump sum payment in an amount equal to 200% of the sum of her Base Salary plus Target Bonus (as such terms are defined in the employment agreement), (ii) a pro-rata bonus for the fiscal year of termination, based on actual performance (and paid at year-end when such amounts are paid to active employees) and (iii) reimbursed COBRA costs for Ms. McCollam and her dependents for a period of up to eighteen months.

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Upon her death or her termination by the Company due to disability, Ms. McCollam would be entitled to receive: (i) a pro-rata bonus for the fiscal year of termination, based on actual performance (and paid at year-end when such amounts are paid to active employees), (ii) any earned but unpaid bonus with respect to any completed performance period prior to the date of termination, (iii) a lump sum payment in an amount equal to 25% of Ms. McCollam’s Base Salary, and (iv) reimbursed COBRA costs for Ms. McCollam and her dependents for a period of up to eighteen months.

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Further, if Ms. McCollam’s employment terminates due to the employment agreement not being renewed by the Company, Ms. McCollam would be entitled to receive: (i) payment for Accrued Benefits (as defined in the employment agreements), including any earned but unpaid bonus with respect to any completed performance period prior to the date of termination, (ii) a lump sum payment in an amount equal to 200% of the sum of Ms. McCollam’s Base Salary plus Target Bonus, and (iii) reimbursed COBRA costs for Ms. McCollam and her dependents for a period of up to eighteen months.

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Additionally, if, during the 24-month period following a Change in Control (as defined in the Company’s 2020 Omnibus Plan and award agreements) Ms. McCollam’s employment is terminated (i) due to her death or by the Company due to her Disability, (ii) in a manner that qualifies as an “Early Retirement” or “Normal Retirement” (as such terms are defined in the employment agreement and award agreements), (iii) by the Company for any reason other than for Cause or (iv) with respect to Company Equity Awards granted in the 2022 fiscal year, if Ms. McCollam voluntarily resigns for Good Reason, then Ms. McCollam shall become immediately vested in any portion of the Company RSUs and the Company PSUs in which she has not yet become vested, to the extent not previously forfeited or cancelled.

The following definitions are applicable to the termination benefits described above for Ms. McCollam:
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“Cause” means, as determined by the Board (or its designee), with respect to conduct during Ms. McCollam’s employment with the Company, whether or not committed during the Term, (i) conviction of a felony by Ms. McCollam; (ii) acts of intentional dishonesty by Ms. McCollam resulting or intending to result in personal gain or enrichment at the expense of the Company, its subsidiaries or its affiliates; (iii) Ms. McCollam’s material breach of Ms. McCollam’s obligations under the employment agreement; (iv) conduct by Ms. McCollam in connection with Ms. McCollam’s duties thereunder that is fraudulent, unlawful or grossly negligent; (v) engaging in personal conduct by Ms. McCollam (including but not limited to employee harassment or discrimination, or the use or possession at work of any illegal controlled substance) which seriously discredits or damages the Company, its subsidiaries or its affiliates; (vi) contravention of specific lawful direction from the Board or (vii) breach of Ms. McCollam’s covenants set forth in the employment agreement before termination of employment. Ms. McCollam shall have fifteen business days after notice from the Company to cure the deficiency leading to the Cause determination (except with respect to (i) above), if curable. A termination for “Cause” shall be effective immediately (or on such other date set forth by the Company).

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“Good Reason” means the occurrence of one or more of the following events (regardless of whether any other reason, other than Cause, for such termination exists or has occurred) without Ms. McCollam’s consent (i) a material diminution in Ms. McCollam’s title, duties, reporting lines, or responsibilities as set forth in the employment agreement; (ii) a reduction in Ms. McCollam’s Base Salary or Target Bonus, provided that, the Company may at any time prior to a Change in Control reduce Ms. McCollam’s Base Salary or Target Bonus if such reduction is consistent with an “across the board” reduction for all senior executives of the Company and is undertaken by the Company’s Compensation Committee or the Company Board, provided, further that the amount of severance pay shall be determined by the Base Salary and Target Bonus of Ms. McCollam before giving effect to any such reduction; (iii) relocation of Ms. McCollam’s principal location of work to any location that is in excess of fifty miles from Ms. McCollam’s principal location of work as of the Start Date (as defined in the employment agreement); or (iv) any other material breach of a material provision of the employment agreement by the Company (other than a provision that is covered by clause (i), (ii) or (iii) above. Ms. McCollam may not terminate employment for Good Reason unless and until Ms. McCollam provides the Company with at least thirty days prior written notice of her intent to terminate for Good Reason, in which Ms. McCollam cites the applicable provision of the employment agreement, and the Company fails to take reasonable action to remedy the alleged cause for Good Reason within such thirty day notice period, and Ms. McCollam terminates employment within three months following the initial existence of such condition.

Agreements with Mr. Dhanda, Ms. Morris and Other Executive Officers
The Company has employment agreements with Mr. Dhanda and Ms. Morris, dated July 20, 2022, respectively, and with each of its non-NEO executive officers, the material terms of which are summarized as follows:
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Upon a termination by the Company without “Cause” or a voluntary resignation for “Good Reason” (as defined below in “—Termination Benefits—Executive Officer Employment Agreements— Agreements with Mr. Dhanda, Ms. Morris and Other Executive Officers”), each such executive officer would be entitled to receive: (i) a lump sum payment in an amount equal to 200% of the sum of the executive officer’s Base Salary and Target Bonus, (ii) a pro-rata bonus for the fiscal year of termination, based on actual performance (and paid at year-end when such amounts are paid to active employees) and (iii) reimbursed COBRA costs for the executive officer and the executive officer’s dependents for a period of up to eighteen months.

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Upon such executive officer’s death or his or her termination by the Company due to disability, each such executive officer would be entitled to receive: (i) payment for Accrued Benefits (as defined in the respective employment agreements), (ii) a pro-rata bonus for the fiscal year of termination, based on actual performance (and paid at year-end when such amounts are paid to active employees), and (iii) a lump sum payment equal to the earned but unpaid portion of any bonus earned in respect of any performance period that is completed prior to such executive officer’s death or disability.

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Further, upon a termination by the Company during the 24-month period following a Change in Control (as defined in the Company’s 2020 Omnibus Plan and award agreements) (i) due to death or disability, (ii) in a manner that qualifies as an “Early Retirement” or “Normal Retirement” (as such terms are defined in the respective employment agreements and award agreements), (iii) by the Company for any reason other than for Cause or (iv) with respect to Company Equity Awards granted in the 2022 fiscal year, if such executive officer voluntarily resigns for Good Reason, then the executive officer shall become immediately vested in any portion of the Company RSUs and the Company PSUs in which such executive officer has not yet become vested, to the extent not previously forfeited or cancelled.

The following definitions are applicable to the termination benefits described above for each of Mr. Dhanda, Ms. Morris and the non-NEO executive officers:
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“Cause” means, (i) the executive officer has been convicted of a felony; (ii) acts of intentional dishonesty by the executive officer resulting or intending to result in personal gain or enrichment at the expense of the Company, its subsidiaries or its affiliates; (iii) the executive officer’s material breach of his or her obligations under the employment agreement; (iv) conduct by the executive officer in connection with his or her duties that is fraudulent, unlawful or grossly negligent; (v) personal conduct by the executive officer which would reasonably be expected to seriously discredit or damage the Company, its subsidiaries or its affiliates (including, but not limited, to employee harassment or discrimination under the Company’s policies, or the use or possession at work of any illegal controlled substance); (vi) the executive officer’s contravention of specific lawful direction from the Board; or (vii) breach by the executive officer of the covenants set forth in the employment agreement before termination of employment. The existence of a condition constituting “Cause” shall be determined exclusively by the Board or its designee. The executive officer shall not be deemed to have been terminated for Cause unless and until the executive officer has been given written notice detailing the specific Cause event and a period of fifteen business days following receipt of such notice from the Company to cure the deficiency leading to the Cause determination (except with respect to (i) above), if curable. Any act, or failure to act, based upon and performed in accordance with authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the executive officer in good faith and in the best interest of the Company.

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“Good Reason” means, the occurrence of one or more of the following without the respective executive officer’s prior written consent: (i) a material reduction in such executive officer’s Base Salary or Target Bonus opportunity, unless such decrease is part of a temporary, uniform reduction in salary for all executive officers of the Company that is undertaken in the Board’s reasonable business judgment, based on the Company’s financial performance or a reasonably anticipated economic downturn; (ii) relocation of such executive officer’s principal location of work to any location that is in excess of thirty miles from such executive officer’s principal work location as of the effective date of his or her employment agreement; or (iii) a material diminution in such executive officer’s authority, responsibilities or duties. A resignation by such executive officer shall not be treated as for Good Reason unless: (a) the executive officer provides written notice to the Company of the circumstances(s) giving rise to a Good Reason condition within sixty days of the executive officer having knowledge of the initial existence of such circumstance(s), (b) the Company fails to cure the applicable circumstance(s) within thirty days after receipt of such written notice, and (c) the executive officer terminates employment with the Company no later than thirty days following the end of such cure period.

Conditions to Termination Benefits
Each of the executive officer’s employment agreements contain a confidentiality covenant that applies in perpetuity, as well as non-compete and employee and supplier/vendor non-solicit covenants that apply during the employment period and thereafter for two years for Mr. Sankaran and Ms. McCollam and for one year (for Mr. Dhanda, Ms. Morris and the other executive officers). The employment agreements also contain non-disparagement covenants, which in the case of Mr. Sankaran and Ms. McCollam, are mutual. The severance amounts payable to an executive officer upon a qualifying termination of employment are subject to the execution of a release by the executive and the executive’s continued compliance with the aforementioned restrictive covenants. The employment agreements do not provide for any tax gross-ups. Instead, the employment agreements provide that in the event the executive officer would be subject to an excise tax under Section 4999 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the benefits to the executive officer will be reduced to the extent that such benefits do not trigger the excise tax unless the executive officer would retain greater value (on an after-tax basis) by receiving all benefits and paying applicable excise, income and payroll taxes.
For amounts payable to the NEOs under certain qualifying termination events in connection with the Merger, please see the section of this information statement entitled “—Potential Merger-Related Payments to NEOs.” The estimated aggregate value of the benefits described above that would be payable to the Company’s five executive officers who are not NEOs, under their respective employment agreements or pursuant to the Company severance practices, as applicable, if the Effective Time occurred on February 24, 2024 and each executive officer experienced a qualifying termination on that date is $56,951,443. The foregoing estimate is based on the non-NEO executive officers’ current Base Salaries and Target Bonuses, Target Bonuses for the fourth quarter of the 2023 fiscal year and Target Bonuses for the 2023 fiscal year, the number of Company Equity Awards that were outstanding and unvested immediately prior to the Closing for each executive officer, respectively, the current estimated costs of eighteen months of continued COBRA coverage under the Company’s existing health care plan utilizing the 2023 fiscal year rates, and assumes (i) annual cash bonuses are paid at target performance, (ii) no additional Company Equity Awards are granted following October 13, 2022 other than those approved prior to such date and (iii) Company PSUs are earned at target performance.
280G Mitigation Actions
In connection with the Merger, the Company may take certain actions before the Effective Time to mitigate the amount of potential “excess parachute payments” for “disqualified individuals” (each as defined in Section 280G of the Code. As of the date of this information statement, the Company has not yet approved any specific actions to mitigate the expected impact of Section 280G of the Code on the Company and any disqualified individuals. No NEO or other executive officer is entitled to receive gross-ups or tax reimbursements from the Company with respect to any potential excise taxes.
New Employment Agreements with Kroger
As of the date of this information statement, none of the NEOs or other executive officers has entered into any agreement, arrangement or understanding with Kroger regarding employment with, or compensation from, Kroger going forward. Prior to the Closing, however, the NEOs or other executive officers may discuss or enter into agreements, arrangements or understandings with Kroger regarding employment with, or compensation from, Kroger going forward.
Indemnification and Insurance
Kroger will maintain in full effect, for a period of six years, the current directors’ and officers’ liability and fiduciary liability insurance policies covering those persons who were, as of the Effective Time of the Merger Agreement, covered by the Company’s directors’ and officers’ liability insurance policy, for acts or omissions occurring prior to the Effective Time of the Merger, but Kroger will not be required to pay annual premiums in excess of 300% of the last annual premiums paid by the Company prior to the date of the Merger Agreement and will purchase the maximum amount of coverage that can be obtained for that amount if premiums are in excess of 300% of the last annual premiums. Notwithstanding the prior sentence, the Company may, on or prior to the Effective Time of the Merger, purchase a tail policy with respect to the acts or omissions occurring prior to the Effective Time of the Merger that were committed or alleged to have been committed prior to the Effective Time, in coverage and amount no greater than the policies currently in place so long as the premiums paid do not exceed 300% of the last annual premiums paid by the Company prior to the date of the Merger Agreement, for a period of six years; if the Company purchases such tail policy, Kroger will be relieved of its obligations described in this paragraph. For a more detailed description of the provisions of the Merger Agreement relating to director and officer indemnification, please see the section of this information statement entitled “The Merger Agreement—Indemnification and Insurance.”
Potential Merger-Related Payments to NEOs
The following table is intended to comply with Item 402(t) of Regulation S-K and sets forth the amount of payments and benefits (on a pre-tax basis) that may be paid or become payable to each NEO of the Company in connection with the Merger, assuming that (i) the consummation of the Merger occurred on February 24, 2024 (which is the assumed date of the Closing solely for purposes of the disclosure in this section); (ii) that the service of the NEOs also terminated on such date without Cause or by the NEO for Good Reason; (iii) each NEO’s Base Salary rate and annual Target Bonus remains unchanged from those in place as of December 1, 2022; (iv) each NEO holds only those Company RSUs, Company PSUs and Company Restricted Stock Awards that were outstanding, unearned and unvested on October 13, 2022 and no additional Company Equity Awards are granted to any NEO from October 13, 2022 to February 23, 2024; (v) each outstanding Company PSU with an uncompleted performance period (or a performance period that has not yet commenced) as of February 24, 2024 is earned at target performance; (vi) the closing price of a share of Common Stock on the Closing is $34.10 (without adjustments for the Pre-Closing Dividend or the Distribution of SpinCo, and accordingly, without associated DERs) and (vii) each NEO has properly executed any required releases and complied with all requirements (including any applicable restrictive covenants) necessary in order to receive the payments and benefits. For additional details regarding the terms of the payments and benefits described below, please see the section of this information statement entitled “Interests of the Company’s Executive Officers and Directors in the Merger.”
The amounts shown in the table below are estimates based on several assumptions that may or may not actually occur or be accurate on the Effective Time of the Merger, including the assumptions described below and in the footnotes to the table, and do not reflect certain compensation actions that may occur prior to completion of the Merger. In addition, these amounts do not attempt to forecast any additional equity or cash award grants, issuances or forfeitures that may occur, or future dividend equivalents that may be accrued, prior to the Closing. Pursuant to the terms of each NEO’s respective employment agreement, the NEOs would be entitled to the severance payments and benefits set forth in the table below in connection with a qualifying termination event, regardless of whether the Merger has closed, meaning that such payments and benefits are not in any manner enhanced as a result of the Merger. For additional details regarding the terms of the payments and benefits described below, please see the section of this information statement entitled “Interests of the Company’s Executive Officers and Directors in the Merger.”
Golden Parachute Compensation
NEO	Cash ($)(1)	Equity ($)(2)	Other ($)(3)	Total ($)*
Vivek Sankaran	9,865,385	33,173,196	30,981	43,069,562
Sharon McCollam	5,269,231	13,092,797	31,273	18,393,301
Anuj Dhanda	3,461,538	14,827,055	13,137	13,301,730
Susan Morris	4,615,385	20,888,842	23,763	25,527,990
•   (*) The total amount is an estimate based on multiple assumptions that may or may not occur. The actual total amount received by a NEO may differ in material respects from the amount reflected in this column depending on future circumstances.
•   (1) Represents (i) 200% the sum of (x) Base Salary and (y) Target Bonus, plus Target Bonus for the fourth quarter of the 2023 fiscal year and Target Bonus for 2023 fiscal year, as follows:
NEO	Cash Severance		Bonus ($)
	Base Salary Component ($)	Target Bonus Component ($)
Vivek Sankaran	1,500,000	2,625,000	1,615,385
Sharon McCollam	1,000,000	1,250,000	769,231
Anuj Dhanda	750,000	750,000	461,538
Susan Morris	1,000,000	1,000,000	615,385
•   (2) Represents the estimated value received by the NEO in respect of the number of Company Equity Awards that were outstanding and unvested immediately prior to the Closing (assuming no additional Company Equity Awards are granted following October 13, 2022 other than those approved prior to such date and assuming Company PSUs are earned at target performance).
•   (3) Represents the current estimated cost of eighteen months of continued COBRA coverage under the Company’s existing health care plan utilizing the 2023 fiscal year rates.
Legal Proceedings Regarding the Merger Agreement
Since the announcement of the Merger, the Washington Attorney General filed a motion for a temporary restraining order seeking to restrain the Company from paying the Pre-Closing Dividend. The motion names the

Company, Kroger, Merger Sub and certain Company subsidiaries as defendants, was filed on November 1, 2022 in King County Superior Court of the State of Washington and is captioned State of Washington v. Albertsons Companies, Inc., No. 22-2-18046-3 (SEA). On November 3, 2022, a commissioner for the King County Superior Court of the State of Washington issued a temporary restraining order against the payment of the Pre-Closing Dividend. On December 9, 2022, the King County Superior Court of the State of Washington ruled in favor of the Company and denied the Washington Attorney General’s request for a preliminary injunction, but extended the temporary restraining order in order for the Washington Attorney General to seek review from the Washington Supreme Court. That same day, on December 9, 2022, the Washington Attorney General sought review from the Washington Supreme Court, asking that Court to review the denial of the preliminary injunction. On December 19, 2022, the commissioner of the Washington Supreme Court announced that the Court will, sitting en banc, consider the Washington Attorney General’s application for review. The commissioner’s order also extended the temporary restraining order against the payment of the Pre-Closing Dividend. On December 28, 2022, the Court scheduled the en banc conference to take place on January 17, 2023. On January 17, 2023, the Court denied a motion by the Washington Attorney General to hear an appeal from the Superior Court’s denial to enjoin the Company from paying the Pre-Closing Dividend. As a result of the Court’s decision, the temporary restraining order preventing payment of the Pre-Closing Dividend was also lifted.
Additionally, on November 2, 2022 the Attorneys General of the District of Columbia, the State of California and the State of Illinois filed a complaint against the Company and Kroger in the U.S. District Court for the District of Columbia, asserting violations of federal and state antitrust laws and moved for a temporary restraining order seeking to enjoin the Company from paying the Pre-Closing Dividend pending completion of antitrust regulatory review of the Merger Agreement. The complaint is captioned District of Columbia, et al., v. The Kroger Co., et al., No. 1:22-ev-3357. On November 8, 2022 the motion for a temporary restraining order was denied. On December 1, 2022, the above-mentioned Attorneys General filed a motion for a preliminary injunction seeking to enjoin payment of the Pre-Closing Dividend. On December 12, 2022, the motion for a preliminary injunction was denied. The same day, the above-mentioned Attorneys General filed a motion in the District Court for an injunction pending appeal of the denial of their motion for a preliminary injunction. On December 14, 2022, the Court denied the motion for an injunction pending appeal. On December 13, 2022, the above-mentioned Attorneys General filed a motion in the United States Court of Appeals for the District of Columbia Circuit seeking an injunction pending appeal and an administrative stay of the payment of the Pre-Closing Dividend. On December 20, 2022, the Court of Appeals denied the motion for an injunction pending appeal and an administrative stay of the payment of the Pre-Closing Dividend. There is currently no injunction from the federal courts relating to payment of the Pre-Closing Dividend.
Appraisal Rights
Record holders and beneficial owners of shares of Common Stock and Preferred Stock, other than the Majority Stockholders, who otherwise comply with the applicable statutory procedures of Section 262 of the DGCL, summarized herein, are entitled to appraisal rights under Section 262 of the DGCL. In order to exercise and perfect appraisal rights, a record holder or beneficial owner of shares of Common Stock or Preferred Stock must follow the steps prescribed in Section 262 of the DGCL and summarized below properly and in a timely manner.
Section 262 of the DGCL is reprinted in its entirety as Annex D to this information statement. Set forth below is a summary description of Section 262 of the DGCL. The following summary describes the material aspects of Section 262 of the DGCL and the law relating to appraisal rights and is qualified in its entirety by reference to Annex D. All references in Section 262 and this summary to “stockholder” are to the record holder of the shares of Common Stock and/or Preferred Stock as to which appraisal rights are asserted. All references in this summary to “beneficial owner” means the beneficial owner of shares of Common Stock or Preferred Stock held either in voting trust or by a nominee on behalf of such person. Failure to comply strictly with the requirements and procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights.
ANY COMPANY STOCKHOLDER OR BENEFICIAL OWNER WHO WISHES TO EXERCISE APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE HIS, HER OR ITS RIGHT TO DO SO SHOULD REVIEW ANNEX D CAREFULLY AND SHOULD CONSULT HIS, HER OR ITS LEGAL ADVISORS, SINCE FAILURE TO TIMELY AND FULLY COMPLY WITH THE PROCEDURES SET FORTH THEREIN WILL RESULT IN THE LOSS OF SUCH RIGHTS.

Under the DGCL, record holders and beneficial owners of Common Stock or Preferred Stock who follow the procedures set forth in Section 262 of the DGCL will be entitled to have their shares appraised by the Delaware Court of Chancery (the “Delaware Court”), and to receive payment in cash of the “fair value” of those shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, on the amount determined to be the fair value.
Under Section 262(d)(2) of the DGCL, where a merger agreement relating to a proposed merger is adopted by consent in lieu of a meeting of stockholders, each stockholder entitled to appraisal rights must be given notice of the approval of the merger and that appraisal rights are available for such stockholder’s shares in the merger, and must include in each such notice a copy of Section 262 of the DGCL or information directing the stockholders to a publicly available electronic resource at which this section may be accessed without subscription or cost. This information statement constitutes such notice to Company stockholders pursuant to Section 262(d)(2) of the DGCL and Section 262 of the DGCL is attached to this information statement as Annex D. Any stockholder who wishes to exercise such appraisal rights or who wishes to preserve his, her or its right to do so should review the following discussion and Annex D carefully and should consult his, her or its legal advisors, because failure to timely and properly comply with the procedures specified will result in the loss of appraisal rights under the DGCL.
In order to exercise appraisal rights with respect to your shares of Common Stock or Preferred Stock, you (or, and the extent that you are the beneficial owner of such shares, the record holder of such shares) must not deliver a consent adopting the Merger Agreement and no such consent is being sought from you by the Company; doing so will result in the loss of your appraisal rights with respect to such shares. In addition, and subject to the other requirements and procedures set forth herein, the record holder or beneficial owner of the shares must demand appraisal with respect to such shares and continuously hold or own, as the case may be, such shares from the time such demand is made through the Effective Time.
A demand for appraisal made by a record holder of shares of Common Stock or Preferred Stock must reasonably inform the Company of the identity of the stockholder and that such stockholder intends thereby to demand appraisal of such stockholder’s shares of Common Stock or Preferred Stock. Any such demand for appraisal should be executed by or on behalf of the holder of record of the shares for which appraisal is demanded, fully and correctly, as the stockholder’s name appears on the Company’s books and records and state that the person intends thereby to demand appraisal of the stockholder’s shares of Common Stock or Preferred Stock in connection with the Merger. The demand may also be made by a beneficial owner of shares of Common Stock or Preferred Stock if, in addition to otherwise satisfying the foregoing requirements, (i) such beneficial owner continuously owns such shares through the Effective Time and otherwise satisfies the requirements for appraisal applicable to a stockholder of record under subsection (a) of Section 262 of the DGCL and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of such shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of such shares and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices and to be set forth on the verified list described below. Alternatively, beneficial owners of shares of Common Stock or Preferred Stock may have the holder of record of such shares submit the required demand in respect of such shares.
If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand for appraisal by such fiduciary should be made in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one for two or more joint owners, may execute the demand for appraisal on behalf of a holder of record or beneficial owner; however, the agent must identify the record holder or holders (and, if any by an authorized agent of any beneficial owner or owners, must identify the beneficial owner or owners and otherwise comply with the requirements applicable to appraisal demands made by beneficial owners) and expressly disclose the fact that, in executing the demand, he or she is acting as agent for such holder, holders, beneficial owner or beneficial owners.
A record holder such as a broker who holds shares as nominee for several beneficial owners may exercise appraisal rights with respect to the shares held for one or more beneficial owners while not exercising such rights with respect to the shares held for other beneficial owners; in such case, the demand should set forth the number of shares of Common Stock and the number of shares of Preferred Stock, if any, as to which appraisal is sought.

Where the number of shares of any class of stock is not expressly stated, the demand will be presumed to cover all shares held in the name of the record owner. If you hold your shares in brokerage accounts or other nominee forms and wish to exercise your appraisal rights, you may consult with your broker to determine the appropriate procedures for causing the making of a demand for appraisal to be made through such broker (or, as set forth above, you may personally demand appraisal for any shares entitled to appraisal of which you are the beneficial owner).
All written demands for appraisal of shares should be mailed or delivered to: Albertsons Companies, Inc., 250 Parkcenter Blvd., Boise, Idaho 83706, Attention: Corporate Secretary.
If you wish to exercise your appraisal rights with respect to any shares of Common Stock or Preferred Stock you must be the record holder or beneficial owner of such shares on the date the demand for appraisal is made and you must continue to hold or own such shares, as the case may be, through the Effective Time of the Merger. Accordingly, if you are the record holder or beneficial owner of shares on the date the demand for appraisal is made, but you thereafter transfer or cease to be the beneficial owner of such shares, as the case may be, prior to the Effective Time of the Merger, you will lose any right to appraisal in respect of such shares.
Within ten days after the Effective Time of the Merger, the Company, as the surviving corporation in the Merger, will notify each stockholder and beneficial owner who properly demanded appraisal rights under Section 262 and has not voted for the adoption of the Merger Agreement and is entitled to appraisal of the Effective Time of the Merger. Within 120 days after the Effective Time of the Merger, but not thereafter, the Company or any record holder or beneficial owner of shares of Common Stock who has made an appraisal demand, otherwise complied with the statutory of Section 262 of the DGCL and is entitled to appraisal rights under Section 262 of the DGCL may commence an appraisal proceeding by filing a petition in the Delaware Court demanding a determination of the fair value of the shares of Common Stock and Preferred Stock held by all persons entitled to appraisal. Upon the filing of such a petition by a stockholder or beneficial owner, service of a copy of such petition will be made upon the Company as the surviving corporation in the Merger. If no such petition is filed, appraisal rights will be lost for all stockholders and beneficial owners who had previously demanded appraisal of their shares. The Company is not under any obligation, and has no present intention, to file a petition with respect to appraisal of any shares. Accordingly, it is the obligation of the record holders and beneficial owners of shares of Common Stock and Preferred Stock who have made an appraisal demand to initiate all necessary action to perfect their appraisal rights in respect of such shares within the time prescribed in Section 262 of the DGCL, and the failure of a stockholder or beneficial owner to file such a petition within the period specified could nullify his, her or its previous written demand for appraisal.
Within 120 days after the Effective Time of the Merger, any stockholder or beneficial owner who has properly demanded appraisal for his, her or its shares, who did not submit a consent adopting the Merger Agreement with respect to such shares and has otherwise complied with the provisions of Section 262 of the DGCL will be entitled, upon request, to receive from the Company a statement setting forth the aggregate number of shares of capital stock for which a consent adopting the Merger Agreement was not delivered and not voted in favor of adoption of the Merger Agreement and with respect to which demands for appraisal have been received, and the aggregate number of holders or beneficial owners holding or owning such shares (for purposes of which the record holder of shares held by a beneficial owner who has made a demand for appraisal shall not be considered a separate stockholder holding such shares). Such statement must be given within ten days after the request therefor has been received by the Company or within ten days after expiration of the period for delivery of appraisal demands, whichever is later.
If a petition for an appraisal is timely filed and a copy thereof served upon the Company as the surviving corporation in the Merger, the Company will then be obligated, within twenty days after such service, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of the stockholders and beneficial owners who have demanded appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to the Company and such stockholders and beneficial owners as and if required by the Delaware Court, the Delaware Court is empowered to conduct a hearing on such petition to determine those persons who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court may require the person who demanded appraisal rights for their shares represented by certificates to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceeding; and if any person fails to comply with such direction, the Delaware Court may dismiss the proceedings as to such person. Notwithstanding anything herein to the contrary, the Delaware Court will dismiss appraisal proceedings as to all holders and beneficial owners of shares of Common Stock entitled to appraisal rights unless (i) the total number of shares of Common Stock entitled to appraisal exceeds 1% of the outstanding shares of Common Stock or (ii) the value of the aggregate consideration provided in the Merger for such total number of shares of Common Stock exceeds $1 million. The Delaware Supreme Court has held that dividends expressly conditioned on the consummation of a merger (which may be the case with respect to any distribution involving direct or indirect interests in SpinCo that is made in connection with the consummation of the Merger) may be deemed merger consideration for purposes of certain aspects of any appraisal proceeding, including, without limitation, for purposes of determining whether any appraisal proceeding should be dismissed in accordance with the immediately preceding sentence and framing the scope of the appraisal proceeding such that, for purposes of determining fair value, any such dividends may be treated as if they had not been declared or paid.
After the Delaware Court determines which stockholders and beneficial owners are entitled to appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Delaware Court, including any rules specifically governing appraisal proceedings. Through such proceeding the Delaware Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Delaware Court shall take into account all relevant factors. Unless the Delaware Court in its discretion determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time of the Merger and the date of payment of the judgment. Notwithstanding the foregoing, at any time before the entry of judgment in the proceedings, the Company, as the surviving corporation in the Merger, may pay to each person entitled to appraisal an amount in cash, which is referred to as a voluntary cash payment, in which case any such interest shall accrue after the time of such payment only upon the sum of (1) the difference, if any, between the amount so paid by the Company and the fair value of the shares as determined by the Court and (2) interest theretofore accrued, unless paid at that time. The Company is under no obligation to make such voluntary cash payment before such entry of judgment and does not presently intend to do so. If you are considering seeking appraisal, you should be aware that the fair value of your shares as determined under Section 262 of the DGCL could be more than, the same as or less than the consideration you are entitled to receive under the terms of the Merger Agreement if you did not seek appraisal of your shares and that investment banking opinions as to the fairness from a financial point of view of the consideration payable in a merger are not necessarily opinions as to fair value under Section 262 of the DGCL.
When the fair value has been determined, the Delaware Court will direct the payment of the fair value of the shares, together with interest, if any, to the persons entitled thereto upon such terms and conditions as the Delaware Court may order. The costs of the appraisal proceeding (which do not include attorneys or expert fees or expenses) may be determined by the Delaware Court and taxed upon the parties as the Delaware Court deems equitable in the circumstances. Upon the application of any person whose name appears on the verified list filed by the Company who participated in the proceeding and incurred expenses in connection therewith, the Delaware Court may order all or a portion of such expenses, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal not dismissed as to the proceedings or dismissed subject to such an award pursuant to a reservation of jurisdiction. In the absence of such determination or assessment, each party bears its own expenses of its attorneys and experts.
Any person who has duly demanded and perfected an appraisal in compliance with Section 262 of the DGCL will not, after the Effective Time of the Merger, be entitled to vote his, her or its shares for any purpose or be entitled to the payment of dividends or other distributions thereon, except dividends or other distributions payable to holders of record of shares of Common Stock or Preferred Stock as of a date prior to the Effective Time of the Merger.
At any time within sixty days after the Effective Time of the Merger, any stockholder or beneficial owner who has not commenced an appraisal proceeding or joined that proceeding as a named party will have the right to withdraw his, her or its demand for appraisal and to accept the cash payment for his, her or its shares pursuant to the Merger Agreement by delivering to the Company a written withdrawal of such person’s demand for appraisal. If no petition for appraisal is filed with the Delaware Court within 120 days after the Effective Time of the Merger, a stockholder’s or beneficial owner’s right to appraisal will cease and he, she or it will be entitled to receive the cash payment for his, her or its shares pursuant to the Merger Agreement, without interest, as if he, she or it had not demanded appraisal of his, her or its shares. No appraisal proceeding in the Delaware Court shall be dismissed as to any person without the approval of the Delaware Court, and such approval may be conditioned on such terms as the Delaware Court deems just (including without limitation, a reservation of jurisdiction for any application to the Delaware Court made with respect to the allocation of the expenses of the proceeding); provided, however, that any person who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal and accept the Merger Consideration offered pursuant to the Merger Agreement within sixty days after the Effective Time of the Merger.
If you demand appraisal of your shares under Section 262 and you fail to perfect, or effectively withdraw or lose, your right to appraisal, as provided in the DGCL, upon the consummation of the Merger, your shares will be converted into the right to receive the consideration payable upon the conversion of such shares in the Merger, without interest, in accordance with the Merger Agreement. You will fail to perfect, or effectively lose or withdraw, your right to appraisal if, among other things, no petition for appraisal is filed within 120 days after the Effective Time of the Merger, or if you duly withdraw your demand for appraisal.
If you desire to exercise your appraisal rights, you must strictly comply with the procedures set forth in Section 262 of the DGCL.
Failure to comply with the requirements of Section 262 of the DGCL or take any required thereunder in connection with the exercise of appraisal rights will result in the loss of such rights.
THE PROCESS OF DEMANDING AND EXERCISING APPRAISAL RIGHTS REQUIRES STRICT COMPLIANCE WITH TECHNICAL PREREQUISITES. THOSE INDIVIDUALS OR ENTITIES WISHING TO EXERCISE THEIR APPRAISAL RIGHTS SHOULD CONSULT WITH THEIR OWN LEGAL COUNSEL IN CONNECTION WITH COMPLIANCE UNDER SECTION 262 OF THE DGCL. TO THE EXTENT THERE ARE ANY INCONSISTENCIES BETWEEN THE FOREGOING SUMMARY AND SECTION 262 OF THE DGCL, SECTION 262 OF THE DGCL SHALL GOVERN.
THIS INFORMATION STATEMENT CONSTITUTES NOTICE TO YOU FROM THE COMPANY PURSUANT TO SECTION 262(D)(2) OF THE AVAILABILITY OF APPRAISAL RIGHTS UNDER SECTION 262 OF THE DGCL IN CONNECTION WITH THE MERGER.
Material U.S. Federal Income Tax Consequences
The following is a summary of the material U.S. federal income tax consequences of the Merger to “U.S. holders” and “non-U.S. holders” (in each case, as defined below) of Common Stock. This discussion applies only to holders that hold Common Stock as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:
•	Dealers or brokers in securities or non-U.S. currencies;
•	Traders subject to a mark-to-market method of tax accounting with respect to the Common Stock;
•	Persons holding Common Stock as part of a straddle, hedging transaction, conversion transaction, integrated transaction or constructive sale transaction;
•	Persons whose functional currency is not the U.S. dollar;
•	Partnerships or other entities classified as partnerships or pass through entities for U.S. federal income tax purposes;
•	Persons who acquired Common Stock through the exercise of employee stock options or otherwise as compensation;
•	Foreign pension funds and their affiliates;
•	A “controlled foreign corporation,” “passive foreign investment company,” or corporation that accumulates earnings to avoid U.S. federal income tax;
•	Certain financial institutions (including banks) and insurance companies;

•	Mutual funds;
•	Regulated investments companies;
•	Real estate investment trusts;
•	Holders of Common Stock that demand appraisal rights;
•	Tax-exempt entities;
•	Governmental agencies or instrumentalities;
•	Persons that hold Common Stock through an “individual retirement account,” “Roth IRA,” or other tax-deferred account;
•	Persons required to accelerate the recognition of any item of gross income as a result of such income being recognized on an applicable financial statement;
•	Persons subject to the United States alternative minimum tax;
•	Stockholders who hold shares of Company stock that may constitute Section 306 stock;
•	United States expatriates and former long-term residents; or
•	Stockholders who will actually or constructively (under the rules of Section 318 of the Code) own any stock of Kroger following the Merger.
If an entity that is classified as a partnership for U.S. federal income tax purposes holds Common Stock, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding Common Stock and partners in such partnerships should consult their tax advisor as to the particular U.S. federal income tax consequences of the Merger to them.
This discussion is based on the Code, administrative pronouncements, judicial decisions and final and temporary Treasury regulations, all as of the date hereof, any of which is subject to change, possibly with retroactive effect. This discussion does not address tax consequences that may vary with, or are contingent on, individual circumstances. In addition, tax considerations under state, local and non-U.S. laws are not addressed, nor is potential application of the Medicare contribution tax on net investment income. Persons holding Common Stock are strongly urged to consult their own tax advisor to determine the particular U.S. federal, state or local or non-U.S. income or other tax consequences to them of the Merger.
U.S. Holders
For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Common Stock that is:
•	A citizen or resident of the United States;
•
A corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	An estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•
A trust (i) that is subject to the primary supervision of a court within the United States and all the substantial decisions of which are controlled by one or more U.S. persons or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

Exchange of Common Stock in the Merger
The exchange of Common Stock for cash (and any other property received that is treated as consideration for Common Stock) (“Stock Consideration”), which may include SpinCo shares (defined below) or trust certificates evidencing a beneficiary interest in a SpinCo (as discussed below) pursuant to the Merger Agreement will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder whose shares of Common Stock are converted into the right to receive Stock Consideration will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash (and the fair market value of any other property treated as Stock Consideration) received with respect to such shares and the U.S. holder’s adjusted tax basis in such shares. A U.S. holder’s adjusted tax basis generally will equal the price the U.S. holder paid for such shares. Gain or loss will be determined separately for each block of shares of Common Stock (i.e., shares of Common Stock acquired at the same price and on the same date). Such gain or loss generally will be treated as long-term capital gain or loss if the U.S. holder’s holding period for such Common Stock exceeds one year at the time of the completion of the Merger. Long-term capital gains of non-corporate U.S. holders generally are subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations.
Tax Characterization of a Separation Distribution
The Merger Agreement contemplates a range of alternatives for accomplishing a separation of certain businesses, assets and liabilities from the Company for regulatory and other reasons. One of those alternatives includes the creation and distribution of a new corporation, SpinCo, containing certain of the businesses, assets and liabilities to be separated from the Company, and possibly other businesses, assets and liabilities of Kroger as well. Another alternative involves the establishment of a trust to hold SpinCo shares until such shares may be registered in accordance with any applicable federal securities laws. In certain cases, shares in SpinCo or beneficiary interests in such a trust may be distributed by the Company to holders of Common Stock at a time prior to the Effective Time or at the Effective Time.
As no specific separation structure has been determined, the Company cannot at this time determine how the separation may be treated for U.S. holders of Common Stock. Although no determination has been made in this regard, the Company does not anticipate that a distribution of SpinCo shares or beneficiary interests in a trust would be eligible for treatment as a tax-free distribution by the Company with respect to Common Stock. Accordingly, the distribution of SpinCo shares or beneficiary interests in a trust in connection with the Merger is anticipated to be treated as a fully taxable transaction. Although no determination has been made in this regard (and depending on the ultimate facts, circumstances, and timing of the separation), such a distribution may be treated for U.S. federal income tax purposes, in whole or in part, as Stock Consideration, with a tax treatment described above in the section entitled “Exchange of Common Stock in the Merger”. Alternatively, it is also possible that a distribution of SpinCo shares or beneficiary interests in a trust holding such shares made in connection with the Closing of the Merger would be treated as a separate distribution in an amount equal to the fair market value of the distributed property, potentially subject to tax as a dividend for U.S. federal income tax purposes, as described below. While no determination may be made at this time, the Company believes that certain factors (to the extent and degree to which they are ultimately present) would tend to increase the likelihood that the distribution of SpinCo shares or beneficiary interest in a trust holding such shares may be treated, in whole or in part, as Stock Consideration rather than a separate distribution including, among others, (i) if such distribution occurs contemporaneously with (or shortly before) the Merger, (ii) a substantial portion of the assets of SpinCo originates with Kroger, and/or (iii) all other Closing conditions are satisfied prior to the declaration of such distribution. Additionally, although a value will be ascribed to any separation distribution of SpinCo shares or beneficiary interests in a trust holding such shares, in each case for purposes of adjusting the cash amount of Common Stock Merger Consideration under the Merger Agreement, this ascribed value under the Merger Agreement is not binding on the IRS or any other taxing authority. These taxing authorities could ascribe a higher valuation to shares of a SpinCo or beneficiary interests in a trust holding SpinCo shares, particularly if, following the distribution, those interests trade at prices significantly above the value ascribed to those interests in the Merger Agreement. Such a higher valuation may affect the amount treated as distributed for U.S. federal income tax purposes and, thus, the U.S. federal income tax consequences of the distribution to U.S. holders of Common Stock. U.S. holders are urged to consult their own tax advisors with respect to the potential tax consequences to them of alternative separation distributions that may occur in connection with the Merger.
To the extent a distribution of SpinCo shares or beneficiary interests in a trust holding such shares is treated as a separate distribution, such distribution will generally be treated as a dividend for U.S. federal income tax purposes to the extent paid from the Company’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. A distribution in excess of the Company’s current and accumulated earnings and profits generally will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in its Common Stock and, to the extent such distribution exceeds the U.S. holder’s adjusted tax basis, as gain from the sale or exchange of such Common Stock for U.S. federal income tax purposes.
The basis for the SpinCo shares or beneficiary interests in a trust holding such shares, whether treated as Stock Consideration or a separate distribution, would be equal to the fair market value of such shares, with a holding period beginning on the date of the distribution. The tax treatment of any such trust will depend on the terms of the trust and related arrangements, as ultimately determined by the parties.
Non-U.S. Holders
Exchange of Common Stock in the Merger
A “non-U.S. holder” is a beneficial owner of Common Stock that is not a U.S. holder or a partnership (or an entity treated as a partnership for U.S. federal income tax purposes). Payments of cash (and any other property treated as Stock Consideration and distributed) to a non-U.S. holder pursuant to the Merger Agreement generally will not be subject to U.S. federal income tax unless:
•
The gain, if any, on such shares is effectively connected with a trade or business of the non-U.S. holder in the United States (and if required by an applicable income tax treaty, is attributable to the non-U.S. holder’s permanent establishment or fixed base in the United States);

•	The non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the Merger and certain other conditions are met; or
•
The non-U.S. holder owned, directly or under certain constructive ownership rules of the Code, more than 5% of the Common Stock at any time during the five-year period preceding the Merger, and the Company is or has been a “United States real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the five-year period preceding the Merger or the period that the non-U.S. holder held Common Stock.

A non-U.S. holder described in the first bullet point immediately above will be subject to regular U.S. federal income tax on any gain realized in the Merger as if the non-U.S. holder were a U.S. holder (unless an applicable income tax treaty provides otherwise). If such non-U.S. holder is a foreign corporation, it may also be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits (or a lower treaty rate).
A non-U.S. holder described in the second bullet point immediately above will be subject to tax at a rate of 30% (or a lower treaty rate) on any gain realized, which may be offset by certain U.S.-source capital losses recognized in the same taxable year, even though the individual is not considered a resident of the United States.
If the Company is or has been a USRPHC at any time within the shorter of the five-year period preceding the effective time of the Merger or a non-U.S. holder’s holding period with respect to the Common Stock, the exchange of Common Stock for Stock Consideration in the Merger by such non-U.S. holder generally will be subject to U.S. federal income tax at rates applicable to U.S. holders; provided, that, so long as the Common Stock is regularly traded on an established securities market for purposes of the USRPHC rules, the Company’s treatment as a USRPHC would cause only a non-U.S. holder who holds or held, directly or indirectly under certain ownership rules of the Code, more than 5% of the Common Stock at any time during the shorter of the five-year period preceding the Merger or the period that the non-U.S. holder held such stock, and is not eligible for a treaty exemption, to be subject to such U.S. federal income tax. If gain on the sale or other taxable disposition of Common Stock were subject to taxation under USRPHC tax rules, a non-U.S. holder holding more than 5% of the Common Stock would be subject to U.S. federal income tax on any gain realized on such disposition in the Merger and generally would be required to file a U.S. federal income tax return. Generally, a USRPHC is a domestic corporation if the fair market value of such corporation’s U.S real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in its trade or business. The Company does not believe that as of the date of this information statement, nor for any of the five tax years preceding this information statement, it is or has been a USRPHC. The Company does not anticipate becoming, prior to the Merger, a USRPHC. Because the determination of whether the Company is a USRPHC depends, however, on the fair market value of its U.S. real property interests relative to the fair market value of its non-U.S. real property interests and its other business assets, there can be no assurance the Company will not become a USRPHC prior to the Merger. The parties to the Merger Agreement will reasonably cooperate to determine the status of the Company as a USRPHC prior to the Closing. Non-U.S. holders should consult their own tax advisors about the consequences that could result if the Company is or has become a USRPHC as of, or prior to, the Merger.

Tax Characterization of a Separation Distribution
As described above, the Merger Agreement contemplates a range of alternatives for accomplishing a separation of certain businesses, assets and liabilities from the Company for regulatory and other reasons. One of those alternatives includes the creation and distribution of a SpinCo containing certain of the businesses, assets and liabilities to be separated, and possibly businesses, assets and liabilities of Kroger as well. Another alternative involves the establishment of a trust to hold SpinCo shares until such shares may be registered in accordance with any applicable federal securities laws. In certain cases, shares in SpinCo, or beneficiary interests in a trust holding such shares, may be distributed by the Company to holders of Common Stock, at a time prior to the Effective Time or at the Effective Time.
As no specific separation structure has been determined, the Company cannot at this time determine how a separation distribution may be treated for non-U.S. holders of Common Stock. Although no determination has been made in this regard (and depending on the ultimate facts, circumstances, and timing of the separation), such a distribution may be treated for U.S. federal income tax purposes, in whole or in part, as Stock Consideration, with a tax treatment described above in the section entitled “Exchange of Common Stock in the Merger”. Alternatively, it is also possible that a distribution of SpinCo shares or beneficiary interests in a trust holding such shares made in connection with the Closing of the Merger would be treated as a separate distribution in an amount equal to the fair market value of the distributed property, potentially treated as a dividend for U.S. federal income tax purposes, as described below. While no determination may be made at this time, the Company believes that certain factors (to the extent and degree to which they are ultimately present) would tend to increase the likelihood that the distribution of SpinCo shares or beneficiary interest in a trust holding such shares may be treated, in whole or in part, as Stock Consideration rather than a separate distribution including, among others, (i) if such distribution occurs contemporaneously with (or shortly before) the Merger, (ii) a substantial portion of the assets of SpinCo originates with Kroger, and/or (iii) all other Closing conditions are satisfied prior to the declaration of such distribution. Non-U.S. holders are urged to consult their own tax advisors with respect to the potential tax consequences to them of alternative separation distributions that may occur in connection with the Merger.
If the separation is treated as a separate distribution, as discussed above, such distribution will generally be treated as a dividend for U.S. federal income tax purposes to the extent paid from the Company’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Provided such dividend is not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States, the Company (or another applicable withholding agent) will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). Any portion of such distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. holder’s adjusted tax basis in its shares of Common Stock and, to the extent such distribution exceeds the non-U.S. holder’s adjusted tax basis, as gain from the sale or exchange of such Common Stock for U.S. federal income tax purposes, with the tax consequences described above.
Information Reporting and Backup Withholding
Payments made in exchange for Common Stock in the Merger generally will be subject to information reporting unless the holder is an “exempt recipient” and may also be subject to backup withholding. To avoid backup withholding, a U.S. holder that does not otherwise establish an exemption should complete and return Internal Revenue Service Form W-9, certifying that such U.S. holder is a U.S. person, the taxpayer identification number provided is correct and such U.S. holder is not subject to backup withholding. A non-U.S. holder that provides the applicable withholding agent with an Internal Revenue Service Form W-8BEN, W-8BEN-E or W-8ECI, as appropriate, will generally establish an exemption from backup withholding.
Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against a holder’s U.S. federal income tax liability, provided the relevant information is timely furnished to the Internal Revenue Service.
You are urged to consult your tax advisor with respect to the application of U.S. federal income tax laws to your particular circumstances as well as any tax consequences arising under the U.S. federal estate or gift tax rules, or under the laws of any state, local or non-U.S. tax laws.

Regulatory Matters
HSR Act
The Closing of the Merger is subject to expiration or termination of the applicable waiting periods under the HSR Act and the rules thereunder. Under the HSR Act and the rules thereunder, the Merger may not be completed unless certain information has been furnished to the Antitrust Division of the U.S. Department of Justice and to the Federal Trade Commission and applicable waiting periods expire or are terminated. The HSR Act requires the parties to observe a 30-day waiting period (the “initial 30-day waiting period”), during which time the Merger may not be consummated, unless that initial 30-day waiting period is terminated early. If, before the expiration of the initial 30-day waiting period, the Antitrust Division of the U.S. Department of Justice or the Federal Trade Commission issues a request for additional information, the parties may not consummate the transaction until thirty days after the Company and Kroger have each substantially complied with such request for additional information (unless this period is shortened pursuant to a grant of earlier termination). The Company and Kroger filed their respective notification and report forms pursuant to the HSR Act with the Antitrust Division of the U.S. Department of Justice and the Federal Trade Commission on November 3, 2022. Kroger and the Company each received a Second Request under the HSR Act on December 5, 2022. The Company and Kroger are currently cooperating with the FTC in respect of the merger review process including responding to the Second Requests.
At any time before the Effective Time of the Merger, the Federal Trade Commission, the Antitrust Division of the U.S. Department of Justice, state attorneys general or private parties can file suit under the antitrust laws to enjoin consummation of the Merger or to impose conditions on the Merger. There can be no assurance that the Merger will not be challenged on antitrust grounds or, if such a challenge is made, that the challenge will not be successful.

THE MERGER AGREEMENT
The following summary describes certain material provisions of the Merger Agreement. This summary is not complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is attached to this information statement as Annex A and incorporated into this information statement by reference. The Company urges you to read carefully the Merger Agreement in its entirety because this summary may not contain all the information about the Merger Agreement that is important to you.
The Merger Agreement and the following description have been included to provide you with information regarding the terms of the Merger Agreement. It is not intended to provide any other factual information about the Company or Kroger. Such information can be found elsewhere in this information statement and in the other public filings the Company and Kroger make with the SEC, which are available, without charge, at http://www.sec.gov.
The representations and warranties described below and included in the Merger Agreement were made for the purposes of the Merger Agreement by the Company and Kroger to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the Merger Agreement and may be subject to important qualifications and limitations agreed to by the Company and Kroger in connection with negotiating the terms of that agreement. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders, or may have been made for the purpose of allocating risk between the Company and Kroger rather than establishing the matters addressed by such representations and warranties as facts. The Merger Agreement is described in this information statement and included as Annex A only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding the Company and Kroger or their respective businesses.
The Merger
Subject to the terms and conditions of the Merger Agreement and in accordance with Delaware law, at the Effective Time of the Merger, Merger Sub, a wholly owned subsidiary of Kroger and a party to the Merger Agreement, will merge with and into the Company. The Company will survive the Merger as a wholly owned subsidiary of Kroger, and the separate corporate existence of Merger Sub will cease.
Effective Time; Closing
The Merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware or at such later time as is agreed upon by the Company and Kroger and specified in the certificate of merger. The filing of the certificate of merger will occur as soon as practicable on the closing date of the Merger, which will take place on a date which is three business days following satisfaction or waiver of the conditions to the Closing set forth in the Merger Agreement and described in this information statement, unless the Company and Kroger agree to hold the Closing at a different time. Although the Company expects to complete the Merger as soon as possible, it cannot specify when or assure that the Company and Kroger will satisfy or waive all of the conditions to the Closing. See “—Conditions to the Closing of the Merger” beginning on page 89.
Stockholder Approval
The adoption of the Merger Agreement and the approval of the Merger and the other transactions contemplated thereby required the consent of the holders of a majority in voting power of the Company’s outstanding shares of Common Stock and the holders of a majority in voting power of the Company’s outstanding shares of Preferred Stock. On (i) October 14, 2022, an entity affiliated with Kimco, a holder of record of 28,000,000 shares of Common Stock, entities affiliated with Klaff, which were holders of record of 58,128,749 shares of Common Stock, and entities affiliated with Lubert-Adler, which were holders of record of 58,128,754 shares of Common Stock, each delivered to the Company a written consent adopting and approving the Merger Agreement and the transactions contemplated thereby, including the Merger, (ii) October 17, 2022, an affiliate of Cerberus, which beneficially owned 1,482,017 shares of Common Stock, caused the record holder of such shares to deliver to the Company a written consent adopting and approving the Merger Agreement and the transactions contemplated thereby, including the Merger, and (iii) October 18, 2022, affiliates of Cerberus, which together beneficially owned 150,336,663 shares of Common Stock, caused the record holder of such shares to deliver to the Company a written consent adopting and approving the Merger Agreement and the transactions contemplated thereby, including the Merger. Together, the Majority Common Stockholders beneficially owned 296,076,183 shares of Common Stock, which constituted approximately 55.4% of the voting power of the outstanding shares of Common Stock at the time of delivery of the Common Stockholder Consent. On October 14, 2022, the Majority Preferred Stockholder, which was a holder of record of 584,000 shares of the issued and outstanding shares of Preferred Stock constituting approximately 87.7% of the voting power of the Preferred Stock, delivered to the Company the Preferred Stockholder Consent. As a result, no further action by any stockholder of the Company is required under applicable law or the Merger Agreement (or otherwise) to adopt the Merger Agreement, and the Company will not be soliciting your vote for or consent to the adoption of the Merger Agreement and the approval of the transactions contemplated thereby and will not call a stockholders’ meeting for purposes of voting on the adoption of the Merger Agreement and the approval of the transactions contemplated thereby.
Merger Consideration
As a result of the Merger, (i) each share of Common Stock issued and outstanding immediately prior to the Effective Time (excluding any shares of Common Stock owned by the Company, Kroger or Merger Sub, or any of its or their respective direct or indirect wholly owned subsidiaries, Dissenting Shares and Company Restricted Stock Awards), shall be converted automatically at the Effective Time into the right to receive from Kroger $34.10 per share in cash, without interest, subject to certain reductions described herein, referred to herein as the Common Merger Consideration and (ii) each share of Preferred Stock issued and outstanding immediately prior to the Effective Time (excluding any shares of Preferred Stock owned by the Company, Kroger or Merger Sub, or any of its or their respective direct or indirect wholly owned subsidiaries and Dissenting Shares) shall be converted automatically at the Effective Time into the right to receive from Kroger an amount in cash equal to the product of (1) the number of shares of Common Stock into which such share of Preferred Stock is convertible into as of immediately prior to the Effective Time and (2) the Common Merger Consideration, without interest, referred to herein as the Preferred Merger Consideration.
In addition, in connection with obtaining the requisite regulatory clearance necessary to consummate the transaction, the Company and Kroger expect to make divestitures of stores owned by the Company and Kroger. As further described in this information statement and in the Merger Agreement, and subject to the outcome of the divestiture process and negotiations with applicable government authorities, the Company is prepared to establish a subsidiary, SpinCo, as part of this process. The common stock or interests in SpinCo would be distributed to Company stockholders not later than as of the Closing, if utilized, and SpinCo would operate as a standalone public company or the equity of SpinCo would be contributed to a trust for later distribution to Company stockholders. The Company and Kroger have agreed to work together to determine which stores would comprise SpinCo if the establishment of SpinCo is required for regulatory clearance, as well as the pro forma capitalization of SpinCo. The Company has also declared the Pre-Closing Dividend of $6.85 per share of Common Stock that was scheduled to be paid on November 7, 2022 to stockholders of record as of the close of business on October 24, 2022. The payment of the Pre-Closing Dividend was subject to a temporary restraining order issued by the courts of the State of Washington which was lifted on January 17, 2023. The Pre-Closing Dividend was paid on January 20, 2023 to stockholders of record as of the close of business on October 24, 2022. If SpinCo is established, the per share cash purchase price payable to Company stockholders in the Merger would be reduced by an amount equal to (i) three times the four-wall EBITDA for the thirteen four-week periods ending on the last day of the four-week period nearest to, and at least 30 days prior to, the Closing for the stores contributed to SpinCo divided by the number of shares of Common Stock outstanding or issuable upon the conversion of the shares of Preferred Stock outstanding as of the record date for the distribution of SpinCo (the “SpinCo Consideration Amount”) plus (ii) the per share amount of the Pre-Closing Dividend paid to Company stockholders.
If any holders of record or beneficial owners of shares of capital stock of the Company outstanding immediately prior to the Effective Time demand appraisal for any such shares and otherwise comply and satisfy the requirements to exercise appraisal rights with respect to such shares, the Company will treat those shares as described under “The Merger—Appraisal Rights” beginning on page 66.
Treatment of Company Equity Awards
At the Effective Time, each outstanding equity award denominated in shares of Common Stock will be converted into Converted Awards. The Converted Awards will remain outstanding and subject to the same terms and conditions (including vesting and forfeiture terms) as were applied to the corresponding Company equity award immediately prior to the Effective Time; provided that any Company equity award with a performance-based vesting condition will have such vesting condition deemed satisfied at (i) the greater of target performance and actual performance (for such awards subject to an open performance period at the Effective Time) and (ii) target performance (for such awards subject to a performance period that begins after the Effective Time). For purposes of the conversion described above, the number of Kroger common shares subject to a Converted Award will be based upon the number of shares of Common Stock subject to such Company equity award immediately prior to the Effective Time multiplied by an exchange ratio equal to (i) $34.10 less the per share amount of the Pre-Closing Dividend divided by (ii) the average closing price of Kroger common shares for five trading days preceding the Closing.
Effective Time of the Merger
The Merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware or at such later time as is agreed upon by Kroger and the Company and specified in such certificate of merger. The filing of the certificate of merger will occur as soon as practicable on the closing date of the Merger, which will take place on a date which is three business days following the satisfaction or waiver of the conditions to the Closing set forth in the Merger Agreement and described in this information statement, unless Kroger and the Company agree to hold the Closing at a different time. The Company currently anticipates the Merger to be completed in early 2024.
Delisting and Deregistration of the Common Stock
If the Merger is completed, the Common Stock will be delisted from and will no longer be traded on the NYSE and will be deregistered under the Securities Exchange Act. Following the Closing, the Company will no longer be an independent public company.
Potential Range of SpinCo Consideration
Part of the Merger Consideration includes a potential adjustment for SpinCo. In the event the distribution of SpinCo is not required to occur in order to obtain regulatory clearance for the Merger, there will not be an adjustment to the Merger Consideration for the distribution of SpinCo. If there is no adjustment for the distribution of SpinCo, each share of Common Stock is entitled to receive $34.10 per share in cash, without interest, minus the per share amount of the Pre-Closing Dividend. Each share of Preferred Stock is entitled to receive an amount of cash, without interest, equal to the number of shares of Common Stock into which such share of Preferred Stock is convertible as of immediately prior to the Effective Time multiplied by $34.10 per share, minus the per share amount of the Pre-Closing Dividend.
In the event the distribution of SpinCo is consummated prior to the Effective Time, a portion of the consideration that Company stockholders are entitled to receive in connection with the Merger will relate to the Company stores and/or Kroger stores allocated to SpinCo (the “SpinCo Stores”).
The scenarios set forth below illustrate potential adjustments to the cash Merger Consideration based on various four-wall EBITDA totals of stores that could be contributed to SpinCo and how the cash amount ultimately payable to stockholders in the Merger will be determined. However, it is possible that the final amount of the cash Merger Consideration could be different than as illustrated below or that the distribution of SpinCo will not be consummated at all. The final amount of the cash Merger Consideration as of the Effective Time and the value of a share of SpinCo common stock are subject to a number of uncertainties, including: (i) the allocation of SpinCo Stores that may be required by a governmental entity in connection with eliminating and resolving any impediments under any applicable antitrust laws; (ii) the results of operations of the SpinCo Stores, including the four-wall EBITDA of each store, and (iii) any other factors related to the distribution of SpinCo, none of which are known as of the date of this information statement. The following table is illustrative only and should not be relied upon as being necessarily indicative of actual future results. The scenarios below could prove incorrect, circumstances could change or intervening events could affect the final cash Merger Consideration ultimately paid to the stockholders in the Merger. Based on an illustrative example of 583 million shares of Common Stock, which includes shares of Common Stock outstanding plus the number of shares of Common Stock issuable upon conversion of the outstanding Preferred Stock, the adjustment per share, rounded down to the nearest whole cent would be the following based on the total calculation of three times the four-wall EBITDA for the thirteen four-week periods ending on the last day of the four-week period nearest to, and at least 30 days prior to, the Closing:

	Per-Share SpinCo Consideration Adjustment Average Four-Wall EBITDA Per Store(1)
Number of SpinCo Stores	$500,000	$1,000,000	$1,500,000	$2,000,000	$2,500,000
100	$0.25	$0.51	$0.77	$1.02	$1.28
200	$0.51	$1.02	$1.54	$2.05	$2.57
300	$0.77	$1.54	$2.31	$3.08	$3.85
375	$0.96	$1.92	$2.89	$3.85	$4.82
(1)	The average Four-Wall EBITDA per store has been multiplied by three to reflect the per share formula for determining the SpinCo Consideration Amount
Surrender of Stock Certificates; Payment of Merger Consideration; Lost Certificates
Prior to the Effective Time of the Merger, Kroger will designate a paying agent reasonably acceptable to the Company and, on the closing date of the Merger and prior to the filing of the certificate of merger, Kroger will deposit, or cause to be deposited, with the paying agent funds in amounts as necessary for the payment of the cash Merger Consideration.
As soon as reasonably practicable after the Effective Time, but in no event more than three business days after the Closing, Kroger will, and will cause the Surviving Corporation to, cause the paying agent to deliver to each person who was, prior to the effective time of the Merger, a holder of record of an outstanding certificate representing Common Stock or Preferred Stock or the holder of such shares in book-entry form, a letter of transmittal containing instructions for exchanging certificates representing such shares of Common Stock or Preferred Stock, or in the case of book-entry shares, the surrender of such shares. After the Effective Time, each holder of a certificate previously representing such shares of Common Stock or Preferred Stock will, upon surrender to the paying agent of a certificate (or in the case of book-entry shares, an agent’s message), together with a properly completed letter of transmittal, be entitled to receive the Common Merger Consideration, less any applicable withholding taxes, for each share of Common Stock represented by such certificate, and for each share of Preferred Stock represented by such certificate the Preferred Merger Consideration, less any applicable withholding taxes.
No interest will be paid or shall accrue on the cash payable upon surrender of any such certificate or book-entry share. The cash paid upon surrender of any such certificate or book-entry share (together with the consideration from the distribution of SpinCo) will be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Common Stock formerly represented by such certificate or book-entry share.
If any such certificate has been lost, stolen or destroyed, the paying agent will pay the applicable Merger Consideration with respect to each share of Common Stock or Preferred Stock formerly represented by such certificate upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if reasonably required by Kroger or the Surviving Corporation, the posting by such person of a bond in such reasonable amount as Kroger or the Surviving Corporation may direct as indemnity against any claim that may be made against Kroger or the Surviving Corporation with respect to such certificate.
Any portion of the funds previously made available to the paying agent that have not been disbursed to holders of the certificates that formerly represented shares of Common Stock or Preferred Stock, on the 12-month anniversary of the Closing, will be delivered to the Surviving Corporation upon demand. After that point, stockholders will no longer be able to receive the Merger Consideration from the paying agent. Instead, they will be required to seek to obtain the Merger Consideration only from Kroger and the Surviving Corporation, without any interest thereon.
Directors and Officers
The Merger Agreement provides that the Company’s officers immediately prior to the Effective Time will be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their death, resignation or removal, as the case may be, and the directors of Merger Sub immediately prior to the Effective Time will be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their death, resignation or removal, as the case may be.

Continuing Employee Benefits
The Merger Agreement provides that, for a one-year period commencing at the Effective Time of the Merger, Kroger will (or will cause the Surviving Corporation to) provide to each employee of the Company and its subsidiaries who is an employee of the Company or any of its subsidiaries immediately prior to the Effective Time (including, without limitation, any such employees who are on disability or other approved leave), other than an employee whose terms and conditions of employment are governed by a Company Collective Bargaining Agreement, the terms and conditions of which shall be respected by Kroger and the Surviving Corporation (each, a “Continuing Employee”): (i) base cash compensation that is no less favorable than as in effect immediately prior to the Effective Time, (ii) target annual and quarterly, as applicable, cash bonus and incentive opportunities (excluding any retention, transaction and similar one-time bonuses and subject to equitable adjustment, if applicable to address differences in the fiscal year of each of Kroger and the Company) that are each no less favorable than those in effect immediately prior to the Effective Time, (iii) solely to the extent a Continuing Employee has participated in the Company’s long-term equity incentive program prior to Closing, a target long-term incentive opportunity that when aggregated with the Continuing Employee’s compensation elements set forth in (i) and (ii) above, provides such Continuing Employee with a total target compensation opportunity that is no less than that of a similarly situated employee of Kroger, (iv) severance benefits that are no less favorable than those that would have been provided to such Continuing Employee under Company Benefit Plans as in effect immediately prior to the Effective Time, and (v) employee benefits (other than base cash compensation, cash bonus and incentive opportunities and severance benefits) that are no less favorable in the aggregate to those provided under Company Benefit Plans as in effect immediately prior to the Effective Time; provided, that, nothing herein shall be interpreted to prevent the Surviving Corporation, Kroger or any Kroger subsidiary to adjust base salaries to address misconduct or poor performance.
To the extent that participants in the Company’s cash bonus plan(s) have not been paid any bonus for which the performance period has lapsed on or prior to the Effective Time (each a “Pre-Closing Bonus”), Kroger has agreed to pay, or cause its subsidiaries to pay, in cash, any such Pre-Closing Bonus as soon as practicable following the Effective Time but in no event later than forty-five days following the Effective Time. Kroger has also agreed to continue to honor in good faith the cash bonus targets and the terms of the cash bonus plan(s) in which Continuing Employees are participating as of the Effective Time that (i) have been earned but not paid as of the Effective Time, (ii) have an ongoing performance period as of the Effective Time and (iii) have a performance period that commences after the Effective Time.
Kroger or its applicable affiliate has agreed to assume and honor all vacation and other paid time off days accrued or earned but not yet taken by each Continuing Employee as of the Closing.
To the extent Kroger causes a Continuing Employee to cease to be eligible to participate in a Company Benefit Plan and instead provides for such Continuing Employee to be eligible to participate in a Benefit Plan sponsored or maintained by Kroger or one of its affiliates (the “Replacement Plans”), if such Replacement Plan is a group health plan, Kroger has agreed to credit such Continuing Employee, for the year during which such coverage under such Replacement Plan begins, with any deductibles and copayments already incurred during such year under the comparable Company Benefit Plan and to waive any preexisting condition exclusion or restriction with respect to participation and coverage requirements applicable to a Continuing Employee to the extent such exclusion or restriction did not apply with respect to such employee under the corresponding Company Benefit Plan.
Kroger has also agreed to generally recognize each Continuing Employee’s period of service with the Company and its subsidiaries for purposes of all benefit plans and compensation and benefit arrangements in which such Company Employee participates following the Effective Time of the Merger (but not for (i) benefit accruals under any defined benefit pension plan, (ii) for purposes of qualifying for subsidized early retirement benefits or retiree medical benefits, (iii) to the extent it would result in a duplication of benefits and (iv) if such service was not recognized under the corresponding Company Benefit Plan) under the Replacement Plans.
Because the Merger will constitute a “change in control” (or similar phrase), Kroger has also agreed to honor its respective obligations under all employment, severance, change in control, bonus and other agreements and plans, and to assume any such agreements and plans that require or contemplate assumption by their terms by an acquirer or successor, but subject to any provisions thereof related to termination or amendment of such agreements and plans.

Representations and Warranties
The Company has made a number of representations and warranties to Kroger and Merger Sub in the Merger Agreement regarding aspects of the Company’s business and other matters pertinent to the Merger. The topics covered by these representations and warranties include the following:
•	the Company’s and its subsidiaries’ organization, good standing and qualification and similar corporate matters;
•	the Company’s and its subsidiaries’ capital structure and indebtedness;
•	the Company’s subsidiaries and equity interests;
•
the Company’s corporate power and authority to execute and deliver the Merger Agreement, to consummate the Merger and the other transactions contemplated by the Merger Agreement and to comply with the terms of the Merger Agreement;

•	the enforceability of the Merger Agreement against the Company;
•	the Board’s approval of the Merger Agreement;
•	the Board’s recommendation that Company stockholders vote to adopt the Merger Agreement;
•	the required vote of Company stockholders by written consent;
•
the absence of any violation of the Company’s charter documents, certain contracts or laws or judgments to which the Company is subject as a result of its execution and delivery of the Merger Agreement and its consummation of the Merger;

•
the consents, approvals, licenses and other similar actions with respect to governmental entities as a result of the Company’s execution and delivery of the Merger Agreement and its consummation of the Merger;

•
the filing of required reports and other documents by the Company with the SEC, the compliance of such reports and other documents with the applicable requirements of the federal securities laws, rules and regulations, the compliance of the Company’s financial statements included in such reports and other documents with applicable accounting requirements and the rules and regulations of the SEC, the absence of any outstanding or unresolved comments received by the Company from the SEC and the absence of certain types of undisclosed liabilities;

•	compliance with the Sarbanes-Oxley Act of 2002;
•	the preparation of the Company’s financial statements included in its reports and other documents filed with the SEC in accordance with GAAP;
•	the maintenance by the Company of internal control over financial reporting and disclosure controls and procedures designed as required by federal securities laws;
•	the accuracy of the information supplied by the Company in connection with this information statement and, to the extent applicable, the SpinCo registration statement;
•	the absence, since February 26, 2022 of any Company Material Adverse Effect (as defined in the Merger Agreement);
•
the conduct of the Company and its subsidiaries respective businesses in the ordinary course consistent in all material respects with past practice, in each case from February 26, 2022 to the date of the Merger Agreement;

•	the absence, in each case from February 26, 2022 to the date of the Merger Agreement, of:
•	certain dividends or other distributions on the Company’s or its subsidiaries’ capital stock;
•
any splits, combinations or reclassifications of the Company or its subsidiaries’ capital stock or any issuances or authorization of any issuance of any other securities in respect of shares of Company capital stock;

•	any material change in accounting methods, principles or practices by the Company or its subsidiaries, except as required by GAAP or applicable law; or
•	any other action that, if taken after the date of the Merger Agreement, would violate the Company’s covenants under the Merger Agreement related to its conduct of the business, as applicable;
•	tax matters;
•	labor relations and employee benefits matters;
•	title to the Company’s material properties, both real and personal;
•	specified and material contracts;
•	certain pending and threatened litigation;
•	the Company’s compliance with all applicable laws and judgments;
•	the Company’s possession of all permits and other approvals necessary to operate its business as conducted as of the date of the Merger Agreement;
•	environmental matters;
•	the Company’s intellectual property;
•	privacy and data security matters;
•	the Company’s insurance policies;
•
the Company’s engagement of, and payment of fees to, brokers, investment bankers and financial advisors, and fees payable by the Company to other advisors in connection with the Merger Agreement and the Merger;

•	the Company’s receipt of a fairness opinion from Goldman Sachs;
•	the Company’s receipt of a fairness opinion from Credit Suisse;
•	the absence of certain related party transactions;
•	the Company’s compliance with anti-bribery, anti-corruption and anti-money laundering laws;
•	the Company’s compliance with health care laws;
•	food safety matters; and
•	the absence of sanctions against the Company.
Some of the Company’s representations and warranties are qualified by a material adverse effect standard. The Merger Agreement provides that a company material adverse effect means a state of facts, circumstance, condition, event, change, development, occurrence, result or effect, that individually or in the aggregate:
•	has or would reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of the Company or its subsidiaries, taken as a whole; or
•	would reasonably be expected to prevent or delay the Closing beyond January 13, 2024 (or a later outside date extended in accordance with the Merger Agreement);
provided that no effect resulting or arising from the following, either individually or in the aggregate, will constitute or be taken into account in determining whether there has been a material adverse effect:
•	changes in general economic, regulatory, political, business, financial, congressional appropriation or market conditions in the United States or elsewhere in the world;
•	changes in the credit, debt, financial or capital markets or in interest or exchange rates, in each case, in the United States or elsewhere in the world;
•	changes in conditions generally affecting the industry in which the Company and its subsidiaries operate, including to changes in governmental entity funding level or program changes;

•	any outbreak of any military conflict, declared or undeclared war, armed hostilities, or acts of foreign or domestic terrorism (including cyber-terrorism);
•
any hurricane, flood, tornado, earthquake or other natural disaster or act of God, epidemics, pandemics or contagious disease outbreaks (including COVID-19), weather conditions and other similar force majeure events in the United States or any other country or region in the world (or any worsening of any of the foregoing), including, in each case, the response of governmental entities thereto (including COVID-19 measures);

•
any failure by the Company or any of its subsidiaries to meet any internal or external projections or forecasts, any change in the market price or trading volume of Common Stock or any change in the Company’s credit rating (but excluding, in each case, the underlying causes of such failure or decline, as applicable, unless such underlying causes would otherwise be excepted from the definition);

•
the public announcement, pendency or performance of the Merger or the identity of, or any facts or circumstances relating to Kroger, Merger Sub or their respective affiliates, including, in any such case, the impact thereof on relationships, contractual or otherwise, with customers, suppliers, vendors, lenders, investors, licensors, licensees, venture partners or employees (other than, in each case, for purposes of any representations or warranties relating to authority, enforceability, absence of violations or required consents);

•	changes in, including any actions taken to comply with any change in, applicable laws or the interpretation thereof;
•	changes in, including any actions taken to comply with any change in, GAAP or any other applicable accounting standards or the interpretation thereof;
•
any divestment action or other action required to be taken by the Company pursuant to the terms of the Merger Agreement or at the direction of Kroger or Merger Sub or the Company’s failure to take any action that requires consent of Kroger pursuant to relevant covenants under the Merger Agreement to the extent Kroger fails to give its consent thereto, or requires cooperation of Kroger pursuant to relevant covenants under the Merger Agreement to the extent Kroger fails to provide cooperation thereto;

•	any breach of this Agreement by Kroger or Merger Sub;
•	the settlement of certain proceedings outstanding as of the date of the Merger Agreement;
•	any litigation or other proceeding brought in connection with the Merger Agreement or the Merger, including breach of fiduciary duty or inadequate disclosure claims; or
•	any of the matters set forth on the Company’s disclosure letter;
provided, however, that certain of the above exceptions, as more fully described in the Merger Agreement, will constitute a material adverse effect to the extent such change or event has a disproportionate adverse impact on the Company and its subsidiaries as compared to other participants in the Company’s industry.
Kroger and Merger Sub have made a number of representations and warranties to the Company regarding various matters pertinent to the Merger. The topics covered by these representations and warranties include the following:
•	their organization, good standing and qualification and similar corporate matters;
•	Merger Sub’s capitalization and lack of prior operating activity;
•
their corporate power and authority to execute and deliver the Merger Agreement, to consummate the Merger and the other transactions contemplated by the Merger Agreement and to comply with the terms of the Merger Agreement;

•	the enforceability of the Merger Agreement against them;
•	approval of the Merger Agreement by the board of directors of Kroger and the board of directors of Merger Sub;

•
the absence of any violation of Kroger’s or Merger Sub’s charter documents, certain contracts or laws and judgments applicable to Kroger or Merger Sub as a result of Kroger’s execution and delivery of the Merger Agreement and the consummation of the Merger;

•
the consents, approvals and other similar actions with respect to governmental entities required as a result of Kroger’s and Merger Sub’s execution and delivery of the Merger Agreement and the consummation of the Merger;

•	Kroger’s financing commitments;
•	the accuracy of information supplied by Kroger and Merger Sub for inclusion in this information statement and, to the extent applicable, the SpinCo Registration Statement;
•	certain pending or threatened litigation;
•
Kroger’s engagement of, and payment of fees to, brokers, investment bankers and financial advisors, and fees payable by them to other advisors in connection with the Merger Agreement and the Merger; and

•	that none of Kroger, Merger Sub or any other Kroger affiliate or associate is a Company “interested stockholder” under Delaware law.
The representations and warranties of each of the parties to the Merger Agreement will expire upon the effective time of the Merger.
Covenants
Conduct of the Business Prior to the Merger
In the Merger Agreement, the Company has agreed that from the date of the Merger Agreement until the earlier of the Effective Time and the termination of the Merger Agreement, subject to certain exceptions, the Company will carry on its, and it will cause each of its subsidiaries to carry on their, business in the ordinary course consistent with past practice in any material respect and will use commercially reasonable efforts to preserve intact the Company’s and its subsidiaries business organizations, goodwill, material assets, rights, franchises and existing relations with customers, suppliers, employees, business associates, and other persons with which the Company has material business dealings (including with respect to assets that will be allocated to SpinCo) and the Company will not take any action, subject to certain exceptions, that adversely affects the ability of any party to the Merger Agreement to obtain any regulatory approvals for the Merger.
In addition, the Company has agreed, with specified exceptions, to various restrictions, including restrictions on its and its subsidiaries ability to:
•	issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any additional equity or any additional rights, with certain specified exceptions;
•
split, combine, reclassify or subdivide, directly or indirectly, any of the Company’s equity interests or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for the Company’s equity interests;

•
repurchase, redeem or otherwise acquire, or permit any of the Company’s subsidiaries to purchase, redeem or otherwise acquire, any membership, partnership or other equity interests or rights, with certain specified exceptions;

•
sell, lease, sublease, license, sublicense, abandon, waive, relinquish, transfer, pledge assign, swap, mortgage or otherwise dispose of or subject to any lien all or any material portion of the Company’s assets, businesses or properties, subject to certain exceptions including for actions in the ordinary course of business consistent with past practice;

•
acquire (including by merger, consolidation, acquisition of stock or assets) or lease any assets or all or any portion of (or interests in) the business or property of any other entity in each case in exchange for the payment or delivery of consideration that is in excess of $10,000,000;

•	merge, consolidate or enter into any other business combination transaction with any person;

•	convert from a limited partnership, limited liability company or corporation, as the case may be, to any other business entity;
•	make or declare dividends or distributions to holders of Common Stock or to any subsidiary, except such dividends pursuant to the Merger Agreement;
•	amend the Company’s or its subsidiaries’ organizational documents;
•
assign, convey, abandon, encumber, transfer, license, sublicense, covenant not to assert, allow to lapse or expire or otherwise dispose of any rights to any material intellectual property, except in the ordinary course of business consistent with past practice;

•
enter into any contract that would, if entered into prior to the date hereof, be a material contract, except in the ordinary course of business consistent with past practice, with certain specified exceptions;

•
modify, amend, terminate or assign, or waive or assign any rights under, any material contract in any material manner or in any manner that would reasonably be expected to prevent or materially delay the consummation of any of the transactions contemplated by the Merger Agreement;

•
waive, release, assign, settle or compromise any proceeding, in each case made or pending by or against the Company or any of its subsidiaries or any of its or their officers and directors in their capacities as such, other than the compromise or settlement of proceedings that (i) involves the payment by the Company or any of its subsidiaries for an amount in excess of insurance proceeds and reserves not to exceed, for any such compromise or settlement individually, $10,000,000 or involves no such payment, (ii) does not impose any injunctive relief that is reasonably likely to be material to the Company and its subsidiaries, taken as a whole, and (iii) does not contain an admission of liability by the Company or any of its representatives in their capacities as such;

•
implement or adopt any material change in the Company’s GAAP accounting principles, practices or methods, other than as may be required by GAAP or regulatory accounting requirements applicable to U.S.-publicly owned business organizations generally;

•
fail to use commercially reasonable efforts to maintain, with financially responsible insurance companies, insurance in such amounts and against such risks and losses substantially as is maintained by the Company at present;

•
(i) make, change or rescind in any material respect any elections relating to taxes, (ii) settle or compromise any material proceeding, audit or controversy relating to taxes, (iii) amend any tax return in any material respect, (iv) enter into any closing agreement with respect to any material tax, (v) surrender any right to claim a material refund, offset, or other reduction in tax liability; (vi) consent to any extension or waiver of the limitation period applicable to any material tax claim or assessment relating to the Company or any of its subsidiaries or (vii) change in any material respect any of its methods of reporting income or deductions for federal income tax purposes, except, in each case, in the ordinary course of business consistent with past practice;

•
grant to any current or former director, officer, employee, contractor or consultant or other service provider (i) any material increase in compensation, bonus, pension, welfare, fringe or other benefits, severance or termination pay, with specified exceptions, (ii) with respect to any individual, become a party to, establish, adopt, amend, commence participation in or terminate any benefit plan, (iii) grant any new equity awards, or amend or modify the terms of any outstanding awards, under any benefit plan (including any of the Company’s equity plans), (iv) take any action to accelerate the vesting or lapsing of restrictions or payment, or fund or in any other way secure the payment, of compensation or benefits under any benefit plan, (v) except with respect to the distribution of SpinCo, take any action to withdraw (in full or in part) from any multiemployer plan, (vi) change any actuarial or other assumptions used to calculate funding obligations with respect to any benefit plan that is required by applicable law to be funded or change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP or ERISA, (vii) forgive any loans or issue any loans, with specified exceptions, to any current or former director, officer, employee, contractor or consultant or other service provider, (viii) hire any employee or engage any independent contractor (who is a natural person) with an annual salary or wage rate or consulting fee in excess of $350,000, with specified exceptions, and (ix) terminate the employment of any of the specified members of the senior leadership team other than for cause;
•	incur, assume, guarantee, or otherwise become liable for any indebtedness (directly, contingently or otherwise), with specified exceptions;
•	create any lien that is not permitted by the Merger Agreement on any of the Company’s or its subsidiaries’ property;
•
make, commit to make, or authorize any capital expenditures that are in excess of (i) 5% of the individual line items of or (ii) 5% of the aggregate amount of capital expenditures scheduled to be made in, the capital expenditure budget set forth in the disclosure letter for the period indicated therein;

•	enter into any transaction or contract with any of the Company’s affiliates or any other person that would be required to be disclosed by the Company under federal securities laws;
•	authorize, recommend, propose or announce an intention to adopt a plan of complete or partial dissolution or liquidation;
•
sell, lease, sublease, license, assign, transfer or otherwise dispose of any real property, which individually either (i) requires by its terms or is reasonably likely to require the payment or delivery of cash or other consideration by or to the Company or its subsidiaries in an amount having an expected value in excess of $15,000,000 during the Company’s current fiscal year and cannot be cancelled by the Company or its subsidiaries without penalty or further payment without more than ninety days’ notice, with certain specified exceptions or (ii) relates to any real property used by the Company or its subsidiaries as a distribution center or for the manufacture or preparation of food (in each case other than real property used as a grocery store;

•
take any other action that (i) is not prohibited by the above, (ii) does not fall within any of the exceptions set forth above and (iii) individually, or in the aggregate, would, or would reasonably be expected to, prevent materially impede, materially interfere with or materially delay beyond January 13, 2024 (or a later outside date extended in accordance with the Merger Agreement) the consummation of the transactions contemplated by the Merger Agreement (including the Merger); or

•	agree or commit to do any of the above.
No Solicitation of Acquisition Proposals
From the date of the Merger Agreement until the Effective Time or the earlier termination of the Merger Agreement, the Company has agreed that it will not, will cause its subsidiaries not to, and will use commercially reasonable efforts to cause its directors, officers, employees and any of its investment bankers, attorneys, accountants or other advisors or representatives not to, directly or indirectly:
•
initiate, solicit or knowingly encourage, or knowingly facilitate the making of, any Company Acquisition Proposal (as described below under the heading “—Covenants—Board Recommendation” beginning on page 87);

•
engage in, continue or otherwise participate in negotiations or discussions with, or furnish any non-public information concerning the Company or its subsidiaries, to any third party in connection with a Company Acquisition Proposal; or

•	enter into any acquisition agreement, letter of intent, agreement in principle or similar agreement with respect to a Company Acquisition Proposal.
Despite these general prohibitions, at any time prior to the adoption of the Merger Agreement by Company stockholders, which occurred on October 18, 2022, and subject to the conditions described below, the Company and its representatives were permitted to:
•	furnish any information (including non-public information) or access to such information to any third party making a bona fide written Company Acquisition Proposal; and
•	participate or engage in discussions or negotiations with the person or group making such Company Acquisition Proposal (and its representatives) regarding such Company Acquisition Proposal.

The Company was permitted to take such actions only if:
•	the unsolicited Company Acquisition Proposal was made after the date of the Merger Agreement and did not result from the Company’s breach of the Merger Agreement;
•
the Board determined in good faith, after consultation with the Company’s financial advisors and outside counsel, that such Company Acquisition Proposal constituted, or could reasonably be expected to lead to, a Company Superior Proposal (as described below);

•	the third party had provided the Company with an executed confidentiality agreement;
•
the furnished non-public information had been previously provided or made available to Kroger, or was provided or made available to Kroger promptly (and in any event no later than 48 hours) after it was furnished to such third party;

•	the Company complied with its obligations to advise Kroger, orally or in writing, promptly and in any event within 48 hours of receipt of:
•	any Company Acquisition Proposal or any inquiry, proposal or request for information that the Company reasonably believed could lead to a Company Acquisition Proposal; and
•
the identity of the third party making the Company Acquisition Proposal, inquiry or request and the material terms and conditions of such Company Acquisition Proposal, inquiry or request (or any material changes thereof); and

•
the Company complied with its obligations to provide to Kroger or its outside counsel promptly (and in any event within 48 hours) upon receipt thereof, copies of all written materials and other material written correspondence sent or provided to the Company and its subsidiaries that described any terms or conditions of any Company Acquisition Proposal.

Board Recommendation
The Merger Agreement provides that neither the Board nor any committee of the Board will:
•
withdraw or modify, amend or qualify in a manner adverse to Kroger, or propose publicly to withdraw or modify, amend or qualify in a manner adverse to Kroger, the recommendation by the Board that Company stockholders adopt the Merger Agreement and approve the Merger (any such withdrawal, modification, amendment or qualification being referred to as a “Company Change in Recommendation”);

•	approve, recommend or declare advisable or propose publicly to approve, recommend or declare advisable, any Company Acquisition Proposal; or
•
approve or recommend, or propose publicly to approve or recommend, or enter into, any acquisition agreement, letter of intent, agreement in principle or similar agreement with respect to a Company Acquisition Proposal.

Notwithstanding the foregoing or any other provision of the Merger Agreement to the contrary, the Board was permitted to, at any time prior to the adoption of the Merger Agreement by Company stockholders, which occurred on October 18, 2022, in response to a Company Intervening Event (as described below), effect a Company Change in Recommendation; provided that:
•
the Board determined in good faith, after consultation with its outside legal counsel, that the failure to do so would reasonably be expected to be inconsistent with the Board’s fiduciary duties under applicable law;

•
the Board provided three business days’ prior written notice to Kroger that the Board was prepared to effect a Company Change in Recommendation, which notice would describe the Company Intervening Event in reasonable detail, and, if requested by Kroger in good faith, during such three business day period after providing notice, negotiated in good faith with respect to any revisions to the terms of the Merger Agreement proposed by Kroger so that a Company Change in Recommendation would no longer be necessary; and

•
after giving effect to the revisions contemplate above, if any, after consultation with financial advisors and outside counsel, the Board determined in good faith that failure to make a Company Change in Recommendation in response to the Company Intervening Event would reasonably be expected to be inconsistent with its fiduciary duties under applicable law.

Nothing contained in the Merger Agreement prohibits the Company from (i) taking and disclosing to Company stockholders any position contemplated by Rule 14d-9, Rule 14e-2(a) or Item 1012(a) of Regulation M-A under the Securities Exchange Act, (ii) making any “stop, look and listen” communication to Company stockholders pursuant to Rule 14d-9(f) under the Securities Exchange Act or (iii) making any disclosure to Company stockholders that is required by applicable law.
Nothing contained in the Merger Agreement will in any way limit or prohibit any action taken by the Company and its subsidiaries or the Company or its subsidiaries’ representatives in furtherance of its efforts to consummate the distribution of SpinCo or the sale or other disposition of the SpinCo business or any of the assets or operations thereof, including holding discussions, negotiations and communications with, or providing non-public information to, any persons in connection with the distribution of SpinCo or in connection with the solicitation of offers for the sale or other disposition of the SpinCo business or any of the assets or operations thereof.
A “Company Acquisition Proposal” is any offer or proposal, including any amendment or modification to any existing offer or proposal (other than, in each case, an offer or proposal made or submitted by or on behalf of Kroger), relating to a Company Acquisition Transaction.
A “Company Acquisition Transaction” means other than the Merger, any transaction (including any single- or multi-step transaction) or series of related transactions with a person or “group” (as defined in the Securities Exchange Act) relating to (x) the issuance to such person or “group” or acquisition by such person or “group” of at least twenty percent (20%) of the Company’s equity interests or (y) the acquisition by such person or “group” of at least twenty percent (20%) of the Company’s consolidated assets (including indirectly through ownership of equity in the Company’s subsidiaries) and the Company’s subsidiaries, taken as a whole, pursuant to a Merger (including a reverse merger in which the Company is the surviving corporation), reorganization, recapitalization, consolidation or other business combination, sale of shares of capital stock, sale of assets, tender offer, exchange offer or other similar transaction.
A “Company Superior Proposal” is a bona fide written company acquisition proposal (provided, that for this purpose the references to “twenty percent (20%)” in the definition of company acquisition transaction shall be deemed to be references to “fifty percent (50%)”) made by a third party, that did not result from a material breach of the Company’s non-solicitation obligations under the Merger Agreement, that the Board determines in its good faith judgment (after consultation with its financial advisors and outside counsel) would, if consummated, result in a transaction that is more favorable to Company stockholders from a financial point of view than the Merger, after taking into account all factors that the Board deems relevant.
A “Company Intervening Event” is a material event, change, effect, development or occurrence that was not known or reasonably foreseeable by the Board as of the date of the Merger Agreement (or if known or reasonably foreseeable, the material consequences of which were not known or reasonably foreseeable), which event, change, effect, development or occurrence, or any consequence thereof, becomes known or reasonably foreseeable by the Board prior to the time of the Company Stockholder Approval, other than (a) changes in the Common Stock price, in and of itself (however, the underlying reasons for such changes may constitute a Company Intervening Event) or (b) any Company Acquisition Transaction.
Efforts to Consummate the Merger; Regulatory Matters
The Company, Kroger and Merger Sub have each agreed to use reasonable best efforts to take, or cause to be taken, all actions and do or cause to be done all things, necessary, proper or advisable to consummate and make effective the Merger as promptly as reasonably practicable, including using reasonable best efforts to accomplish the following:
•	satisfying the conditions to closing as promptly as reasonably practicable, as discussed below under “—Conditions to the Closing of the Merger” beginning on page 89;

•
avoiding, eliminating, and resolving any and all impediments under any antitrust law with respect to the Merger and the other transactions pursuant to the Merger Agreement, including without limitation preparing and filing promptly and fully all documentation to effect all necessary filings, notifications, notices, petitions, statements, registrations, submissions of information, applications and other documents;

•
obtaining promptly all consents, clearances, expirations or terminations of waiting periods, registrations, authorizations and other confirmations from any governmental entity or third party necessary, proper or advisable to consummate the Merger; and

•	defending, contesting and resisting any proceedings, whether judicial or administrative, challenging the Merger Agreement or the consummation of the Merger.
Kroger has agreed to, and will cause its affiliates to, use best efforts to take, or cause to be taken, any and all actions necessary to avoid, eliminate, and resolve any and all impediments under any antitrust law with respect to the Merger and the other transactions pursuant to the Merger Agreement, to enable Closing to occur as promptly as practicable, including:
•
proposing, negotiating, committing to and effecting by consent decree, hold separate orders, or otherwise, the sale, divestiture, transfer, license, or disposition or hold separate (through the establishment of a trust or otherwise) of such of Kroger’s assets, properties or businesses or of the Company’s assets, properties or businesses to be acquired by it pursuant to the Merger (including the sale, divestiture, transfer, license or disposition to a third party buyer of the assets, properties or business allocable to SpinCo);

•
the entrance into such other arrangements, as are necessary in order to effect the dissolution of any injunction, temporary restraining order or other order in any suit or proceeding, which would otherwise have the effect of preventing the consummation of the Merger and the other transactions prior to January 13, 2024 (or a later outside date extended in accordance with the Merger Agreement);

•
changing or modifying any course of conduct regarding future operations of Kroger or its subsidiaries or affiliates or the assets, properties, or businesses to be acquired pursuant to the Merger Agreement; or

•
otherwise taking or committing to take any other action that would limit Kroger or its subsidiaries or affiliates’ freedom of action with respect to, or their ability to retain, one or more of their respective operations, divisions, businesses, product lines, customers, assets or rights or interests, or their freedom of action with respect to the assets, properties, or businesses to be acquired pursuant to the Merger Agreement.

However, neither the Company nor Kroger are required to take, or cause to be taken, or commit to take, or commit to cause to be taken, any divestiture, license, hold separate, sale or other disposition, of or with respect to the Company’s assets or the assets of the Company’s subsidiaries, if doing so would result in the divestment of more than 650 stores in order to eliminate and resolve any and all impediments under antitrust laws.
The Company, Kroger and Merger Sub shall provide such cooperation, information and assistance to each other in all respects to obtain any such actions, nonactions, waivers, consents, approvals, orders and authorizations and, in connection therewith, shall notify the other promptly following the receipt of any comments from any governmental entity and of any request by any governmental entity for amendments, supplements or additional information in respect of any registration, declaration or filing with, or notice to, such governmental entity.
Neither the Company, Kroger or Merger Sub will take any action that would cause the Merger or the other transactions under the Merger Agreement to be subject to requirements imposed by any takeover laws and each of the Company, Kroger and Merger Sub will take all reasonable steps within their respective control to exempt, or ensure the continued exemption of, the Merger and the other transactions under the Merger Agreement from the takeover laws of any state that purport to apply.
Conditions to the Closing of the Merger
The Company’s, Kroger’s and Merger Sub’s obligations to effect the Merger, and the Company’s obligation to consummate the distribution of SpinCo (if applicable) are subject to the satisfaction or waiver of the following conditions:

•	the adoption of the Merger Agreement by Company stockholders, which occurred on October 18, 2022;
•
the absence of any order, whether preliminary, temporary or permanent, or other action taken by a governmental entity restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by the Merger Agreement;

•	the absence of any law in effect making the consummation of the transactions contemplated by the Merger Agreement illegal or otherwise prohibited; and
•
the expiration or termination of any waiting period (or any extension thereof) applicable to the transactions contemplated by the Merger Agreement that is required under the HSR Act, and the expiration or termination of any agreement with any governmental entity not to close the transactions contemplated by the Merger Agreement.

Our obligations to effect the Merger, and the distribution of SpinCo (if applicable), are subject to the further satisfaction by Kroger and/or Merger Sub or waiver by the Company of the following conditions:
•
Kroger’s and Merger Sub’s representations and warranties contained in the Merger Agreement shall be true and correct as of the date of the Merger Agreement and as of the Closing, except that the accuracy of representations and warranties that by their terms speak as of a different date or dates shall be true and correct as of such date(s);

•
Kroger’s and Merger Sub’s performance of and compliance with, in all material respects, all agreements and covenants required to be performed and complied with by them under the Merger Agreement at or prior to the Effective Time of the Merger; and

•	the Company shall have received a certificate from Kroger, signed by an executive officer of Kroger, confirming that the above conditions have been satisfied.
Kroger’s and Merger Sub’s obligations to effect the Merger are further subject to the satisfaction by the Company or waiver by them of the following conditions:
•
the Company’s representations and warranties contained in the Merger Agreement (including regarding the absence of a Company Material Adverse Effect) shall be true and correct (except, where applicable, the failure of such representations and warranties to be so true and correct would not reasonably be expected to have a material adverse effect) as of the date of the Merger Agreement and as of the Closing (or, if terminated due to Company’s breach, as of the date of such termination), except that the accuracy of representations and warranties that by their terms speak as of a different date or dates shall be true and correct as of such date(s);

•
the Company’s performance of and compliance with, in all material respects, all agreements and covenants required to be performed and complied with by the Company under the Merger Agreement at or prior to the Effective Time of the Merger; and

•	Kroger shall have received a certificate from the Company, signed by its executive officer, confirming that the above conditions have been satisfied.
Termination of the Merger Agreement
The Merger Agreement may be terminated and the Merger abandoned, whether before or after Company stockholders approve the Merger, under the following circumstances:
•	by the Company’s and Kroger’s mutual written consent;
•	by either Kroger or the Company, if:
•
any governmental entity having jurisdiction has issued a final non-appealable order or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger, or any law that permanently makes consummation of the Merger illegal or otherwise prohibited is in effect; provided that such order or law is not primarily due to a breach by the terminating party; and

•	Closing does not occur on or before January 13, 2024 (as may be extended pursuant to the Merger Agreement), but this right to terminate the Merger Agreement will not be available to the

Company or Kroger if such party’s action or failure to act (or Merger Sub’s action or failure to act in the case of Kroger) has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of the Merger Agreement;
•	by the Company, if:
•
Kroger or Merger Sub breaches a representation or warranty or fails to perform a covenant or other agreement contained in the Merger Agreement so that the related closing conditions cannot be satisfied and such breach or failure to perform cannot be cured or is not cured by Kroger or Merger Sub by the earlier of (x) January 13, 2024 (or a later outside date extended in accordance with the Merger Agreement) or (y) thirty days after Kroger’s receipt of notice from the Company of such breach; or

•
Kroger or Merger Sub fails to consummate the Merger within three business days following the later of (i) the date on which the Closing should have occurred and (ii) the delivery of confirmation by the Company that all other closing conditions under the Merger Agreement have been satisfied and the Company is ready, willing and able to consummate the Merger; or

•	by Kroger, if:
•
the Company breaches a representation or warranty or fails to perform a covenant or other agreement contained in the Merger Agreement so that the related closing conditions cannot be satisfied and such breach or failure to perform cannot be cured or is not cured by the Company by the earlier of (x) January 13, 2024 (or a later outside date extended in accordance with the Merger Agreement) or (y) thirty days after its receipt of notice from Kroger of such breach;

•	the Company failed to deliver the written consents of Company stockholders adopting the Merger Agreement by 5:01 PM New York City time on October 18, 2022; or
•
prior to the adoption of the Merger Agreement by Company stockholders, the Board shall have effected a Company Change in Recommendation or the Company is in breach in any material respect of its non-solicitation obligations.

Termination Fee and Expenses
Each party will generally pay its own fees and expenses in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement, whether or not the Merger is consummated.
The Company will be required to pay a termination fee of $318,000,000 to Kroger, if:
•
prior to the termination of the Merger Agreement, a Company Acquisition Proposal is publicly submitted, publicly proposed, publicly disclosed prior to, and not withdrawn prior to, the receipt of the Written Consent, the Merger Agreement is terminated by the Company or Kroger because the Closing does not occur on or before January 13, 2024 (or a later outside date not later than October 13, 2024 to which the termination date is extended in accordance with the Merger Agreement) or for failure to obtain the Written Consent and within twelve months after the Merger Agreement is terminated, the Company enters into a definitive agreement with respect to, or consummates, any Company Acquisition Proposal (solely for purposes of this provision, all references to 20% in the definition of “company acquisition transaction,” are deemed to be references to more than 50%);

•
the Merger Agreement is terminated by Kroger for the failure of the Company to deliver the written consents of Company stockholders adopting the Merger Agreement by 5:01 PM New York City time on October 18, 2022; or

•
the Merger Agreement is terminated by Kroger, if, prior to the adoption of the Merger Agreement by Company stockholders, the Board shall have effected a Company Change in Recommendation or the Company is in breach in any material respect of its non-solicitation obligations.

The Written Consent was executed following the execution of the Merger Agreement and accordingly the Company and Kroger are no longer able to terminate the Merger Agreement pursuant to the bullet points above.
Kroger will be required to pay a termination fee of $600,000,000 to the Company, if:

•
Kroger terminates, or the Company terminates, the Merger Agreement because Closing does not occur on or before January 13, 2024 (or a later outside date extended in accordance with the Merger Agreement), and at the time of such termination (i) the closing conditions under the Merger Agreement have been satisfied (except for the failure to be satisfied resulting from an injunction or order entered or issued by a governmental entity under any antitrust law or the adoption, enactment or promulgation by a governmental entity of any antitrust law) and (ii) the applicable waiting period under the HSR Act has not expired or been terminated;

•
Kroger terminates, or the Company terminates, the Merger Agreement as a result of a final non-appealable injunction or order entered or issued by a governmental entity under any antitrust law permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger or the adoption, enactment or promulgation by a governmental entity of any antitrust law that permanently makes consummation of the Merger illegal or otherwise prohibited (provided that such order or law is not primarily due to a breach by the terminating party); or

•
(i) the Company terminates the Merger Agreement because Kroger or Merger Sub fails to consummate the Merger within three business days following the later of the date on which the Closing should have occurred and the delivery of confirmation by the Company that all other closing conditions under the Merger Agreement have been satisfied and the Company is ready, willing and able to consummate the Merger or (ii) the Company or Kroger terminate the Merger Agreement because Closing does not occur on or before January 13, 2024 (or a later outside date extended in accordance with the Merger Agreement) at a time when the Company could have terminated the Merger Agreement pursuant to clause (i) herein or as a result of a final non-appealable injunction or order described in the previous paragraph.

Financing
Kroger will, and will cause its affiliates to, use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to arrange, obtain and consummate the Debt Financing (as defined below), on terms and conditions materially not less favorable than those described in the commitment letter between Kroger and the Debt Financing Sources (as defined below) and the fee letter with respect thereto (the “Debt Letters”) (including any flex positions contained therein) no later than the time at which the Closing is required to occur, including using its reasonable best efforts to (i)(A) maintain in effect the Debt Letters and comply with all of their respective obligations thereunder, (B) negotiate, enter into and deliver definitive agreements with respect to the Debt Financing on terms and conditions materially no less favorable than those described in the Debt Letters (including any flex provisions contained therein), so that such agreements are in effect no later than the time at which the Closing is required to occur and (C) solely if the Debt Financing Sources thereunder fail to fund the Debt Financing in accordance with the terms thereof, enforce their rights under the Debt Letters and (ii) satisfy on a timely basis all the conditions to the Debt Financing and the definitive agreements related thereto that are in Kroger’s (or its affiliates) control. The provision of funds by the Debt Financing Sources pursuant to the Debt Letters is referred to herein as the “Debt Financing” and the entities that have committed to provide or otherwise entered into agreements in connection with the Debt Financing, including the parties to the Debt Letters are referred to herein as the “Debt Financing Sources”.
Without the Company’s written consent, Kroger has agreed not to permit certain amendments, modifications, waivers or substitutions under the Debt Letters, and to keep the Company reasonably informed on the status of the Debt Financing and material developments with respect thereto. From the date of the Merger Agreement until the Closing, the Company will, and will cause its subsidiaries and will use commercially reasonable efforts to cause its and their respective representatives to, solely at Kroger’s expense, use commercially reasonable efforts to provide Kroger such customary cooperation and financial information as may be reasonably requested by Kroger in arranging the Debt Financing or any offering of debt by Kroger in connection with the transactions contemplated by the Merger Agreement.
Indemnification and Insurance
The Surviving Corporation will assume, and Kroger will cause the Surviving Corporation and its successors and assigns to comply with and honor, all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the effective time of the Merger existing in favor of the Company’s and its subsidiaries' current or former directors or officers as provided in the Company’s and their respective certificates of incorporation or bylaws (or comparable organizational documents) and any indemnification or other agreements as in effect on the date of the Merger Agreement and set forth on a schedule to the Merger Agreement.
In the event the Surviving Corporation, Kroger, or any of their respective successors or assigns consolidates with or merges into another entity and is not the continuing or surviving entity of such consolidation or Merger or transfers all or substantially all of its properties and assets to another entity, Kroger will cause the successors and assigns of the surviving corporation to assume the indemnification and other obligations set forth above.
Kroger will maintain in full effect, for a period of six years, the current directors’ and officers’ liability and fiduciary liability insurance policies covering those persons who were, as of the Effective Time of the Merger Agreement, covered by the Company’s directors’ and officers’ liability insurance policy, for acts or omissions occurring prior to the Effective Time of the Merger, but Kroger will not be required to pay annual premiums in excess of 300% of the last annual premiums paid by the Company prior to the date of the Merger Agreement and will purchase the maximum amount of coverage that can be obtained for that amount if premiums are in excess of 300% of the last annual premiums. Notwithstanding the prior sentence, the Company may, on or prior to the Effective Time of the Merger, purchase a tail policy with respect to the acts or omissions occurring prior to the Effective Time of the Merger that were committed or alleged to have been committed prior to the Effective Time, in coverage and amount no greater than the policies currently in place so long as the premiums paid do not exceed 300% of the last annual premiums paid by the Company prior to the date of the Merger Agreement, for a period of six years; if the Company purchases such tail policy, Kroger will be relieved of its obligations described in this paragraph.
Additional Agreements
Except as would violate applicable law or securities exchange rules, the Company and Kroger will not, and will use reasonable best efforts to cause their representatives not to, issue any public announcement or make other public disclosures regarding the Merger Agreement or the Merger, without the prior written consent of the other.
The Company has also agreed to consult with Kroger on a regular basis with respect to, and provide Kroger with the opportunity to participate in, the defense or settlement of any security holder litigation or other proceeding against the Company or its directors related to the Merger or the other transactions contemplated by the Merger Agreement. While the Company has not agreed to give Kroger the right to direct the defense of any such litigation, the Company has agreed to obtain the prior written consent of Kroger prior to settling or satisfying any such claim.
Specific Enforcement
The Company, Kroger and Merger Sub have agreed that irreparable damage, for which monetary damages or other legal remedies, even if available, would not be an adequate remedy, would occur in the event that any of the provisions of the Merger Agreement were not performed in accordance with their specific terms or were otherwise breached by any of the Company, Kroger or Merger Sub. As such, each of the Company, Kroger and Merger Sub is entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches or threatened breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement in Delaware court, without proof of damages or otherwise, in addition to any other remedy to which the Company, Kroger and Merger Sub are entitled at law or in equity.
Each of the Company, Kroger and Merger Sub further agreed not to raise any objections to the availability of the equitable remedy of specific performance and further agreed not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach. None of the Company, Kroger or Merger Sub shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any specific enforcement remedy, and each of the Company, Kroger and Merger Sub irrevocably waived any right they had to require the obtaining, furnishing or posting of any such bond or similar instrument.

Extension, Waiver and Amendment of the Merger Agreement
The Company, Kroger and Merger Sub may amend the Merger Agreement at any time prior to the Effective Time if agreed upon in writing by all three parties. However, after the adoption of the Merger Agreement by Company stockholders, no amendment can be made that by law requires approval by Company stockholders without obtaining such approval.
The Company, Kroger and Merger Sub may waive any provision of the Merger Agreement at any time prior to the Effective Time if in writing and signed by the party against whom the waiver is to be effective. However, after the adoption of the Merger Agreement by Company stockholders, no waiver can be made that by law requires approval by Company stockholders without obtaining such approval.
Governing Law
The Merger Agreement and all claims or causes of action based upon, arising out of or related to the Merger Agreement, or the negotiation, execution or performance of the Merger Agreement, are governed by Delaware law.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS AND
CERTAIN BENEFICIAL OWNERS
The following table and accompanying footnotes set forth information with respect to the beneficial ownership of Common Stock as of January 6, 2023 by:
•	each person known by the Company to own beneficially 5% or more of the Company’s outstanding shares of Common Stock;
•	each of the Company’s directors;
•	each of the NEOs; and
•	the Company’s directors and executive officers as a group.
The Company has based percentage ownership of the Common Stock on 535,717,480 shares of Common Stock outstanding as of January 6, 2023. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated, none of the persons listed in the following table owns any securities that are convertible into Common Stock at his or her option currently or within sixty days of the record date. Unless otherwise indicated, the address for each director and executive officer listed below is c/o Albertsons Companies, Inc., 250 Parkcenter Blvd., Boise, Idaho 83706.
	Class A Common Stock
Name and Address of Beneficial Owners	Number	% of class
5% or Greater Beneficial Owners:
Cerberus Capital Management, L.P.(1)	151,818,680	28.3%
Klaff Realty, L.P.(2)	58,128,749	10.9%
Funds affiliated with Lubert-Adler(3)	58,128,754	10.9%
Schottenstein Stores Corp.(4)	27,838,105	5.2%
Kimco Realty Corporation(5)	28,338,105	5.3%
HPS Investment Partners, LLC(6)	33,909,376	6.3%

Directors:
Vivek Sankaran(7)	1,961,782	*
James Donald	1,887,701	*
Chan Galbato(1)	7,870	*
Sharon Allen(8)	162,038	*
Kim Fennebresque	94,709	*
Allen Gibson	27,704	*
Hersch Klaff(2)	17,422	*
Alan Schumacher(9)	95,209	*
Brian Kevin Turner	130,413	*
Mary Elizabeth West	11,550	*
Scott Wille(1)	11,903	*

NEOs:
Sharon McCollam	24,825	*
Anuj Dhanda	289,842	*
Susan Morris	386,926	*
All directors and executive officers as a group (19 Persons)	5,109,894	1.0%
*	Less than 1% of the outstanding shares of Common Stock.
(1)
Based on statements in Schedule 13G filed by the Sponsors on February 16, 2021. Cerberus may be deemed to beneficially own the reported shares of Common Stock and filed the Schedule 13G on behalf of Cerberus Albertsons Incentive LLC (“Cerberus Albertsons”) and Cerberus Iceberg LLC (“Cerberus Iceberg”), each of which are funds managed by Cerberus and/or one or more of its affiliates. Cerberus Albertsons and Cerberus Iceberg are parties to the Stockholders Agreement. Pursuant to the Stockholders Agreement, the Sponsors have agreed to act in concert and vote together on certain matters relating to the Company. As a result, each

Sponsor may be deemed to beneficially own the shares of Common Stock, in the aggregate, held by the other Sponsors. Cerberus, Cerberus Albertsons and Cerberus Iceberg and its affiliates do not have a pecuniary interest in the Common Stock held by the other Sponsors.
Stephen Feinberg exercises voting and investment authority and may be deemed to have beneficial ownership of the reported shares. Messrs. Galbato and Wille are affiliated with Cerberus. The address for Cerberus is 875 Third Avenue, New York, New York 10022.
(2)
Based on statements in Schedule 13G filed by the Sponsors on February 16, 2021. Klaff Realty may be deemed to beneficially own the reported shares of Common Stock and filed the Schedule 13G on behalf of certain of its affiliates, each of which is a fund managed by Klaff Realty (“Klaff Funds”). The Klaff Funds are parties to the Stockholders Agreement. Klaff Realty and the Klaff Funds do not have a pecuniary interest in the Common Stock held by the other Sponsors.

Mr. Klaff through several affiliated entities controls the Klaff Reporting Person and may be deemed the indirect beneficial owner of the reported shares held by the Klaff Funds. Mr. Klaff expressly disclaims beneficial ownership of the reported shares except to the extent of his pecuniary interest therein through his indirect interest in Klaff Realty or its affiliates. The address for Klaff Realty is
35 E. Wacker Drive, Suite 2900, Chicago, Illinois 60601.
(3)
Based on statements in Schedule 13G filed by the Sponsors on February 16, 2021. The reported shares consist of 12,515,316 shares of common stock held directly by L-A V ABS, LLC (“L-A V ABS”), 474,065 shares of common stock held directly by Lubert-Adler Real Estate Fund V, L.P. (“L-A RE Fund V”), 5,672,291 shares of common stock held directly by Lubert- Adler Real Estate Fund VI, L.P. (“L-A RE Fund VI”), 1,608,363 shares of common stock held directly by Lubert-Adler Real Estate Fund VI-A, L.P. (“L-A RE Fund VI-A”), 4,314,996 shares of common stock held directly by Lubert-Adler Real Estate Fund VI-B, L.P. (“L-A RE Fund VI-B”), 33,157,624 shares of common stock held directly by L-A Saturn Acquisition, L.P. (“L-A Saturn”), and 386,099 shares of common stock held directly by L-A Asset Management Services, L.P. (“L-A Asset Management Services”). L-A V ABS is managed by its members, Dean Adler and Gerald Ronon, who can be removed and replaced by L-A RE Fund V, the controlling member of L-A V ABS, with the consent of ABS Opportunities, LLC. Lubert-Adler Group V, L.P. (“L-A Group V”) is the general partner of L-A RE Fund V, and Lubert-Adler Group V, LLC (“L-A Group V LLC”) is the general partner of L-A Group V. Lubert-Adler Group VI, L.P. (“L-A Group VI”) is the general partner of L-A RE Fund VI and L-A RE Fund VI-A, and Lubert-Adler Group VI, LLC (“L-A Group VI LLC”) is the general partner of L-A Group VI. Lubert-Adler Group VI-B, L.P. (“L-A Group VI-B”) is the general partner of L-A RE Fund VI-B, and Lubert-Adler Group VI-B, LLC (“L-A Group VI-B LLC”) is the general partner of L-A Group VI-B. L-A Group Saturn, LLC (“L-A Group Saturn”) is the general partner of L-A Saturn. Lubert-Adler GP- West, LLC (“L-A GP-West”) is the general partner of L-A Asset Management Services. Ira M. Lubert and Dean S. Adler are the members of L-A Group V LLC, L-A Group VI LLC, L-A Group VI-B LLC, L-A Group Saturn and L-A GP-West. As a result, each of Mr. Lubert, Mr. Adler, L-A Group V LLC, L-A Group VI LLC, L-A Group VI-B LLC, L-A Group V, L-A Group VI, L-A Group VI-B, L-A Group Saturn and L-A GP-West may be deemed to share beneficial ownership of the shares. Each of the foregoing persons expressly disclaims beneficial ownership of the shares except to the extent of his or its pecuniary interest therein. The address for L-A RE Fund V, L-A RE Fund VI, L-A RE Fund VI-A and L-A RE Fund VI-B, L-A Group V, L-A Group V LLC, L-A Group VI, L-A Group VI LLC, L-A Group VI-B and L-A Group VI-B LLC is 2400 Market Street, Suite 301, Philadelphia, Pennsylvania 19103-3033. The address for L-A Saturn and L-A Group Saturn is The FMC Tower, 2929 Walnut Street, Suite 1530, Philadelphia, Pennsylvania 19104. The address for L-A Asset Management Services and L-A GP-West is 435 Devon Park Drive, Building 500, Wayne, Pennsylvania 19087. The address for L-A V ABS is 171 17th Street NW, Suite 1575, Atlanta, Georgia 30363. The address for Ira Lubert, Dean Adler and Gerald Ronon is 2400 Market Street, Suite 301, Philadelphia, Pennsylvania 19103-3033. Funds affiliated with Lubert-Adler do not have a pecuniary interest in the Common Stock held by the other Sponsors.

(4)
Based on statements in Form 4 filed by Jubilee ABS Holding LLC (“Jubilee”) on December 21, 2022. The reported shares are held by Jubilee which is a party to the Stockholders Agreement. Jubilee does not have a pecuniary interest in the Common Stock held by the other Sponsors.

The address for Schottenstein Corp. is 4300 E. Fifth Avenue, Columbus, Ohio 43219.
(5)
Based on statements in Form 4 filed by Kimco on October 14, 2022. Kimco is the parent corporation of each of KRSX Merge, LLC and KRS ABS, LLC, parties to the Stockholders Agreement, and has sole voting and dispositive power over (i) 176,811 shares of Common Stock held by KRSX Merge, LLC and (ii) 28,161,294 shares of Common Stock held by KRS ABS, LLC.

Neither of KRS ABS and KRSX Merge, or their respective affiliates, including Kimco, has a pecuniary interest in the Common Stock held by the other Sponsors.
The address for Kimco is 500 North Broadway, Suite 201, Jericho, New York 11753, Attention: Ray Edwards and Bruce Rubenstein.
(6)
This information is based solely on a Schedule 13D filed by HPS with the SEC on July 9, 2020. Consists of (i) 4,481,017 shares of common stock issuable upon conversion of 77,173.77 shares of Series A preferred stock held by Assured Offshore L.P.; (ii) 1,934,353 shares of common stock issuable upon conversion of 33,314.16 shares of Series A preferred stock held by Mezzanine Partners III, L.P.; (iii) 1,011,721 shares of common stock issuable upon conversion of 17,424.24 shares of Series A preferred stock held by HPS Fund Offshore Subsidiary XI, L.P.; (iv) 784,235 shares of common stock issuable upon conversion of 13,506.40 shares of Series A preferred stock held by AP Mezzanine Partners III, L.P.; (v) 9,674,120 shares of common stock issuable upon conversion of 166,611.33 shares of Series A preferred stock held by MP 2019 Offshore AB Subsidiary, L.P.; (vi) 7,258,000 shares of common stock issuable upon conversion of 125,000.00 shares of Series A preferred stock held by Bronco Co-Invest, L.P.; (vii) 5,050,278 shares of common stock issuable upon conversion of 86,977.79 shares of Series A preferred stock held by MP 2019 Onshore Mezzanine Master, L.P. (viii) 2,052,767 shares of common stock issuable upon conversion of 35,353.54 shares of Series A preferred stock held by HN Co-Invest AIV, L.P.; (ix) 879,669 shares of common stock issuable upon conversion of 15,150.00 shares of Series A preferred stock held by HPS VG Co-Investment Fund, L.P.; and (x) 783,212 shares of common stock issuable upon conversion of 13,488.78 shares of Series A preferred stock held by MP 2019 AP Mezzanine Master, L.P. Assured Offshore L.P., Mezzanine Partners III, L.P., HPS Fund Offshore Subsidiary XI, L.P., AP Mezzanine Partners III, L.P., MP 2019 Offshore AB Subsidiary, L.P., Bronco Co-Invest, L.P., MP 2019 Onshore Mezzanine Master, L.P., HN Co-Invest AIV, L.P, HPS VG Co-Investment Fund, L.P. and MP 2019 AP Mezzanine Master, L.P. are collectively referred to as the “Funds.”

HPS is the sole and managing member of HPS Mezzanine Management III, LLC, which is the investment manager of each of Assured Offshore, L.P., Mezzanine Partners III, L.P., HPS Fund Offshore Subsidiary XI, L.P. and AP Mezzanine Partners III, L.P.
HPS Investment Partners, LLC is also the sole and managing member of HPS Mezzanine Management 2019, LLC, which is the investment manager of each of MP 2019 Offshore AB Subsidiary, L.P., Bronco Co-Invest, L.P., MP 2019 Onshore Mezzanine Master, L.P., HN Co-Invest AIV, L.P., HPS VG Co-Investment Fund, L.P. and MP 2019 AP Mezzanine Master, L.P.

As such, HPS has the power to vote and dispose of the securities held by the Funds, and as such, may be deemed to beneficially own the securities held by the Funds. The principal business and office address of HPS is 40 West 57th Street, 33rd Floor, New York, New York 10019.
(7)
Includes 645,594 shares of restricted shares held by Mr. Sankaran individually and 1,291,188 shares of common stock held by Sankaran Family Ltd., a Texas limited partnership of which Mr. Sankaran is a limited partner. The address of the partnership is 2430 Victory Park Lane #3203, Dallas, Texas 75219.

(8)
Includes 2,000 shares of common stock held by the Richard and Sharon Allen Trust (the “Allen Trust”). Sharon Allen, as trustee, is deemed to have voting and dispositive power over the securities held by the Allen Trust.

(9)
Certain of the shares are held by The Alan H. Schumacher Declaration of Trust Dated October 19, 2001 (the “Schumacher Trust”). Alan Schumacher, as trustee, is deemed to have voting and dispositive power over the shares held by the Schumacher Trust. The address for the Schumacher Trust is 10 Little Tomaka Way, Ormond Beach, Florida 32174.

WHERE YOU CAN FIND MORE INFORMATION
The Company is subject to the informational requirements of the Securities Exchange Act, and files annual, quarterly and current reports, proxy statements and other information with the SEC. You can read the Company’s SEC filings through the Internet at the SEC’s website at www.sec.gov.
You may obtain any of the documents the Company files with the SEC, without charge, by requesting them in writing or by telephone from the Company at the following address:
Albertsons Companies, Inc.
Attn: Corporate Secretary
250 Parkcenter Blvd.
Boise, Idaho 83706
Telephone: (208) 395-6200
If you would like to request documents from the Company, please do so by [•], 2023. If you request any documents from the Company, it will mail them to you by first class mail, or another equally prompt method, promptly after it receives your request.
The Company is incorporating information into this information statement by reference, which means that that the Company discloses important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this information statement, except to the extent superseded by information contained in this information statement or by information contained in documents filed with the SEC after the date of this information statement. This information statement incorporates by reference the documents set forth below that have been previously filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):
•	the Company’s Annual Report on Form 10-K for the fiscal year ended February 26, 2022;
•
the Company’s definitive proxy statement on Schedule 14A for the 2022 annual meeting of stockholders filed with the SEC on June 21, 2022 as supplemented or amended by filings on July 15, 2022 and August 2, 2022;

•	the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended June 18, 2022, September 10, 2022 and December 3, 2022; and
•
the Company’s Current Reports on Form 8-K filed with the SEC on March 29, 2022, April 12, 2022, April 27, 2022, May 27, 2022, June 22, 2022, June 27, 2022, July 15, 2022, August 2, 2022, August 9, 2022, September 9, 2022, October 14, 2022, October 17, 2022, October 19, 2022, November 4, 2022 and January 18, 2023.

The Company also incorporates by reference into this information statement additional documents that the Company may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, from and after the date of this information statement and prior to the effective time of the Merger.
MISCELLANEOUS
If you have any questions about this information statement or the Merger you should contact:
Albertsons Companies, Inc.
Attn: Corporate Secretary
250 Parkcenter Blvd.
Boise, Idaho 83706
Telephone: (208) 395-6200
Kroger and Merger Sub have supplied, and the Company has not independently verified, the information in this information statement relating to Kroger and Merger Sub.
The Company has adopted a procedure, approved by the SEC, called “householding.” Under this procedure, stockholders of record who have the same address and last name and did not receive an information statement will receive only one copy of this information statement, unless the Company is notified that one or more of these stockholders wishes to continue receiving individual copies.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of this information statement, or if you hold Company stock in more than one account, and in either case you wish to receive only a single copy of each of the information statement for your household, please contact the Company’s Corporate Secretary by mail, c/o Albertsons Companies, Inc., 250 Parkcenter Blvd., Boise, Idaho 83706 or by phone at (208) 395-6200. If you participate in householding and wish to receive a separate copy of this information statement, or if you do not wish to continue to participate in householding and prefer to receive separate copies in the future, please contact the Company’s Corporate Secretary as indicated above.
If your shares are held in street name through a broker, bank or other intermediary, please contact your broker, bank or intermediary directly if you have questions, require additional copies of this information statement or wish to receive a single copy of such materials in the future for all beneficial owners of shares of the Company’s stock sharing an address.
The Company has not authorized anyone to provide you with information that is different from what is contained in this information statement. This information statement is dated [•], 2023. You should not assume that the information contained in this information statement or incorporated by reference is accurate as of any date other than that date (or as of an earlier date if so indicated in this information statement). Neither the mailing of this information statement to stockholders nor the payment of cash in the Merger creates any implication to the contrary. This information statement does not constitute a solicitation of a proxy. Notwithstanding the foregoing, in the event of any material change in any of the information previously disclosed, the Company will, where relevant and if required by applicable law, update such information through a supplement to this information statement.

Annex A

Execution Version
AGREEMENT AND PLAN OF MERGER

BY AND AMONG

ALBERTSONS COMPANIES, INC.

THE KROGER CO.

AND

KETTLE MERGER SUB, INC.

Dated as of October 13, 2022

A-i

A-ii

AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER, dated as of October 13, 2022 (this “Agreement”), is entered into by and among Albertsons Companies, Inc., a Delaware corporation (the “Company”), The Kroger Co., a, Ohio corporation (“Parent”) and Kettle Merger Sub, Inc., a Delaware corporation and wholly owned direct subsidiary of Parent (“Merger Sub” and, collectively with the Company and Parent, the “Parties”).
RECITALS
WHEREAS, it is proposed that, upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub will be merged with and into the Company (the “Merger”) in accordance with the applicable provisions of the DGCL, with the Company surviving the Merger as the Surviving Corporation and a direct, wholly owned subsidiary of Parent;
WHEREAS, it is proposed that, upon the terms and subject to the conditions set forth in this Agreement, the Company, Parent and SpinCo may consummate the Separation (including, among other things, the transfer not later than immediately prior to the Effective Time of rights to certain Company Stores by the Company and its Subsidiaries to SpinCo and the transfer substantially simultaneously with the Effective Time of rights to certain Parent Stores by Parent and its Subsidiaries to SpinCo) and, as of such time that is not later than the Effective Time, the Distribution;
WHEREAS, the Board of Directors of the Company (the “Company Board”), at a meeting duly called and held, unanimously (a) determined that this Agreement and the Merger and other transactions contemplated hereby (the Merger and such other transactions, including, for the avoidance of doubt, the Separation and the Distribution, the “Transactions”) are fair to, and in the best interests of, the Company’s stockholders, (b) approved and declared advisable the execution and delivery by the Company of this Agreement, the performance by the Company of its covenants and agreements contained in this Agreement and the consummation of the Transactions, (c) directed that this Agreement be submitted to the holders of Company Common Stock and the holders of Company Preferred Stock for adoption, (d) resolved to recommend that the holders of Class A Common Stock of the Company adopt this Agreement and approve the Merger, and (e) declared a Pre-Closing Dividend;
WHEREAS, the Board of Directors of the Parent (“Parent Board”), at a meeting duly called and held, unanimously (a) determined that, on the terms and subject to the conditions set forth in this Agreement, this Agreement and the Transactions are in the best interest of Parent, its business and strategy and its shareholders, employees and other stakeholders and (b) approved and declared advisable this Agreement and the Transactions and the execution, delivery and performance of Parent’s obligations thereunder;
WHEREAS, the Board of Directors of Merger Sub (the “Merger Sub Board”) has by unanimous vote (a) determined that this Agreement and the Transactions, are fair to, and in the best interests of, Merger Sub’s sole stockholder, (b) approved and declared advisable this Agreement and the Transactions and (c) submitted this Agreement to Parent, as sole stockholder of Merger Sub, for adoption thereby and recommended that Parent approve and adopt this Agreement and the Transactions (and Parent, as sole stockholder, has executed and delivered a unanimous written consent of the sole stockholder of Merger Sub adopting this Agreement and approving the Merger in accordance with the DGCL, which consent shall become effective immediately following the execution and delivery of this Agreement); and
WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, Parent, Acorn Real Estate Company, Acorn RE Investor Holdings, Acorn Real Estate Holding I Company and Acorn Real Estate Holding II Company are entering into a termination agreement for, among other things, the termination of the Company Real Estate Agreement (as defined herein).

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained in this Agreement, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1 Certain Definitions. As used in this Agreement, the following terms have the meanings set forth below:
“ACI Control Group” means collectively, Cerberus Albertsons Incentive LLC, Cerberus Iceberg LLC, Klaff Realty, L.P., Lubert-Adler Partners, L.P. and Kimco Realty Corporation.
“Affiliate” means, with respect to a specified Person, any other Person, whether now in existence or hereafter created, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition and the definition of Subsidiary, “control” (including, with correlative meanings, “controlling,” “controlled by” and “under common control with”) means, with respect to a Person, the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of equity interests, whether through the ownership of voting securities, by Contract or agency or otherwise.
“Agreement” has the meaning set forth in the Preamble.
“Antitrust Law” means the Sherman Act, the Clayton Act, the HSR Act, the Federal Trade Commission Act, and all other applicable Laws issued by a Governmental Entity that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition.
“Applicable Food Laws” means all applicable Laws relating to the use, manufacture, production, packaging, licensing, labeling, distribution or sale of any food products, including, but not limited to, the applicable laws administered by the FDA, the U.S. Department of Agriculture, and the Federal Trade Commission, and any similar Governmental Entities, and any regulations promulgated thereof.
“Benefit Plan” means (a) any “employee benefit plan” within the meaning of Section 3(3) of ERISA (regardless of whether such plan is subject to ERISA), and (b) any equity or equity-based, phantom equity, bonus, incentive, vacation, paid time off, stock purchase, fringe benefit, deferred compensation, retirement, pension (other than a Multiemployer Plan), medical, dental, vision, accident, disability, life insurance or welfare plan, or employment, consulting, compensation, salary contribution, change in control, retention, severance, termination pay or indemnity agreement, or other benefit or compensation plan, program, policy, practice, scheme, arrangement, or agreement, whether or not written and whether or not funded.
“Book-Entry Shares” has the meaning set forth in Section 3.3(b)(i).
“Business Day” means any day that is a trading day on the NYSE.
“Cause” means “Cause” as defined in the Albertsons Companies, Inc. 2020 Omnibus Incentive Plan.
“Certificate of Designation” means Certificate of Designations of 6.75% Series A Convertible Preferred Stock of the Company, dated June 8, 2020.
“Certificate of Merger” has the meaning set forth in Section 2.3(b).
“Certificates” has the meaning set forth in Section 3.3(b)(i).
“Clean Team Agreement” has the meaning set forth in Section 6.7(b).
“Closing” has the meaning set forth in Section 2.3(a).
“Closing Date” has the meaning set forth in Section 2.3(a).
“COD Amendment” has the meaning set forth in Section 2.5(c).
“Code” means the Internal Revenue Code of 1986.
“Common Merger Consideration” means (i) an amount in cash equal to (a) $34.10 minus (b) the per share amount of the Pre-Closing Dividend payable to each holder of Company Common Stock minus (c) solely in the event the Distribution is consummated as of such time that is not later than the Effective Time, the SpinCo Consideration Adjustment Amount, and (ii) to the extent the Distribution is to be consummated and unless the Company effects the Distribution by way of a dividend in accordance with Section 2.1, a portion of the SpinCo Consideration calculated by dividing the SpinCo Consideration by the SpinCo Consideration Fully Diluted Number.
“Common Stockholder Approval” has the meaning set forth in Section 4.4(c).
“Common Stockholder Written Consent” has the meaning set forth in Section 4.4(d).
“Company” has the meaning set forth in the Preamble.
“Company Acceptable Confidentiality Agreement” means a confidentiality agreement the material terms of which that relate to confidentiality are no less restrictive in the aggregate to the person making such Company Acquisition Proposal than those contained in the Confidentiality Agreement, and for the avoidance of doubt, any such confidentiality agreement need not include explicit or implicit standstill restrictions or otherwise restrict the making of or amendment or modification to any Company Acquisition Proposal.
“Company Acquisition Proposal” means any offer or proposal, including any amendment or modification to any existing offer or proposal (other than, in each case, an offer or proposal made or submitted by or on behalf of Parent), relating to a Company Acquisition Transaction.
“Company Acquisition Transaction” means, other than the Transactions, any transaction (including any single- or multi-step transaction) or series of related transactions with a Person or “group” (as defined in the Exchange Act) relating to (x) the issuance to such Person or “group” or acquisition by such Person or “group” of at least twenty percent (20%) of the equity interests in the Company or (y) the acquisition by such Person or “group” of at least twenty percent (20%) of the consolidated assets of the Company (including indirectly through ownership of equity in Company Subsidiaries) and the Company Subsidiaries, taken as a whole, pursuant to a merger (including a reverse merger in which the Company is the surviving corporation), reorganization, recapitalization, consolidation or other business combination, sale of shares of capital stock, sale of assets, tender offer, exchange offer or other similar transaction.
“Company Alternative Acquisition Agreement” has the meaning set forth in Section 6.4(c).
“Company Balance Sheet” has the meaning set forth in Section 4.6(c).
“Company Benefit Plan” means a Benefit Plan maintained, sponsored or contributed to by the Company or any Company Subsidiary.
“Company Board” has the meaning set forth in the Recitals.
“Company Board Recommendation” has the meaning set forth in Section 4.4(b).
“Company Change in Recommendation” has the meaning set forth in Section 6.4(c).
“Company Collective Bargaining Agreement” means each collective bargaining or other labor union or works council agreement to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary is bound.
“Company Common Stock” has the meaning set forth in Section 3.1(a)(ii)(A).
“Company Disclosure Letter” has the meaning set forth in ARTICLE IV.
“Company Equity Awards” means the Company RSUs, the Company PSUs and the Company Restricted Stock Awards.
“Company Equity Plans” means, collectively, the Albertsons Companies, Inc. Restricted Stock Unit Plan (f/k/a Albertsons Companies, Inc. Phantom Unit Plan) and the Albertsons Companies, Inc. 2020 Omnibus Incentive Plan.
“Company Information Statement” has the meaning set forth in Section 6.6(b).
“Company Intellectual Property” means all Intellectual Property owned or purported to be owned by the Company or any of the Company Subsidiaries. Company Intellectual Property includes Registered Intellectual Property and Company Software.

“Company Intervening Event” means a material event, change, effect, development or occurrence that was not known to or reasonably foreseeable by the Company Board as of the date of this Agreement (or if known or reasonably foreseeable, the material consequences of which were not known or reasonably foreseeable), which event, change, effect, development or occurrence, or any consequence thereof, becomes known or reasonably foreseeable by the Company Board prior to the time of the Company Stockholder Approval, other than (a) changes in the Company Common Stock price, in and of itself (however, the underlying reasons for such changes may constitute a Company Intervening Event), or (b) any Company Acquisition Transaction.
“Company Material Adverse Effect” means any Effect that, individually or in the aggregate with any one or more other Effects, (i) has had or would reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole, or (ii) would reasonably be expected to prevent or delay beyond the Outside Date the Closing; provided, however, that no Effect to the extent resulting or arising from the following, individually or in the aggregate with any one or more other Effects, shall constitute or shall be considered in determining whether there has occurred a Company Material Adverse Effect: (A) changes in general economic, regulatory, political, business, financial, congressional appropriation or market conditions in the United States or elsewhere in the world; (B) changes in the credit, debt, financial or capital markets or in interest or exchange rates, in each case, in the United States or elsewhere in the world; (C) changes in conditions generally affecting the industry in which the Company and the Company Subsidiaries operate, including but not limited to changes in Governmental Entity funding level or program changes; (D) any outbreak of any military conflict, declared or undeclared war, armed hostilities, or acts of foreign or domestic terrorism (including cyber-terrorism); (E) any hurricane, flood, tornado, earthquake or other natural disaster or act of God, epidemics, pandemics or contagious disease outbreaks (including COVID-19), weather conditions and other similar force majeure events in the United States or any other country or region in the world (or any worsening of any of the foregoing), including, in each case, the response of Governmental Entities thereto (including COVID-19 Measures); (F) any failure by the Company or any of the Company Subsidiaries to meet any internal or external projections or forecasts, any change in the market price or trading volume of Company Common Stock or any change in the Company’s credit rating (but excluding, in each case, the underlying causes of such failure or decline, as applicable, unless such underlying causes would otherwise be excepted from this definition); (G) the public announcement, pendency or performance of the Transactions or the identity of, or any facts or circumstances relating to Parent, Merger Sub or their respective Affiliates, including, in any such case, the impact thereof on relationships, contractual or otherwise, with customers, suppliers, vendors, lenders, investors, licensors, licensees, venture partners or employees (other than, in each case, for purposes of any representation or warranty set forth in Section 4.4 or Section 4.5); (H) changes in, including any actions taken to comply with any change in, applicable Laws or the interpretation thereof; (I) changes in, including any actions taken to comply with any change in, GAAP or any other applicable accounting standards or the interpretation thereof; (J) any Divestment Action or action required to be taken by the Company pursuant to the terms of this Agreement (including, for the avoidance of doubt, actions taken in furtherance of the Parties’ obligations pursuant to Section 6.3) or at the direction of Parent or Merger Sub or the failure of the Company to take any action that requires consent of Parent pursuant to Section 6.1 to the extent Parent fails to give its consent thereto, or requires cooperation of Parent pursuant to Section 6.3(a) to the extent Parent fails to provide cooperation thereto; (K) any breach of this Agreement by Parent or Merger Sub; (L) the settlement of any Proceeding outstanding as of the date of this Agreement; (M) any litigation or other Proceeding brought in connection with this Agreement or any of the Transactions, including breach of fiduciary duty or inadequate disclosure claims; or (N) any of the matters set forth on the Company Disclosure Letter; provided, further, that any Effect arising out of or resulting from any change or event referred to in clause (A), (B), (C), (D), (E), (H) or (I) above may constitute, and be taken into account in determining the occurrence of, a Company Material Adverse Effect if and only to the extent that such change or event has a disproportionate adverse impact on the Company and the Company Subsidiaries as compared to any other participants that operate in the industries in which the Company and the Company Subsidiaries operate.
“Company Parties” has the meaning set forth in Section 9.15.
“Company Permits” has the meaning set forth in Section 4.15(b).
“Company Preferred Stock” has the meaning set forth in Section 3.1(a)(ii)(B).
“Company Products” has the meaning set forth in Section 4.26(b).

“Company PSUs” means all performance-based restricted stock units payable in shares of Company Common Stock or whose value is determined with reference to the value of shares of Company Common Stock, granted pursuant to the Company Equity Plan, whose vesting is conditioned in full or in part based on achievement of performance goals or metrics for which the applicable performance period is not complete.
“Company Real Estate Agreement” has the meaning set forth in Section 4.13(a)(xvi).
“Company Restricted Stock Awards” means all awards of shares of Company Common Stock subject to vesting restrictions and/or forfeiture back to the Company.
“Company Retained Assets” has the meaning set forth in Section 6.17 of the Company Disclosure Letter.
“Company Retained Business” means the businesses, operations and activities of the Company and its Subsidiaries as conducted at any time prior to the Effective Time, other than the SpinCo Business and the business, operations and activities primarily related to the SpinCo Assets.
“Company Retained Employees” has the meaning set forth in Section 6.17 of the Company Disclosure Letter.
“Company Retained Liabilities” has the meaning set forth in Section 6.17 of the Company Disclosure Letter.
“Company RSUs” means (a) all restricted stock units payable in shares of Company Common Stock or whose value is determined with reference to the value of shares of Company Common Stock, granted pursuant to the Company Equity Plans and (b) all performance-based stock units payable in shares of Company Common Stock or whose value is determined with reference to the value of shares of Company Common Stock, granted pursuant to the Company Equity Plans for which the applicable performance period is complete but that remains subject to service-based vesting conditions.
“Company Separation Agreement” means the separation and distribution agreement to be entered into between the Company and SpinCo pursuant to Section 6.17 of the Company Disclosure Letter.
“Company Software” means all Software owned by the Company or any of the Company Subsidiaries.
“Company Specified Contract” has the meaning set forth in Section 4.13(a).
“Company Stockholder Approval” has the meaning set forth in Section 4.4(c).
“Company Stores” means grocery supermarkets operated by the Company or any of the Company Subsidiaries.
“Company Subsidiary” means each Subsidiary of the Company.
“Company Superior Proposal” means a bona fide written Company Acquisition Proposal (provided, that for this purpose the references to “twenty percent (20%)” in the definition of Company Acquisition Transaction shall be deemed to be references to “fifty percent (50%)”) made by a third party, that did not result from a material breach of Section 6.4, that the Company Board determines in its good faith judgment (after consultation with its financial advisors and outside counsel) would, if consummated, result in a transaction that is more favorable to the Company stockholders from a financial point of view than the Transactions, after taking into account all factors that the Company Board deems relevant.
“Company Superior Proposal Notice” has the meaning set forth in Section 6.4(f).
“Company Termination Fee” has the meaning set forth in Section 8.4(d).
“Compliant” means, with respect to the Required Information, (i) that such Required Information, taken as a whole, does not contain any untrue statement of material fact or omit to state a material fact regarding the Company and the Company Subsidiaries necessary in order to make such Required Information, in the light of the circumstances under which it was made, not misleading; provided that the availability of financial information of the Company or the Company Subsidiaries, including any “flash” numbers, prior to the time that the Required Information would become not Compliant for periods subsequent to the latest quarterly or annual period for which financial information is included in the Required Information, shall not, by virtue of such availability, render such previously delivered Required Information not Compliant, (ii) that such Required Information, as of such time of determination, is current as contemplated by clause (i) of the definition of

Required Information and (iii) no audit opinion with respect to any financial statements contained in the Required Information shall have been withdrawn, amended or qualified and Parent has not indicated (A) its intent to restate any historical financial statements of the Company or the Company Subsidiaries included in the Required Information, or (B) that any such restatement is under consideration (it being understood that the Required Information will be Compliant if such restatement is completed and the applicable Required Information has been amended or the Company or any of its Subsidiaries has publicly announced that it has concluded that no restatement shall be required). For the avoidance of doubt, all costs incurred in connection with preparing and/or providing Required Information that is Compliant shall be at Parent’s sole cost and expense.
“Confidentiality Agreement” has the meaning set forth in Section 6.7(b).
“Consent” has the meaning set forth in Section 4.5(b).
“Continuation Period” has the meaning set forth in Section 6.13(a).
“Continuing Employee” has the meaning set forth in Section 6.13(a).
“Contract” has the meaning set forth in Section 4.5(a).
“Copyleft License” means any license that requires, as a condition to the use, modification or distribution of any Open Source Software, that a modified version of such Open Source Software, or any other Intellectual Property that is incorporated into, derived from, based on, linked to, or used, distributed or made available with such Open Source Software, be licensed, distributed, or otherwise made available: (i) in source code form; (ii) under terms that permit redistribution, reverse engineering or creation of derivative works or other modification of any of the foregoing Intellectual Property; or (iii) without a license fee.
“Covered Individual” has the meaning set forth in Section 4.11(i).
“COVID-19” means SARS-Co V-2, SARS-Co V-2 variants or COVID-19.
“COVID-19 Measures” means quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or similar laws, directives, restrictions, guidelines, responses or recommendations of or promulgated by, from time to time, any Governmental Entity, including the Centers for Disease Control and Prevention and the World Health Organization, or other reasonable or advisable actions taken from time to time, in each case, in connection with or in response to COVID-19 and any evolutions, variants or mutations thereof or related or associated epidemics, pandemics or disease outbreaks.
“Debt Commitment Letter” has the meaning set forth in Section 5.5(a).
“Debt Financing” has the meaning set forth in Section 5.5(a).
“Debt Financing Sources” means the entities that have committed to provide or otherwise entered into agreements in connection with the Debt Financing, including the parties to the Debt Letters (including Substitute Debt Financing) and any joinder agreements, purchase agreements, credit agreements or indentures (or similar definitive financing documents) relating thereto (including, without limitation, any Take-Out or Exchange Offering).
“Debt Financing Source Related Parties” means the Debt Financing Sources, together with the Affiliates, officers, directors, employees, attorneys, partners (general or limited), trustees, controlling parties, advisors, members, managers, accountants, consultants, investment bankers, agents, representatives and funding sources of each of the foregoing, in each case, involved in the Debt Financing, (including, without limitation, any Take-Out or Exchange Offering), and their respective successors and assigns.
“Debt Letters” has the meaning set forth in Section 5.5(a).
“DGCL” means the Delaware General Corporation Law.
“Disclosing Party” has the meaning set forth in Section 6.7(a).
“Dissenting Shares” means any shares of Company Common Stock or Company Preferred Stock which were not voted in favor of the Merger or were not the subject of a written consent in favor of the Merger, as applicable, the holder of which properly perfected his, her or its right to appraisal for such shares pursuant to Section 262 of the DGCL.

“Dissenting Stockholder” has the meaning set forth in Section 3.3(g).
“Distribution” means the Spin-Off Distribution or, if, at any time prior to the Effective Time, the Company so elects in its sole discretion, the Grant to Trust.
“Distribution Transaction Agreements” means (i) the Company Separation Agreement, (ii) the Parent Separation Agreement, (iii) the Trust Agreement, as the case may be, (iv) the Transition Services Agreements and (v) all other agreements or documents to be executed or delivered by one or more of the parties in connection with the Separation or the Distribution, including any contingent value rights agreement.
“Divestment Action” means the Separation, the Distribution and any sale, divestiture, transfer, license, or disposition or hold separate (through the establishment of a trust or otherwise) in furtherance of the Parties’ obligations under Section 6.3.
“Effect” means any state of facts, circumstance, condition, event, change, development, occurrence, result or effect.
“EBITDA” means earnings before income, taxes, depreciation and amortization.
“Effective Time” has the meaning set forth in Section 2.3(c).
“Environmental Law” means any Law that relates to pollution or protection of the environment or natural resources or to exposure to Hazardous Materials.
“Environmental Permit” means any permit, license, consent, certification, variance, exemption, approval or other authorization required under any Environmental Law.
“Equity Exchange Ratio” means a fraction, (x) the numerator of which is the Modified Common Merger Consideration and (y) the denominator of which is the average closing price, rounded to the nearest cent, of a share of Parent Common Stock on the New York Stock Exchange for the period of five consecutive trading days immediately preceding (but not including) the Closing Date.
“ERISA” means the Employee Retirement Income Security Act of 1974, 29 U.S.C. § 1001 et seq.
“ERISA Affiliate” means all Persons (whether or not incorporated) that would be treated together with a Person or any of its Affiliates as a “single employer” within the meaning of Section 414 of the Code or Section 4001 of ERISA.
“Exchange Act” means the Securities Exchange Act of 1934, 15 U.S.C. § 78a et seq., and the rules and regulations promulgated thereunder.
“Exchange Fund” has the meaning set forth in Section 3.3(a).
“FDA” means the U.S. Food and Drug Administration.
“Filed Company SEC Documents” has the meaning set forth in ARTICLE IV.
“Filed Parent SEC Documents” has the meaning set forth in ARTICLE V.
“Four-Wall EBITDA” means, for the thirteen four-week periods ending on the last day of the four-week period nearest to, and at least thirty (30) days prior to, the Closing Date, (i) with respect to a Company Store, Store-level retail EBITDA (including as it relates to any fuel center associated with such Store) for such period, excluding allocated division and corporate overhead costs, and (ii) with respect to a Parent Store, EBITDA (including as it relates to any fuel center associated with such Store) as reported on such Store’s operating statement for such period, excluding intracompany rent costs, division overhead allocation costs, corporate overhead allocation costs and technology allocation costs, in each case of clauses (i) and (ii), calculated in a manner consistent with the historical methodology and practice of the Company and Parent, as applicable, in each case of (i) and (ii) in accordance with an illustrative example set forth in Section 1.1(a) of the Company Disclosure Letter.
“GAAP” means U.S. generally accepted accounting principles.
“Governmental Entity” has the meaning set forth in Section 4.5(b).

“Government Sponsored Health Care Programs” means (i) the Medicare program established under and governed by the applicable provisions of Title XVIII of the Social Security Act, including any subregulatory guidance issued thereunder, (ii) the Medicaid program governed by the applicable provisions of Title XIX of the Social Security Act and any state’s applicable Laws implementing the Medicaid program, (iii) the Federal Employees Health Benefit Program, and (iv) any other state or federal health care program or plan.
“Government Official” means any officer or employee of a Governmental Entity or any department, agency, or instrumentality thereof, including any political subdivision thereof or any corporation or other Person owned or controlled in whole or in part by any Governmental Entity or any sovereign wealth fund, or of a public international organization, or any Person acting in an official capacity for or on behalf of any such government or department, agency, or instrumentality, or for or on behalf of any such public international organization, or any political party, party official, or candidate thereof.
“Grant to Trust” means the grant to a trust to be established pursuant to the Trust Agreement for the benefit of the holders of Company Common Stock and Company Preferred Stock of all of the issued and outstanding shares of SpinCo Common Stock in accordance with the terms of the Distribution Transaction Agreements as of such time that is not later than the Effective Time.
“Hazardous Material” means any substance, material or waste that is listed, defined, designated, classified or otherwise regulated as “hazardous”, “toxic”, a “pollutant” or “contaminant” or words of similar meaning and regulatory effect pursuant to any Environmental Laws, including petroleum and petroleum byproducts, per- and polyfluoroalkyl substances, Freon, ammonia, greenhouse gasses, ozone-depleting substances and asbestos.
“Health Care Laws” means all applicable Laws relating to the provision of health care, including those relating to (i) any permit, or the licensure, certification, qualification or authority, to transact business in connection with the provision of, payment for or arrangement of health care services, health benefits or health insurance, including applicable Laws that regulate providers, managed care, pharmacy benefit services, third-party payors and Persons bearing the financial risk for, or providing administrative or other functions in connection with, the provision of, payment for or arrangement of health care services, including all applicable Laws relating to Health Care Programs under which any Company Subsidiary, as applicable, is required to be licensed or authorized to transact business, (ii) health care or health insurance fraud or abuse, including the solicitation or acceptance of improper incentives involving persons operating in the health care industry, patient referrals or provider incentives generally, including the following statutes: the Federal anti-kickback law (42 U.S.C. § 1320a-7b), the Stark Law (42 U.S.C. § 1395nn), the Federal False Claims Act (31 U.S.C. §§ 3729, et seq.), the Federal Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), the Beneficiary Inducement Statute (42 U.S.C. § 1320a-7a(a)(5)), the Federal Program Fraud Civil Remedies Act (31 U.S.C. § 3801 et seq.) and the Federal Health Care Fraud Law (18 U.S.C. § 1347), (iii) the provision of administrative, management or other services related to any Health Care Programs, including the administration of health care claims, pharmacy benefit claims or benefits or processing or payment for health care or pharmacy items and services, treatment or supplies furnished by providers, including the provision of the services of third-party administrators, utilization review agents and Persons performing quality assurance, credentialing or coordination of benefits, (iv) the licensure, certification, qualification or authority to transact business in connection with the provision of, or payment for, pharmacy services or benefits, along with the requirements of the U.S. Drug Enforcement Administration in connection therewith, including 21 U.S.C. § 801 et seq., commonly referred to as the Controlled Substances Act, and any similar state laws governing the prescribing or dispensing of controlled substances, (v) the Consolidated Omnibus Budget Reconciliation Act of 1985, (vi) the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, (vii) the Medicare Improvements for Patients and Providers Act of 2008, (viii) the Patient Protection and Affordable Care Act (Pub. L. 111-148) as amended by the Health Care and Education Reconciliation Act of 2010 (Pub. L. 111-152), (ix) the claims made or promotional or marketing efforts undertaken by the Company or any of its Subsidiaries for prescription drugs or controlled substances, (x) the U.S. Food and Drug Administration, including the Federal Food, Drug, and Cosmetic Act (21 U.S.C. §§ 301 et seq.) and the Drug Quality Security Act (21 U.S.C. §§ 360eee), (xi) the practice of pharmacy, the operation of pharmacies or the wholesale distribution, dispensing, labeling, packaging, repackaging, handling, advertising, adulteration or compounding of drug products, controlled substances, medical devices, medical equipment or medical waste, (xii) the provision of pharmacy benefit management, utilization review and health care discount card programs and services, and (xiii) federal or state laws related to billing or claims for reimbursement for health care items and services submitted to any third-party payor.

“Health Care Programs” means all lines of business, programs and types of services offered by the Company or any Company Subsidiary that involve or relate to providing, arranging to provide, reimbursing or otherwise administering health care services or pharmacy benefit services, as applicable, including Government Sponsored Health Care Programs, commercial risk (individual, small group, large group), workers compensation, the Children’s Health Insurance Program (CHIP), TRICARE, the Military & Family Life Counseling program, and self-funded group health plans.
“HIPAA” means the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. § 1320d et seq.), as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. §§ 17921 et seq.), and any and all implementing rules and regulations of a Governmental Entity as of the date hereof.
“HSR Act” means the Hart-Scott-Rodino Antitrust, Improvements Act of 1976, 15 U.S.C. § 18a et seq., and the rules and regulations promulgated thereunder.
“ICE” has the meaning set forth in Section 4.10(f).
“Incidental Licenses” means any (a) non-exclusive licenses or software-as-a-service agreements for “shrink-wrap,” “click-through” or other “off-the-shelf” Software owned by a third party that is generally available on standard commercial terms in connection with which or pursuant to which the Company and its Subsidiaries paid under each such Contract, in the aggregate during the fiscal year ended February 26, 2022, aggregate license, maintenance, support and other fees of less than $20,000,000; (b) Open Source Software licenses; (c) confidentiality, secrecy or non-disclosure agreements entered into in the ordinary course of business; (d) non-exclusive licenses of Company Intellectual Property granted in the ordinary course of business consistent with past practice; and (e) non-exclusive licenses of third-party trademarks obtained by the Company or any Company Subsidiary in the ordinary course of business consistent with past practice.
“Indebtedness” of any Person means, without duplication: (a) indebtedness of such Person for borrowed money; (b) obligations of such Person to pay the deferred purchase or acquisition price for any property of such Person; (c) reimbursement obligations of such Person in respect of drawn letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person, solely to the extent drawn; (d) obligations of such Person under a lease to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP; (e) indebtedness of others as described in clauses (a) through (d) above guaranteed by such Person; but Indebtedness does not include accounts payable to trade creditors, or accrued expenses arising in the ordinary course of business consistent with past practice, in each case, that are not yet due and payable, or are being disputed in good faith, and the endorsement of negotiable instruments for collection in the ordinary course of business consistent with past practice.
“Indemnification Expenses” has the meaning set forth in Section 6.11(a).
“Indemnified Parties” has the meaning set forth in Section 6.11(a).
“Intellectual Property” means all intellectual property and similar proprietary rights, arising under the laws of the United States or any jurisdiction throughout the world, including rights in the following: (a) trademarks, service marks, trade dress, brand names, logos, trade names, and other indicia of source or origin and all goodwill related thereto, and applications and registrations for the foregoing, (b) inventions, discoveries, ideas and creations (regardless of whether patentable), utility models, supplementary protection certifications, and patents and patent applications, including divisionals, continuations, continuations-in-part, renewals, extensions, reexaminations, substitutions and reissues, (c) trade secrets and other non-public, proprietary, or confidential information, including know-how, recipes, business plans, customer lists, and source code (collectively, “Trade Secrets”), (d) works of authorship, databases, compilations, copyrights, industrial designs, and registrations and applications therefor, and renewals, extensions, restorations and reversions thereof and all moral rights, however denominated, (e) Software and technology, and (f) domain names and social media identifiers and related accounts.
“IT Systems” has the meaning set forth in Section 4.17(e).
“Judgment” means any judgment, settlement, order, decision, direction, writ, injunction, decree, stipulation or legal or arbitration award of, or promulgated or issued by, a Governmental Entity.

“Knowledge” means the actual knowledge of, in the case of the Company and the Company Subsidiaries, the individuals listed in Section 1.1(b) of the Company Disclosure Letter and in the case of Parent and Merger Sub, the individuals listed in Section 1.1 of the Parent Disclosure Letter.
“Labor Organization” has the meaning set forth in Section 4.10(b).
“Law” means any law, rule, regulation, ordinance, code, statute, Judgment, order, decree, ruling, treaty, convention, governmental directive, injunction or other binding directive of any U.S. or non-U.S. Governmental Entity, including common law.
“Leased Real Property” has the meaning set forth in Section 4.12(b).
“Letter of Transmittal” has the meaning set forth in Section 3.3(b)(i).
“Liability” means any and all debts, liabilities, claims, demands, expenses, commitments, losses, and obligations, whether primary or secondary, direct or indirect, accrued or fixed, absolute or contingent, known or unknown, matured or unmatured, liquidated or unliquidated, or determined or determinable, including those arising under any Law and those arising under any Contract.
“Licensed Intellectual Property” has the meaning set forth in Section 4.17(b).
“Lien” means any mortgage, lien, statutory lien, charge, restriction (including restrictions on transfer), pledge, security interest, option, right of first offer or refusal, preemptive right, lease or sublease, claim, right of any third party, covenant, option, conditional sale or other title retention agreement, right of way, easement, encroachment or encumbrance of any kind.
“Material Divestment Event” means Parent, the Company or their respective Subsidiaries divesting (by way of sale, separation or otherwise), prior to, as of, or immediately following the Effective Time, in excess of 650 Stores (inclusive of the Stores divested by virtue of the Distribution to the extent the Distribution is consummated as of the Effective Time) in order to eliminate and resolve any and all impediments under Antitrust Laws with respect to the Transactions.
“Measurement Date” has the meaning set forth in Section 4.2(a).
“Merger” has the meaning set forth in the Recitals.
“Merger Consideration” means the Common Merger Consideration or the Preferred Merger Consideration, as applicable.
“Merger Sub” has the meaning set forth in the Preamble.
“Merger Sub Common Stock” has the meaning set forth in Section 3.1(a)(i).
“Merger Sub Board” has the meaning set forth in the Recitals.
“Modified Common Merger Consideration” means an amount in cash equal to (a) $34.10 minus (b) the per share amount of the Pre-Closing Dividend payable to each holder of Company Common Stock.
“Multiemployer Plan” means a multiemployer plan within the meaning of Section 3(37) or 4001(a)(3) of ERISA.
“NYSE” means the New York Stock Exchange.
“Open Source Software” means any Software that is subject to or licensed, provided or distributed under, any license meeting the Open Source Definition (as promulgated by the Open Source Initiative as of the date of this Agreement) or the Free Software Definition (as promulgated by the Free Software Foundation as of the date of this Agreement) or any similar license for “free,” “publicly available” or “open source” Software, including the GNU General Public License, the Lesser GNU General Public License, the Apache License, the BSD License, Mozilla Public License (MPL), and the MIT License.
“Organizational Documents” means (a) with respect to a corporation, the charter, articles or certificate of incorporation, as applicable, and bylaws thereof, (b) with respect to a limited liability company, the articles of formation or organization or certificate of formation or organization, as applicable, and the operating or limited liability company agreement thereof, (c) with respect to a partnership (general or limited), the certificate of formation or partnership and the partnership agreement, and (d) with respect to any other Person the organizational, constituent or governing documents or instruments of such Person.
“Other Party” means, (a) with respect to Parent and the Parent Subsidiaries, the Company and (b) with respect to the Company and the Company Subsidiaries, Parent and Merger Sub.
“Outside Date” has the meaning set forth in Section 8.1(e).
“Owned Real Property” has the meaning set forth in Section 4.12(a).
“Parent” has the meaning set forth in the Preamble.
“Parent Board” has the meaning set forth in the Recitals.
“Parent Disclosure Letter” has the meaning set forth in ARTICLE V.
“Parent Common Stock” means a share of common stock, par value $1.00 per share, of Parent.
“Parent Material Adverse Effect” means any Effect that, individually or in the aggregate with any one or more other Effects, would prevent or materially delay, interfere with, hinder or impair (i) the consummation by Parent or Merger Sub of any of the Transactions on a timely basis or (ii) the compliance by Parent or Merger Sub with its obligations under this Agreement.
“Parent Permits” means all franchises, tariffs, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders of any Governmental Entity necessary under applicable Law to own, lease and operate Parent’s and the Parent Subsidiaries’ assets and properties and to lawfully carry on Parent’s and the Parent Subsidiaries’ as they are being conducted as of the date of this Agreement.
“Parent Proposed Changed Terms” has the meaning set forth in Section 6.4(f)(ii).
“Parent Restricted Stock Award” has the meaning set forth in Section 3.2(c).
“Parent Retained Assets” has the meaning set forth in Section 6.17 of the Company Disclosure Letter.
“Parent Retained Business” means the businesses, operations and activities of Parent and its Subsidiaries as conducted at any time prior to the Effective Time, other than the SpinCo Business and the business, operations and activities primarily related to the SpinCo Assets.
“Parent Retained Employees” has the meaning set forth in Section 6.17 of the Company Disclosure Letter.
“Parent Retained Liabilities” has the meaning set forth in Section 6.17 of the Company Disclosure Letter.
“Parent RSU” has the meaning set forth in Section 3.2(a).
“Parent Separation Agreement” means the separation and transfer agreement to be entered into by and among Parent, the Company and SpinCo pursuant to Section 6.17 of the of the Company Disclosure Letter.
“Parent Stores” means grocery supermarkets operated by Parent or any of the Parent Subsidiaries.
“Parent Subsidiaries” means each Subsidiary of Parent.
“Parent Termination Fee” has the meaning set forth in Section 8.4(d).
“Participating Multiemployer Plan” has the meaning set forth in Section 4.11(f).
“Party” means a party to this Agreement.
“Paying Agent” has the meaning set forth in Section 3.3(a).
“PBGC” means the Pension Benefit Guaranty Corporation.
“Permitted Liens” means (i) Liens for Taxes (A) not yet due and payable or (B) being contested in good faith by appropriate proceedings and for which adequate reserves have been established, to the extent required by GAAP, (ii) Liens of suppliers, carriers, warehousemen, workmen, mechanics, materialmen, repairmen, construction and other similar common law or statutory Liens arising or incurred in the ordinary course of business consistent with past practice that relate to obligations that are not delinquent or that the Company or any of the Company Subsidiaries is contesting in good faith by appropriate proceedings and for which adequate reserves have been established, to the extent required by GAAP, (iii) Liens arising under original purchase price conditional sales Contracts and equipment leases with third parties entered into in the ordinary course of business consistent with past practice that are not, individually or in the aggregate, material to the business of the Company and the Company Subsidiaries, taken as a whole, (iv) zoning, entitlement, building and land use ordinances, codes and regulations imposed by any Governmental Entity that are not materially violated by any current use, occupancy or activity conducted by the Company or any of the Company Subsidiaries and which, individually or in the aggregate, do not and would not materially impair the use (or the Company’s contemplated use), utility or value of the applicable Real Property, (v) with respect to the Leased Real Property, mortgages and other Liens incurred, created, assumed or permitted to exist and arising by, through or under the landlord or owner of the Leased Real Property affecting solely the interest of the landlord or the holder of a superior leasehold interest, so long as such Lien does not extend to any asset of the Company and the Company Subsidiaries other than the Leased Real Property, (vi) all liens, easements, rights-of-way, encroachments, restrictions, conditions or imperfections of title or other similar Liens that have arisen in the ordinary course of business consistent with past practice and which, individually or in the aggregate, do not and would not materially impair the use (or the Company’s contemplated use), utility or value of the applicable Real Property, (vii) non-exclusive licenses of Intellectual Property entered into in the ordinary course of business consistent with past practice, (viii) Liens arising from transfer restrictions under applicable Laws of the U.S. federal securities Laws or similar applicable Laws of any jurisdiction, (ix) deposits made in the ordinary course of business to secure payments of worker’s compensation, unemployment insurance or other types of social security benefits or the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money), public or statutory obligations, and surety, stay, appeal, customs or performance bonds, or similar obligations arising in each case in the ordinary course of business consistent with past practices, (x) Liens arising solely by virtue of any statutory or common law provisions relating to banker’s liens, liens in favor of securities intermediaries, rights of setoff or similar rights and remedies as to deposit accounts or securities accounts or other funds maintained with depository institutions and securities intermediaries, (xi) Liens arising from precautionary UCC filings regarding operating leases, the consignment or bailment of goods to the Company or any of the Company Subsidiaries or Liens on equipment of the Company or any of the Company Subsidiaries granted in the ordinary course of business to a client or supplier at which such equipment is located, (xii) Liens or rights of setoff against credit balances of the Company or any of the Company Subsidiaries, with credit card issuers or credit card processors or amounts owing by such credit card issuers or credit card in the ordinary course of business, (xiii) Liens in favor of customs and revenue authorities arising as a matter of law and in the ordinary course of business, consistent with past practices, to secure payment of customs duties in connection with the importation of goods, (xiv) Liens incurred in the ordinary course of business, consistent with past practices, in connection with any purchase money security interests, equipment leases or similar financing arrangements, so long as such Lien does not extend to any asset of the Company and the Company Subsidiaries other than the equipment or property or assets, the acquisition, improvement or construction of which was financed with the indebtedness secured by such Lien and any parts, replacements or proceeds thereof, (xv) Liens that are disclosed on the most recent consolidated balance sheet of the Company or the notes thereto, included in the Filed Company SEC Documents filed prior to the date hereof, (xvi) Liens that will be discharged at or prior to the Closing, and (xvii) any Liens and other exceptions set forth in the Company Disclosure Letter.
“Person” means any individual, corporation, limited liability company, limited or general partnership, limited liability partnership, joint venture, association, joint stock company, trust, unincorporated organization, Governmental Entity, or any group composed of two (2) or more of the foregoing.
“Personal Information” has the meaning provided by applicable Law or by the Company or any of the Company Subsidiaries in any applicable privacy policies, notices, or contracts (e.g., “personal data,” “personal health information,” or “health information,” “personally identifiable information” or “PII”).
“Pre-Closing Bonus” has the meaning set forth in Section 6.13(b).
“Pre-Closing Dividend” means one or more special cash dividends payable to holders of Company Common Stock, Company Preferred Stock and, by way of dividend equivalent rights, Company Equity Awards, as applicable, in an amount not to exceed with respect to all such special cash dividends $4,000,000,000 in the aggregate.
“Preferred Merger Consideration” has the meaning set forth in Section 3.1(a)(ii)(B).

“Preferred Stockholder Approval” has the meaning set forth in Section 4.4(c).
“Preferred Stockholder Written Consent” has the meaning set forth in Section 4.4(d).
“Privacy Laws” means any and all applicable Laws, legal requirements and self-regulatory guidelines (including of any applicable foreign jurisdiction) relating to the Processing of any Personal Information, including, but not limited to, the Federal Trade Commission Act, the California Consumer Privacy Act (CCPA), Payment Card Industry Data Security Standard (“PCI-DSS”), Controlling the Assault of Non-Solicited Pornography and Marketing Act (CAN-SPAM), Telephone Consumer Protection Act (TCPA) and any and all applicable Laws relating to breach notification, medical privacy, the use of biometric identifiers, and the use of Personal Information for marketing purposes and genetic testing.
“Privacy Requirements” means all applicable Privacy Laws and all of the Company’s and the Company Subsidiaries’ policies, notices, and contractual obligations relating to the Processing of Personal Information.
“Proceeding” has the meaning set forth in Section 4.14.
“Process” or “Processing” means receipt, collection, compilation, use, storage, processing, sharing, safeguarding, security (technically, physically or administratively), disposal, destruction, disclosure, or transfer (including cross-border) of any Personal Information or Protected Health Information.
“Protected Health Information” has the meaning set forth at 45 C.F.R. § 160.103, as of the date hereof.
“Real Property” means the Leased Real Property and the Owned Real Property.
“Real Property Leases” means the real property leases, subleases, licenses or other occupancy agreements, including all amendments, modifications, supplements, extensions, renewals, guaranties or other agreements with respect thereto, to which the Company or any Company Subsidiary is a party.
“Refinanced Indebtedness” has the meaning set forth in Section 6.1(n).
“Refinancing Indebtedness” has the meaning set forth in Section 6.1(n).
“Registered Intellectual Property” has the meaning set forth in Section 4.17(a).
“Related Person” has the meaning set forth in Section 9.8.
“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of Hazardous Materials into the environment.
“Replacement Plans” has the meaning set forth in Section 6.13(c).
“Representatives” means with respect to a Person, its directors, officers, employees, agents and representatives, including any investment banker, financial advisor, attorney, accountant or other advisor, agent or representative.
“Required Information” means (i) all financial statements, financial data, audit reports and other information of and regarding the Company and the Company Subsidiaries of the type and form, and for the periods, that would be required by Regulation S-X promulgated by the SEC and Regulation S-K promulgated by the SEC for a registered public offering of securities on a registration statement of the Company on Form S-1 under the Securities Act (and, with respect to Rule 3-05 and Article 11, as applicable, of Regulation S-X, regardless of the timing of such filing) to consummate the offerings of securities contemplated by the Debt Letters or any Take-Out or Exchange Offering (including all audited financial statements and all unaudited quarterly interim financial statements, in each case prepared in accordance with GAAP applied on a consistent basis for the periods covered thereby, including applicable comparison periods, which will have been reviewed by the Company’s independent public accountants as provided in AU 722) and any other information otherwise necessary to receive from the independent public accountants of the Company (and any other independent public accountants to the extent financial statements audited or reviewed by such accountant are or would be included in the offering document) customary “comfort” (including “negative assurance” and change period comfort) with respect to the financial information of the Company to be included in such offering document; and (ii) such other pertinent and customary information regarding the Company and the Company Subsidiaries as may be reasonably requested by Parent (or any Debt Financing Source Related Party) to the extent that such information is readily available to the Company without undue burden and required in connection with the Debt Financing or of the type customary for financings of a type similar to the Debt Financing or any Take-Out or Exchange Offering).
“Rights” means, with respect to any Person, (a) options, warrants, preemptive rights, subscriptions, calls or other rights, convertible securities, exchangeable securities, agreements or commitments of any character obligating such person to issue, transfer or sell any equity interest of such person or any of its Subsidiaries or any securities convertible into or exchangeable for such equity interests or (b) contractual obligations of such person (or the general partner of such person) to repurchase, redeem or otherwise acquire any equity interest in such person or any of its Subsidiaries or any such securities or agreements listed in clause (a) of this definition.
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.
“SEC” means the Securities and Exchange Commission.
“Second Request” has the meaning set forth in Section 6.3(a).
“Securities Act” means the Securities Act of 1933, 15 U.S.C. § 77a et seq., and the rules and regulations promulgated thereunder.
“Senior Leadership Team” means those employees listed in Section 1.1(c) of the Company Disclosure Letter.
“Separation” means the separation of the SpinCo Business, SpinCo Assets, SpinCo Liabilities and SpinCo Employees from the Company Retained Business or the Parent Retained Business, as applicable, the Company Retained Assets or the Parent Retained Assets, as applicable, the Company Retained Liabilities or the Parent Retained Liabilities, as applicable, and the Company Retained Employees or the Parent Retained Employees, as applicable, not later than immediately prior to, or substantially simultaneously with, as applicable, the Distribution pursuant to the Company Separation Agreement and the Parent Separation Agreement.
“Software” means all: (i) computer programs, including all software implementations of algorithms, models and methodologies, whether in source code, object code or firmware, including components thereof such as user interfaces, report formats, templates, menus, buttons, and icons; (ii) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing; and (iii) documentation, including user manuals and other training documentation, related to any of the foregoing.
“Solvent” has the meaning set forth in Section 5.5(b).
“Stockholder Consents” has the meaning set forth in Section 4.4(d).
“SpinCo” means a wholly owned Subsidiary of the Company, to be formed as a Delaware corporation prior to the Separation to hold the SpinCo Business.
“SpinCo Assets” has the meaning set forth in Section 6.17 of the Company Disclosure Letter.
“SpinCo Business” means such business of the Company, Parent and their respective Subsidiaries as detailed in Section 6.17 of the Company Disclosure Letter.
“SpinCo Common Stock” means the shares of common stock of SpinCo.
“SpinCo Consideration” means either (a) all of the issued and outstanding shares of SpinCo Common Stock prior to the Effective Time or (b) if the Company so elects in its sole discretion at any time prior to the Effective Time, all of the beneficiary interests (or similar interests) in the trust created under the Trust Agreement.
“SpinCo Consideration Adjustment Amount” means an amount equal to (a) three times the aggregate Four-Wall EBITDA of the Stores included (or the rights to which, including the right to occupy and operate such Store, are included) in the SpinCo Assets that are actually transferred to SpinCo in connection with the consummation of the Distribution, divided by (b) the SpinCo Consideration Fully Diluted Number, provided, that if such calculation in clauses (a) and (b) shall result in a portion of such sum being less than $0.01, then such sum shall be decreased to the nearest whole cent.

“SpinCo Consideration Fully Diluted Number” means the sum of the number of shares of Company Common Stock plus (without duplication) the number of shares of Company Common Stock issuable upon conversion of the Company Preferred Stock, in each case of Company Common Stock and Company Preferred Stock issued and outstanding as of the record date of the Distribution or as of such other time and date as the Parties may mutually agree in writing.
“SpinCo Group” means, collectively, SpinCo and SpinCo Subsidiaries.
“SpinCo Registration Statement” means the registration statement on Form 10 (or any successor or related form issued by the SEC) to be filed by SpinCo with the SEC relating to the Spin-Off Distribution, as amended or supplemented from time to time.
“SpinCo Stores” has the meaning set forth in Section 6.17 of the Company Disclosure Letter.
“SpinCo Subsidiaries” has the meaning set forth in Section 6.17 of the Company Disclosure Letter.
“Spin-Off Distribution” means the distribution to the holders of Company Common Stock and Company Preferred Stock of all of the issued and outstanding shares of SpinCo Common Stock in accordance with the terms of the Distribution Transaction Agreements as of such time that is not later than the Effective Time.
“Subsidiary” means, with respect to a Person, any Person, whether incorporated or unincorporated, of which (a) at least fifty percent (50%) of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions, (b) a general partner interest or (c) a managing member interest, is directly or indirectly owned or controlled by such Person or by one or more of its respective Subsidiaries.
“Substitute Debt Financing” has the meaning set forth in Section 6.15(b).
“Surviving Corporation” has the meaning set forth in Section 2.2.
“Surviving Corporation Common Stock” has the meaning set forth in Section 3.1(a)(i).
“Stores” means Company Stores and Parent Stores.
“Take-Out or Exchange Offering” has the meaning set forth in Section 6.15(d).
“Takeover Law” means any “fair price,” “moratorium,” “control share acquisition,” “business combination” or any other anti-takeover Law or similar Law enacted under state or federal Law.
“Tax Return” means any return, report or similar filing (including any attached schedules, supplements and additional or supporting material) filed or required to be filed with any Governmental Entity with respect to Taxes, including any information return, claim for refund, amended return or declaration of estimated Taxes (and including any amendments with respect thereto).
“Taxes” means (i) all taxes, charges, fees, levies or other assessments, including all net income, gross income, gross receipts, escheat, unclaimed property, sales, use, ad valorem, goods and services, capital, transfer, franchise, profits, license, withholding, payroll, employment, employer health, excise, estimated, severance, stamp, occupation, property or other taxes, custom duties, or other similar assessments or charges in the nature of a tax, together with any interest and any penalties, additions to tax or additional amounts imposed by any Governmental Entity in connection with any of the foregoing, and (ii) any liability with respect to any items described in clause (i) payable by reason of Contract, assumption, transferee or successor liability, operation of Law, United States Treasury Regulations Section 1.1502-6(a) (or any similar provision of Law or any predecessor or successor thereof) or otherwise.
“Trade Secrets” has the meaning set forth in the definition of Intellectual Property in this Section 1.1.
“Transaction Documents” has the meaning set forth in Section 9.8.
“Transactions” has the meaning set forth in the Recitals.
“Transition Services Agreements” means (i) the transition services agreement, to be entered into between the Company and SpinCo in connection with the Spin-Off Distribution and (ii) the transition services agreement, to be entered into between Parent and SpinCo, in each case of (i) and (ii) prepared in accordance with Section 6.17 of the Company Disclosure Letter.

“Treasury Regulations” means the regulations promulgated under the Code, as such regulations may be amended from time to time.
“Trust Agreement” means the trust agreement, deed of trust or other similar instrument to be entered into by and among the Company, SpinCo and an independent trustee specified therein, pursuant to which the beneficiary interests (or similar interests) in the trust created thereunder (i) will be an integral part of the Merger Consideration, (ii) will not entitle the holders of such beneficiary interests to any rights common to stockholders (such as voting and dividend rights), (iii) will be non-interest bearing, (iv) will not be assignable or transferable except by operation of Law, and (v) will not be represented by any form of certificate or instrument.
“Voting Company Debt” has the meaning set forth in Section 4.2(c).
“Willful Breach” means a material breach of this Agreement that is the consequence of an act or omission by the breaching party with the actual knowledge that the taking of such act (or, in the case of an omission, failure to take such act) would cause or constitute such material breach, regardless of whether breaching was the object of the act or failure to act.
Section 1.2 Interpretation. Unless expressly provided for elsewhere in this Agreement, this Agreement will be interpreted in accordance with the following provisions:
(a) the words “this Agreement,” “herein,” “hereby,” “hereunder,” “hereof,” and other equivalent words refer to this Agreement as an entirety and not solely to the particular portion, article, section, subsection or other subdivision of this Agreement in which any such word is used;
(b) examples are not to be construed to limit, expressly or by implication, the matter they illustrate;
(c) the word “including” and its derivatives means “including without limitation” and is a term of illustration and not of limitation;
(d) the word “or” shall be disjunctive but not exclusive;
(e) all definitions set forth herein are deemed applicable whether the words defined are used herein in the singular or in the plural and correlative forms of defined terms have corresponding meanings;
(f) a defined term has its defined meaning throughout this Agreement and each exhibit, schedule, certificate or other document to this Agreement, regardless of whether it appears before or after the place where it is defined;
(g) all references to prices, values or monetary amounts refer to United States dollars;
(h) the word “director” as used herein refers to an individual serving as a member of a board of directors of a company;
(i) wherever used herein, any pronoun or pronouns will be deemed to include both the singular and plural and to cover all genders;
(j) this Agreement has been jointly prepared by the Parties, and this Agreement will not be construed against any Person as the principal draftsperson hereof or thereof and no consideration may be given to any fact or presumption that any Party had a greater or lesser hand in drafting this Agreement;
(k) the captions of the articles, sections or subsections appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or extent of such section, or in any way affect this Agreement;
(l) any references herein to a particular Section, Article, Annex or Schedule means a Section or Article of, or an Annex or Schedule to, this Agreement unless otherwise expressly stated herein;
(m) the Annexes and Schedules attached to this Agreement are incorporated herein by reference and will be considered part of this Agreement;
(n) unless otherwise specified herein, all accounting terms used herein will be interpreted, and all determinations with respect to accounting matters hereunder will be made, in accordance with GAAP, applied on a consistent basis;

(o) any references to (i) any Contract (including this Agreement), statute or regulation are to the Contract, statute or regulation as amended, modified, supplemented, restated or replaced from time to time (in the case of Contract, to the extent permitted by the terms thereof and, if applicable, by the terms of this Agreement); (ii) any Governmental Entity include any successor to that Governmental Entity; and (iii) any applicable Law refers to such applicable Law as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under such statute) and references to any section of any applicable Law or other law include any successor to such section;
(p) the phrase “made available” and words of similar import with respect to information to be made available to Parent means that the relevant documents, instruments or materials were posted and made available to Parent on the Company due diligence data site or otherwise delivered to Weil, Gotshal & Manges LLP or Arnold & Porter Kaye Scholer LLP, in each case, in its capacity as counsel to Parent, by the Company or its Representatives in connection with the Transactions prior to the execution of this Agreement, and with respect to information to be made available to the Company means that the relevant documents, instruments or materials were delivered to Jenner & Block LLP or White & Case LLP, in each case, in its capacity as counsel to the Company, by Parent or its Representatives in connection with the Transactions prior to the execution of this Agreement;
(q) all references to days without explicit qualification of “business” will be interpreted as a reference to calendar days; and if any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice will be deferred until, or may be taken or given on, the next Business Day; and
(r) all references to time mean New York City time unless otherwise provided.
ARTICLE II
THE DISTRIBUTION; THE MERGER; EFFECTS OF THE MERGER
Section 2.1 The Distribution. In connection with the Merger, upon the terms and subject to the conditions of this Agreement and, if applicable, the Distribution Transaction Agreements, the Parties agree that the Company will effect the Distribution as of such time that is not later than the Effective Time and, in furtherance thereof, each of the Company and Parent shall cooperate with each other, and shall cause their respective Affiliates to so cooperate, such that the Distribution shall be effected as of such time that is not later than the Effective Time. The Distribution may be effected by virtue of the Merger or by way of dividend or other distribution (including as contemplated pursuant to the Trust Agreement and Grant of Trust), in each case as the Company may elect following good faith consultation with Parent, taking into consideration any adverse impact such distribution may have on Parent (including the Surviving Corporation) following the Effective Time, and to the extent such distribution is reasonably likely to have an adverse impact, the foregoing shall be subject to Parent’s consent (such consent not to be unreasonably withheld, conditioned or delayed). For the avoidance of doubt, the Distribution shall be made with respect to the shares of Company Common Stock and the shares of the Company Preferred Stock and not the Company Equity Awards. Notwithstanding anything in this Agreement to the contrary, Parent and the Company shall not be obligated to consummate the Distribution in any of the following events: (a) the allocation of Stores to SpinCo in accordance with Section 6.17 of the Company Disclosure Letter is not completed on or before October 13, 2023 (provided that Parent shall not be relieved of its obligation to consummate the Distribution if it breaches its obligation to make such allocation) or (b) Parent elects, subject to its obligations under Section 6.3, by written notice to the Company, to sell the SpinCo Business to one or more third parties in lieu of the Parties consummating the Distribution, directly or indirectly, whether structured as a sale of equity interests in SpinCo, a merger, sale of assets or otherwise, to any bona fide third party buyer that is not an Affiliate of Parent. For the avoidance of doubt, nothing in this Section 2.1 shall affect the obligations of Parent under Section 6.3(d)(i).
Section 2.2 The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time, Merger Sub will be merged with and into the Company in accordance with the applicable provisions of the DGCL, whereupon the separate existence of Merger Sub shall cease and the Company shall continue its existence under the laws of the State of Delaware as the surviving entity (the Company, as the surviving entity in the Merger, being sometimes referred to herein as the “Surviving Corporation”), such that following the Merger, the Surviving Corporation will be a wholly owned direct subsidiary of Parent.

Section 2.3 Closing.
(a) The closing of the Merger (the “Closing”) shall take place at 10:00 a.m., New York City time, on a date that is three (3) Business Days following the satisfaction or (to the extent permitted by applicable Law) waiver in accordance with this Agreement of all of the conditions set forth in ARTICLE VII (the “Closing Date”) (other than any such conditions which by their nature cannot be satisfied until the Closing Date, which shall be required to be so satisfied or (to the extent permitted by applicable Law) waived in accordance with this Agreement on the Closing Date) by remote communication and by the exchange of signature pages by electronic transmission or, to the extent such exchange is not practicable or the Parties otherwise agree in writing, at the offices of Jenner & Block LLP in New York, New York, or such other time, date or place as Parent and the Company may agree in writing; provided, that the Closing may occur at such other time, date or place as may be agreed to in writing by the parties hereto.
(b) Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the Parties shall cause a certificate of merger with respect to the Merger prepared and executed in accordance with the relevant provisions of the DGCL (the “Certificate of Merger”) to be executed and filed with the Delaware Secretary of State.
(c) The Merger shall become effective upon the filing of the Certificate of Merger with the Delaware Secretary of State, or at such later time as shall be agreed upon in writing by Parent and the Company and specified in the Certificate of Merger in accordance with the DGCL (such date and time being hereinafter referred to as the “Effective Time”).
Section 2.4 Effect of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the property, rights, privileges, powers and franchises of each of Merger Sub and the Company shall vest in the Surviving Corporation, and all debts, liabilities obligations, restrictions, disabilities and duties of each of Merger Sub and the Company shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation, all as provided under the DGCL.
Section 2.5 Organizational Documents.
(a) At the Effective Time, the certificate of incorporation of the Company as in effect immediately prior to the Effective Time shall be amended and restated to read in its entirety as set forth on Exhibit A hereto and, as so amended and restated, shall be the articles of incorporation of the Surviving Corporation, until thereafter amended in accordance with its terms, the terms of this Agreement and applicable Law.
(b) At the Effective Time, the bylaws of the Company as in effect immediately prior to the Effective Time shall be amended and restated to read in their entirety as set forth on Exhibit B and, as so amended and restated, shall be the bylaws of the Surviving Corporation, until thereafter amended in accordance with the terms of the articles of incorporation of the Surviving Corporation, such bylaws, the terms of this Agreement and applicable law.
(c) Within five (5) Business Days following the execution of this Agreement, the Certificate of Designations shall be amended by the Company in accordance with the certificate of amendment as set forth on Exhibit E hereto (the “COD Amendment”).
Section 2.6 Directors and Officers of the Surviving Corporation. The Parties shall take all necessary action such that from and after the Effective Time, (i) the officers of the Company shall be the officers of the Surviving Corporation, and such officers shall serve until their successors have been duly elected or appointed and qualified or until their death, resignation or removal in accordance with the Organizational Documents of the Surviving Corporation and (ii) the directors of Merger Sub shall be the directors of the Surviving Corporation, and such directors shall serve until their successors have been duly elected or appointed and qualified or until their death, resignation or removal in accordance with the Organizational Documents of the Surviving Corporation.

ARTICLE III
MERGER CONSIDERATION; EXCHANGE PROCEDURES
Section 3.1 Effect of the Merger on Capital Stock.
(a) At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or any holder of any securities of Parent, Merger Sub or the Company:
(i) Merger Sub Common Stock. Each share of common stock, par value $0.01 per share, of Merger Sub (the “Merger Sub Common Stock”) issued and outstanding immediately prior to the Effective Time shall be converted into and shall represent one validly issued fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation (the “Surviving Corporation Common Stock”) and shall constitute the only outstanding shares of capital stock of the Surviving Corporation. From and after the Effective Time, all certificates representing shares of Merger Sub Common Stock, if any, shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.
(ii) Conversion of Capital Stock of the Company.
(A) Subject to the other provisions of this ARTICLE III, each share of Class A Common Stock, par value $0.01 per share, of the Company (“Company Common Stock”) issued and outstanding immediately prior to the Effective Time (excluding any shares of Company Common Stock described in Section 3.1(a)(iii), Dissenting Shares and Company Restricted Stock Awards addressed in Section 3.2), shall be converted automatically at the Effective Time into the right to receive from Parent the Common Merger Consideration, without any interest thereon and subject to any withholding Taxes required by applicable Law in accordance with Section 3.3(h).
(B) Subject to the other provisions of this ARTICLE III, each share of Series A Convertible Preferred Stock, par value $0.01 per share, of the Company (“Company Preferred Stock”) issued and outstanding immediately prior to the Effective Time (excluding any shares of Company Preferred Stock described in clause (iii) of this Section 3.1(a) and Dissenting Shares) shall be converted automatically at the Effective Time into the right to receive from Parent an amount in cash equal to the product of (1) the number of shares of Company Common Stock into which such share of Company Preferred Stock is convertible as of the Effective Time and (2) the Common Merger Consideration (the “Preferred Merger Consideration”), without any interest thereon and subject to any withholding Taxes required by applicable Law in accordance with Section 3.3(h), provided that, if the Preferred Merger Consideration includes any SpinCo Common Stock, the number of shares of SpinCo Common Stock to which any holder of Company Preferred Stock would otherwise be entitled pursuant to this Section 3.1(a)(ii)(B) shall be rounded to the nearest whole number and no fractional shares of SpinCo Common Stock shall be issued to any such holder.
(C) All such shares of Company Common Stock and Company Preferred Stock, when so converted, shall cease to be outstanding and shall automatically be canceled and cease to exist. Each holder of any such share of Company Common Stock and Company Preferred Stock that was outstanding immediately prior to the Effective Time shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration to be issued or paid in consideration therefor upon the surrender of any Certificates or Book-Entry Shares, as applicable, and the right to receive any dividends or other distributions with a record date prior to the Effective Time which may have been authorized by the Company and which remain unpaid or undistributed at the Effective Time (including the Pre-Closing Dividend, as the case may be).
(iii) Company, Parent and Merger Sub-Owned Shares. Each share of Company Common Stock or Company Preferred Stock that is issued and held by the Company or any of the Company’s direct or indirect wholly owned Subsidiaries, and each share of Company Common Stock or Company Preferred Stock that is owned by Parent, Merger Sub or any of their respective direct or indirect wholly owned Subsidiaries, in each case immediately prior to the Effective Time, shall remain outstanding.

(b) Impact of Stock Splits, Etc. In the event of any change in the number of shares of Company Common Stock, or securities convertible or exchangeable into or exercisable for shares of Company Common Stock (including shares of Company Preferred Stock) issued and outstanding after the date of this Agreement and prior the Effective Time by reason of any stock split, reverse stock split, stock dividend, subdivision, reclassification, recapitalization, combination, exchange of shares or the like, the Merger Consideration shall be equitably adjusted to provide to the holders of Company Common Stock and the holders of Company Preferred Stock the same economic effect as contemplated by this Agreement prior to such event, subject to further adjustment in accordance with this Section 3.1(b), provided that no such adjustment shall be made pursuant to this Section 3.1(b) as a result of the Distribution or the other transactions contemplated by Section 6.17 of the Company Disclosure Letter or this Agreement. Nothing in this Section 3.1(b) shall be construed to permit any party to take any action that is otherwise prohibited or restricted by any other provision of this Agreement.
Section 3.2 Treatment of Company Equity Awards.
(a) At the Effective Time, each outstanding Company RSU shall, automatically and without any required action on the part of the holder thereof, cease to represent a restricted stock unit denominated in shares of Company Common Stock and shall be converted into a restricted stock unit denominated in shares of Parent Common Stock (each, a “Parent RSU”). The number of shares of Parent Common Stock subject to each such Parent RSU shall be equal to the product (rounded to the nearest whole number) of (x) the number of shares of Company Common Stock subject to such Company RSU immediately prior to the Effective Time multiplied by (y) the Equity Exchange Ratio. Except as specifically provided above, following the Effective Time, each such Parent RSU shall continue to be governed by the same terms and conditions (including vesting and forfeiture terms) as were applicable to the corresponding Company RSU immediately prior to the Effective Time, but shall be treated as if a “change in control” has occurred in accordance with Section 6.13(d). Dividend equivalent rights associated with Company RSUs that are denominated in Company RSUs shall be treated consistent with this Section 3.2(b) and such rights denominated in cash shall be provided for in the Parent RSU and shall continue to be governed by the same terms and conditions (including vesting and forfeiture terms) as were applicable to the corresponding Company RSU immediately prior to the Effective Time.
(b) At the Effective Time, each outstanding Company PSU shall, automatically and without any required action on the part of the holder thereof, cease to represent a performance stock unit denominated in shares of Company Common Stock and shall be converted into a Parent RSU. The number of shares of Parent Common Stock subject to each such Parent RSU shall be equal to the product (rounded to the nearest whole number) of (x) the sum of (i) the number of shares of Company Common Stock subject to such Company PSU immediately prior to the Effective Time that are subject to the performance period in which the Effective Time occurs, based on the greater of target performance and actual performance as determined by the Company Board (or, if appropriate, any committee thereof administering the Company Equity Plans) in accordance with the terms of the Company Equity Plans and applicable award agreements, plus (ii) the number of shares of Company Common Stock subject to such Company PSU immediately prior to the Effective Time that are subject to any performance period that begins after the Effective Time, based on target performance, multiplied by (y) the Equity Exchange Ratio. Except as specifically provided above, following the Effective Time, each such Parent RSU shall continue to be governed by the same terms and conditions (including vesting and forfeiture terms) as were applicable to the corresponding Company PSU immediately prior to the Effective Time, but (X) shall no longer be subject to any performance-based vesting conditions and (Y) shall be treated as if a “change in control” has occurred in accordance with Section 6.13(d). Dividend equivalent rights associated with Company PSUs that are denominated in Company PSUs shall be treated consistent with this Section 3.2(b) and such rights denominated in cash shall be provided for in the Parent RSU and shall continue to be governed by the same terms and conditions (including vesting and forfeiture terms) as were applicable to the corresponding Company PSU immediately prior to the Effective Time.
(c) At the Effective Time, each outstanding Company Restricted Stock Award shall, automatically and without any required action on the part of the holder thereof, cease to represent a restricted share of Company Common Stock and shall be converted into a number of restricted shares of Parent Common Stock (each, a “Parent Restricted Stock Award”) equal to the product (rounded to the nearest whole number) of the Equity Exchange Ratio multiplied by the number of shares of Company Common Stock subject to such Company Restricted Stock Award immediately prior to the Effective Time. Except as specifically provided above, following the Effective Time, each such Parent Restricted Stock Award shall continue to be governed by the same terms and conditions (including vesting and forfeiture terms) as were applicable to the corresponding Company Restricted Stock Award immediately prior to the Effective Time, but (X) shall no longer be subject to any performance-based vesting conditions and (Y) shall be treated as if a “change in control” has occurred in accordance with Section 6.13(d). Dividend equivalent rights associated with Company Restricted Stock Awards that are denominated in Company Restricted Stock Awards shall be treated consistent with this Section 3.2(c) and such rights denominated in cash shall be provided for in the Parent Restricted Stock Award and shall continue to be governed by the same terms and conditions (including vesting and forfeiture terms) as were applicable to the corresponding Company Restricted Stock Award immediately prior to the Effective Time.
(d) As soon as practicable following the date of this Agreement, the Company Board (or, if appropriate, any committee thereof administering the Company Equity Plans) shall adopt such resolutions as may be required to effectuate the treatment of the Company Equity Awards pursuant to Section 3.2(a)-(c). Parent shall take all actions that are necessary for the assumption of the Company Equity Awards pursuant to Section 3.2(a)-(c), including the reservation of Parent Common Stock as necessary to effect the transactions contemplated by this Section 3.2. Parent shall provide the Company with applicable notices and/or communications setting forth the rights of the holders of the Company Equity Awards in accordance with the terms this Section 3.2 no less than fifteen (15) Business Days prior to the Effective Time and the Company shall have a reasonable period of time to review and comment on such documents, and Parent shall consider any such comments in good faith.
(e) Notwithstanding anything in Section 3.2(a)-(c) to the contrary, but subject to Section 6.1, to the extent the terms of any Company Equity Award (i) granted on or after the date of this Agreement and not in violation of this Agreement or (ii) mutually agreed by the Parties and a holder of any Company Equity Award expressly provide for treatment in connection with the occurrence of the Effective Time that is different from the treatment prescribed by this Section 3.2 then in each case of clauses (i) and (ii), the terms of such Company Equity Award, as applicable or so agreed by the Parties and such holder, shall control (and the applicable provisions of this Section 3.2 shall not apply).
Section 3.3 Payment for Securities.
(a) Paying Agent; Exchange Fund. Prior to the Effective Time, Parent shall enter into an agreement with an entity designated by Parent and reasonably acceptable to the Company to act as agent for the holders of Company Common Stock and the holders of Company Preferred Stock in connection with the Merger (the “Paying Agent”) and to receive the Merger Consideration (other than the SpinCo Consideration). On the Closing Date and prior to the filing of the Certificate of Merger, Parent shall deposit, or cause to be deposited with the Paying Agent, for the benefit of the holders of shares of Company Common Stock and Company Preferred Stock issued and outstanding immediately prior to the Effective Time, an amount in cash sufficient to pay the aggregate Merger Consideration (other than the SpinCo Consideration) in exchange for all of the shares of Company Common Stock and Company Preferred Stock outstanding immediately prior to the Effective Time, excluding any shares of Company Common Stock and Company Preferred Stock described in Section 3.1(a)(iii) and any Dissenting Shares (such cash being hereinafter referred to as the “Exchange Fund”). The Paying Agent shall, pursuant to irrevocable instructions, deliver the Merger Consideration (other than the SpinCo Consideration) contemplated to be issued in exchange for shares of Company Common Stock and Company Preferred Stock pursuant to this Agreement out of the Exchange Fund. Except as contemplated by this Section 3.3(a), the Exchange Fund shall not be used for any other purpose. The Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of shares of Company Common Stock and Company Preferred Stock for the Merger Consideration. Any interest or other income resulting from investment of the Exchange Fund shall become part of the Exchange Fund.
(b) Payment Procedures.
(i) As soon as reasonably practicable after the Effective Time, but in no event more than three (3) Business Days after the Closing Date, Parent shall, and shall cause the Surviving Corporation to, cause the Paying Agent to deliver to each record holder, as of immediately prior to the Effective Time, of (A) an outstanding certificate or certificates that immediately prior to the Effective Time represented shares of Company Common Stock or Company Preferred Stock, as applicable (the “Certificates”) or (B) shares of Company Common Stock or Company Preferred Stock, as applicable, represented by book-entry (“Book-Entry Shares”), a letter of transmittal (“Letter of Transmittal”) (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent, and which shall be in a customary form (including customary provisions regarding delivery of an “agent’s message” with respect to Book-Entry Shares) and agreed to by Parent and the Company prior to the Closing) and instructions for use in effecting the surrender of the Certificates or, in the case of Book-Entry Shares, the surrender of such shares, for payment of the Merger Consideration.
(ii) Upon surrender to the Paying Agent of a Certificate and delivery of a duly completed and validly executed Letter of Transmittal and such other customary documents as may be reasonably required by the Paying Agent or in the case of Book-Entry Shares, receipt of an “agent’s message” by the Paying Agent (or such other evidence, if any, of transfer as the Paying Agent may reasonably request), the holder of such Certificate or Book-Entry Shares shall be entitled to promptly receive in exchange therefor the Merger Consideration (subject to Section 3.3(j)) payable in respect of the number of shares formerly evidenced by such Certificate or such Book-Entry Share. No interest shall be paid or accrued for the benefit of holders of the Certificates or Book-Entry Shares on the Merger Consideration or on any unpaid dividends and other distributions payable in respect of the Certificates or Book-Entry Shares. If payment of the Merger Consideration is to be made to a Person other than the record holder of such shares of Company Common Stock or Company Preferred Stock, as applicable, it shall be a condition of payment that shares so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such payment shall have paid any transfer and other Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of such shares surrendered or shall have established to the satisfaction of the Surviving Corporation that such Taxes either have been paid or are not applicable. Until surrendered as contemplated by this Section 3.3(b)(ii), each Certificate and each Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration payable in respect of such shares of Company Common Stock or Company Preferred Stock, as applicable, subject to the Surviving Corporation’s obligation (subject to Section 6.1) to pay any dividends or other distributions with a record date prior to the Effective Time which may have been authorized by the Company and which remain unpaid at the Effective Time (including pursuant to Section 3.3(i), as applicable).
(c) Termination Rights. Subject to the Surviving Corporation’s obligation (subject to Section 6.1) to pay any dividends or other distributions with a record date prior to the Effective Time which may have been authorized by the Company and which remain unpaid at the Effective Time (including pursuant to Section 3.3(i), as applicable), all Merger Consideration paid upon the surrender of and in exchange for shares of Company Common Stock and Company Preferred Stock in accordance with the terms hereof (for the avoidance of doubt, together with the SpinCo Consideration) shall be deemed to have been paid in full satisfaction of all rights pertaining to such Company Common Stock and Company Preferred Stock, as applicable. At the Effective Time, the Surviving Corporation shall cause the stock transfer books of the Surviving Corporation to be closed immediately, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock and Company Preferred Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged for the Merger Consideration payable in respect of the shares of Company Common Stock or Company Preferred Stock, as applicable, previously represented by such Certificates or Book-Entry Shares (other than Certificates or Book-Entry Shares evidencing shares of Company Common Stock or Company Preferred Stock described in clause (iii) of Section 3.1(a)), without any interest thereon.
(d) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the former stockholders of the Company on the date that is twelve (12) months after the Closing Date shall be delivered to the Surviving Corporation, upon demand, and any former common stockholders or preferred stockholder of the Company who have not theretofore received the full Merger Consideration, without interest thereon, shall thereafter look only to the Surviving Corporation and Parent for payment of their claim for such amounts.
(e) No Liability. None of the Surviving Corporation, Parent, Merger Sub or the Paying Agent shall be liable to any holder of Company Common Stock or Company Preferred Stock for any amount of Merger Consideration properly delivered to a public official pursuant to any applicable abandoned property law, escheat law or similar Law. If any Certificate or Book-Entry Share has not been surrendered prior to the time that is immediately prior to the time at which Merger Consideration in respect of such Certificate or Book-Entry Share would otherwise escheat to or become the property of any Governmental Entity, any such shares, cash, dividends or distributions in respect of such Certificate or Book-Entry Share shall, to the extent permitted by applicable Law, become the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto.
(f) Lost, Stolen or Destroyed Certificates. If any Certificate (other than a Certificate evidencing shares of Company Common Stock or Company Preferred Stock described in clause (iii) of Section 3.1(a)) shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by Parent or the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as Parent or the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall pay in exchange for such lost, stolen or destroyed Certificate the Merger Consideration (other than the SpinCo Consideration) payable in respect of the shares of Company Common Stock or Company Preferred Stock formerly represented by such Certificate, without any interest thereon.
(g) Dissenter’s Rights. Notwithstanding any provision of this Agreement to the contrary, if required by the DGCL (but only to the extent required thereby), Dissenting Shares will not be converted into the right to receive the Merger Consideration, but instead, at the Effective Time, will be converted into the right to receive payment of the fair value of such Dissenting Shares in accordance with the provisions of Section 262 of the DGCL unless and until any such holder of Dissenting Shares (a “Dissenting Stockholder”) fails to perfect or effectively withdraws, waives or loses its rights to appraisal and payment under the DGCL (it being understood that at the Effective Time such Dissenting Shares shall no longer be outstanding). Whether before or after the Effective Time, if any Person who otherwise would be deemed a Dissenting Stockholder with respect to any shares of Company Common Stock or Company Preferred Stock shall have failed to perfect or shall have effectively withdrawn or lost such Person’s right to appraisal of such shares of Company Common Stock or Company Preferred Stock, as applicable, held by such holder under Section 262 of the DGCL, such shares of Company Common Stock or Company Preferred Stock, as applicable, shall no longer be deemed Dissenting Shares. Instead, such shares of Company Common Stock and Company Preferred Stock shall be treated as though they had been converted into the right to receive the Merger Consideration for such shares of Company Common Stock or Company Preferred Stock, as applicable, subject to the terms of this Agreement. The Company or the Surviving Corporation shall, and the Parent shall cause it to, promptly consent to any request by a Person to withdraw such Person’s dissent at any time in whole or in part. The Company shall deliver prompt notice to the Parent of any demands for appraisal, withdrawals of such demands and any related instruments served pursuant to the DGCL and, in each case, received by the Company prior to the Effective Time. From and after the Effective Time, the Parent and the Surviving Corporation shall have the right to participate in and direct all negotiations and proceedings with respect to, and shall be fully responsible for, such demands. The Company shall not, and shall not agree to, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or settle or compromise rights with respect to any such demands.
(h) Withholding Taxes. Notwithstanding anything in this Agreement or the Distribution Transaction Agreements to the contrary, Parent, the Company, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold (or cause to be deducted and withheld) from the amounts otherwise payable to any holder of Company Common Stock or Company Preferred Stock or holder of Company Equity Awards pursuant to this Agreement or the Distribution Transaction Agreements such amounts as are required to be deducted or withheld with respect to the making of such payments, the Pre-Closing Dividend, or effecting the Distribution under applicable Law. To the extent that amounts are so properly deducted or withheld and timely paid over to the appropriate Governmental Entity by the Paying Agent, the Company, the Surviving Corporation or Parent, as the case may be, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Common Stock or Company Preferred Stock or holder of the equity or equity-based awards in respect of which such deduction or withholding was made by the Paying Agent, the Company, the Surviving Corporation or Parent, as the case may be. If the Company, the Surviving Corporation or Parent determine that any amounts are required to be deducted or withheld (other than any deduction or withholding with respect to any payments constituting compensation for services), the Company, the Surviving Corporation or Parent shall use commercially reasonable efforts to, prior to deducting or withholding such amounts, notify each other in respect of such determination and shall reasonably cooperate in good faith with each other to establish or obtain any exemption from or reduction in the amount of any such deduction or withholding that otherwise would be required (without changing or amending any terms of the Merger, the Distribution, the Pre-Closing Dividend, this Agreement, or the Distribution Transaction Agreements).
(i) Further Action. In the event that the Closing Date occurs after the record date for the Pre-Closing Dividend but before the payment date for the Pre-Closing Dividend, the Surviving Corporation shall pay, and Parent shall cause the Surviving Corporation to pay, the Pre-Closing Dividend to each holder of record of Company Common Stock and Company Preferred Stock and to credit dividend equivalents to the Company Equity Awards, as applicable.
(j) SpinCo Consideration. The SpinCo Consideration shall be delivered to the holders of Company Common Stock and Company Preferred Stock in accordance with the Distribution Transaction Agreements.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except (x) as disclosed in the reports, schedules, forms, statements and other documents filed by the Company with or furnished by the Company to the SEC on or after June 20, 2020 (excluding any disclosures set forth in any such Filed Company SEC Documents in any risk factor section, any forward-looking disclosure or any other statements that are non-specific, predictive or primarily cautionary in nature other than historical facts included therein and solely where the relevance of the information as an exception to (or disclosure for purposes of) a particular representation is reasonably apparent on the face of such disclosure) and publicly available prior to the date of this Agreement (the “Filed Company SEC Documents”), (y) as set forth in the disclosure letter delivered by the Company to Parent as of the date hereof (the “Company Disclosure Letter”), or (z) to the extent relating to SpinCo, the SpinCo Business, SpinCo Assets, SpinCo Liabilities or SpinCo Employees or any Divestment Actions, the Company represents and warrants to Parent and Merger Sub as follows:
Section 4.1 Organization, General Authority and Standing. Each of the Company and the Company Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized (in the case of good standing, to the extent the concept is recognized by such jurisdiction), except in the case of any Company Subsidiary where any such failure would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. Each of the Company and the Company Subsidiaries (a) has full power and authority necessary to enable it to own, operate, lease or otherwise hold its properties and assets and to conduct its business as presently conducted and (b) is duly qualified or licensed to do business in each jurisdiction where the nature of its business makes such qualification or licensing necessary, other than where the failure to have such power and authority or to be so qualified or licensed would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. True and complete copies of the Company’s Organizational Documents as in effect on the date of this Agreement are included in the Filed Company SEC Documents. There are not any stockholder agreements, voting trusts or other agreements to which the Company is a party or by which it is bound relating to the voting of any shares of the Company’s capital stock other than as disclosed in the Filed Company SEC Documents.
Section 4.2 Capital Structure.
(a) The authorized capital stock of the Company consists of 1,000,000,000 shares of Company Common Stock and 1,750,000 shares of Company Preferred Stock, par value $0.01 per share. At the close of business on October 12, 2022 (the “Measurement Date”), (i) 533,764,301 shares of Company Common Stock (inclusive of 645,594 Company Restricted Stock Awards) were issued and outstanding, all of which shares were Class A Common Stock, (ii) 666,000 shares of Company Preferred Stock were issued and outstanding, all of which shares were shares of Series A Preferred Stock, (iii) 7,476,703 shares of Company Common Stock were subject to Company RSUs, (iv) 2,930,040 shares of Company Common Stock were subject to Company PSUs (assuming achievement of applicable performance goals at target performance), (v) 5,725,923 shares of Company Common Stock were subject to Company PSUs (assuming achievement of applicable performance goals at maximum performance), (vi) 57,068,354 shares of Company Common Stock were held by the Company in its treasury, and (vii) 34,873,993 additional shares of Company Common Stock were reserved and available for issuance pursuant to the Company Equity Plans (for the avoidance of doubt, not including shares of Company Common Stock subject to Company Equity Awards set forth above). As of the Measurement Date, the issued and outstanding Company Preferred Stock would be convertible into 38,670,624 shares of Company Common Stock in accordance with the Certificate of Designation assuming the consummation of the Transactions. Except as set forth above, at the close of business on the Measurement Date, no shares of capital stock of the Company were issued, reserved for issuance or outstanding. From the Measurement Date to the date of this Agreement, there have been no issuances by the Company of shares of capital stock of the Company, Company Equity Awards or options, warrants, convertible or exchangeable securities, stock-based performance units or other rights to acquire shares of capital stock of the Company or other rights that give the holder thereof any economic interest of a nature accruing to the holders of Company Common Stock, other than upon the settlement of Company Equity Awards outstanding as of the Measurement Date in accordance with the terms of the applicable Company Equity Plan and any related award agreements.
(b) All outstanding shares of Company Common Stock and Company Preferred Stock, and all such shares that may be issued prior to the Effective Time when issued, (i) are or will be, as applicable, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights and (ii) issued in compliance in all material respects with applicable securities Laws and other applicable Law and all requirements set forth in applicable Contracts.
(c) As of the date of this Agreement, there are no bonds, debentures, notes or other Indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Company Common Stock may vote (“Voting Company Debt”).
(d) Except as set forth above, as of the date of this Agreement, there are no options, warrants, convertible or exchangeable securities, stock-based performance units or other rights or Contracts to which the Company is a party or by which the Company is bound (i) obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of, or any security convertible or exchangeable for any shares of capital stock of, the Company or any Voting Company Debt, (ii) obligating the Company to issue, grant or enter into, as applicable, any such option, warrant, security, unit, right or Contract or (iii) that give any person the right to receive any economic interest of any nature accruing to the holders of Company Common Stock. As of the date of this Agreement, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or options, warrants, convertible or exchangeable securities, stock-based performance units or other rights to acquire shares of capital stock of the Company except for (A) the withholding of shares of Company Common Stock to satisfy Tax obligations with respect to Company Equity Awards and (B) in connection with settlement or forfeiture of Company Equity Awards. Except as set forth on Section 4.2(d) of the Company Disclosure Letter, neither the Company nor any Company Subsidiary is a party to any agreement pursuant to which any Person is entitled to elect, designate or nominate any director of the Company or any of the Company Subsidiaries.
(e) Each Company Equity Award (i) was granted in compliance with all applicable laws and all of the terms and conditions of the Company Equity Plan pursuant to which it was issued and (ii) is evidenced by a written award agreement, substantially in a form made available to Parent, except for such differences relating to the number of shares of Company Common Stock covered thereby, the exercise price (if applicable), the vesting schedule, the expiration date applicable thereto and other similar terms.
Section 4.3 Company Subsidiaries; Equity Interests.
(a) Section 4.3(a) of the Company Disclosure Letter sets forth, as of the date of this Agreement, the name and jurisdiction of incorporation or organization of each Company Subsidiary. All of the outstanding interests in each such Company Subsidiary have been validly issued, fully paid and nonassessable and are owned by the Company, free and clear of all Liens, other than Permitted Liens. As of the date of this Agreement, there are no options, warrants, rights, convertible or exchangeable securities, stock-based performance units or Contracts to which any such Company Subsidiary is a party or by which such Company Subsidiary is bound obligating such Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of, or any security convertible or exchangeable for any shares of capital stock of, any Company Subsidiary.
(b) Except as set forth in Section 4.3(b) of the Company Disclosure Letter, the Company does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any Person, nor does the Company or any Company Subsidiary have any obligation, contingent or otherwise, to consummate any material additional investment in any Person other than a Company Subsidiary.
Section 4.4 Authority; Execution and Delivery; Enforceability.
(a) The execution and delivery by the Company of this Agreement (including, for the avoidance of doubt, Section 6.17 of the Company Disclosure Letter) and the consummation by the Company of the Transactions (including, for the avoidance of doubt, the separation of the SpinCo Business, SpinCo Assets, SpinCo Liabilities and SpinCo Employees from the Company Retained Business, Company Retained Assets, Company Retained Liabilities and Company Retained Employees and the Distribution) have been duly authorized by all necessary corporate action on the part of the Company, subject, (i) to receipt of the Company Stockholder Approval, and (ii) in the case of the Separation and the Distribution, to receipt of the approval by the Company Board of the Distribution Transaction Agreements to which the Company is a party. The Company has duly executed and delivered this Agreement, and, assuming due authorization, execution and delivery by Parent and Merger Sub, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (except insofar as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other Laws of general applicability relating to or affecting creditors’ rights, or by principles governing the availability of equitable remedies, whether considered in a Proceeding at law or in equity).
(b) The Company Board, at a meeting duly called and held, has unanimously (i) determined that this Agreement (including, for the avoidance of doubt, Section 6.17 of the Company Disclosure Letter) and the Transactions (including, for the avoidance of doubt, the separation of the SpinCo Business, SpinCo Assets, SpinCo Liabilities and SpinCo Employees from the Company Retained Business, Company Retained Assets, Company Retained Liabilities and Company Retained Employees and the Distribution), are fair to, and in the best interests of, the Company’s stockholders, (ii) approved and declared advisable the execution and delivery by the Company of this Agreement (including, for the avoidance of doubt, Section 6.17 of the Company Disclosure Letter), the performance by the Company of its covenants and agreements contained in this Agreement and the consummations of the Transactions (including, for the avoidance of doubt, the separation of the SpinCo Business, SpinCo Assets, SpinCo Liabilities and SpinCo Employees from the Company Retained Business, Company Retained Assets, Company Retained Liabilities and Company Retained Employees and the Distribution), (iii) assuming the representations and warranties set forth in Section 5.9 are true and correct, took all appropriate and necessary actions to render any and all limitations on mergers, business combinations and ownership of shares of the Company Common Stock and Company Preferred Stock as set forth in the Company’s Organizational Documents or in any state takeover statute to be inapplicable to the Transactions, (iv) directed that this Agreement be submitted to the holders of Class A Common Stock of the Company for adoption and (v) resolved to recommend that the holders of Class A Common Stock of the Company adopt this Agreement and approve the Merger (such recommendation described in clause (v), the “Company Board Recommendation”).
(c) Assuming the representations and warranties set forth in Section 5.9 are true and correct, the only votes of holders of any class or series of capital stock of the Company necessary to approve this Agreement and to consummate the Merger are (i) the adoption of this Agreement by the holders of a majority of votes represented by the outstanding shares of Class A Common Stock (the “Common Stockholder Approval”) and (ii) the approval of (A) this Agreement and the Merger and (B) the COD Amendment, in each case of clauses (A) and (B), by the holders of a majority of the outstanding shares of Company Preferred Stock entitled to vote thereon (the “Preferred Stockholder Approval” and, together with the Common Stockholder Approval, the “Company Stockholder Approval”).

(d) (i) The execution and delivery by or on behalf of each party which may be the record holder of Company Common Stock held on behalf of a member of the ACI Control Group, of a written consent substantially in the form attached hereto as Exhibit C-1, Exhibit C-2, Exhibit C-3 or Exhibit C-4, as applicable (the “Common Stockholder Written Consent”) to approve and adopt this Agreement in accordance with Section 228 and Section 251(c) of the DGCL shall satisfy the Common Stockholder Approval, and (ii) the execution and delivery by HPS Investment Partners, LLC and by or on behalf of its affiliates holding the Company Preferred Stock (the “Preferred Holders”) of written consents substantially in forms attached hereto as Exhibit D-1 and Exhibit D-2 (the “Preferred Stockholder Written Consent” and, together with the Common Stockholder Written Consent, the “Stockholder Consents”) to approve and adopt, as applicable, this Agreement and the COD Amendment, in each case, in accordance with Section 228 and Section 251(c) of the DGCL shall satisfy the Preferred Stockholder Approval. For the avoidance of doubt, the execution and delivery of the Stockholder Consents shall satisfy the Company Stockholder Approval.
Section 4.5 No Conflicts; Consents.
(a) Except as set forth in Section 4.5(a) of the Company Disclosure Letter, the execution and delivery by the Company of this Agreement do not, and the consummation of the Transactions and compliance with the terms hereof, in each case excluding transactions undertaken in order to satisfy Section 6.3 hereof or the conditions set forth in Section 7.1(b) (solely to the extent necessary under any Antitrust Law) or Section 7.1(c), will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any material obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or the Company Subsidiaries under, any provision of (i) the Organizational Documents of the Company, (ii) the Organizational Documents of any Company Subsidiary, (iii) any Company Permit or any contract, lease, license, indenture, note, bond, agreement, concession, franchise or other binding instrument (a “Contract”) to which the Company or any Company Subsidiary is a party or by which any of their respective properties or assets is bound or (iv) subject to the filings and other matters referred to in Section 4.5(b) and Section 6.3(a), any Law applicable to the Company or the Company Subsidiaries or their respective properties or assets, other than, in the case of clauses (ii), (iii) and (iv) above, any such items that would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.
(b) No consent, approval, license, permit, order, waiver or authorization (“Consent”) of, or registration, declaration or filing with, or permit from, any national, Federal, state, provincial, local or other government, domestic, foreign or supranational, or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a “Governmental Entity”), is required to be obtained or made by or with respect to the Company or any Company Subsidiary in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions, other than (i) compliance with and filings under the HSR Act, (ii) the filing with the SEC of the Company Information Statement and (B) such reports and registration statements under the Exchange Act and the Securities Act as may be required in connection with this Agreement or the Transactions, (iii) the filing of the Certificate of Merger and the COD Amendment with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of the other jurisdictions in which the Company is qualified to do business, (iv) such filings as may be required under the rules and regulations of the NYSE, and (v) such other items that the failure of which to obtain or make would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.
Section 4.6 SEC Documents; Undisclosed Liabilities.
(a) Since June 20, 2020, the Company has filed or furnished with the SEC all forms, registration statements, reports, schedules and statements required to be filed or furnished under the Exchange Act or the Securities Act. At the time filed (or, in the case of registration statements, solely on the dates of effectiveness) (except to the extent amended by a subsequently Filed Company SEC Document prior to the date of this Agreement, in which case as of the date of such amendment), each Filed Company SEC Document complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be and did not contain any untrue statement of a material fact, or omit to state a material fact required to be stated therein or necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. The Company has made all certifications and statements required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to the Filed Company SEC Documents. As of the date hereof, neither the Company nor any of its officers has received notice from any Governmental Entity challenging or questioning the accuracy, completeness, form or manner of filing of such certifications. As of the date hereof, there are no outstanding or unresolved comments received by the Company from the SEC with respect to any of the Filed Company SEC Documents and, to the Knowledge of the Company, none of the Filed Company SEC Documents is the subject of ongoing SEC review or investigation. None of the Company Subsidiaries is subject to the reporting requirements of Section 13(a) or Section 15(d) of the Exchange Act.
(b) The audited consolidated financial statements and the unaudited quarterly financial statements (including, in each case, the notes thereto) of the Company included in the Filed Company SEC Documents (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) were prepared in all material respects in accordance with GAAP (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the SEC or other rules and regulations of the SEC) applied in all material respects on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and (iii) fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods covered thereby (subject, in the case of unaudited quarterly statements, to year-end adjustments).
(c) Except as reflected or reserved against in the consolidated balance sheet of the Company, as of February 26, 2022, or the notes thereto, included in the Filed Company SEC Documents (such balance sheet and the notes thereto, the “Company Balance Sheet”), the Company and the Company Subsidiaries do not have any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) other than (i) liabilities or obligations incurred in the ordinary course of business consistent with past practice since the date of the Company Balance Sheet, (ii) liabilities or obligations not required to be disclosed in a consolidated balance sheet of the Company or in the notes thereto prepared in accordance with GAAP and the rules and regulations of the SEC applicable thereto, (iii) liabilities or obligations incurred in connection with the Transactions and (iv) liabilities or obligations that would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. Since February 26, 2022, neither the Company nor any of the Company Subsidiaries has made or permitted to remain outstanding any “extensions of credit” (within the meaning of Section 402 of the Sarbanes-Oxley Act) or prohibited loans to any executive officer of the Company (as defined in Rule 3b-7 under the Exchange Act) or director of the Company or any Company Subsidiary.
(d) The Company has established and maintains disclosure controls and procedures and a system of internal control over financial reporting (as such terms are defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) as required by the Exchange Act. From the date of the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended February 26, 2022 to the date of this Agreement, the Company’s auditors and the Company Board have not been advised of (i) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting, and, in each case, neither the Company nor any of its Representatives has failed to disclose such information to the Company’s auditors or the Company Board.
Section 4.7 Information Supplied. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Company Information Statement will, at the time it is first published, sent or given to the Company’s stockholders or at any time it is amended or supplemented, as the case may be, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. To the extent the Distribution is to be effected in accordance with this Agreement, none of the information supplied or to be supplied by or on behalf of Company for inclusion or incorporation by reference in the SpinCo Registration Statement will, on the date the SpinCo Registration Statement or any amendment or supplement thereto is first declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by or on behalf of the Company will, at the date of being made available to the stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company Information Statement and, to the extent the Distribution is to be effected in accordance with this Agreement, the SpinCo Registration Statement will comply as to form in all material respects with the requirements of the Exchange Act, except that no representation or warranty is made by the Company with respect to statements included or incorporated by reference in the Company Information Statement or the SpinCo Registration Statement based on information supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference therein.
Section 4.8 Absence of Certain Changes or Events.
(a) Since February 26, 2022, there has not been any Company Material Adverse Effect.
(b) From February 26, 2022 through the date of this Agreement, the Company and the Company Subsidiaries have each conducted their respective businesses in the ordinary course in substantially the same manner as previously conducted (other than as a result of COVID-19 and COVID-19 Measures), and during such period there has not been:
(i)  any declaration, setting aside or payment of any dividend on, or making of any other distribution (whether in cash, stock or property) with respect to, any capital stock of the Company in each case other than the Pre-Closing Dividend, quarterly dividends on the Company Common Stock and dividends on the Company Preferred Stock pursuant to the Certificate of Designation (including the Pre-Closing Dividend);
(ii)  any split, combination or reclassification of any capital stock of the Company or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company;
(iii)  any change in accounting methods, principles or practices by the Company or any Company Subsidiary materially affecting the consolidated assets, liabilities or results of operations of the Company, except as may have been required (A) by GAAP (or any interpretation thereof), including pursuant to standards, guidelines and interpretations of the Financial Accounting Standards Board or any similar organization, or (B) by Law; or
(iv)  any other action taken that if taken after the date of this Agreement without the prior written consent of Parent would constitute a violation of Section 6.1 (other than clauses (c)(i), (e), (h) and (j) of Section 6.1).
Section 4.9 Taxes. Except as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect:
(a) Each of the Company and the Company Subsidiaries has (i) timely filed, or caused to be timely filed on its behalf, taking into account any extensions of time within which to file, all Tax Returns required to have been filed by it, and all such Tax Returns are true, correct and complete, and (ii) paid, or caused to be paid, all Taxes required to have been paid by it other than Taxes that are not yet due or that are being contested in good faith in appropriate Proceedings and for which adequate reserves have been established in accordance with GAAP.
(b) The most recent financial statements contained in the Filed Company SEC Documents reflect, in accordance with GAAP, an adequate reserve for all Taxes payable by the Company and the Company Subsidiaries for all taxable periods through the date of such financial statements. Neither the Company nor any Company Subsidiary has incurred any material liability for Taxes since the date of the Company’s most recent financial statements outside of the ordinary course of business or otherwise inconsistent with past practice.
(c) Each of the Company and the Companies Subsidiaries have withheld and timely paid each material Tax required to have been withheld and paid in connection with amounts paid or owing to any employee of the Company, creditor, customer, stockholder, or other party (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any state, local, and foreign Laws), and materially complied with all information reporting and backup withholding provisions of applicable Law.
(d) There are no disputes, audits, examinations, investigations or proceedings pending or threatened in writing in respect of any Taxes or Tax Returns of the Company or any Company Subsidiary, and neither the Company nor any Company Subsidiary is a party to any litigation or administrative Proceeding relating to Taxes. No deficiency for any Tax has been asserted or assessed by a taxing authority in writing against the Company or any Company Subsidiary that has not been paid, settled or withdrawn or is not being contested in good faith in appropriate Proceedings.
(e) There has never been any claim made in writing by any taxing authority in a jurisdiction where the Company or any Company Subsidiaries do not file Tax Returns that any of such entities may be subject to Tax in that jurisdiction.
(f) There are no Liens for Taxes other than Permitted Liens upon any property or assets of the Company or any Company Subsidiary.
(g) Neither the Company nor any Company Subsidiary has (i) constituted either a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code in a distribution intended to qualify for tax-free treatment under Section 355 of the Code in the two (2) years prior to the date of this Agreement; or (ii) knowledge of facts which are reasonably likely to cause any prior transactions in which the Company or any Company Subsidiary (or any predecessors of the Company or any Company Subsidiary) were treated as either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) to not qualify for tax-free treatment under Section 355 or 361 of the Code.
(h) Neither the Company nor any Company Subsidiary will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) executed on or prior to the Closing Date; (ii) installment sale or open transaction disposition made on or prior to the Closing Date; (iii) prepaid amount received on or prior to the Closing Date; or (iv) any change in method of accounting made prior to the Closing Date under Section 481 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law).
(i)  Neither the Company nor any Company Subsidiary (i) has any material liability for Taxes of any Person (other than the Company or any Company Subsidiary) under Treasury Regulations Section 1.1502-6 (or any comparable provision of local, state, or foreign Law) or (ii) is a party to, bound by or has any material liability under any Tax sharing, allocation, or indemnification agreement or arrangement (other than customary Tax indemnifications contained in credit or other commercial agreements the primary purpose of which agreements does not relate to Taxes).
(j) Neither the Company nor any Company Subsidiary has been a party to a transaction that, as of the date of this Agreement, constitutes a “listed transaction” for purposes of Section 6011 of the Code and applicable Treasury Regulations.
Section 4.10 Labor Relations.
(a) Other than those bound by the terms of a Company Collective Bargaining Agreement, none of the employees of the Company or any Company Subsidiary is represented by any union with respect to his or her employment by the Company or any Company Subsidiary. Section 4.10(a) of the Company Disclosure Letter sets forth a true, correct, and complete list of all Company Collective Bargaining Agreements, involving the Company or any Company Subsidiary and employees of the Company or any Company Subsidiary.
(b) No union, labor organization, or group of employees of the Company or any Company Subsidiary (“Labor Organization”) has made a formal, pending demand for recognition, and there are no representation proceedings or petitions seeking a representation proceeding presently pending or, to the Company’s

Knowledge, threatened to be brought or filed, with the National Labor Relations Board or other labor relations tribunal. To the Knowledge of the Company, there is no material organizing activity involving the Company or any Company Subsidiary pending or threatened by any Labor Organization, other than as disclosed in the Filed Company SEC Documents.
(c) To the Knowledge of the Company, since January 1, 2019 through the date hereof, neither the Company nor any Company Subsidiary has experienced any material labor disputes, strikes, work stoppages, slowdowns, or lockouts. To the Knowledge of the Company, there is no material unfair labor practice charge or complaint or other Proceeding pending, or threatened against the Company or any Company Subsidiary before the National Labor Relations Board or any similar Governmental Entity that would reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.
(d) No Judgment, consent decree, or arbitration award imposes continuing remedial obligations or otherwise limits or affects the Company or any Company Subsidiary’s ability to manage its employees, service providers, or job applicants.
(e) Within the past six (6) months: (i) there has been no “mass layoff” or “plant closing” (as defined by the “WARN Act” or similar state or local laws) with respect to the Company or any Company Subsidiary; (ii) neither the Company or any of the Company Subsidiaries has been affected by any transaction that would trigger application of the WARN Act or similar state or local laws; and (iii) neither the Company or any of Company Subsidiaries has engaged in layoffs or employment terminations sufficient in number to trigger application of the WARN Act or similar state or local laws.
(f) Neither the Company nor any Company Subsidiary has ever been notified of any pending or threatened investigation by any branch or department of U.S. Immigration and Customs Enforcement (“ICE”), or other federal agency charged with administration and enforcement of federal immigration laws concerning the Company or any Company Subsidiary, and neither Company nor any Company Subsidiary has ever received a “no match” notice from ICE, the Social Security Administration, or the IRS in each case, other than relating to matters which have been resolved or settled.
(g) Since January 1, 2019, no formal allegations or complaints of sexual harassment or sexual misconduct have been made against any current or former officer of the Company, and the Company has not entered into any settlement agreements related to allegations of sexual harassment or sexual misconduct by an officer or executive of the Company.
Section 4.11 Employee Benefits.
(a) Section 4.11(a) of the Company Disclosure Letter sets forth a true and complete list, as of the date of this Agreement, of each material Company Benefit Plan.
(b) With respect to each material Company Benefit Plan, the Company has made available to Parent true and complete copies of (i) such material Company Benefit Plan, including any amendment thereto (or, in either case, with respect to any unwritten material Company Benefit Plan, a written description thereof), (ii) the summary plan description, (iii) each current trust, material insurance, annuity or other funding Contract related thereto, (iv) the most recent audited financial statements and actuarial or other valuation report prepared with respect thereto, (v) all material correspondence to or from any Governmental Entity received since September 1, 2019 through the date hereof.
(c) (i) Each Company Benefit Plan has been established, maintained, funded and administered in compliance in all material respects with its terms and with ERISA, the Code and all other applicable Laws, (ii) all contributions or other amounts payable by the Company or a Company Subsidiary with respect to each Company Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP and (iii) there are no pending, or to the Company’s Knowledge, threatened claims (other than routine claims for benefits) or proceedings by a Governmental Entity, by or against any Company Benefit Plan or any trust related thereto which could reasonably be expected to result in material liability to the Company or any of the Company Subsidiaries.
(d) Each Company Benefit Plan intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination letter or opinion letter as to such qualification from the Internal Revenue Service, and no event has occurred, either by reason of any action or failure to act, that would reasonably be expected to cause the loss of any such qualification. With respect to each Company Benefit Plan that is an “employee benefit plan” within the meaning of Section 3(3) of ERISA, neither the Company nor a Company Subsidiary has engaged in a transaction in connection with which the Company or a Company Subsidiary reasonably could be subject to either a civil penalty addressed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code in an amount that could be material.
(e) Except as set forth in Section 4.11 of the Company Disclosure Letter, the Company does not, itself or through a Company Subsidiary, contribute to plans that are subject to Section 302 or Title IV of ERISA or Section 412 of the Code. Neither the Company nor any of the Company Subsidiaries has or is expected to incur any material liability under subtitles C or D of Title IV of ERISA with respect to any ongoing, frozen or terminated “single-employer plan”, within the meaning of Section 400l(a)(l5) of ERISA, currently or formerly maintained by any of them or any ERISA Affiliate. With respect to any Company Benefit Plan subject to the minimum funding requirements of Section 412 of the Code or Title IV of ERISA, (ii) the actuarially determined present value of all “benefit liabilities” are properly reflected on the financial statements of the Company previously filed with the SEC, (iii) no unsatisfied liability (other than for premiums to the PBGC) under Title IV of ERISA has been, or (except as may be incurred as part of the Distribution is expected to be, incurred by the Company or any of the Company Subsidiaries, (iv) to the Knowledge of the Company, the PBGC has not instituted proceedings to terminate any such Company Benefit Plan and (v) to the Knowledge of the Company, no “reportable event” within the meaning of Section 4043 of ERISA has occurred, nor has any event described in Sections 4062, 4063 or 4041 of ERISA occurred.
(f) Except as set forth in Section 4.11(f) of the Company Disclosure Letter, the Company does not, itself or through a Company Subsidiary, contribute to Multiemployer Plans (each such Company Benefit Plan set forth in Section 4.11(f) of the Company Disclosure Letter, a “Participating Multiemployer Plan”). All contributions or other amounts payable by the Company or a Company Subsidiary with respect to each Participating Multiemployer Plan in respect of current or prior plan years have been paid and neither the Company nor any Company Subsidiary is in default of making any payment in respect of a settlement with or a negotiated withdrawal from any Multiemployer Plan. Neither the Company nor any Company Subsidiary has been notified in writing by the sponsor of a Participating Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA. With respect to each Participating Multiemployer Plan, the Company has made available to Parent (i) all material correspondence to or from the applicable Participating Multiemployer Plan received since September 1, 2019 through the date hereof, and (ii) to the extent the Company has obtained them, true and complete calculations of the aggregate outstanding liability reasonably expected to be imposed on the Company (based on the assumptions stated therein) in the event of any partial or complete withdrawal and to the Knowledge of the Company, no event has occurred and no circumstance exists that would reasonably be expected to change such calculations in a manner that would be material to the Company and the Company Subsidiaries.
(g) Neither the Company nor any Company Subsidiary has any material liability in respect of post-retirement health, medical or life insurance benefits for retired, former or current employees of the Company or the Company Subsidiaries other than for continuation coverage required under Section 4980B of the Code or any state Laws.
(h) Section 4.11(h) of the Company Disclosure Letter identifies each Company Benefit Plan maintained primarily for the benefit of current or former employees of the Company or the Company Subsidiaries working outside of the United States.
(i)  None of the execution and delivery of this Agreement, the obtaining of the Company Stockholder Approval or the consummation of the Transactions could, either alone or in conjunction with any other event, including any termination of employment on or following the Effective Time, will (i) entitle any current or former director, officer, employee, contractor or consultant or other service provider of the Company or any Company Subsidiary (each, a “Covered Individual”) to any severance pay or any material increase in severance pay, (ii) accelerate the time of payment or vesting, or trigger any payment or funding, or materially increase the amount of compensation or benefits due to any Covered Individual, (iii) directly or indirectly cause the Company to transfer or set aside any assets to fund any material benefits under any

Company Benefit Plan, (iv) trigger any other material obligation under any Company Benefit Plan, (v) result in any material breach or material violation of or material default under any Company Benefit Plan or (vi) limit or restrict the right to merger, materially amend, terminate or transfer the assets of any Company Benefit Plan on or following the Effective Time.
(j) The Company has provided Parent preliminary Section 280G calculations which (based on the assumptions stated forth therein) are true and correct as of the date hereof and which provide a good faith estimate of any “excess parachute payment” within the meaning of Section 280G of the Code that are not deductible by the Company or any Company Subsidiary under Section 280G of the Code or that could reasonably be expected to result in any excise Tax on any Covered Individual under Section 4999 of the Code, including in the event of a termination of employment on or following the Effective Time.
(k) Neither the Company nor any Company Subsidiary has any obligation to provide, and no Company Benefit Plan or other agreement provides any individual with the right to a gross up, indemnification, reimbursement or other payment for any excise or additional taxes, interest or penalties incurred pursuant to Section 409A or Section 4999 of the Code or due to the failure of any payment to be deductible under Section 280G of the Code.
(l) Each Company Benefit Plan that is a “non-qualified deferred compensation plan” (within the meaning of Section 409A of the Code) is in documentary compliance with, and has been operated and administered in all respects in compliance with, Section 409A of the Code and the guidance issued by the Internal Revenue Service provided thereunder except where such failure could not reasonably be expected to result in a material liability to the Company or any of the Company Subsidiaries.
Section 4.12 Title to Properties.
(a) Section 4.12(a) of the Company Disclosure Schedule sets forth a true, correct and complete list (in all material respects) of all real property that is owned by the Company or any Company Subsidiaries (the “Owned Real Property”) as of August 31, 2022. Either the Company or a Company Subsidiary owns good and valid title in fee simple to the Owned Real Property, free and clear of all Liens, other than Permitted Liens and Liens that would not be reasonably expected to, individually or in the aggregate, have a Company Material Adverse Effect. Except as would not be reasonably expected to, individually or in the aggregate, have a Company Material Adverse Effect, neither the Company nor any Company Subsidiary has leased or otherwise granted to any Person (other than the Company or a Company Subsidiary) the right to use or occupy the Owned Real Property or any portion thereof, and other than the right of Parent pursuant to this Agreement, there are no outstanding options, rights of first offer or rights of first refusal to purchase such Owned Real Property or any portion thereof or interest therein.
(b) Section 4.12(b) of the Company Disclosure Schedule sets forth a true, correct and complete list (in all material respects) of all real property to which the Company or any Company Subsidiary has a leasehold, subleasehold or other interest relating to the occupancy of real property, including the address thereof (collectively, the “Leased Real Property”) as of August 31, 2022
(c) The Company or one of the Company Subsidiaries holds a good, valid and subsisting leasehold or subleasehold interest in all Leased Real Property pursuant to the Real Property Leases, in each case free and clear of all Liens, except for Permitted Liens and Liens that would not be reasonably expected to, individually or in the aggregate, have a Company Material Adverse Effect. To the Knowledge of the Company, each Real Property Lease is valid, binding and in full force and effect and enforceable against the Company or the Company Subsidiary party thereto and each other party thereto in accordance with its terms, (i) except where such failure would not be reasonably expected to, individually or in the aggregate, be material to the business of the Company and the Company Subsidiaries, taken as a whole, and (ii) except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other Laws of general applicability relating to or affecting creditors’ rights, or by principles governing the availability of equitable remedies, whether considered in a Proceeding at law or in equity. Except as set forth in Section 4.12(c) of the Company Disclosure Letter, there is no material default under any Real Property Lease by either the Company or any Company Subsidiary or, to the Knowledge of the Company, any other party thereto, and no event has occurred that, with the lapse of time or the giving of notice or both, would constitute a material default under any Real Property Lease that would be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of the

Company Subsidiaries have received any notice of default, termination or cancellation, through the date hereof, with respect to any Real Property Leases from a landlord or sublandlord with respect thereto, that would be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.
(d) As of the date of this Agreement, there does not exist any pending or, to the Knowledge of the Company, threatened, condemnation or eminent domain proceedings that affect any of the Real Property material to the business of the Company and the Company Subsidiaries, taken as a whole.
Section 4.13 Material Contracts.
(a) Except for this Agreement and for the Contracts disclosed in the Filed Company SEC Documents or Section 4.10(a) or Section 4.11 of the Company Disclosure Letter, Section 4.13(a) of the Company Disclosure Letter sets forth a true and complete list, as of the date of this Agreement, and the Company has made available to Parent true and complete copies, of:
(i)  each Contract that would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act;
(ii)  each Contract with a vendor for merchandise resold by the Company and the Company Subsidiary, excluding purchase-orders, statements of work or other similar documentations of arrangements other than formal vendor agreement, with the top twenty (20) vendors of the Company for merchandise resold by the Company and the Company Subsidiaries, based on aggregate sales for the most recent fiscal year;
(iii)  each Contract that is a services agreement, equipment lease, or logistics agreement (other than any architectural or construction-related contract) in connection with which or pursuant to which the Company and its Subsidiaries paid, in the aggregate during the fiscal year ended February 26, 2022, more than $50,000,000 to any Person;
(iv)  each pharmacy-related Contract, including procurement agreements, rebate agreements and network pharmacy service agreements, in connection with which or pursuant to which the Company or any of the Company Subsidiaries paid, in the aggregate during the fiscal year ended February 26, 2022, more than $50,000,000 to any Person, or which are otherwise material to the Company and the Company Subsidiaries, taken as a whole;
(v)  each Contract to which the Company or any Company Subsidiary is a party that (A) restricts the ability of the Company or any Company Subsidiary to compete in any business or with any Person in any geographical area, (B) requires the Company or any Company Subsidiary to conduct any business in any material respect on a “most favored nations” basis with any third party (C) provides for “exclusivity” or any similar requirement in favor of any third party or (D) provides preferential rights or rights of first or last offer or refusal to any third party, except in the case of each of clauses (A), (B), (C) and (D) for such restrictions, requirements and provisions that are not material to the Company and the Company Subsidiaries, taken as a whole;
(vi)  each Contract under which the Company or any Company Subsidiary (a) grants to any third party any right, license, permission, consent or covenant not to sue with respect to material Company Intellectual Property or (b) is granted by any third party any right, license, permission, consent or covenant not to sue with respect to any material Intellectual Property, except, in the case of either clause (a) or (b), Incidental Licenses;
(vii)  each Contract not of a type (disregarding any dollar thresholds, materiality or other qualifiers, including limitations to a set number of most material Contracts, restrictions or other limitations applied to such Contract type) described in other clauses of this Section 4.13 that requires by its terms or is reasonably likely to require the payment or delivery of cash or other consideration by or to the Company or a Company Subsidiary in an amount having an expected value in excess of $50,000,000 during the Company’s current fiscal year and cannot be cancelled by the Company or the Company Subsidiary without penalty or further payment without more than ninety (90) days’ notice (other than payments for services rendered to the date);

(viii)  each Contract that constitutes a commitment relating to Indebtedness for borrowed money or the deferred purchase price of property by the Company or any Company Subsidiary (whether incurred, assumed, guaranteed or secured by any asset) in excess of $20,000,000, other than Contracts solely between or among the Company or any Company Subsidiary;
(ix)  each material partnership, joint venture or operating or limited liability company agreement to which the Company or its Subsidiaries is a party (other than operating or limited liability company agreements of any wholly-owned Subsidiaries of the Company);
(x)  each Contract that would or would reasonably be expected to prevent, materially delay, beyond the Outside Date, or materially impede the consummation of the Transactions;
(xi)  each Contract with respect to real property interests (including the Real Property), including buying, selling, leasing and subleasing any real property, that either: (i) requires by its term or is reasonably likely to require the payment or delivery of cash or other consideration by or to the Company or a Company Subsidiary in an amount having an expected value in excess of $50,000,000 during the Company’s current fiscal year and cannot be cancelled by the Company or the Company Subsidiary without penalty or further payment without more than ninety (90) days’ notice (other than payments for services rendered to the date), or (ii) relates to any Real Property used by the Company or a Company Subsidiary as a distribution center or for the manufacture or preparation of foodstuffs (in each case other than Real Property used as a Company Store);
(xii)  any Contract involving the settlement of any action or threatened action (or series of related actions) which will (A) involve payments (in excess of insurance proceeds and reserves related to such matters) after the date hereof of consideration in excess of $10,000,000 or (B) impose monitoring or reporting obligations which are material to the Company and the Company Subsidiaries, taken as a whole, to any other Person outside the ordinary course of business;
(xiii) (A) relates to the future disposition or acquisition (directly or indirectly) by the Company or any of the Company Subsidiaries of any material assets or properties of the Company or the Company Subsidiaries (other than acquisitions or dispositions of inventory, merchandise, products, services, properties and other assets in the ordinary course of business) or (B) pursuant to which the Company or any of its Subsidiaries will acquire any material interest with a purchase price in excess of $10,000,000 in any other Person or other business enterprise (other than the Company or any of its Subsidiaries);
(xiv)  any Contract that relates to any swap, forward, futures, or other similar derivative transaction for hedging purposes in each case with a notional value in excess of $250,000,000;
(xv)  each Contract that is an employment or consulting agreement with any executive officer or other employee of the Company or any of the Company Subsidiaries or member of the Company Board earning an annual base salary from the Company or any of its Subsidiaries in excess of $500,000;
(xvi)  the Real Estate Agreement, dated as of June 9, 2020, by and between ACI Real Estate Company LLC, a Delaware limited liability company, and AL RE Investor Holdings, LLC, a Delaware limited liability company (as amended, modified, supplemented, restated or replaced from time to time, the “Company Real Estate Agreement”); and
(xvii)  the Unitary Master Sublease dated as of June 9, 2020, by and among ACI Real Estate Company LLC, a Delaware limited liability company, and the other parties thereto, as amended, modified, supplemented, restated or replaced from time to time.
Each such Contract described in clauses (i) through (xvii) above is referred to herein as a “Company Specified Contract.”
(b) As of the date of this Agreement, each of the Company Specified Contracts is valid, binding and enforceable on the Company or the Company Subsidiaries, as the case may be, and, to the Knowledge of the Company, each other party thereto, and is in full force and effect (i) except for such failures to be valid, binding or enforceable or to be in full force and effect as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect and (ii) except insofar as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other Laws of general applicability relating to or affecting creditors’ rights, or by principles governing the availability of equitable remedies, whether considered in a Proceeding at law or in equity. Except insofar as it would arise solely from the execution and delivery by the Company of this Agreement, the consummation of the Transactions or the compliance with the terms hereof, as of the date of this Agreement, to the Knowledge of the Company, there is no default under any Company Specified Contract by the Company or the Company Subsidiaries or any other party thereto, and no event has occurred that (with or without notice or lapse of time, or both) would constitute a default thereunder by the Company or any Company Subsidiary or, to the Knowledge of the Company, any other party thereto, in each case except as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.
Section 4.14 Litigation. Except as disclosed in the Filed Company SEC Documents, as of the date of this Agreement, there is no claim, suit, action, investigation or proceeding of any nature, civil, criminal or regulatory, in law or equity, by or before any Governmental Entity or arbitrator (each, a “Proceeding”) pending or, to the Knowledge of the Company, threatened against the Company or any Company Subsidiary that would reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect, nor is there any Judgment outstanding against the Company or any Company Subsidiary that would reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. To the Knowledge of the Company, as of the date of this Agreement, no officer or director of the Company or any Company Subsidiary is a defendant in any material Proceeding in connection with his or her status as such.
Section 4.15 Compliance with Laws.
(a) Each of the Company and the Company Subsidiaries is, and since February 29, 2020 has been, in compliance with all, and is not in default under or in violation of any applicable Law, other than any noncompliance, default or violation that would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary has received any written communication since February 29, 2020 and prior to the date of this Agreement from a Governmental Entity that alleges that the Company or any Company Subsidiary is not in compliance with or is in default or violation of any applicable Law, except where such non-compliance, default or violation would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. Except as set forth in Section 4.15(a) of the Company Disclosure Letter, to the Knowledge of the Company, no investigation or review by any Governmental Entity with respect to the Company or any Company Subsidiary is pending or threatened, other than those the outcome of which has not had and would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.
(b) The Company and the Company Subsidiaries are in possession of all franchises, tariffs, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders of any Governmental Entity necessary under applicable Law to own, lease and operate their assets and properties and to lawfully carry on their businesses as they are being conducted as of the date of this Agreement (collectively, the “Company Permits”), except where the failure to be in possession of such Company Permits would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. All Company Permits are in full force and effect, except where the failure to be in full force and effect would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. No suspension or cancellation of any of the Company Permits is pending or, to the Knowledge of the Company, threatened and the Company and the Company Subsidiaries are in compliance with all such Company Permits, except where such suspension, cancellation or noncompliance would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.
Section 4.16 Environmental Matters.
(a) Except for matters that would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect:
(i)  The Company and the Company Subsidiaries are, and since September 1, 2019 have been, in compliance with all Environmental Laws, which compliance has included obtaining, maintaining and complying with all Environmental Permits required for the operation of the business;

(ii)  Neither the Company nor any Company Subsidiary has received any written notice from any Governmental Entity or other Person alleging the actual or potential violation of or liability under any Environmental Law or any Environmental Permit, in each case which remains pending or unresolved;
(iii)  There are no Proceedings or Judgments pending or, to the Knowledge of the Company, threatened by a Governmental Entity or other Person against the Company or any Company Subsidiary that allege a violation of or liability under any Environmental Law or any Environmental Permit;
(iv)  Neither the Company nor any Company Subsidiary nor, to the Knowledge of the Company, any predecessor thereof, has treated, stored, disposed of, arranged for the disposal of, transported, handled, or Released any Hazardous Material, and to the Knowledge of the Company, there are no Hazardous Materials present at, in, on or under any real property currently or formerly owned, leased or occupied by the Company or any Company Subsidiary, in each case so as to give rise to any liabilities (contingent or otherwise) pursuant to Environmental Laws; and
(v)  Neither the Company nor any Company Subsidiary has provided an indemnity with respect to, or otherwise assumed by Contract, any liability of any other Person relating to Environmental Laws or Hazardous Materials.
(b) The Company has made available to Parent and Merger Sub all non-privileged material environmental reports, audits and assessments and all other material documents bearing on material environmental, health or safety liabilities, in each case in the possession or reasonable control of the Company or any Company Subsidiary.
Section 4.17 Intellectual Property.
(a) Section 4.17(a) of the Company Disclosure Letter sets forth a complete and accurate list of all material patents, pending applications for patents, registered trademarks, pending application for registration of trademarks, registered copyrights, included in the Company Intellectual Property (“Registered Intellectual Property”), and including, for each item, the record owner of such item, the jurisdiction in which such item has been issued, registered, or filed, and the issuance, registration or application number and date for such item. All necessary registration, maintenance, renewal, and other relevant filing fees due through the date hereof have been paid and all necessary documents and certificates in connection therewith have been filed with the relevant authorities in the United States or applicable foreign jurisdictions, as the case may be, so as to maintain the material Registered Intellectual Property in full force and effect. All material Registered Intellectual Property is subsisting and, to the Knowledge of the Company and the Company Subsidiaries, such Registered Intellectual Property of a type subject to legal protection and enforcement is valid and enforceable.
(b) The Company and the Company Subsidiaries solely and exclusively own the Company Intellectual Property, free and clear of all Liens except for Permitted Liens, or have a valid right to use all other material Intellectual Property used in the operation of the businesses of the Company and the Company Subsidiaries as presently conducted (the “Licensed Intellectual Property”), except where the failure to own or have the right to use such Company Intellectual Property and Licensed Intellectual Property, respectively, would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. The Company Intellectual Property and such Licensed Intellectual Property constitute all of the material Intellectual Property used in or necessary for the operation of the businesses of the Company and the Company Subsidiaries as currently conducted. The Company and the Company Subsidiaries have taken commercially reasonable actions to preserve and protect the confidentiality, secrecy and value of all Trade Secrets included in the Company Intellectual Property and all Trade Secrets owned by any Person to whom the Company or any Company Subsidiary has a confidentiality obligation, except where the failure to do so would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. No material Trade Secret included in the Company Intellectual Property has been authorized to be disclosed, or the Knowledge of the Company and the Company Subsidiaries, has been actually disclosed to any Person other than pursuant to a written confidentiality Contract, except where the failure to do so would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.
(c) To the Knowledge of the Company and the Company Subsidiaries, (i) the operation of the business of the Company and the Company Subsidiaries as presently conducted does not and has not, since

September 1, 2019 through the date hereof, infringed upon, misappropriated, diluted or otherwise violated any Intellectual Property of any other Person, (ii) there is no Proceeding pending or threatened in writing, challenging or seeking to deny or restrict the rights of the Company and Company Subsidiaries in any Company Intellectual Property or alleging that the operation of the business of the Company and the Company Subsidiaries as presently conducted infringes upon, misappropriates, dilutes or otherwise violates or has infringed upon, misappropriated, diluted or otherwise violated, since September 1, 2019 through the date hereof, any Intellectual Property of any other Person, and (iii) to the Knowledge of the Company and the Company Subsidiaries, no Person is or has, infringed upon, misappropriated, diluted or otherwise violated, any Company Intellectual Property owned by the Company or any Company Subsidiary, in each case of (i), (ii) and (iii), except for such matters that would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.
(d) None of the Company or any of its Subsidiaries is a party to any Contract requiring the deposit of any source code or related source materials for any material Company Software, and no material Company Software has been placed into escrow for the benefit of any Person. The Company and each of the Company Subsidiaries have complied and comply with all license terms applicable to any Open Source Software that is or has been included, incorporated or embedded in, linked to, combined or distributed with, or used in the delivery or provision of any Company Software, except where the failure to do so would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. Except as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect, no Open Source Software is or has been included, incorporated or embedded in, linked to, combined or distributed with or used in the delivery or provision of any Company Software, in a manner that subjects any Company Software to any Copyleft License.
(e) Except as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect, the IT Systems are adequate and sufficient for the operation of the business of the Company and the Company Subsidiaries and operate and perform in a manner that permits the Company and each Company Subsidiary to conduct its business as currently conducted. The Company and the Company Subsidiaries have taken commercially reasonable actions to protect and maintain the confidentiality, integrity and security of their material computers, systems, network equipment, and other information technology assets (and the information stored thereon) and hardware, used, owned, or leased by or licensed to the Company and the Company Subsidiaries (the “IT Systems”) against unauthorized use, access, interruption, modification or corruption. To the Knowledge of the Company, no such unauthorized use, security breaches, access, interruption, modification or corruption of the IT Systems has occurred, except as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.
Section 4.18 Privacy, Data Security and HIPAA.
(a) The Company and each of the Company Subsidiaries and, to the Knowledge of the Company, any Person acting for or on behalf of the Company or the Company Subsidiaries has, and has since September 1, 2019 through the date hereof, materially complied with all Privacy Requirements, including providing any notice and obtaining any consent required for the Processing of Personal Information, except where the failure to do so would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. Neither the Company nor any of the Company Subsidiaries has received any written notice (including written notice from third parties acting on its behalf) of any claims, charges, investigations, or regulatory inquiries related to or alleging the violation of any Privacy Requirements. To the Knowledge of the Company, there are no facts or circumstances that could reasonably form the basis of any such claim, charge, investigation, or regulatory inquiry.
(b) The Company and each of the Company Subsidiaries has (i) implemented, and since September 1, 2019 through the date hereof has maintained, reasonable and appropriate technical and organizational safeguards, at least consistent with practices in the industry in which the Company or the Company Subsidiaries operate, to protect Personal Information and other confidential data in its possession or under its control, and (ii) taken reasonable steps to ensure that any third party with access to Personal Information collected by or on behalf of the Company or the Company Subsidiaries has implemented and maintained the same, in each case of (i) and (ii), except where the failure to do so would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. To the Knowledge of the

Company and each of the Company Subsidiaries, since September 1, 2019 through the date hereof, there have been no material breaches, security incidents, misuse of or unauthorized access to or disclosure of any Personal Information in the possession or control of the Company or the Company Subsidiaries or processed by or on behalf of the Company or the Company Subsidiaries, and, since September 1, 2019 through the date hereof, neither the Company nor any of the Company Subsidiaries has provided or, to the Knowledge of the Company and each of the Company Subsidiaries, been legally required to provide any notice to any Person in connection with a disclosure of Personal Information.
(c) The Company and each of the Company Subsidiaries has, since September 1, 2017 through the date hereof, used and disclosed Protected Health Information in compliance with HIPAA and all relevant contractual commitments relating to the privacy and security of all such Protected Health Information. The Company and each of the Company Subsidiaries has entered into current and valid “Business Associate Agreements” (as defined in 45 C.F.R. §§ 164.502(e) and 164.504(e)) with each “Business Associate” (as defined in 45 C.F.R. § 160.103) of the Company or any of the Company Subsidiaries and any “Covered Entity” (as defined in 45 C.F.R. § 160.103), for which the Company or any of the Company Subsidiaries functions as a “Business Associate,” except where the failure to do so would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. Neither the Company nor any of the Company Subsidiaries and, to the Knowledge of the Company, any “Business Associates” of the Company or any of the Company Subsidiaries, has experienced: (i) any “Security Incident” (as defined in 45 C.F.R. § 164.304); (ii) any “Breach” of “Unsecured Protected Health Information” (as “Breach” and “Unsecured Protected Health Information” are defined in 45 C.F.R. §§ 164.402 and 164.402 respectively); or (iii) any unauthorized use or disclosure of Protected Health Information that would require notice under 16 C.F.R. § 164.404. Neither the Company nor any of the Company Subsidiaries has received any communication from any Governmental Entity, including the United States Department of Health and Human Services, alleging any non-compliance of the Company or any of the Company Subsidiaries or any “Business Associate” or agent or subcontractor of the Company or any of the Company Subsidiaries with respect to any such entity’s obligations under HIPAA or providing notification of any investigation or enforcement proceeding regarding the same.
Section 4.19 Insurance. The Company and the Company Subsidiaries maintain, or are entitled to the benefits of, insurance, underwritten by financially reputable insurance companies, in such amounts and against such risks substantially as is customary for the industries in which the Company and the Company Subsidiaries operate. Except as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect, (a) all material insurance policies maintained by or on behalf of the Company or the Company Subsidiaries as of the date of this Agreement are in full force and effect, and all premiums due on such policies have been paid and (b) the Company and the Company Subsidiaries are in compliance with the terms and provisions of all insurance policies maintained by or on behalf of the Company or the Company Subsidiaries as of the date of this Agreement, and neither the Company nor any Company Subsidiary is in breach or default under, or has taken any action that would permit termination or material modification of, any material insurance policies. As of the date of this Agreement, none of the limits for any such policy currently in force have been exhausted or materially reduced.
Section 4.20 Brokers and Other Advisors. No broker, investment banker, financial advisor or other Person, other than Goldman, Sachs & Co. and Credit Suisse Group AG, the fees and expenses of each of which will be paid by the Company, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with this Agreement or the Transactions based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. The Company has delivered to Parent a copy of the Company’s engagement letters with each of Goldman, Sachs & Co. and Credit Suisse Group AG or any Affiliate thereof in connection with any of the Transactions (including the Merger).
Section 4.21 Opinions of Financial Advisors. The Company Board has received the opinion of Goldman, Sachs & Co. and the opinion of Credit Suisse Group AG, each dated the date of this Agreement, in each case to the effect that, as of such date and based upon and subject to the factors and assumptions set forth therein, the consideration to be paid to the holders of Company Common Stock pursuant to this Agreement is fair to such holders from a financial point of view. The Company will make a true and complete copy of each such opinion available to Parent for informational purposes only promptly following the date of this Agreement and it is agreed and understood that such opinions may not be relied on by Parent or Merger Sub.

Section 4.22 Related Party Transactions. Except as disclosed in the Filed Company SEC Documents or in Section 4.22 of the Company Disclosure Letter and except for any compensation or other employment arrangements that are entered into in the ordinary course of business, neither the Company nor any Company Subsidiary is party to any transaction or arrangement under which any (a) present or former executive officer or director of the Company or any Company Subsidiary, (b) beneficial owner (within the meaning of Section 13(d) of the Exchange Act) of five percent (5%) or more of any class of equity of the Company or (c) Affiliate, “associate” or member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the Exchange Act) of any of the foregoing is a party to any actual or proposed loan, lease or other Contract with or binding upon the Company or any Company Subsidiary or owns or has any interest in any of their respective properties or assets, in each case as would be required to be disclosed by the Company pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act.
Section 4.23 [Reserved].
Section 4.24 Anti-Bribery, Anti-Corruption, and Anti-Money Laundering. None of the Company, the Company Subsidiaries, or any of their respective directors, officers, employees, agents, or any other Person acting for or on behalf of the Company or any of the Company Subsidiaries has, directly or indirectly, since September 1, 2019 through the date hereof, (a) made, offered, or promised to make or offer any payment, loan, or transfer of anything of value, including any reward, advantage, or benefit of any kind, to or for the benefit of any Government Official, candidate for public office, political party, or political campaign, for the purpose of (i) influencing any act or decision of such Government Official, candidate, party or campaign, (ii) inducing such Government Official, candidate, party or campaign to do or omit to do any act in violation of a lawful duty, (iii) obtaining or retaining business for or with any Person, (iv) expediting or securing the performance of official acts of a routine nature, or (v) otherwise securing any improper advantage, (b) paid, offered, or promised to pay or offer any bribe, payoff, influence payment, kickback, unlawful rebate, or other similar unlawful payment of any nature, (c) made, offered or promised to make or offer any unlawful contributions, gifts, entertainment, or other unlawful expenditures, (d) established or maintained any unlawful fund of corporate monies or other properties, (e) created or caused the creation of any false or inaccurate books and records of the Company or any of the Company Subsidiaries or (f) otherwise violated any provision of the Foreign Corrupt Practices Act of 1977, 15 U.S.C. §§ 78dd-1, et seq., the Money Laundering Control Act, the Currency and Foreign Transactions Reporting Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, or any other Laws relating to corruption, bribery, or money laundering, in each case of clauses (a)-(e), in a manner that would result in a material violation of any of the Laws described in clause (f). Since September 1, 2019 through the date hereof, neither the Company nor any of the Company Subsidiaries has (i) made any voluntary disclosure to any Governmental Entity relating to corruption, bribery, or money laundering Laws, (ii) to the Knowledge of the Company, been the subject of any investigation or inquiry regarding compliance with such Laws, or (iii) been assessed any fine or penalty under such Laws.
Section 4.25 Compliance with Health Care Laws. Except for matters that would not reasonably be expected to be, individually or in the aggregate, material to the business of the Company and the Company Subsidiaries, taken as a whole:
(a) Since September 1, 2019 through the date hereof, no Company or Company Subsidiary and, to the Company’s Knowledge, no officer or director of the Company or any Company Subsidiary in his or her capacity as such, has entered into or been a party to any Contract (including any settlement agreement, consent decree, deferred prosecution agreement or corporate integrity agreement) with any Governmental Entity relating to any actual or alleged violation of any applicable Health Care Law;
(b) No Company or Company Subsidiary and, to the Company’s Knowledge, no officer or director of the Company or any Company Subsidiary in his or her capacity as such, since September 1, 2019 through the date hereof, (i) is or has been subject to any actual or, to the Company’s Knowledge, threatened investigation, non-routine audit, sanction, program integrity review, suit, arbitration, mediation or other action or proceeding by a Governmental Entity, including in respect of a Government Sponsored Health Care Program, which alleges or asserts that the Company or any Company Subsidiary or any of their respective officers or directors in his or her capacity as such has violated any applicable Heath Care Law, or (ii) has received any written notice, citation, suspension, revocation, limitation, warning, or request for repayment or refund issued by a Governmental Entity, including in respect of a Government Sponsored

Health Care Program, which alleges or asserts that the Company or any Company Subsidiary or any officer or director of the Company or any Company Subsidiary in his or her capacity as such has violated any applicable Health Care Law that has not been fully and finally resolved;
(c) Since September 1, 2019 through the date hereof, (i) the billing, coding, and claims practices of the Company and the Company Subsidiaries are, and have been, in compliance in all material respects with all applicable Health Care Laws, (ii) each Company and Company Subsidiary has timely paid or caused to be paid all known and undisputed refunds, overpayments or adjustments that have become due by the Company or such Company Subsidiary to a Governmental Entity or Health Care Program, (iii) the Company and each Company Subsidiary has implemented and maintained a compliance program, including policies, procedures and/or training, intended to ensure compliance in all material respects with all applicable Health Care Laws, including billing, coding and claims requirements, and the Company and each Company Subsidiary is operated in compliance in all material respects with such compliance programs and (iv) to the Company’s Knowledge, as of the date hereof, there are no facts or circumstances that would give rise to any disallowance, recoupment, denial of payment, suspension of payment, overpayment, or penalty action against the Company or any Company Subsidiary, except as accrued for by the Company or any Company Subsidiary in accordance with GAAP;
(d) Since September 1, 2019 through the date hereof, neither the Company, any Company Subsidiary, nor any director, officer, manager, employee or, to the Company’s Knowledge, any contractor or agent thereof in his or her capacity as such, has knowingly and willfully made any untrue statement of fact or fraudulent statement or knowingly and willfully failed to disclose a fact required to be disclosed, in each case, to any Governmental Entity, including any such statement that could cause a Governmental Entity to take an enforcement or regulatory action in connection with the Company or a Company Subsidiary;
(e) (i) to the Company’s Knowledge, each of the employees providing pharmacy or other professional services for or on behalf of the Company or any Company Subsidiary that requires a permit or license holds a valid and unrestricted permit or license to provide such services and is performing only those services for or on behalf of the Company or a Company Subsidiary that are permitted by such permit or license, (ii) the Company or a Company Subsidiary verifies before hire of each such employee and monthly thereafter that all such required permits or licenses held by such employees are valid and unrestricted, and (iii) since September 1, 2019 through the date hereof, to the Company’s Knowledge, no pharmacist has performed professional services that require a license for the Company or a Company Subsidiary during a period when such pharmacist was unlicensed whether as a result of suspicion, revocation, failure to renew or otherwise;
(f) (i) Each Company and Company Subsidiary is in compliance in all material respects with the conditions of participation and conditions of payment for provider or supplier agreements or other applicable Contracts for any Health Care Programs in which it participates, (ii) since September 1, 2019 through the date hereof, neither the Company nor any of the Company Subsidiaries is or has been terminated or suspended from participation in or had its billing privileges terminated or suspended by any Health Care Program, and (iii) to the Company’s Knowledge, there is no reason to believe that any such termination or suspension would reasonably be expected to occur;
(g) (i) Since September 1, 2019 through the date hereof, no Company or Company Subsidiary or, to the Company’s Knowledge, any director, officer or employee thereof, has been suspended, excluded or debarred from contracting with the federal or any state government or from participating in any Government Sponsored Health Care Program or subject to any action by any Governmental Entity that could result in such suspension, exclusion or debarment, (ii) prior to hire or engagement and periodically thereafter, the Company verifies that no officer, director, manager, employee or other Person providing clinical or medical services to or on behalf of any Company or Company Subsidiary is suspended, excluded or debarred from contracting with the United States federal or any state government or excluded from participation in any Government Sponsored Health Care Program, and (iii) since September 1, 2019 through the date hereof, to the Company’s Knowledge no pharmacist has performed clinical or medical services which require a license for the Company or a Company Subsidiary while suspended, excluded or debarred from contracting with the federal or any state government or from participating in any Government Sponsored Health Care Program; and

(h) Since September 1, 2019 through the date hereof, no Company or Company Subsidiary or, to the Company’s Knowledge, any director, officer or employee thereof (i) has been assessed a civil monetary penalty under Section 1128A of the Social Security Act, (ii) has been convicted of any criminal offense relating to the delivery of any item or service under any Government Sponsored Health Care Program or (iii) is or has been a party to or subject to any action concerning any of the matters described in the foregoing clauses (i)–(ii).
Section 4.26 Food Safety Matters. Except for matters that would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect:
(a) Since September 1, 2019 through the date hereof, no Company or Company Subsidiary registered food production establishment has been subject to an FDA or other Governmental Entity shutdown, nor received any written notice from any Governmental Entity relating to any material non-compliance with any Applicable Food Laws, and, to the Company’s Knowledge, no Governmental Entity is considering such action;
(b) The food products sold and distributed by or on behalf of the Company and its Subsidiaries under their respective brands (“Company Products”) are, and since September 1, 2019 through the date hereof, have been, in compliance in all material respects with all Applicable Food Laws; and
(c) Since September 1, 2019 through the date hereof, no Company Product has been recalled (whether undertaken voluntarily by the Company or any of its Subsidiaries or ordered by a Governmental Entity) due to concerns over potential harm to human health or safety. Since September 1, 2019 through the date hereof, neither the FDA nor any other Governmental Entity charged with enforcing Applicable Food Laws have sought the recall of any Company Product, and, to the Company’s Knowledge, no Governmental Entity is considering such action.
Section 4.27 Sanctions, Import and Export Controls. None of the Company, the Company Subsidiaries, or any their respective directors, officers, employees, agents, or any other Person acting for or on behalf of the Company or any of the Company Subsidiaries (a) is a Person with whom transactions are prohibited or limited under any economic sanctions laws, rules or regulations, including those administered by the U.S. government (including, without limitation, the Department of the Treasury’s Office of Foreign Assets Control, the Department of State, or the Department of Commerce) or, as applicable, the United Nations Security Council, the European Union, or Her Majesty’s Treasury, or (b) has violated any Laws relating to economic sanctions since September 1, 2017 through the date hereof. The Company and the Company Subsidiaries are and since September 1, 2017 through the date hereof have been in possession of and in compliance with any and all licenses, registrations, and permits that may be required for their lawful conduct under economic sanctions, import, and export control Laws, including without limitation the Export Administration Regulations. Since September 1, 2017 through the date hereof, neither the Company nor any of the Company Subsidiaries has made any voluntary disclosure to any Governmental Entity relating to sanctions, import, or export control Laws; to the Knowledge of the Company, been the subject of any investigation or inquiry regarding compliance with such Laws; or been assessed any fine or penalty under such Laws.
Section 4.28 No Other Representations or Warranties; Reliance Disclaimer. Except for the representations and warranties set forth in this ARTICLE IV, none of the Company, the Company Subsidiaries or any other Person makes or has made any express or implied representation or warranty with respect to the Company or the Company Subsidiaries or with respect to any other information provided to Parent or Merger Sub in connection with the Transactions. The Company, on its own behalf and on behalf of its Affiliates and its and their respective Representatives, disclaims reliance on any representations or warranties or other information provided to them by Parent or the Parent Subsidiaries or their respective Representatives or any other Person except for the representations and warranties expressly set forth in ARTICLE V.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Except as (x) disclosed in the reports, schedules, forms, statements and other documents filed by Parent with or furnished by Parent to the SEC on or after January 1, 2021 (excluding any disclosures set forth in any such Filed Parent SEC Documents in any risk factor section, any forward looking disclosure or any other statements that are not specific, predictive or primarily cautionary in nature other than historical facts included therein and solely where the relevance of the information as an exception to (or disclosure for purposes of) a particular representation is reasonably apparent on the face of such disclosure) and publicly available prior to the date of this Agreement (the “Filed Parent SEC Documents”) or (y) set forth in the disclosure letter delivered by Parent to the Company as of the date hereof (the “Parent Disclosure Letter”), Parent and Merger Sub represent and warrant to the Company as follows:
Section 5.1 Organization, General Authority and Standing. Each of Parent and Merger Sub is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized (in the case of good standing, to the extent the concept is recognized by such jurisdiction). Each of Parent and Merger Sub (a) has full power and authority necessary to enable it to own, operate, lease or otherwise hold its properties and assets and to conduct its business as presently conducted and (b) is duly qualified or licensed to do business in each jurisdiction where the nature of its business makes such qualification or licensing necessary, other than where the failure to have such power and authority or to be so qualified or licensed would not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect. True and complete copies of Parent’s Organizational Documents as in effect on the date of this Agreement are included in the Filed Parent SEC Documents.
Section 5.2 Capitalization and Business Conduct of Merger Sub.
(a) All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent, free and clear of all Liens. There are no options, warrants, rights, convertible or exchangeable securities, stock-based performance units or Contracts to which Merger Sub is a party or by which Merger Sub is bound obligating Merger Sub to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of, or any security convertible or exchangeable for any shares of capital stock of, Merger Sub.
(b) Merger Sub was established on October 7, 2022. Since its inception, Merger Sub has not engaged in any activity, other than such actions in connection with (a) its organization and (b) the preparation, negotiation and execution of this Agreement and the Transactions. Merger Sub has no operations, has not generated any revenues and has no liabilities other than those incurred in connection with the foregoing and in association with the Merger as provided in this Agreement.
(c) Merger Sub is, and has at all times been, resident for Tax purposes solely in its jurisdiction of incorporation and does not have any Tax nexus elsewhere, including through a branch, permanent representative or permanent establishment.
Section 5.3 Authority; Execution and Delivery; Enforceability.
(a) The execution and delivery by Parent and Merger Sub of this Agreement (including, for the avoidance of doubt, Section 6.17 of the Company Disclosure Letter) and the consummation by Parent and Merger Sub of the Transactions (including, for the avoidance of doubt, the separation of the SpinCo Business, SpinCo Assets, SpinCo Liabilities and SpinCo Employees from the Parent Retained Business, Parent Retained Assets, Parent Retained Liabilities and Parent Retained Employees) have been duly authorized by all necessary corporate action on the part of Parent, and Merger Sub. Each of Parent and Merger Sub has duly executed and delivered this Agreement, and, assuming due authorization, execution and delivery by the Company, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (except insofar as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other Laws of general applicability relating to or affecting creditors’ rights, or by principles governing the availability of equitable remedies, whether considered in a Proceeding at law or in equity).
(b) The Parent Board, at a meeting duly called and held, unanimously (i) determined that, on the terms and subject to the conditions set forth in this Agreement (including, for the avoidance of doubt, Section 6.17 of the Company Disclosure Letter), this Agreement and the Transactions (including, for the avoidance of doubt, the separation of the SpinCo Business, SpinCo Assets, SpinCo Liabilities and SpinCo Employees from the Parent Retained Business, Parent Retained Assets, Parent Retained Liabilities and Parent Retained Employees) are in the best interest of Parent, its business and strategy and its shareholders, employees and other stakeholders and (ii) approved and declared advisable this Agreement (including, for the avoidance of doubt, Section 6.17 of the Company Disclosure Letter) and the Transactions (including, for the avoidance of doubt, the separation of the SpinCo Business, SpinCo Assets, SpinCo Liabilities and SpinCo Employees from the Parent Retained Business, Parent Retained Assets, Parent Retained Liabilities and Parent Retained Employees) and the execution, delivery and performance of Parent’s obligations thereunder.
(c) The Merger Sub Board (i) determined that this Agreement and the Transactions are fair to, and in the best interests of, Parent, Merger Sub’s sole stockholder, (ii) approved and declared advisable this Agreement and the Transactions and (iii) recommended that Parent, as the sole stockholder of Merger Sub, adopt this Agreement and approve the Transactions. Parent, as the sole stockholder of Merger Sub, has executed and delivered a unanimous written consent of the sole stockholder of Merger Sub adopting this Agreement and approving the Merger, which consent shall become effective immediately following the execution and delivery of this Agreement.
Section 5.4 No Conflicts; Consents.
(a) The execution and delivery by Parent and Merger Sub of this Agreement do not, and the consummation of the Merger and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any material obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or the Parent Subsidiaries under, any provision of (i) the Organizational Documents of Parent or any Parent Subsidiary, (ii) any Parent Permit or any Contract to which Parent or any Parent Subsidiary is a party or by which any of their respective properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 5.4(b) and Section 6.3(a), any Law applicable to Parent or the Parent Subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that would not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect.
(b) No Consent of, or registration, declaration or filing with, or permit from, any Governmental Entity, is required to be obtained or made by or with respect to Parent or any Parent Subsidiary in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions, other than (i) compliance with and filings under the HSR Act, (ii) the filing with the SEC of (A) the Company Information Statement and (B) such reports under the Exchange Act and the Securities Act as may be required in connection with this Agreement or the Transactions, (iii) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of the other jurisdictions in which Parent or Merger Sub is qualified to do business, and (iv) such other items that the failure of which to obtain or make would not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect.
Section 5.5 Financing.
(a) Parent has delivered to the Company true, correct and complete fully executed copies of (a) the commitment letter, dated as of the date hereof, among Parent and the Debt Financing Sources party thereto, including all exhibits, schedules, annexes and amendments to such commitment letter (the “Debt Commitment Letter”) and (b) the fee letter, dated as of the date hereof, with respect thereto, including all exhibits, schedules, annexes and amendments to such fee letter (provided that the fee amounts, pricing caps and the rates, amounts and other economic terms included in the “market flex” and certain other economic terms of such fee letter (and its exhibits, schedules, annexes and amendments thereto) may be redacted so long as none of such redacted provisions adversely affect the conditionality, enforceability or termination provisions of the Debt Letters or reduce the aggregate principal amount of the Debt Financing contemplated hereby), in each case, in effect as of the date of this Agreement (along with the Debt Commitment Letter, the “Debt Letters”), pursuant to which and subject to the terms and conditions thereof the Debt Financing Sources party thereto have severally committed to lend the amounts set forth therein to Parent (the provision of such funds as set forth therein, but subject to the provisions of Section 6.15, the “Debt Financing”) for the purposes set forth in such Debt Letters. As of the execution and delivery of this Agreement, the Debt Letters have not been amended, restated or otherwise modified or waived in any respect (and no amendment, restatement, modification or waiver is contemplated, other than customary joinders solely to add Debt Financing Sources) and to the Knowledge of Parent (i) the commitments contained in the Debt Letters have not been withdrawn, rescinded, amended, restated or otherwise modified in any respect and

(ii) no such withdrawal, rescission, amendment, restatement or modification has been threatened by any Debt Financing Source party thereto. As of the execution and delivery of this Agreement, the Debt Letters are in full force and effect and constitute the legal, valid, enforceable and binding obligations of each of Parent and, to the Knowledge of Parent, the other parties thereto (except insofar as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other Laws of general applicability relating to or affecting creditors’ rights, or by principles governing the availability of equitable remedies, whether considered in a Proceeding at law or in equity). As of the date of this Agreement, there are no conditions precedent or contingencies related to the funding of the full amount of the Debt Financing pursuant to the Debt Letters, other than as expressly set forth in such letters. The financial resources of Parent are, and will be as of the Closing, in the aggregate, sufficient for the satisfaction of all of Parent’s obligations under this Agreement, including the payment of the aggregate Merger Consideration (including all amounts payable in respect of Company RSUs and Company PSUs under this Agreement), and any other amounts required to be paid in connection with the consummation of the Transactions. As of the date of this Agreement, assuming the satisfaction of the conditions to the Merger set forth in Section 7.1 and Section 7.3, no event has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a breach or default on the part of Parent under the Debt Letters or, to the Knowledge of Parent, any Debt Financing Source party to the Debt Letters. As of the date of this Agreement, there are no side letters or other agreements, Contracts or arrangements related to the Debt Financing or the funding of all or any part of the Debt Financing other than as expressly set forth in the Debt Letters. Parent has fully paid all commitment fees or other fees required to be paid on or prior to the date of this Agreement in connection with the Debt Financing and satisfied all of the other terms and conditions required to be satisfied by Parent on or prior to the date hereof. As of the date of this Agreement, assuming the satisfaction of the conditions to the Merger set forth in Section 7.1 and Section 7.3, (i) Parent has no reason to believe that any of the conditions to the Debt Financing will not be satisfied, (ii) the Parent does not have Knowledge, as of the date of this Agreement, of any reason that the full amount of the Debt Financing will not be made available to Parent, in each case, as of the time at which the Closing is required to occur pursuant to Section 2.3, subject to and in accordance with the terms of the Debt Letters.
(b) Parent is not entering into this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Company or any of its Subsidiaries. Each of Parent and the Surviving Corporation will be Solvent as of immediately after the consummation of the Merger and the other Transactions. For the purposes of this Agreement, the term “Solvent”, when used with respect to any Person, means that, as of any date of determination, (i) the amount of the “fair saleable value” of the assets of such Person will, as of such date, exceed the sum of (A) the value of all “liabilities of such Person, including contingent and other liabilities,” as of such date, as such quoted terms are generally determined in accordance with applicable Laws governing determinations of the insolvency of debtors, and (B) the amount that will be required to pay the probable liabilities of such Person, as of such date, on its existing debts (including contingent and other liabilities) as such debts become absolute and mature, (ii) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged following such date, and (c) such Person will be able to pay its liabilities, as of such date, including contingent and other liabilities, as they mature. For purposes of this definition, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “able to pay its liabilities, as of such date, including contingent and other liabilities, as they mature” means that such Person will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due.
(c) Without limiting Section 9.9, in no event shall the receipt or availability of any funds or financing by or to Parent or any of its Affiliates or any other financing transaction be a condition to any of the obligations of Parent or Merger Sub hereunder.
Section 5.6 Information Supplied. None of the information supplied or to be supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the Company Information Statement will, at the time it is first published, sent or given to the Company’s stockholders or at any time it is amended or supplemented, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. To the extent the Distribution is to be effected in accordance with this Agreement, none of the information supplied or to be supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the SpinCo

Registration Statement will, on the date the SpinCo Registration Statement or any amendment or supplement thereto is first declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. No representation or warranty is made by Parent with respect to statements included or incorporated by reference in the Company Information Statement, or, if the Distribution is to be effected in accordance with this Agreement, the SpinCo Registration Statement, based on information supplied by or on behalf of the Company for inclusion or incorporation by reference therein.
Section 5.7 Litigation. As of the date of this Agreement, there is no Proceeding pending or, to the Knowledge of Parent, threatened against Parent or any Parent Subsidiary that would reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect, nor is there any Judgment outstanding against Parent or any Parent Subsidiary that would reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect.
Section 5.8 Brokers and Other Advisors. No broker, investment banker, financial advisor or other Person, other than Citigroup Inc. and Wells Fargo Securities, LLC, the fees and expenses of which will be paid by Parent, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with this Agreement or the Transactions based upon arrangements made by or on behalf of Parent or any of its Affiliates.
Section 5.9 Ownership of Capital Stock. None of Parent, Merger Sub, any of their respective Subsidiaries or the “affiliates” or “associates” of any such Person is, and at no time during the last two (2) years has been, an “interested stockholder” of the Company (in each case, as such terms are defined in the DGCL). Neither Parent nor Merger Sub “owns” (as such term is defined in the DGCL) any shares of capital stock of, or any security convertible or exchangeable for any shares of capital stock of, the Company other than as a result of this Agreement.
Section 5.10 No Other Representations or Warranties; Reliance Disclaimer. Except for the representations and warranties set forth in this ARTICLE V, none of Parent, the Parent Subsidiaries or any other Person makes or has made any express or implied representation or warranty with respect to Parent or the Parent Subsidiaries or with respect to any other information provided to the Company in connection with the Transactions. Each of Parent and Merger Sub, on its own behalf and on behalf of its Affiliates and its and their respective Representatives, disclaims reliance on any representations or warranties or other information provided to them by the Company or its Affiliates or their respective Representatives or any other Person except for the representations and warranties expressly set forth in ARTICLE IV. Without limiting the generality of the foregoing, each of Parent and Merger Sub, on its own behalf and on behalf of its Affiliates and its and their respective Representatives, acknowledges and agrees that none of the Company, the Company Subsidiaries or any other Person will have or be subject to any liability or other obligation to Parent, Merger Sub or any other Person resulting from the distribution to Parent or Merger Sub (including their respective Representatives), or Parent’s or Merger Sub’s (or such Representatives’) use of, any such information, including any information, documents, projections, forecasts or other material made available to Parent or Merger Sub in certain “data rooms” or management presentations in expectation of the Merger.
ARTICLE VI
COVENANTS
The Company hereby covenants to and agrees with Parent and Merger Sub, and Parent and Merger Sub hereby covenant to and agree with the Company, that:
Section 6.1 Conduct of Business by the Company. From the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement pursuant to ARTICLE VIII, and except (i) as contemplated by Section 6.17 of the Company Disclosure Letter in connection with the Separation or the Distribution, (ii) as determined by the Company, and consented to in writing by Parent, with such consent not to be unreasonably withheld, to be necessary or desirable in order to comply with Section 6.3 hereof, (iii) as contemplated by this Agreement, (iv) as may be required by applicable Law or any Company Benefit Plan or Company Collective Bargaining Agreement, (v) as set forth in Section 6.1 of the Company Disclosure Letter; (vi) with respect to actions or omissions taken in good faith that constitute COVID-19 Measures (provided, that, with respect to actions taken or omitted to be taken in reliance on this clause (vi), to the extent permitted under applicable Law and practicable under the circumstances, the Company shall use commercially reasonable efforts to consult in good faith with Parent prior to taking such action), or (vii) with the prior written consent of Parent (which consent will not be unreasonably withheld, conditioned or delayed), the Company will not and will cause each Company Subsidiary not to:
(a) (i) conduct its business and the business of the Company Subsidiaries other than in the ordinary course consistent with past practices in any material respect, (ii) fail to use commercially reasonable efforts to preserve intact its business organizations, goodwill and material assets and maintain its rights, franchises and existing relations with customers, suppliers, employees, business associates and other Persons with which it has material business dealings (including the Company will and will cause each Company Subsidiary to continue in the ordinary course of business consistent with past practice with its remodeling plans and other capital expenditures with respect to SpinCo Assets (including the SpinCo Stores) held prior to the Effective Time by the Company or any Company Subsidiary), or (iii) take any action that adversely affects the ability of any Party to obtain any regulatory approvals for the Transactions; provided, however, that no action or omission by the Company or any Company Subsidiary with respect to matters specifically addressed by any provision of Section 6.1(b) through Section 6.1(s) shall be a breach of this Section 6.1(a);
(b) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any additional equity or any additional Rights other than the issuance of Company Common Stock in respect of the vesting or settlement or of Company Equity Awards outstanding as of the date hereof or granted on or after the date hereof and not in violation of this Agreement, in each case, in accordance with the terms of the applicable Company Equity Plan and any related award agreements or upon conversion of the Company Preferred Stock outstanding as of the date hereof;
(c) (i) split, combine, reclassify or subdivide, directly or indirectly, any of the Company’s equity interests or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for the Company’s equity interests, or (ii) repurchase, redeem or otherwise acquire, or permit any Company Subsidiary to purchase, redeem or otherwise acquire, any membership, partnership or other equity interests or Rights (including shares of Company Common Stock and Company Preferred Stock), except as required by the terms of the applicable Company Equity Plan as in effect as of the date hereof (or as amended after the date hereof in a manner not in violation of this Agreement) and any related award agreements or to satisfy any Tax withholding obligations of the holder thereof or as required by the terms of its securities outstanding on the date of this Agreement (or granted following the date of this Agreement in accordance with this Agreement) or in connection with the exercise or conversion of any Rights held by the Company or any Company Subsidiary as of the date hereof;
(d) (i) sell, lease, sublease, license, sublicense, abandon, waive, relinquish, transfer, pledge, abandon, assign, swap, mortgage or otherwise dispose of or subject to any Lien all or any material portion of its assets, businesses or properties other than (A) any sales, leases, or dispositions (excluding any sale and leaseback transaction) in the ordinary course of business consistent with past practice, including the factoring of receivables in the ordinary course of business consistent with past practice or (B) any distributions expressly permitted under Section 6.1(e); (ii) acquire (including by merger, consolidation, acquisition of stock or assets) or lease any assets or all or any portion of (or interests in) the business or property of any other entity in each case in exchange for the payment or delivery of consideration that in excess of $10,000,000; (iii) merge, consolidate or enter into any other business combination transaction with any Person; or (iv) convert from a limited partnership, limited liability company or corporation, as the case may be, to any other business entity;
(e) other than (w) any dividend or distribution from a wholly owned Company Subsidiary to the Company or to any other wholly owned Company Subsidiary, (x) dividends on the Company Common Stock as contemplated in Section 6.1 of the Company Disclosure Letter, (y) the Pre-Closing Dividend, and (z) dividends on the Company Preferred Stock pursuant to the Certificate of Designation (including the Pre-Closing Dividend), make or declare dividends or distributions to (i) the holders of Company Common Stock or any Company Subsidiary or (ii) any other equityholders of the Company or any Company Subsidiary;
(f) amend the Company’s or any Company Subsidiary’s Organizational Documents as in effect on the date of this Agreement;

(g) assign, convey, abandon, encumber, transfer, license, sublicense, covenant not to assert, allow to lapse or expire or otherwise dispose of any rights to any material Company Intellectual Property, except in the ordinary course of business consistent with past practice;
(h) except in the ordinary course of business consistent with past practice, (i) enter into any Contract that would, if entered into prior to the date hereof, be a material Contract, unless (a) it is on terms substantially consistent with, or on terms more favorable to the Company or any of the Company Subsidiaries than either a Contract it is replacing or a form of such Contract made available to Parent prior to the date hereof or (b) it relates to a matter falling within any of the exceptions set forth in clauses (a) through (s) of this Section 6.1 or (ii) modify, amend, terminate or assign, or waive or assign any rights under, any material Contract in any material manner or in any manner that would reasonably be expected to prevent or materially delay the consummation of any of the Transactions;
(i)  waive, release, assign, settle or compromise any Proceeding, in each case made or pending by or against the Company or any of the Company Subsidiaries (for the avoidance of doubt, including any compromise or settlement with respect to matters in which any of them is a plaintiff), or any of their officers and directors in their capacities as such, other than the compromise or settlement of Proceedings that: (i) involves the payment by the Company or any of the Company Subsidiaries for an amount (in excess of insurance proceeds and reserves related to such matters) not to exceed, for any such compromise or settlement individually, $10,000,000 or involves no such payment, (ii) does not impose any injunctive relief that is reasonably likely to be material to the Company and the Company Subsidiaries, taken as a whole and (iii) does not contain an admission of liability by the Company or any of its Representatives in their capacities as such;
(j ) implement or adopt any material change in its GAAP accounting principles, practices or methods, other than as may be required by GAAP or regulatory accounting requirements applicable to U.S.-publicly owned business organizations generally;
(k) fail to use commercially reasonable efforts to maintain, with financially responsible insurance companies, insurance in such amounts and against such risks and losses substantially as is maintained by it at present;
(l) except in the ordinary course of business consistent with past practice, (i) make, change or rescind in any material respect any elections relating to Taxes, (ii) settle or compromise any material Proceeding, audit or controversy relating to Taxes, (iii) amend any Tax Return in any material respect, (iv) enter into any closing agreement with respect to any material Tax, (v) surrender any right to claim a material refund, offset, or other reduction in Tax liability, (vi) consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment relating to the Company or any Company Subsidiary, or (vii) change in any material respect any of its methods of reporting income or deductions for federal income Tax purposes;
(m) grant to any Covered Individual (i) any increase in compensation, bonus, pension, welfare, fringe or other benefits, severance or termination pay, except for Covered Individuals who are not members of the Senior Leadership Team or members of the Company Board, increases in annual salary or wage rate (or with respect to any independent contractor (who is a natural person), rate of compensation) in the ordinary course of business consistent with past practice that do not exceed 4.0% of annual salaries, wages or rate of compensation, as applicable, in the aggregate, on a year-over-year basis, (ii) with respect to any individual, become a party to, establish, adopt, amend, commence participation in or terminate any Company Benefit Plan or any arrangement that would have been a Company Benefit Plan had it be entered into prior to this Agreement, (iii) grant any new Company Equity Awards, or amend or modify the terms of any outstanding awards, under any Company Benefit Plan (including any Company Equity Plan), (iv) take any action to accelerate the vesting or lapsing of restrictions or payment, or fund or in any other way secure the payment, of compensation or benefits under any Company Benefit Plan, (v) except with respect to the Separation or the Distribution, take any action to withdraw (in full or in part) from any Participating Multiemployer Plan, (vi) change any actuarial or other assumptions used to calculate funding obligations with respect to any Company Benefit Plan that is required by applicable Law to be funded or change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP or ERISA, (vii) forgive any loans or issue any loans (other than routine travel, relocation or educational advances issued in the ordinary course of business) to any Covered Individual, (viii) hire any employee or engage any independent contractor (who is a natural person) with an annual salary or wage rate or consulting fees in excess of $350,000, other than employees who are hired in the ordinary course of business to fill positions that are open as of the date of this Agreement or that become open subsequent to the date of this Agreement as a result of a current employee’s departure or (ix) terminate the employment of any member of the Senior Leadership Team other than for Cause.
(n) (i) incur, assume, guarantee or otherwise become liable for any Indebtedness (directly, contingently or otherwise), other than (A) revolving borrowings under the Existing Credit Agreement (as defined in the Company Disclosure Letter) in the ordinary course of business consistent with past practice, so long as the aggregate principal amount thereof does not exceed the amount of commitments available thereunder on the date of this Agreement (after giving effect any changes to the borrowing base in accordance with the definitions therefor in the Existing Credit Agreement on the date hereof), (B) pursuant to the Existing Indentures (as defined in the Company Disclosure Letter), so long as the principal amount outstanding under the Existing Indentures does not exceed the principal amount outstanding on the date hereof, (C) purchase money security interests, equipment leases or similar financing arrangements, in the ordinary course of business and consistent with past practices, (D) Indebtedness consisting of capital lease obligations incurred in the ordinary course of business and consistent with past practices, (E) Indebtedness solely among the Company and the Company Subsidiaries (or any combination thereof) and (F) Indebtedness which refinances, extends, defeases or otherwise discharges or replaces (any such Indebtedness, “Refinancing Indebtedness”) any Indebtedness of the Company and its Subsidiaries (such Indebtedness being so refinanced, extended, defeased or otherwise discharged or replaced, “Refinanced Indebtedness”); provided that, except with respect to any such Refinancing Indebtedness that is otherwise permitted pursuant to any other clause of this Section 6.1(n), (w) such refinancing is in the ordinary course of business, (x) after giving effect thereto, the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of such Refinanced Indebtedness except by an amount equal to unpaid accrued interest and premium thereon plus other amounts paid, and fees and expenses incurred, in connection with such refinancing, extension, defeasance, discharge or replacement plus an amount equal to any existing unused commitments under such Refinanced Indebtedness, and (y) prior to the Company and/or any of its Subsidiaries entering into binding definitive agreements for any such Refinancing Indebtedness that is in a principal amount exceeding $100,000,000, the Company has reasonably consulted with Parent prior to entering into a Contract to incur, or otherwise incurring (if there is no Contract), such Refinancing Indebtedness and has considered Parent’s recommendations with respect thereto in good faith; provided further that, notwithstanding the foregoing, if (1) the merger and/or fundamental changes covenant, (2) definition of “Change of Control” (or other similar term) and/or (3) any other terms or provisions that would materially adversely affect the Parent’s ability to assume, exchange or prepay such Refinancing Indebtedness on or after the Closing Date, contained in any Refinancing Indebtedness is modified, altered, amended or otherwise changed in each case in any way in any material respect from the corresponding provision in the Refinanced Indebtedness, the Company and/or its Subsidiaries shall obtain the Parent’s written consent to such modifications, alterations, amendments or changes prior to entering into binding definitive agreements for any such Refinancing Indebtedness, and (ii) create any Lien that is not a Permitted Lien on its property or the property of any Company Subsidiary or (iii) make, commit to make or authorize any capital expenditures that are in excess of (i) 5% of the individual line items of, or (ii) 5% of the aggregate amount of capital expenditures scheduled to be made in, the capital expenditure budget set forth on Section 6.1(n) of the Company Disclosure Letter for the period indicated therein;
(o) enter into any transaction or Contracts with any Affiliate or other Person that would be required to be disclosed by the Company under Item 404 of Regulation S-K of the SEC;
(p) authorize, recommend, propose or announce an intention to adopt a plan of complete or partial dissolution or liquidation of the Company;
(q) sell, lease, sublease, license, assign, transfer or otherwise dispose of any Real Property which individually either (i) requires by its term or is reasonably likely to require the payment or delivery of cash or other consideration by or to the Company or a Company Subsidiary in an amount having an expected value in excess of $15,000,000 during the Company’s current fiscal year and cannot be cancelled by the Company or the Company Subsidiary without penalty or further payment without more than ninety (90) days’ notice (other than payments for services rendered to the date) (provided that, with respect to any real property having an expected value less than or equal to $15,000,000, any sale, lease, sublease, license, assignment, transfer or other disposition shall only be conducted in the ordinary course of business, consistent with past practice), or (ii) relates to any Real Property used by the Company or a Company Subsidiary as a distribution center or for the manufacture or preparation of food (in each case other than Real Property used as a Company Store);
(r) take any other action that (i) is not prohibited by clauses (a) through (q) or clause (s) of this Section 6.1, (ii) does not fall within any of the exceptions set forth in clauses (a) through (q) or clause (s) of this Section 6.1 and (iii) that, individually or in the aggregate, would, or would be reasonably expected to, prevent, materially impede, materially interfere with or materially delay beyond the Outside Date the consummation of the Transactions (including the Merger); or
(s) agree or commit to do anything prohibited by clauses (a) through (o) of this Section 6.1.
Section 6.2 Conduct of Business by Parent and Merger Sub. From the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement pursuant to ARTICLE VIII, and except (i) as expressly permitted or required by this Agreement, (ii) as may be required by applicable Law, (iii) as set forth in Section 6.2 of the Parent Disclosure Letter or (iv) with the prior written consent of the Company (which consent will not be unreasonably withheld, conditioned or delayed), neither Parent nor Merger Sub shall:
(a) to the extent relating to the SpinCo Business, SpinCo Assets, SpinCo Liabilities and SpinCo Employees (i) conduct its business and the business of the Parent Subsidiaries other than in the ordinary course in any material respect or (ii) fail to use commercially reasonable efforts to preserve intact its business organizations, goodwill and material assets and maintain its rights, franchises and existing relations with customers, suppliers, employees, business associates and other Persons with which it has material business dealings (including Parent will and will cause each Parent Subsidiary to continue in the ordinary course of business consistent with past practice with its remodeling plans and other capital expenditures with respect to SpinCo Assets (including the SpinCo Stores) held prior to the Effective Time by Parent or any Parent Subsidiary).
(b) take any action the result of which would reasonably be expected to materially and adversely impair or materially delay the consummation of the Transactions; or
(c) authorize any of, or commit or agree, in writing or otherwise, to take any such action.
Section 6.3 Regulatory Matters.
(a) Subject to the terms and conditions of this Agreement (including any differing standard set forth herein with respect to any covenant or obligation, including, with respect to Antitrust Law, as provided below), the Company, on the one hand, and each of Parent and Merger Sub, on the other hand, will cooperate with the Other Party and use (and will cause their respective Subsidiaries to use) its reasonable best efforts to (i) take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable to cause the conditions to the Closing to be satisfied as promptly as reasonably practicable and to consummate and make effective, as promptly as reasonably practicable, the Merger, including taking actions necessary to avoid, eliminate, and resolve any and all impediments under any Antitrust Law with respect to the Transactions, including without limitation preparing and filing promptly and fully all documentation to effect all necessary filings, notifications, notices, petitions, statements, registrations, submissions of information, applications and other documents (including filing any Notification and Report Form required pursuant to the HSR Act within fifteen (15) Business Days following the execution of this Agreement), (ii) obtain promptly all Consents, clearances, expirations or terminations of waiting periods, registrations, authorizations and other confirmations from any Governmental Entity or third party necessary, proper or advisable to consummate the Merger and (iii) defend, contest and resist any Proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Merger. Parent will be responsible for the payment of any filing fees under the HSR Act in connection with the Transactions. In the event that a Governmental Entity issues a request for additional information or documentary material pursuant to the HSR Act (the “Second Request”) in connection with the Transactions, then the Company, on the one hand, and each of Parent and Merger Sub, on the other hand will certify substantial compliance with the Second Request as soon as reasonably practicable.

(b) Each of the Parties will (i) cooperate in all respects with each other in connection with any filing to or submission with any Governmental Entity in connection with the Transactions and in connection with any Proceeding by or before any Governmental Entity relating to the Merger, including any Proceeding initiated by a private Person, (ii) promptly inform the Other Party of (and supply to the Other Party) any material communication received by such Party from, or given by such Party to any Governmental Entity and any material communication received or given in connection with any Proceeding by a private Person, in each case regarding the Merger, (iii) permit the Other Party to review in advance and incorporate their reasonable comments in any communication to be given by it to any Governmental Entity with respect to obtaining any investigations or reviews under any Law in connection with the Transactions and (iv) to the extent practicable, consult with the Other Party in advance of any material meeting, written communications or teleconference with any Governmental Entity or, in connection with any Proceeding by a private Person, with any other Person, and, to the extent not prohibited by the Governmental Entity or other Person, give the Other Party the opportunity to attend and participate in such meetings and teleconferences. In addition, the Parties shall jointly develop, and each of the Parties shall consult and reasonably cooperate with one another, and consider in good faith the views of one another, in connection with the form and content of any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any Party in connection with proceedings under or relating to any Antitrust Law with respect to the Transactions prior to their submission. If the Company, on the one hand, and Parent or Merger Sub, on the other hand, initially disagree upon any such proposed communication, strategy or process, the Parties agree to work together in good faith to resolve the disagreement and endeavor to implement such communication, strategy or process in a mutually acceptable manner; provided, that, following such good faith efforts by the Parties, Parent shall have the principal responsibility for devising and implementing the strategy for obtaining any necessary antitrust consents or approvals. Subject to Section 6.7, the Parties will take reasonable best efforts to share information protected from disclosure under the attorney-client privilege, work product doctrine, joint defense privilege or any other privilege pursuant to this Section 6.3 in a manner so as to preserve the applicable privilege. Any Party may share information with any Other Party on an “outside counsel only” basis. Nothing in this Agreement shall obligate the Parties to share any information covered by the attorney client privilege, work product doctrine or other similar privilege.
(c) The Company, on the one hand, and Parent and Merger Sub, on the other hand, agree not to extend any waiting period under the HSR Act or enter into any agreement with any Governmental Entity to delay, or otherwise not to consummate as soon as practicable, the Transactions except with the prior written consent of the Other Party, which consent may be withheld in the sole discretion of the non-requesting party. In addition, Parent, Merger Sub and the Company each agree that, during the term of this Agreement, it will not withdraw its filing under the HSR Act or any other Antitrust Law without the written consent of the Other Party.
(d) Without limiting the generality of the obligations of Parent and Merger Sub pursuant to this Section 6.3, Parent agrees to, and will cause its Affiliates to, use best efforts, to take, or to cause to be taken, any and all actions necessary to avoid, eliminate, and resolve any and all impediments under any Antitrust Law with respect to the Transactions, in each case, so as to enable the Closing to occur as promptly as practicable, including (i) proposing, negotiating, committing to and effecting by consent decree, hold separate orders, or otherwise, the sale, divestiture, transfer, license, or disposition or hold separate (through the establishment of a trust or otherwise) of such of Parent’s assets, properties or businesses or of the Company’s assets, properties or businesses to be acquired by it pursuant hereto (including the sale, divestiture, transfer, license or disposition to a third party buyer of the assets, properties or business allocable to SpinCo pursuant to Section 6.17 of the Company Disclosure Letter), (ii) the entrance into such other arrangements, as are necessary in order to effect the dissolution of any injunction, temporary restraining order or other order in any suit or proceeding, which would otherwise have the effect of preventing the consummation of the Transactions prior to the Outside Date, (iii) changing or modifying any course of conduct regarding future operations of Parent or its Subsidiaries or Affiliates or the assets, properties, or businesses to be acquired pursuant to this Agreement, or (iv) otherwise taking or committing to take any other action that would limit Parent or its Subsidiaries or Affiliates’ freedom of action with respect to, or their ability to retain, one or more of their respective operations, divisions, businesses, product lines, customers, assets or rights or interests, or their freedom of action with respect to the assets, properties, or businesses to be acquired pursuant to this Agreement; provided that Parent is not obligated to take any action contemplated in (i) through (iv) unless such action is expressly conditioned upon the Closing; and provided, further, however, that nothing contained in this Agreement shall require Parent or the Company to take, or cause to be taken, or commit to take, or commit to cause to be taken, any divestiture, license, hold separate, sale or other disposition, of or with respect to assets of the Company or any of its Subsidiaries, or Parent or any of its Subsidiaries, if doing so would result in a Material Divestment Event.
(e) In addition if any Proceeding is instituted (or threatened) challenging the Merger as violating any Antitrust Law or if any decree, order, judgment, or injunction (whether temporary, preliminary, or permanent) is entered, enforced, or attempted to be entered or enforced by any Governmental Entity that would make the Merger illegal or otherwise delay or prohibit the consummation of the Merger, Parent and its Affiliates and Subsidiaries shall take any and all actions (i) to contest and defend any such Proceeding to avoid entry of, or to have vacated, lifted, reversed, repealed, rescinded, or terminated, any decree, order, judgment, or injunction (whether temporary, preliminary, or permanent) that prohibits, prevents, or restricts consummation of the Transactions and (ii) to eliminate each and every impediment under any Antitrust Law to close the Transactions prior to the Outside Date.
Section 6.4 No Solicitation by the Company and Company Change in Recommendation.
(a) Except as permitted by this Section 6.4 or in respect of matters solely relating to effecting the Distribution or Separation, from the date of this Agreement until the Effective Time or, if earlier, the termination of this Agreement in accordance with its terms, the Company will not and will cause the Company Subsidiaries not to, and will use commercially reasonable efforts to cause its Representatives not to, directly or indirectly (i) initiate, solicit or knowingly encourage or knowingly facilitate the making of any Company Acquisition Proposal, (ii) other than informing third parties of the existence of the provisions contained in this Section 6.4, engage in, continue or otherwise participate in negotiations or discussions with, or furnish any non-public information concerning the Company or any of the Company Subsidiaries to, any third party in connection with a Company Acquisition Proposal or (iii) enter into any acquisition agreement, letter of intent, agreement in principle or similar agreement with respect to a Company Acquisition Proposal. Notwithstanding anything to the contrary contained in this Agreement, the Company shall be permitted to grant waivers of, and not enforce, any standstill provision or similar provision that has the effect of prohibiting the counterparty thereto from making a Company Acquisition Proposal.
(b) Notwithstanding anything to the contrary contained in this Agreement, if prior to the receipt of the Stockholder Consents, the Company receives a bona fide written Company Acquisition Proposal (which Company Acquisition Proposal was made after the date of this Agreement and did not result from a breach in any material respect of this Section 6.4), and the Company Board determines in good faith, after consultation with its financial advisors and outside counsel, that such Company Acquisition Proposal constitutes, or could reasonably be expected to lead to, a Company Superior Proposal, then the Company and its Representatives may, subject to compliance with this Section 6.4, do any or all of the following: (i) furnish any information (including non-public information) or access thereto to any third party making such Company Acquisition Proposal; provided that (A) prior to furnishing any such information or access, the Company has received from such third party an executed Company Acceptable Confidentiality Agreement and (B) any such non-public information so furnished has been previously provided or made available to Parent or is provided or made available to Parent promptly (and in any event no later than forty-eight (48) hours) after it is so furnished to such third party or (ii) participate or engage in negotiations or discussions with the Person or group making such Company Acquisition Proposal and its Representatives regarding such Company Acquisition Proposal.
(c) Except as set forth in this Section 6.4, neither the Company Board nor any committee thereof shall (i) (A) withdraw (or modify, amend or qualify in a manner adverse to Parent), or propose publicly to withdraw (or modify, amend or qualify in a manner adverse to Parent), the Company Board Recommendation or (B) approve, recommend or declare advisable, or propose publicly to approve, recommend or declare advisable, any Company Acquisition Proposal (any action described in this clause (i) being referred to as a “Company Change in Recommendation”) or (ii) approve or recommend, or propose publicly to approve or recommend, or enter into, any acquisition agreement, letter of intent, agreement in principle or similar agreement with respect to a Company Acquisition Proposal, other than a Company Acceptable Confidentiality Agreement (a “Company Alternative Acquisition Agreement”).

(d) Notwithstanding anything to the contrary contained in this Agreement, at any time prior to the receipt of the Stockholder Consents, the Company Board may make a Company Change in Recommendation in response to a Company Intervening Event if (i) the Company Board determines in good faith, after consultation with its outside legal counsel, that the failure to do so would reasonably be expected to be inconsistent with the Company Board’s fiduciary duties under applicable Law, (ii) (A) the Company shall have provided Parent three (3) Business Days’ written notice prior to making any such Company Change in Recommendation, which notice shall describe the Company Intervening Event in reasonable detail and which notice shall not itself constitute a Company Change in Recommendation and (B) if requested by Parent in good faith, during such three (3) Business Day period after providing such notice, negotiate in good faith with respect to any revisions to the terms of this Agreement proposed by Parent so that a Company Change in Recommendation would no longer be necessary, and (iii) after giving effect to the revisions contemplated by the foregoing clause (ii), if any, after consultation with financial advisors and outside counsel, the Company Board shall have determined in good faith that failure to make the Company Change in Recommendation in response to such Company Intervening Event would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law. For the avoidance of doubt, the provisions of this Section 6.4(d) shall also apply to any material change in the event, occurrence or fact relating to such Company Intervening Event and require a new notice from the Company pursuant to Section 6.4(d)(ii), except that the references to three (3) Business Days in this Section 6.4(d) shall be deemed to be two (2) Business Days.
(e) Notwithstanding anything to the contrary contained in this Agreement, at any time prior to receipt of the Stockholder Consents if, (i) in response to a bona fide written Company Acquisition Proposal made after the date of this Agreement and not withdrawn that did not result from a breach in any material respect of this Section 6.4, the Company Board determines in good faith (after consultation with its financial advisors and outside counsel) that such Company Acquisition Proposal constitutes a Company Superior Proposal and (ii) the failure to do so would reasonably be expected to be inconsistent with its fiduciary obligations under applicable Law, subject to compliance with Section 6.4(f), the Company Board may make a Company Change in Recommendation.
(f) Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be entitled to make a Company Change in Recommendation pursuant to Section 6.4(e) unless (x) the Company shall have provided to Parent three (3) Business Days’ prior written notice (the “Company Superior Proposal Notice”), which notice shall not constitute a Company Change in Recommendation, advising Parent that the Company intends to take such action (and the material terms and conditions of any such Company Superior Proposal), and (y):
(i) during such three (3) Business Day period, if requested in writing by Parent in good faith, the Company and its Representatives shall have engaged in good faith negotiations with Parent regarding changes to the terms of this Agreement intended by Parent to cause such Company Acquisition Proposal to no longer constitute a Company Superior Proposal; and
(ii) the Company Board shall have considered any adjustments to this Agreement that may be proposed in writing by Parent (the “Parent Proposed Changed Terms”) no later than 11:59 p.m., New York City time, on the third (3rd) Business Day of such three (3) Business Day period and shall have determined in good faith (after consultation with its financial advisors and outside counsel) that the Company Superior Proposal would continue to constitute a Company Superior Proposal if such Parent Proposed Changed Terms were to be given effect, and that the failure to make the Company Change in Recommendation would reasonably be expected to be inconsistent with the fiduciary obligations of the Company Board under applicable Law.
For the avoidance of doubt, any (1) material revisions to the terms of a Company Superior Proposal or (2) material revisions to a Company Acquisition Proposal that the Company Board had determined no longer constitutes a Company Superior Proposal, shall constitute a new Company Acquisition Proposal and shall in each case require the Company to deliver to Parent a new Company Superior Proposal Notice, except that the references to three (3) Business Days in this Section 6.4(f) shall be deemed to be two (2) Business Days.
(g) The Company shall promptly (and in any event within 48 hours of receipt) advise Parent orally or in writing in the event that the Company receives any Company Acquisition Proposal or any inquiry,

proposal or request for information that could reasonably be expected to lead to a Company Acquisition Proposal, and in connection with such notice, provide to Parent the material terms and conditions (including the identity of the third party making any such Company Acquisition Proposal) of any such Company Acquisition Proposal. The Company shall keep Parent reasonably informed on a prompt basis of any material change to the terms and conditions of any such Company Acquisition Proposal, and shall promptly (and in any event within forty-eight (48) hours of receipt) provide to Parent (or its outside legal counsel) copies of all written materials and other material written correspondence sent or provided to the Company and any of its Subsidiaries that describe any terms or conditions of any Company Acquisition Proposal.
(h) Nothing contained in this Agreement shall prohibit the Company or the Company Board, directly or indirectly through their respective Representatives, from (i) taking and disclosing to the stockholders of the Company any position contemplated by Rule 14d-9, Rule 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act, (ii) making any “stop, look and listen” communication to the Company’s stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act or (iii) making any disclosure to the stockholders of the Company that is required by applicable Law; provided that this Section 6.4(h) shall not be deemed to permit the Company Board to make a Company Change in Recommendation except to the extent permitted by Section 6.4(d) – (f).
(i) Notwithstanding the foregoing, but subject to Section 6.3 of this Agreement and Section 6.17 of the Company Disclosure Letter, nothing in this Agreement shall in any way limit or prohibit any action taken by the Company or any of the Company Subsidiaries or their respective Representatives in furtherance of its efforts to consummate the Separation or the Distribution or the sale or other disposition of the SpinCo Business or any of the assets or operations thereof, including holding discussions, negotiations and communications with, or providing non-public information to, any Persons in connection with the Separation or the Distribution or in connection with the solicitation of offers for the sale or other disposition of the SpinCo Business or any of the assets or operations thereof.
Section 6.5 Delivery of Stockholder Consents.
(a) The Company shall use its reasonable best efforts to obtain from each member of the ACI Control Group and the Preferred Holders and deliver to Parent the duly executed Stockholder Consents as soon as practicable following the execution and delivery of this Agreement. Notwithstanding anything in Section 1.2 or Section 9.3 to the contrary, such delivery by email (including of a pdf attachment) to michael.aiello@weil.com and sachin.kohli@weil.com, with or without confirmation of email transmission, shall constitute effective delivery.
(b) In connection with the Stockholder Consents, the Company shall take all actions necessary or advisable to comply in all material respects, and shall comply in all material respects, with the DGCL, including Section 228 and Section 262 thereof, and the organizational documents of the Company.
Section 6.6 Securities Filings.
(a) Parent will promptly furnish to the Company such data and information relating to Parent and Merger Sub as the Company may reasonably request for the purpose of including such data and information in the Company Information Statement and any amendments or supplements thereto or Section 6.6(b) or in the SpinCo Registration Statement, and Parent and Merger Sub shall otherwise assist and cooperate with the Company in the preparation of the Company Information Statement and the SpinCo Registration Statement and the resolution of any comments thereto received from the SEC.
(b) The Company shall prepare and file with the SEC, as promptly as reasonably practicable after the Company Stockholder Approval has been obtained through the execution and delivery to the Company of the Stockholder Consents (but in no event later than the forty-fifth (45th) day following the date thereof), a written information statement of the type contemplated by Rule 14c-2 of the Exchange Act containing (i) the information specified in Schedule 14C under the Exchange Act concerning the Company Stockholder Approval and the Merger, (ii) the notice of action by written consent required by Section 228(e) of the DGCL and (iii) the notice of availability of appraisal rights and related disclosure required by Section 262 of the DGCL (including any amendment or supplement thereto, the “Company Information Statement”).
(c) The Company will advise Parent promptly after it receives notice thereof, of any request by the SEC for amendment of the Company Information Statement or comments thereon and responses thereto or requests by the SEC for additional information. Prior to the filing of the Company Information Statement (or any amendment or supplement thereto) or any dissemination thereof to the stockholders of the Company, or responding to any comments from the SEC with respect thereto, the Company shall provide Parent with a reasonable opportunity to review and to propose comments on such document or response, which the Company shall consider in good faith.
(d) To the extent the Distribution is to be consummated in accordance with this Agreement (including Section 2.1), as promptly as reasonably practicable after the allocation of Stores and other assets and liabilities to SpinCo is completed so that the Company is able to prepare the applicable financial statements in accordance with Regulation S-X for inclusion in the SpinCo Registration Statement, the Company shall prepare and cause SpinCo to file with the SEC the SpinCo Registration Statement. The Company will advise Parent promptly after it receives notice thereof, of any written comments by the SEC with respect to the SpinCo Registration Statement and responses thereto or requests by the SEC for additional information. Prior to the filing of the SpinCo Registration Statement or responding to any comments from the SEC with respect thereto, the Company shall provide Parent with a reasonable opportunity to review and to propose comments on such document or response, which the Company shall consider in good faith. The Company, at its sole election, may elect to file the SpinCo Registration Statement on a confidential basis.
(e) If at any time prior to the Effective Time, any information relating to Parent or the Company, or any of their respective Subsidiaries, officers or directors, should be discovered by Parent or the Company that should be set forth in an amendment or supplement to the Company Information Statement or the SpinCo Registration Statement, so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party which discovers such information shall promptly notify the Other Party and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by applicable Law, disseminated to the stockholders of the Company.
(f) Parent and the Company shall make all necessary filings with respect to the Transactions under the Securities Act and the Exchange Act and applicable blue sky laws and the rules and regulations thereunder.
Section 6.7 Access to Information; Confidentiality.
(a) From the date hereof until the Effective Time or the earlier termination of this Agreement in accordance with its terms, upon reasonable prior notice, the Company shall, and shall cause each of the Company Subsidiaries to afford to Parent and Parent’s Representatives reasonable access during normal business hours to the Company or the Company Subsidiaries’ officers, properties, Contracts, books and records. The Company shall furnish promptly to Parent (i) a copy of each report, schedule and other document filed or submitted by it pursuant to the requirements of federal or state securities Laws and a copy of any communication (including “comment letters”) received by the Company from the SEC concerning compliance with securities Laws and (ii) all other relevant information concerning the business, properties and personnel of the Company and the Company Subsidiaries, in each case, as Parent may reasonably request in connection with the Merger and this Agreement. From the date hereof until the Effective Time or the earlier termination of this Agreement in accordance with its terms, upon reasonable prior notice, Parent shall, and shall cause each of the Parent Subsidiaries to afford to the Company and the Company’s Representatives reasonable access during normal business hours to Parent or the Parent Subsidiaries’ officers, properties, Contracts, books and records in each case relating solely to the SpinCo Business, SpinCo Assets, SpinCo Liabilities or SpinCo Employees. Parent shall furnish promptly to the Company all relevant information concerning the business, properties and personnel of Parent and the Parent Subsidiaries, in each case, as the Company may reasonably request solely in connection with the Separation, the Distribution and this Agreement. Notwithstanding the foregoing provisions of this Section 6.7(a), the Company or Parent, as applicable (the “Disclosing Party”), shall not be required to, or to cause any of its Subsidiaries to, grant such access if the Disclosing Party reasonably determines that it would (A) disrupt or impair in any material respect the business or operations of the Disclosing Party or any of its Subsidiaries, (B) constitute a violation of any Contract with respect to confidentiality or non-disclosure obligations owing to a third party (including any Governmental Entity) to which the Disclosing Party or any of its Subsidiaries is a party, (C) constitute a violation of any applicable Law, (D) not be reasonably feasible as a result of COVID-19 or any COVID-19 Measures, (E) result in the disclosure of any trade secrets, or (F) result in a waiver of attorney-client privilege, work product doctrine or similar privilege. The Disclosing Party will use commercially reasonable efforts to make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. Without limiting the generality of the other provisions of this Section 6.7 or anything to the contrary in Section 6.15, the Disclosing Party, after consultation with its outside legal counsel, may reasonably designate competitively sensitive information and documents as “Outside Counsel Only Information,” and such information and documents shall only be provided to the outside legal counsel of the other Party, or subject to such other similar restrictions mutually agreed to by the Company and Parent, and subject to any amendment, supplement or other modification to the Confidentiality Agreement, the Clean Team Agreement or additional confidentiality or joint defense agreement between the Company and Parent.
(b) The Confidentiality Agreement dated as of May 26, 2022 between Parent and the Company (the “Confidentiality Agreement”) and the Clean Team Confidentiality Agreement dated as of May 26, 2022 between Parent and the Company (the “Clean Team Agreement”) shall survive the execution and delivery of this Agreement and shall apply to all information furnished thereunder or hereunder.
Section 6.8 Public Statements. The initial press release with respect to the execution of this Agreement shall be a joint press release to be reasonably agreed upon by Parent and the Company. Parent and the Company will not, and each of the foregoing will use reasonable best efforts to cause its Representatives not to, issue any public announcements or make other public disclosures regarding this Agreement or the Transactions, without the prior written consent of the Other Party (such consent not to be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, (a) a Party or its Representatives may issue a public announcement or other public disclosures required by Law or the rules of any stock exchange upon which such Party’s or its parent entity’s capital stock is traded; provided that such Party uses reasonable best efforts to afford the Other Party an opportunity to first review the content of the proposed disclosure and provide reasonable comments regarding same, (b) a Party or its Representatives may issue any public announcement or make other public disclosure that is consistent with prior public announcements issued or public disclosures made in compliance with the second sentence of this Section 6.8 without the prior written consent of the Other Party (c) the second sentence of this Section 6.8 shall not apply with respect to a public announcement in connection with the receipt and existence of a Company Acquisition Proposal and the publication of any press release or announcement with respect to a Company Change in Recommendation made in accordance with Section 6.4; and (d) any statements, filings and other communications with respect to SpinCo, the SpinCo Business, the Separation or the Distribution, including participation in meetings, investor calls and presentations, due diligence sessions, drafting sessions and “roadshow” presentations and ratings agency meetings; provided that the Company will not be permitted to make any statements to the extent relating to the Merger (and not the business or operations of SpinCo, the SpinCo Business or the SpinCo Group) without first providing Parent with a reasonable opportunity to review and comment upon such statements, except to the extent such statement (i) is included in the Company’s SEC reports, (ii) is not inconsistent with or does not contain more substantive information than statements filed by the Parties with the SEC as required, or (iii) is contained in communications approved by the Parties pursuant to this Section 6.8.
Section 6.9 Takeover Laws. None of the Company, Parent or Merger Sub will take any action that would cause the Transactions to be subject to requirements imposed by any Takeover Laws, and each of them will take all reasonable steps within its control to exempt (or ensure the continued exemption of) the Transactions from the Takeover Laws of any state that purport to apply to this Agreement or the Transactions.
Section 6.10 Third-Party Approvals and Filings. As promptly as practicable after the date of this Agreement, Parent and the Company shall cooperate and to use their, commercially reasonable efforts to obtain any consents or waivers from, or file or record other documentation with, any third parties in respect of any Company Specified Contract that are necessary to be given, obtained and/or effected in order to consummate the Transactions. In connection therewith, neither the Company nor any of its Affiliates shall be required to (a) make any payment of any fees, expenses, “profit sharing” payments or other consideration (including increased or accelerated payments) or concede anything of monetary or economic value, (b) amend, supplement or otherwise modify any such Company Specified Contract or (c) otherwise make any accommodation in connection therewith.

Section 6.11 Indemnification; Directors’ and Officers’ Insurance.
(a) Without limiting any additional rights that any director, officer, trustee, employee, agent, or fiduciary may have under any employment or indemnification agreement or under the Company’s Organizational Documents, or, if applicable, the Company Subsidiaries’ Organizational Documents, from and after the Effective Time, Parent shall cause the Surviving Corporation to: (i) indemnify and hold harmless each person who is now, or has been or becomes at any time prior to the Effective Time, an officer or director of the Company or any Company Subsidiary and also with respect to any such Person, in such Person’s capacity as a director, officer, employee, member, trustee or fiduciary of another corporation, foundation, partnership, joint venture, trust, pension or other Benefit Plan or enterprise (regardless of whether such other entity or enterprise is affiliated with the Company) serving at the request of or on behalf of the Company or any Company Subsidiary and together with such Person’s heirs, executors or administrators (collectively, the “Indemnified Parties”) to the fullest extent authorized or permitted by, and subject to the conditions and procedures set forth in, applicable Law in connection with any Proceeding and any losses, claims, damages, liabilities, costs, Indemnification Expenses, Judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of any thereof) resulting therefrom; and (ii) promptly pay on behalf of or, within ten (10) days after any request for advancement, advance to each of the Indemnified Parties, any Indemnification Expenses incurred in defending, serving as a witness with respect to or otherwise participating with respect to any Proceeding in advance of the final disposition of such Proceeding, including payment on behalf of or advancement to the Indemnified Party of any Indemnification Expenses incurred by such Indemnified Party in connection with enforcing any rights with respect to such indemnification or advancement, in each case without the requirement of any bond or other security; provided, however, that the payment of any Indemnification Expenses incurred by an Indemnified Party in advance of the final disposition of a Proceeding shall be made only upon delivery to the Surviving Corporation of an undertaking by or on behalf of such Indemnified Party to repay all amounts so paid in advance if it shall ultimately be determined that such Indemnified Party is not entitled to be indemnified. The indemnification and advancement obligations of the Surviving Corporation pursuant to this Section 6.11 extend to acts or omissions occurring at or before the Effective Time and any Proceeding relating thereto (including with respect to any acts or omissions occurring in connection with the approval of this Agreement and the consummation of the Transactions, including the consideration and approval thereof and the process undertaken in connection therewith and any Proceeding relating thereto), and all rights to indemnification and advancement conferred hereunder continue as to any Indemnified Party who has ceased to be a director or officer of the Company or any Company Subsidiary after the date of this Agreement and inure to the benefit of such person’s heirs, executors and personal and legal representatives. Any Indemnified Party wishing to claim indemnification or advancement of expenses under this Section 6.11(a), upon learning of any such Proceeding, shall notify the Surviving Corporation (but the failure so to notify shall not relieve a party from any obligations that it may have under this Section 6.11(a), except to the extent such failure materially prejudices such party’s position with respect to such claims). As used in this Section 6.11: (x) the term “Indemnification Expenses” means reasonable and documented out-of-pocket attorneys’ fees and expenses and all other reasonable and documented out-of-pocket costs, expenses and obligations (including experts’ fees, travel expenses, court costs, retainers, transcript fees, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in, any Proceeding for which indemnification is required to be provided pursuant to this Section 6.11(a), including any Proceeding relating to a claim for indemnification or advancement brought by an Indemnified Party; and (y) the phrase “to the fullest extent authorized or permitted by applicable Law” includes, but is not limited to (1) to the fullest extent authorized or permitted by any provision of the DGCL that authorizes or permits additional indemnification by agreement or otherwise, or the corresponding provision of any amendment to or replacement of the DGCL, and (2) to the fullest extent authorized or permitted by any amendments to or replacements of the DGCL adopted after the date of this Agreement that increase the extent to which an entity may indemnify its directors, officers, trustees, employees, agents, or fiduciaries or persons serving in any capacity in which any Indemnified Party serves; provided that any amendment, alteration or repeal of the DGCL that adversely affects any right of any Indemnified Party will be prospective only and does not limit or eliminate any such right with respect to any Proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal. Neither Parent nor the Surviving Corporation will settle, compromise or consent to the entry of any Judgment in any actual or threatened Proceeding in respect of which indemnification has been sought by such Indemnified Party hereunder unless such settlement, compromise or Judgment includes an unconditional release of such Indemnified Party from all liability arising out of such Proceeding without admission or finding of wrongdoing, or such Indemnified Party otherwise consents thereto (such consent not to be unreasonably withheld, conditioned or delayed).
(b) Without limiting the foregoing, Parent and Merger Sub agree that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the Indemnified Parties as provided in the Company’s Organizational Documents or the Company Subsidiaries’ Organizational Documents will be assumed by the Surviving Corporation in the Merger, without further action, at the Effective Time and will survive the Merger and continue in full force and effect in accordance with their terms.
(c) Except to the extent required by applicable Law, the Surviving Corporation’s Organizational Documents and each Company Subsidiary’s Organizational Documents will contain provisions no less favorable with respect to indemnification, advancement of expenses, exculpation and limitations on liability of directors and officers than are set forth in the Company’s Organizational Document and such Company Subsidiary’s Organizational Documents, which provisions will not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were Indemnified Parties, unless such modification is required by Law, and then only to the minimum extent required by Law; provided, however, that any such modification shall be prospective only and shall not limit or eliminate any such right with respect to any Proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to modification; provided, further, that all rights to indemnification in respect of any Proceeding made within such period continue until the disposition of such Proceeding.
(d) For a period of six (6) years from the Effective Time, Parent will (subject to the next sentence) maintain in full effect the current directors’ and officers’ liability and fiduciary liability insurance policies covering the Indemnified Parties (but may substitute therefor other policies of at least the same coverage and amounts containing terms and conditions that are no less advantageous to the Indemnified Parties so long as that substitution does not result in gaps or lapses in coverage) with respect to matters occurring at or before the Effective Time, but Parent is not required to pay annual premiums in excess of 300% of the last annual premiums paid therefor prior to the date of this Agreement and will purchase the maximum amount of coverage that can be obtained for that amount if the coverage described in this Section 6.11(d) would cost in excess of that amount. The Company may, on or prior to the Effective Time, purchase a tail policy with respect to acts or omissions occurring or alleged to have occurred at or prior to the Effective Time that were committed or alleged to have been committed by such Indemnified Parties in their capacity as such in coverage and amount no greater than the policies currently in place so long as the total premiums paid would not exceed the maximum aggregate amount of premiums contemplated to be paid under the previous sentence for such six (6)-year period, and if such tail policy is so purchased, Parent will be relieved of its obligations under the previous sentence.
(e) If Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges with or into any other person and is not the continuing or surviving corporation, partnership or other entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision will be made so that the successors and assigns of Parent or the Surviving Corporation assume the obligations set forth in this Section 6.11.
(f) Parent will cause the Surviving Corporation to perform all of the obligations of the Surviving Corporation under this Section 6.11.
(g) This Section 6.11 survives the consummation of the Merger and is intended to be for the benefit of, and to be enforceable by, the Indemnified Parties and their respective heirs and personal representatives, and will be binding on Parent, the Surviving Corporation and their respective successors and assigns.
Section 6.12 Section 16 Matters. Prior to the Effective Time, the Company shall take all such steps as may be reasonably necessary to cause any dispositions of equity securities of the Company (including derivative securities) in connection with this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 under the Exchange Act. Prior to taking the actions required by this Section 6.12, the Company will provide Parent copies of any resolutions or other documentation with respect to such actions and the Company shall give consideration to all reasonable additions, deletions or changes suggested thereto by Parent.
Section 6.13 Employee Matters.
(a) During the period commencing at the Effective Time and ending on the one (1) year anniversary of the Closing Date (the “Continuation Period”), Parent shall, and shall cause the Surviving Corporation to, provide to each employee of the Company and the Company Subsidiaries who is an employee of the Company or any Company Subsidiary immediately prior to the Effective Time (including, without limitation, any such employees who are on disability or other approved leave), other than an employee whose terms and conditions of employment are governed by a Company Collective Bargaining Agreement, the terms and conditions of which shall be respected by Parent and the Surviving Corporation (each, a “Continuing Employee”), for so long as the Continuing Employee is employed by Parent or any Parent Subsidiary during the Continuation Period, (i) base cash compensation that is no less favorable than as in effect immediately prior to the Effective Time, (ii) target annual and quarterly, as applicable, cash bonus and incentive opportunities (excluding any retention, transaction and similar one-time bonuses and subject to equitable adjustment, if applicable to address differences in the fiscal year of each of Parent and the Company) that are each no less favorable than those in effect immediately prior to the Effective Time, (iii) solely to the extent a Continuing Employee has participated in the Company’s long-term equity incentive program prior to Closing, a target long-term incentive opportunity that when aggregated with the Continuing Employee’s compensation elements set forth in (i) and (ii) above, provides such Continuing Employee with a total target compensation opportunity that is no less than that of a similarly situated employee of Parent, (iv) severance benefits that are no less favorable than those that would have been provided to such Continuing Employee under Company Benefit Plans as in effect immediately prior to the Effective Time, and (v) employee benefits (other than base cash compensation, cash bonus and incentive opportunities and severance benefits) that are no less favorable in the aggregate to those provided under Company Benefit Plans as in effect immediately prior to the Effective Time. Nothing herein shall be interpreted to prevent the Surviving Corporation, Parent or any Parent Subsidiary to adjust base salaries to address misconduct or poor performance.
(b) To the extent that participants in the Company’s cash bonus plan(s) have not been paid any bonus for which the performance period has lapsed on or prior to the Effective Time (each a “Pre-Closing Bonus”), Parent shall pay, or cause its Subsidiaries to pay, in cash, any such Pre-Closing Bonus as soon as practicable following the Effective Time but in no event later than forty-five (45) days following the Effective Time. Parent will continue to honor in good faith the cash bonus targets and the terms of the cash bonus plan(s) in which Continuing Employees are participating as of the Effective Time that (i) have been earned but not paid as of the Effective Time, (ii) have an ongoing performance period as of the Effective Time and (iii) have a performance period that commences after the Effective Time.
(c) Parent shall take all actions necessary or appropriate to permit each Continuing Employee to either continue to participate from and after the Closing Date in the Company Benefit Plans or be eligible to participate from and after the Closing Date in Benefit Plans of Parent or any of its Affiliates. To the extent Parent causes a Continuing Employee to cease to be eligible to participate in a Company Benefit Plan and instead provides for such Continuing Employee to be eligible to participate in a Benefit Plan sponsored or maintained by Parent or one of its Affiliates (the “Replacement Plans”), if such Replacement Plan is a group health plan, Parent shall credit (or cause to be credited) such Continuing Employee, for the year during which such coverage under such Replacement Plan begins, with any deductibles and copayments already incurred during such year under the comparable Company Benefit Plan. Parent, shall, and shall cause the Surviving Corporation and its Affiliates to recognize each Continuing Employee’s years of service with the Company and the Company Subsidiaries (including service with any other predecessor employer that was recognized by the Company or the Company Subsidiaries) to the same extent such service was recognized under a comparable Company Benefit Plan for purposes of eligibility, vesting and benefit determination (but not for (i) benefit accruals under any defined benefit pension plan, (ii) for purposes of qualifying for subsidized early retirement benefits or retiree medical benefits, (iii) to the extent it would result in a duplication of benefits and (iv) if such service was not recognized under the corresponding Company Benefit Plan) under the Replacement Plans. Parent shall cause each Replacement Plan to waive any preexisting condition exclusion or restriction with respect to participation and coverage requirements applicable to a Continuing Employee to the extent such exclusion or restriction did not apply with respect to such employee under the corresponding Company Benefit Plan.
(d) Parent hereby acknowledges that a “change of control” (or similar phrase) within the meaning of any Company Benefit Plan will occur at or prior to the Effective Time, as applicable. From and after the Effective Time, Parent shall cause the Surviving Corporation and its Subsidiaries to honor their respective obligations under all employment, severance, change in control, bonus and other agreements and plans, and to assume any such agreements and plans that require or contemplate assumption by their terms by an acquirer or successor, but subject to any provisions thereof related to termination or amendment of such agreements and plans.
(e) Parent or its applicable Affiliate will assume and honor all vacation and other paid time off days accrued or earned but not yet taken by each Continuing Employee as of the Closing Date.
(f) Between the date of this Agreement and the Effective Time, the Parties will cooperate in good faith to review the Company Benefit Plans set forth in Section 6.13(f) of the Company Disclosure Letter.
(g) Prior to making any broad-based written or other material communications to the employees of the Company or any of the Company Subsidiaries pertaining to compensation or benefit matters that will be implemented after the Effective Time (which for these purposes shall include the treatment of Company Equity Award set forth in Section 3.2), the Company shall provide Parent with a copy of the intended communication, Parent shall have a reasonable period of time to review and comment on the communication, and the Company shall consider any such comments in good faith.
(h) Nothing in this Agreement shall constitute an amendment to, or be construed as amending, any benefit or compensation plan, program, Contract, arrangement or agreement sponsored, maintained or contributed to by the Company, Parent or any of their respective Subsidiaries. The provisions of this Section 6.13 are for the sole benefit of the Parties and nothing herein, expressed or implied, is intended or will be construed to confer upon or give to any Person (including, for the avoidance of doubt, any Continuing Employee or other current or former employee of the Company or any Company Subsidiary), other than the Parties and their respective permitted successors and assigns, any legal or equitable or other rights or remedies under or by reason of any provision of this Agreement or otherwise create any third-party beneficiary rights in any employee of the Company or any Company Subsidiary, any beneficiary or dependent thereof or any collective bargaining representative thereof, with respect to the compensation, terms and conditions of employment and/or benefits that may be provided to any Continuing Employee by Parent, the Surviving Corporation or any of their Affiliates. Further, nothing contained in this Section 6.13 shall prohibit or limit the ability of Parent to amend, modify or terminate any benefit or compensation plan, program, policy, agreement, arrangement, or contract at any time or prevent Parent, the Surviving Corporation or any of their Affiliates, after the Effective Time, from terminating the employment of any Continuing Employee.
Section 6.14 Transaction Litigation. In the event that any litigation or other Proceeding of any stockholder related to this Agreement or the Transactions is initiated or, to the Knowledge of the Company, threatened against any of the Company or any Company Subsidiary or the members of the Company Board (or of any equivalent governing body of any Company Subsidiary) prior to the Effective Time, the Company shall promptly notify Parent of any such litigation or other Proceeding and shall keep Parent reasonably informed on a current basis with respect to the status thereof. The Company shall consult with Parent on a regular basis with respect to, and shall give Parent the opportunity to participate in the defense or settlement of, any security holder litigation or other Proceeding against the Company or its respective directors relating to the Transactions, and no such settlement shall be agreed to without the prior written consent of Parent, which shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing provisions of this Section 6.14, nothing herein shall require the Company to disclose any information if the Company reasonably determines that such disclosure would (A) constitute a violation of any Contract with respect to confidentiality or non-disclosure owing to a third party (including any Governmental Entity) to which the Company or any of the Company Subsidiaries is a party, (B) constitute a violation of any applicable Law or (C) result in a waiver of attorney-client privilege, work product doctrine or similar privilege; provided that information shall be disclosed subject to execution of a joint defense agreement in customary form, and disclosure may be limited to external counsel for Parent to the extent that the Company determines doing so may be reasonably required for the purpose of complying with applicable Antitrust Laws.
Section 6.15 Financing.
(a) Parent shall, and shall cause its Affiliates to, use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to arrange, obtain and consummate the Debt Financing on terms and conditions materially not less favorable than those described in the Debt Letters (including any flex provisions contained therein) no later than the time at which the Closing is required to occur pursuant to Section 2.3, including, subject in all respects to Section 6.15(d), using its reasonable best efforts to (i) (A) maintain in effect the Debt Letters and comply with all of their respective obligations thereunder, (B) negotiate, enter into and deliver definitive agreements with respect to the Debt Financing on terms and conditions materially no less favorable to those described in the Debt Letters (including any flex provisions contained therein), so that such agreements are in effect no later than the time at which the Closing is required to occur pursuant to Section 2.3 and (C) solely if the Debt Financing Sources thereunder fail to fund the Debt Financing in accordance with the terms thereof, enforce their rights under the Debt Letters and (ii) satisfy on a timely basis all the conditions to the Debt Financing and the definitive agreements related thereto that are in Parent’s (or its Affiliates’) control (it being understood that any condition where the failure to be so satisfied is a direct result of the Company’s failure to comply with Section 6.15(d) shall not be in Parent’s (or its Affiliates’) control). Without the prior written consent of the Company, Parent will not permit any amendment, supplement, replacement or modification to be made, or any waiver of any provision or remedy under, any of the Debt Letters to the extent that any such amendment, supplement, replacement or modification to be made to, or any waiver of any provision or remedy under, the Debt Letters would (i) add new conditions or expand any existing conditions to the consummation or availability of the Debt Financing as compared to those in the Debt Letters as of the date hereof, (ii) reduce the amount of the Debt Financing such that the aggregate funds that would be available on the Closing Date, together with other immediately available cash resources of the Parent, would not be sufficient to pay the Merger Consideration and any other amounts required to be paid in connection with the consummation of the Transactions, (iii) adversely affect the ability of the Parent to enforce its rights against the Debt Financing Sources party to the Debt Letters in the event such Debt Financing Sources fail to fund the Debt Financing in accordance with the terms of such Debt Letters or (iv) reasonably be expected to prevent, materially delay or impair the consummation of the Debt Financing contemplated hereby, it being understood and agreed that in any event, Parent may, without the written consent of the Company, amend, supplement, or otherwise modify or waive its rights under any Debt Letter to (i) terminate any Debt Letter in order to obtain, Substitute Debt Financing sources in lieu of the Debt Financing in accordance with the terms in Section 6.15(b) or (ii) add and appoint additional arrangers, bookrunners, underwriters, agents, lenders and similar entities, to provide for the assignment and reallocation of a portion of the financing commitments contained therein (it being understood that the aggregate commitments of the Debt Financing Sources party to the Debt Letters prior to such amendment or modification (but not the aggregate commitments thereunder) may be reduced in the amount of such additional party’s commitment). Parent shall as promptly as practicable (and in any event within two (2) Business Days thereof) provide the Company with copies of any replacement, amendment or waiver of any Debt Letters; provided that, in the case of any fee letter (including any exhibits, schedules and annexes thereto, or any replacement, amendment or waiver thereof), the fee amounts, pricing caps and the rates, amounts and other economic terms included in the “market flex” and certain other economic terms contained therein may be redacted so long as none of such redacted provisions adversely affect the conditionality, enforceability or termination provisions of the Debt Letters or reduce the aggregate principal amount of the Debt Financing contemplated thereby.
(b) Parent shall, to the extent requested by the Company from time to time, keep the Company reasonably informed on a reasonably current basis of the status of the Debt Financing and material developments with respect thereto. Parent shall as promptly as practicable after obtaining Knowledge thereof (and in any event within two (2) Business Days thereof), give the Company written notice of any (i) breach or default by Parent, its Affiliates, any Debt Financing Source party to or any other party to the Debt Letters or any definitive document related to the Debt Financing (or any event or circumstance, with or without notice, lapse of time, or both, would give rise to any breach or default), (ii) threatened in writing or actual withdrawal, repudiation, expiration, intention not to fund or termination of or relating to the Debt Letters or the Debt Financing, (iii) material dispute or disagreement between or among any parties to the Debt Letters or any definitive document related to the obligation to fund the Debt Financing or the commitment of any of the Debt Financing Sources or (iv) if for any reason Parent in good faith no longer believes it will be able to obtain all or any portion of the Debt Financing (other than as a result of the failure to be satisfied of any condition to the Debt Financing as a direct result of the Company’s failure to comply with Section 6.15(d), other than, in each case, to the extent that Parent has cash or other sources of funds reasonably available and subject to terms and conditions materially no less favorable to the Parent, when taken as a whole, than those in the Debt Letters to the Parent to pay the Merger Consideration. Parent shall pay, or cause to be paid, as the same shall become due and payable, all fees and other amounts payable by the Parent or its subsidiaries that become due and payable under the Debt Letters. In the event that new commitment letters and/or fee letters are entered into in accordance with any amendment, replacement, supplement or other modification of the Debt Letters permitted pursuant to this Section 6.15, such new commitment letters and/or fee letters shall be deemed to be a part of the “Debt Financing” and deemed to be the “Debt Letters” for all purposes of this Agreement. Parent shall as promptly as practicable (and in any event within two (2) Business Days thereof) deliver to the Company true, correct and complete copies of any termination, amendment, modification or replacement of the Debt Letters (which in the case of any fee letter and its exhibits, schedules annexes and amendments thereto, may be redacted for fee amounts, pricing caps and rates, amounts and other economic terms included in the “market flex” and for certain other economic terms, so long as none of such redacted provisions adversely affect the conditionality, enforceability or termination provisions of the Debt Letters or reduce the aggregate principal amount of the Debt Financing contemplated thereby). If any portion of the Debt Financing necessary for Parent to pay the Merger Consideration becomes unavailable on the terms and conditions contemplated by the Debt Letters (other than as a result of the Company’s breach of any provision of this Agreement or failure to satisfy the conditions applicable to it set forth in Section 7.1 and Section 7.3), become unavailable, Parent shall, and shall cause its Affiliates, as promptly as practicable following the occurrence of such event to, (x) notify the Company in writing thereof, (y) use their respective reasonable best efforts to obtain substitute financing (on terms and conditions that are not materially less favorable to Parent, taken as a whole, than the terms and conditions as set forth in the Debt Letters, taking into account any “market flex” provisions thereof) sufficient to enable Parent to consummate the Merger and the other Transactions in accordance with the terms hereof (the “Substitute Debt Financing”) and (z) use their respective reasonable best efforts to obtain a new financing commitment that provides for such Substitute Debt Financing and, as promptly as practicable after execution thereof (and in any event no later than two (2) Business Days) deliver to the Company true, complete and correct copies of the documentation evidencing the commitment with respect to such Substitute Debt Financing (which in the case of any fee letter and its exhibits, schedules annexes and amendments thereto, may be redacted for fee amounts, pricing caps and rates, amounts and other economic terms included in the “market flex” and for certain other economic terms, so long as none of such redacted provisions adversely affect the conditionality, enforceability or termination provisions of the Debt Letters or reduce the aggregate principal amount of the Debt Financing contemplated thereby). Upon obtaining any commitment for any such Substitute Debt Financing, such financing shall be deemed to be a part of the “Debt Financing” and any commitment letter for such Substitute Debt Financing shall be deemed the “Debt Letters” for all purposes of this Agreement.
(c) Notwithstanding anything contained in this Agreement to the contrary, Parent expressly acknowledge and agree that none of Parent’s obligations hereunder are conditioned in any manner upon Parent obtaining the Debt Financing, any Substitute Debt Financing or any other financing.

(d) From the date of this Agreement until the Closing, the Company shall, and shall cause the Company Subsidiaries and use its commercially reasonable efforts to cause its and their respective Representatives to, solely at the cost and expense of Parent, use commercially reasonable efforts to provide to Parent such customary cooperation and financial information to Parent as may be reasonably requested by Parent to assist Parent in arranging the Debt Financing or any offering of debt by Parent (including any offering of debt by Parent in exchange for any outstanding debt of the Company or any Company Subsidiary) in connection with the Transactions (any such offering, a “Take-Out or Exchange Offering”); which efforts shall include, using commercially reasonable efforts to:
(i) (A) at reasonable times, upon reasonable advanced notice and at reasonable locations, cause appropriate members of the management team of the Company to participate in a reasonable number of meetings, due diligence sessions, drafting sessions, “roadshow” presentations and similar presentations to and with prospective lenders, underwriters, arrangers, investors and rating agencies, in each case, to the extent usual and customary for financings of a type similar to the Debt Financing or any Take-Out or Exchange Offering, as applicable, and reasonably required in connection with the Debt Financing or Take-Out or Exchange Offering, as applicable, and (B) cooperate with prospective lenders, arrangers, underwriters and investors in performing their due diligence (with all of the foregoing to be virtual at the Company’s or such Person’s request);
(ii) (A) furnish Parent and its financing sources, as applicable, on a confidential basis with the Required Information as promptly as reasonably practicable following the reasonable request of Parent and (B) upon reasonable request by Parent, and as promptly thereafter as reasonably practical, periodically update any Required Information provided to Parent as may be necessary so such Required Information is Compliant;
(iii) assist with the preparation of customary information memoranda, offering memoranda, registration statements, prospectuses, lender and investor presentations, rating agency presentations and other similar documents and materials that are usual and customary for financings of a type similar to the Debt Financing or any Take-Out or Exchange Offering, as applicable (including authorization letters authorizing the distribution of information regarding the Company and Company Subsidiaries to potential providers of the Debt Financing of any Take-Out or Exchange Offering and confirming the absence of material non-public information relating to the Company and the Company Subsidiaries), in each case solely with respect to information relating to the business of the Company and the Company Subsidiaries;
(iv) assist Parent with the preparation of pro forma financial information and pro forma financial statements to the extent required by Regulation S-X or requested by Parent or its financing sources to be included in any marketing materials or offering documents of the type customary for financings of a type similar to the Debt Financing or any Take-Out or Exchange Offering, as applicable (provided that Parent shall be responsible for the preparation of any pro forma financial statements and related notes thereto);
(v) using commercially reasonable efforts to cause the Company’s independent public accountants to provide, consistent with customary practice or the requirements of Regulation S-K: (A) customary auditor consents (including consents of accountants for use of their reports in any materials (including any registration statement) relating to the Debt Financing or any Take-Out or Exchange Offering) and/or Parent’s filing and reporting obligations with the SEC,(B) customary comfort letters (including “negative assurance” comfort and change period comfort) with respect to financial information relating to the Company and the Company Subsidiaries as reasonably requested by Parent or its financing sources and as customary for financings similar to the Debt Financing or any Take-Out or Exchange Offering and (C) participation in a reasonable number of accounting due diligence sessions;
(vi) assist in the preparation, execution and delivery of customary definitive financing documentation (including, to the extent reasonably requested by Parent, officer’s certificates and schedules, in each case to the extent, and solely to the extent, such materials relate to information concerning the Company or the Company Subsidiaries) (provided that any obligations contained in such documents shall be effective no earlier than as of the Closing);

(vii) deliver customary payoff letters and provide for the release and termination of security interests against the Company and the Company Subsidiaries (including delivering prepayment or termination notices as required by the terms of any existing Indebtedness required to be repaid pursuant to this Agreement and delivering customary payoff letters contemplated by this Agreement and UCC-3 or equivalent financing statements or termination notices);
(viii) provide, at least three (3) Business Days prior to the Closing Date, all documentation required by applicable “know your customer” and anti-money laundering Laws, including the USA PATRIOT Act and 31 C.F.R. § 1010.230, related to the Company and its Subsidiaries that has been requested of the Company in writing at least ten (10) Business Days prior to the Closing Date;
(ix) cooperate in satisfying the conditions precedent to the Debt Financing and any Take-Out or Exchange Offering to the extent the satisfaction of such condition requires the cooperation of, or is within the control of, the Company or any Company Subsidiary, including by delivering at Closing share certificates, supplemental indentures, promissory notes and other instruments, and in each case transfer powers therefor, to Parent or its designee and preparing disclosure schedules, perfection certificates and other certificates and documents, in each case, as may be reasonably requested by Parent; and
(x) taking all corporate and other organizational actions reasonably requested by Parent necessary to permit the Debt Financing and any Take-Out or Exchange Offering, as applicable, subject to the occurrence of the Closing Date.
provided that (i) no such cooperation shall be required to the extent that it would (A) require the Company to take any action that in the good faith judgment of the Company unreasonably interferes with the ongoing business or operations of the Company and/or its Subsidiaries, (B) require the Company or any of its Subsidiaries to incur any fee, expense or other liability prior to the Effective Time for which it is not promptly reimbursed or indemnified by Parent, (C) cause any representation or warranty in this Agreement to be breached, (D) cause any condition to Closing to fail to be satisfied or otherwise cause any breach of this Agreement, (E) require any change in any fiscal period, (F) cause any breach of any applicable Law or any Contract to which the Company or any of its Subsidiaries is a party or (G) require the Company to provide or be responsible for (w) the preparation of any pro forma financial information, (x) any description of all or any component of the Debt Financing or any Take-Out or Exchange Offering or (y) projections, risk factors and other forward-looking statements relating to any component of the Debt Financing or any Take-Out or Exchange Offering and (ii) the Company and its Subsidiaries shall not be required to (x) enter into, execute, or approve any agreement or other documentation prior to the Closing or agree to any change or modification of any existing agreement or other documentation that would be effective prior to the Closing (other than the execution of customary authorization and representation letters) and (y) deliver any certificate or take any other action that would reasonably be expected to result in personal liability to a director, officer or other personnel, deliver any legal opinion or otherwise provide any information or take any action to the extent it could result in (1) a loss or waiver of any privilege or (2) in the disclosure of any trade secrets, customer-specific data or competitively sensitive information not otherwise required to be provided under this Agreement or the violation of any confidentiality obligation; provided that the Company or such Company Subsidiary shall use commercially reasonable efforts to provide an alternative means of disclosing or providing such information, and in the case of any confidentiality obligation, Company shall, to the extent permitted by such confidentiality obligations, notify Parent if any such information that Parent has specifically identified and requested is being withheld as a result of any such obligation of confidentiality.
(e) Parent shall promptly, upon reasonable written request by the Company, (i) reimburse the Company and its Subsidiaries for all out-of-pocket costs and expenses incurred by the Company or its Subsidiaries and their respective Representatives in connection with the cooperation and assistance contemplated by Section 6.15(d) (including, to the extent incurred at the request or consent of Parent, professional fees and expenses of accountants, legal counsel and other advisors) and (ii) indemnify and hold harmless the Company its Subsidiaries and its and their respective Representatives from and against any and all losses, damages, claims, costs and expenses (including reasonable and documented out-of-pocket attorneys’ fees and expenses) suffered or incurred as a result of the cooperation and assistance contemplated by this Section 6.15(e); provided that such indemnity shall not apply to any losses, damages, claims, costs and expenses (x) resulting from, or arising out of, the gross negligence, fraud, willful misconduct or material breach of this Agreement by or on the part of the Company, its subsidiaries and/or their respective Representatives and/or (y) constituting indirect, special, punitive or consequential damages. The Company hereby consents to the use of all of its and its Subsidiaries’ corporate logos, names and trademarks in connection with the Debt Financing and any Take-Out or Exchange Offering, provided that such logos, names and trademarks are used solely in a manner that is not intended to or reasonably likely to harm or disparage the Company or its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries.
(f) Parent acknowledges and agrees that (i) the obtaining of the Debt Financing is not a condition to Closing and (ii) a breach of this Section 6.15 shall not constitute a material breach of the Company for purposes of Section 7.3(b) unless (x) Parent has provided the Company with notice in writing of such breach (with reasonable specificity as to the basis for any such breach) and the Company has failed to cure such breach in a timely manner and (y) such breach is the proximate cause of the Debt Financing not being consummated.
Section 6.16 Stock Exchange De-listing; Exchange Act Deregistration. Parent shall, with the reasonable cooperation of the Company, take, or cause to be taken, all actions, and do or cause to be done all things, necessary, proper or advisable on its part under applicable Laws and rules and policies of the NYSE to enable the de-listing by the Surviving Corporation of the Company Common Stock from the NYSE and the deregistration of the Company Common Stock and other securities of the Company under the Exchange Act as promptly as practicable after the Effective Time.
Section 6.17 Distribution Transaction Agreements. Following the execution of this Agreement, to the extent the Distribution is to be consummated in accordance with this Agreement (including Section 2.1), the Company shall prepare the Distribution Transaction Agreements to consummate the Separation and the Distribution in accordance with Section 6.17 of the Company Disclosure Letter and otherwise on terms that are customary for similar agreements. Subject to the limitations set forth in Section 6.7 (which shall apply to this Section 6.17 mutatis mutandis), the Company shall provide drafts of the Distribution Transaction Agreements to Parent and its Representatives reasonably in advance of filing forms of the Distribution Transaction Agreements with the SpinCo Registration Statement, shall make its applicable employees, representatives and advisors available to Parent’s Representatives a reasonable number of times upon reasonable prior notice (and during normal business hours) for purposes of discussing the draft Distribution Transaction Agreements, and shall consider in good faith the timely comments of Parent’s Representatives to such documents. To the extent the Distribution is to be consummated in accordance with this Agreement (including Section 2.1), subject to the conditions of this Agreement, prior to the Distribution, the Company and its applicable Subsidiaries, Parent and its applicable Subsidiaries and SpinCo and its applicable Subsidiaries shall enter into the Distribution Transaction Agreements, in each case in form and substance consistent with the terms of this Agreement, including Section 6.17 of the Company Disclosure Letter.
ARTICLE VII
CONDITIONS TO CONSUMMATION OF THE MERGER
Section 7.1 Mutual Closing Conditions. The obligations of each of the Parties to consummate the Merger and the obligations of the Company to consummate the Separation and the Distribution (if applicable) are conditioned upon the satisfaction at or prior to the Closing (or waiver by both the Company and Parent, to the extent permitted by applicable Law) of each of the following:
(a) Stockholder Approval. The Company Stockholder Approval shall have been obtained in accordance with applicable Law and the Organizational Documents of the Company.
(b) No Injunctions or Restraints. No Governmental Entity having jurisdiction over any Party shall have issued any order (whether preliminary, temporary or permanent) or taken any other action, in each case restraining, enjoining or otherwise prohibiting the consummation of the Transactions nor any Law shall be in effect that makes consummation of the Transactions illegal or otherwise prohibited.
(c) Regulatory Approval. The waiting period (or any extension thereof) applicable to the Transactions under the HSR Act has expired or been terminated, and any agreement with any Governmental Entity not to close the transaction shall have expired or been terminated.

Section 7.2 Additional Company Conditions to Closing. The obligation of the Company to consummate the Merger and the Separation and the Distribution (if applicable) is further conditioned upon satisfaction (or waiver by the Company) at or prior to the Closing of each of the following:
(a) The representations and warranties of Parent and Merger Sub contained in this Agreement are true and correct as of the date of this Agreement and as of the Closing Date, as if made as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” set forth in any such representation or warranty) would not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect.
(b) Each and all of the agreements and covenants of Parent and the Parent Subsidiaries to be performed and complied with pursuant to this Agreement on or prior to the Effective Time have been duly performed and complied with in all material respects.
(c) The Company shall have received a certificate of Parent signed by an executive officer of Parent, dated the Closing Date, confirming that the conditions in Section 7.2(a) and Section 7.2(b) have been satisfied.
Section 7.3 Additional Parent Conditions to Closing. The obligation of Parent and Merger Sub to consummate the Merger is further conditioned upon satisfaction (or waiver by Parent) at or prior to the Closing of each of the following:
(a) The representations and warranties of the Company contained in (i) this Agreement (other than those set forth in Section 4.2(a) and Section 4.8(a)) are true and correct as of the date of this Agreement and as of the Closing Date (or, if this Agreement is terminated pursuant to Section 8.1(c), as of the date of such termination), as if made as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” set forth in any such representation or warranty) would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect, (ii) Section 4.2(a) are true and correct as of the date of this Agreement and as of the Closing Date (or, if this Agreement is terminated pursuant to Section 8.1(c), as of the date of such termination), as if made as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except for any immaterial inaccuracies, and (iii) Section 4.8(a) are true and correct as of the date of this Agreement and as of the Closing Date (or, if this Agreement is terminated pursuant to Section 8.1(c), as of the date of such termination), as if made as of such time, in the case of each of clauses (i), (ii) and (iii) of this Section 7.3(a), disregarding the Divestment Actions (including, for the avoidance of doubt, the Separation and the Distribution) or any effects thereof.
(b) Each and all of the agreements and covenants of the Company and the Company Subsidiaries to be performed and complied with pursuant to this Agreement on or prior to the Effective Time have been duly performed and complied with in all material respects.
(c) Parent shall have received a certificate of the Company signed by an executive officer of the Company, dated the Closing Date, confirming that the conditions in Section 7.3(a) and Section 7.3(b) have been satisfied.
Section 7.4 Frustration of Closing Conditions. None of the Parties may rely, either as a basis for not consummating the Merger or for terminating this Agreement, on the failure of any condition set forth in Section 7.1, Section 7.2 or Section 7.3, as the case may be, to be satisfied if such failure was caused by such Party’s breach of any provision of this Agreement.
ARTICLE VIII
TERMINATION
Section 8.1 Termination of Agreement. This Agreement may be terminated at any time prior to the Closing as follows:
(a) by the mutual written consent of the Company and Parent in a written instrument;
(b) by the Company or Parent, if any Governmental Entity having jurisdiction over any Party shall have issued a final nonappealable order or taken any other action, in each case permanently restraining, enjoining or otherwise prohibiting the consummation of the Transactions or any Law that permanently makes consummation of the Transactions illegal or otherwise prohibited shall be in effect; provided that the right to terminate this Agreement under this Section 8.1(b) shall not be available to the Company, on the one hand, or Parent, on the other hand, if such order or Law was primarily due to a breach by the Company, on the one hand, or either Parent or Merger Sub, on the other hand, of this Agreement;
(c) by Parent, if the Company has breached this Agreement, which breach would result in the failure of a condition set forth in Section 7.3(a) or Section 7.3(b) to be satisfied and such breach is incapable of being cured or, if capable of being cured, is not cured by the earlier of (x) the Outside Date or (y) thirty (30) days following receipt by the Company of notice of such breach from Parent; provided that the right to terminate this Agreement pursuant to this Section 8.1(c) shall not be available if either Parent or Merger Sub is itself in breach of this Agreement, and which breach would result in the failure of a condition set forth in Section 7.2(a) or Section 7.2(b);
(d) by the Company, if either Parent or Merger Sub has breached this Agreement, which breach would result in the failure of a condition set forth in Section 7.2(a) or Section 7.2(b) to be satisfied and such breach is incapable of being cured or, if capable of being cured, is not cured by the earlier of (x) the Outside Date or (y) thirty (30) days following receipt by Parent of notice of such breach from the Company; provided that the right to terminate this Agreement pursuant to this Section 8.1(d) shall not be available if the Company is itself in breach of in this Agreement, and which breach would result in the failure of a condition set forth in Section 7.3(a) or Section 7.3(b);
(e) by the Company or Parent, if the Closing does not occur on or before January 13, 2024 (such date as may be extended pursuant to this Section 8.1(e), the “Outside Date”), provided that the right to terminate this Agreement pursuant to this Section 8.1(e) shall not be available to the Company, on the one hand, or Parent, on the other hand, if the failure of the Closing to occur prior to such time was primarily due to a material breach of the Company, on the one hand, or either Parent or Merger Sub, on the other hand, of this Agreement; provided, further, that if on such date the condition to Closing set forth in Section 7.1(b) (if the failure of such condition to be then satisfied is due to an Antitrust Law) or Section 7.1(c) shall not have been satisfied but all other conditions to Closing set forth in ARTICLE VII shall have been satisfied (or in the case of conditions that by their terms are to be satisfied at the Closing, shall be capable of being satisfied or waived by the Parties entitled to the benefit of such conditions at the Closing), excluding, in each case, any condition which has not been satisfied primarily due to Parent’s breach of this Agreement, the Outside Date may be extended by either Parent or the Company by written notice to the Company or Parent, respectively, for one or more 30-day periods not to exceed 270 days in the aggregate (inclusive of any other extensions by the other Party pursuant to this Section 8.1(e)), provided, further, however, that neither Parent, on the one hand, nor the Company, on the other hand, shall have the right to extend the Outside Date if either Parent or Merger Sub, on the one hand, or the Company, on the other hand, has as of such time failed to duly perform and comply with each and all of the agreements and covenants of such party to be performed and complied with pursuant to this Agreement in all material respects.
(f) by Parent, if all of the Stockholder Consents have not been delivered by the Company by 5:01 PM EST on October 18, 2022;
(g) by Parent prior to the time the Company Stockholder Approval is obtained, if (i) the Company Board or any committee thereof shall have effected a Company Change in Recommendation or (ii) the Company is in breach in any material respect of Section 6.4; or
(h) by the Company, (i) if all conditions to Closing set forth in ARTICLE VII have been satisfied (or in the case of conditions that by their terms are to be satisfied at the Closing, are capable of being satisfied or waived by all parties entitled to the benefit of such conditions at the Closing) as of the date the Closing should have occurred pursuant to Section 2.3, (ii) the Company has irrevocably confirmed in writing that the Company stands ready, willing and able to consummate the Transactions and will consummate the Transactions if the Closing occurs, and (iii) Parent or Merger Sub has failed to consummate the Merger within three (3) Business Days following the later of (x) the date on which the Closing should have occurred pursuant to Section 2.3 and (y) delivery of such confirmation by the Company.

Section 8.2 Procedure Upon Termination. In the event of valid termination of this Agreement by Parent or the Company, or both, pursuant to Section 8.1, written notice thereof shall be given to the Other Party, and this Agreement will terminate, effective immediately upon delivery of such written notice to the Other Party, without further action by Parent or the Company.
Section 8.3 Effect of Termination. In the event that this Agreement is validly terminated as provided in Section 8.1, each of the Parties will be relieved of its duties and obligations arising under this Agreement after the date of such termination and such termination will be without liability to Parent or the Company; provided that the agreements and obligations of the Parties set forth in Section 6.7(b), Section 6.15(e), this Section 8.3, Section 8.4 and ARTICLE IX (other than Section 9.14) hereof will survive any such termination and are enforceable hereunder; provided, further, that nothing in this Agreement shall release any Party from liability for fraud or any Willful Breach of any covenant or agreement contained herein occurring prior to termination, or as provided in the Confidentiality Agreement or the Clean Team Agreement, in which case the aggrieved Party shall be entitled to all rights and remedies available at law or in equity.
Section 8.4 Fees and Expenses.
(a) In the event that (A) prior to the termination of this Agreement, a Company Acquisition Proposal is publicly submitted, publicly proposed, publicly disclosed prior to, and not withdrawn prior to, the receipt of the Company Stockholder Approval, (B) this Agreement is terminated by the Company or Parent pursuant to Section 8.1(e) (Outside Date) prior to the receipt of the Company Stockholder Approval or Section 8.1(f) (Failure to Obtain Company Stockholder Approval) and (C) the Company enters into a definitive agreement with respect to, or consummates, a Company Acquisition Proposal within twelve (12) months after the date this Agreement is terminated, then the Company will pay (or cause to be paid) to Parent the Company Termination Fee upon the earliest date of when such definitive agreement is executed or such Company Acquisition Proposal is consummated. For purposes of this Section 8.4(a), any reference in the definition of Company Acquisition Transaction to “20%” shall be deemed to be to be a reference to “more than 50%.”
(b) In the event this Agreement is terminated by Parent pursuant to Section 8.1(f) (Failure to Obtain Company Stockholder Approval) or Section 8.1(g) (Company Change in Recommendation or Material Breach of Non-Solicit), the Company will pay (or cause to be paid) to Parent the Company Termination Fee within two (2) Business Days of termination of this Agreement.
(c) In the event that: (i) Parent or the Company shall terminate this Agreement pursuant to Section 8.1(e) and, at the time of such termination, (x) the conditions set forth in Section 7.1(a), Section 7.1(b), Section 7.3(a) and Section 7.3(b) have been satisfied (other than, in the case of Section 7.1(b), for the failure to be satisfied resulting from an injunction or order entered or issued by a Governmental Entity under any Antitrust Law or the adoption, enactment or promulgation by a Governmental Entity of any Antitrust Law) and (y) the condition set forth in Section 7.1(c) has not been satisfied or (ii) Parent or the Company shall terminate this Agreement pursuant to Section 8.1(b) as the result of an injunction or order entered or issued by a Governmental Entity under any Antitrust Law or the adoption, enactment or promulgation by a Governmental Entity of any Antitrust Law, or (iii) the Company shall terminate this Agreement pursuant to Section 8.1(h) or Parent or the Company shall terminate this Agreement pursuant to Section 8.1(e) at a time when the Company could have terminated this Agreement pursuant to Section 8.1(b) or Section 8.1(h), then in any such case Parent will pay to the Company the Parent Termination Fee (A) in the case of the termination by the Company, within two (2) Business Days of termination of this Agreement or, (B) in the case of termination by Parent, contemporaneously with the termination of this Agreement.
(d) As used herein, “Company Termination Fee” means a cash amount equal to $318,000,000. As used herein, “Parent Termination Fee” means a cash amount equal to $600,000,000.
(e) Any payment of the Company Termination Fee or the Parent Termination Fee will be made in cash by wire transfer of same day funds to an account designated in writing by the recipient of such payment. In no event shall Parent be entitled to receive more than one payment of the Company Termination Fee in connection with this Agreement. In no event shall the Company be entitled to receive more than one payment of the Parent Termination Fee in connection with this Agreement.

(f) Each of the Parties acknowledges that the provisions of this Section 8.4 are an integral part of the Transactions and that, without these agreements, the Other Party would not enter into this Agreement; accordingly, if the Company or Parent fails to promptly pay the Company Termination Fee or Parent Termination Fee required to be paid by such Party pursuant to this Section 8.4, interest shall accrue on such amount from the date such payment was required to be paid pursuant to the terms of this Agreement until the date of payment at an annual rate equal to the prime rate set forth in The Wall Street Journal in effect on the date such payment was required to be made, and if, in order to obtain such payment, Parent or the Company, as applicable, commences a Proceeding that results in judgment for Parent or the Company, as applicable for such amount, the Party obligated to make such payment shall pay the Other Party its reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with such Proceeding.
(g) Subject to Section 8.3, and Section 9.9, (i) in the event that this Agreement is terminated under circumstances where the Company Termination Fee is payable pursuant to this Section 8.4, the payment of the Company Termination Fee (and any amounts payable pursuant to Section 8.4(f)) shall be the sole and exclusive remedy of Parent and Merger Sub against the Company for all losses and damages suffered as a result of the failure of the Transactions to be consummated or for a breach or failure to perform hereunder or otherwise, and upon payment of such amount, none of the Company, the Company Subsidiaries or any of their respective Representatives shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions and (ii) in the event that this Agreement is terminated under circumstances where the Parent Termination Fee is payable pursuant to this this Section 8.4, the payment of the Parent Termination Fee (and any amounts payable pursuant to Section 8.4(f)) and the expense reimbursement and indemnification pursuant to Section 6.15(e) shall be the sole and exclusive remedy of the Company for all losses and damages suffered as a result of the failure of the Transactions to be consummated or for a breach or failure to perform hereunder or otherwise, and upon payment of such amount, none of the Parent, the Parent Subsidiaries or the Debt Financing Sources or any of their respective Representatives shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions.
ARTICLE IX
MISCELLANEOUS
Section 9.1 Amendments and Waivers. At any time prior to the Effective Time, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Parent and Merger Sub or, in the case of a waiver, by the Party against whom the waiver is to be effective; provided, however, that following receipt of either Common Stockholder Approval or the Preferred Stockholder Approval, if any such amendment or waiver shall by applicable Law or in accordance with the rules and regulations of the NYSE require the further approval by the stockholders of the Company the effectiveness of such amendment or waiver shall be subject to the approval of the stockholders of the Company. Notwithstanding the foregoing, no failure or delay by the Company or Parent in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Subject to Section 8.4(g), the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Law.
Section 9.2 Counterparts. This Agreement may be executed in any number of counterparts, each of which is an original, and all of which, when taken together, constitute one Agreement. Delivery of an executed signature page of this Agreement by facsimile or other customary means of electronic transmission (e.g., “pdf”) will be effective as delivery of a manually executed counterpart hereof.

Section 9.3 Notices. Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered or sent if delivered in person, (ii) on the fifth (5th) Business Day after dispatch by registered or certified mail, (iii) on the next Business Day if transmitted by national overnight courier or (iv) on the date delivered if sent by email (provided that confirmation of email transmission is obtained), in each case as follows (or at such other address for a Party as shall be specified by like notice):

(a)	If to Parent or Merger Sub, to:

The Kroger Co. 1014 Vine St, Cincinnati, OH 45202 Attention: Christine S. Wheatley, Group Vice President, Secretary, and General Counsel E-mail: christine.wheatley@kroger.com with a copy (which does not constitute notice) to:

Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, NY 10153 Attention: Michael J. Aiello; Sachin Kohli Email: michael.aiello@weil.com; sachin.kohli@weil.com

(b)	If to the Company, to:

Albertsons Companies, Inc. 250 E Parkcenter Blvd. Boise, ID 83706 Attention: Juliette Pryor, Executive Vice President and General Counsel E-mail: juliette.pryor@albertsons.com with a copy (which does not constitute notice) to:

Jenner & Block LLP 1155 Avenue of the Americas
New York, NY 10036-2711
Attention: Kevin T. Collins, Alexander J. May and Edward L. Prokop
Email: kcollins@jenner.com, amay@jenner.com and eprokop@jenner.com

Section 9.4. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the Parties without the prior written consent of the Other Party, except that (a) Merger Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to any wholly owned Subsidiary of Parent, (b) Parent may assign any of its rights (but not delegate any of its obligations) under this Agreement to one or more wholly owned Subsidiaries of Parent but, in each case, no such assignment shall relieve Parent of any of its obligations hereunder and (c) the Company may assign any of its rights (but not delegate any of its obligations) under Section 8.4 to one or more wholly owned Subsidiaries, but no such assignment shall relieve the Company of any of its obligations hereunder. Any purported assignment not permitted under this Section 9.4 shall be null and void.
Section 9.5 Entire Understanding: No Third-Party Beneficiaries. This Agreement, together with the Confidentiality Agreement, the Clean Team Agreement and any other documents and instruments executed pursuant hereto, constitutes the entire agreement and understanding of the Parties with respect to the matters therein and herein and supersedes all prior agreements and understandings on such matters. The provisions of this Agreement are binding upon and inure to the benefit of the Parties hereto and, subject to Section 9.4, their respective successors and assigns. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the Parties hereto and their respective successors except following the Effective Time, except (i) as provided in Section 6.11 (which will be to the benefit of the Persons referred to in such Section), (ii) for the rights of the Company to pursue, on behalf of the holders of Company Common Stock, damages (including damages incurred or suffered by the holders of Company Common Stock in the event such holders of Company Common Stock would not receive the benefit of the bargain negotiated by the Company on their behalf as set forth in this Agreement) in the event of Parent’s breach of this Agreement, (iii) for following the Effective Time, the rights of holders of Company Common Stock and holders of Company Preferred Stock to receive the Merger Consideration and, as the case may be, the Pre-Closing Dividend, and (iv) for following the Effective Time, the rights of holders of Company Equity Awards to receive as the treatment provided for in Section 3.2 and (v) as provided in Section 9.8 (which will be to the benefit of the Persons referred to in such Section).
Section 9.6 Severability. Any term or provision of this Agreement that is invalid, illegal or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective only to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions of this Agreement in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction. If a final Judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the Parties agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the Parties agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.
Section 9.7 Governing Law; Venue; Waiver of Jury Trial.
(a) This Agreement, and all claims or causes of action (whether at Law, in contract or in tort or otherwise) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.
(b) The Parties irrevocably submit to the jurisdiction of the Court of Chancery of the State of Delaware or, if the Court of Chancery of the State of Delaware lacks jurisdiction over such matter, the Superior Court of the State of Delaware and the federal courts of the United States of America located in the State of Delaware, in connection with any dispute that arises in respect of this Agreement and the documents referred to in this Agreement or in respect of the Transactions, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for interpretation or enforcement hereof or any such document that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the Parties irrevocably agree that all claims with respect to such action, suit or proceeding shall be heard and determined exclusively by such a Delaware state or federal court. The Parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with such action, suit or proceeding in the manner provided in Section 9.3 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.
(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER;

(III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS Section 9.7.
Section 9.8 No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, or the Distribution Transaction Agreements or any document, certificate or instrument delivered in connection herewith or otherwise (together, the “Transaction Documents”), each Party acknowledges and agrees, on behalf of itself and its respective Related Persons, that all Proceedings that may be based upon, in respect of, arise under, out of, by reason of, be connected with, or relate in any manner to (a) this Agreement or any Transaction Document or the Transactions, (b) the negotiation, execution or performance of this Agreement or any other Transaction Document (including any representation or warranty made in, in connection with, or as an inducement to, any of the foregoing documents), (c) any breach or violation of this Agreement or any other Transaction Document and (d) the failure of the Transactions to be consummated, in each case may be made only against (and are those solely of) the Persons that are expressly identified Parties, as applicable. In furtherance and not in limitation of the foregoing, each Party acknowledges and agrees, on behalf of itself and its respective Related Persons, that no recourse under this Agreement or any other Transaction Document or in connection with any Transactions shall be sought or had against any such other Person and no such other Person shall have any Liabilities (whether in contract or in tort, in law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, partnership, limited partnership or limited liability company veil or any other theory or doctrine) of any nature whatsoever arising under, out of, in connection with or related in any manner to the items in the preceding clauses (a) through (d), it being expressly agreed and acknowledged that no personal liability or Liabilities whatsoever shall attach to, be imposed on or otherwise be incurred by any direct or indirect, past, present or future shareholder, equity holder, controlling person, member, partner (limited or general), manager, director, officer, employee, lender, financing source (including, in the case of Parent, Merger Sub, and their respective Affiliates, the Debt Financing Sources), Affiliate, agent or other representative of any Party or any Affiliate of any Party (collectively, with such Person’s assignees, successors and assigns, the “Related Persons”), through Parent, Merger Sub, the Company, its Subsidiaries or otherwise, whether by or through attempted piercing of the corporate, partnership, limited partnership or limited liability company veil, by or through a claim by or on behalf of any party hereto, as applicable, by the enforcement of any assessment or by any legal or equitable actions, suits, claims, investigations or proceedings, by virtue of any Law, or otherwise, except for (i) claims against any Person that is party to, and solely pursuant to the express terms and conditions of, the applicable Transaction Document(s), (ii) claims against any Person that is party to, and solely pursuant to the express terms and conditions of the Confidentiality Agreement, and (iii) claims Parent or Merger Sub may, in their sole discretion, assert against the Debt Financing Sources pursuant to the express terms and conditions of the Debt Commitment Letter.
Section 9.9 Specific Performance. The Parties agree that irreparable damage, for which monetary damages or other legal remedies, even if available, would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed (including failing to take such actions as are required of it hereunder to consummate this Agreement) in accordance with their specific terms or were otherwise breached by the Parties. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware or, if the Court of Chancery of the State of Delaware lacks jurisdiction over such matter, the Superior Court of the State of Delaware and the federal courts of the United States of America located in the State of Delaware, without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees not to raise any objections to the availability of the equitable remedy of specific performance and further agrees not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach. Each Party further agrees that neither the Other Party nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 9.9, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.
Section 9.10 Transfer Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including penalties and interest) incurred by Parent, the Company or any Company Subsidiary in connection with the Merger shall be paid (or shall be caused to be paid) by the Surviving Corporation when due. Any such transfer taxes shall be paid using the Company or any Company Subsidiary’s cash or cash equivalents on hand measured as of the Closing Date prior to the Closing.
Section 9.11 Expenses. Except as otherwise provided in this Agreement, each Party shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the Transactions.
Section 9.12 Incorporation of Exhibits. The Company Disclosure Letter, the Parent Disclosure Letter and all Exhibits and schedules attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.
Section 9.13 Company Disclosure Letter References. All capitalized terms not defined in the Company Disclosure Letter shall have the meanings assigned to them in this Agreement. The Company Disclosure Letter shall, for all purposes in this Agreement, be arranged in numbered and lettered parts and subparts corresponding to the numbered and lettered sections and subsections contained in this Agreement. Each item disclosed in the Company Disclosure Letter shall constitute an exception to or, as applicable, disclosure for the purposes of, the representations and warranties (or covenants, as applicable) to which it makes express reference and shall also be deemed to be disclosed or set forth for the purposes of every other part in the Company Disclosure Letter relating to the Company’s representations and warranties (or covenants, as applicable) set forth in this Agreement to the extent a cross-reference within the Company Disclosure Letter is expressly made to such other part in the Company Disclosure Letter, as well as to the extent that the relevance of such item as an exception to or, as applicable, disclosure for purposes of, such other section of this Agreement is reasonably apparent from the face of such disclosure. The listing of any matter on the Company Disclosure Letter shall not be deemed to constitute an admission by the Company, or to otherwise imply, that any such matter is material, is required to be disclosed by the Company under this Agreement or falls within relevant minimum thresholds or materiality standards set forth in this Agreement. No disclosure in the Company Disclosure Letter relating to any possible breach or violation by the Company of any Contract or Law shall be construed as an admission or indication that any such breach or violation exists or has actually occurred. In no event shall the listing of any matter in the Company Disclosure Letter be deemed or interpreted to expand the scope of the Company’s representations, warranties, covenants or agreements set forth in this Agreement.
Section 9.14 Survival. The representations and warranties contained in this Agreement or in any certificates or other documents delivered prior to or as of the Effective Time shall survive until (but not beyond) the Effective Time. The covenants and agreements of the Parties (including the Surviving Corporation) that by their terms contemplate performance following the Effective Time shall survive the Effective Time without limitation (except for those which, by their terms, contemplate a shorter survival period).
Section 9.15 Certain Financing Provisions. Notwithstanding anything in this Agreement to the contrary, each of the Company on behalf of itself and its Subsidiaries and its Affiliates, and their respective directors, officers, employees, consultants, financial advisors, accountants, legal counsel, investment bankers and other agents, advisors and representatives (collectively, the “Company Parties”) hereby: (a) agrees that any suit, action or proceeding, whether in law or in equity, whether in contract or in tort or otherwise, directly involving any Debt Financing Source Related Party, arising out of or relating to this Agreement, the Debt Financing or any of the agreements (including any of the Debt Letters and any definitive documentation) entered into with respect to the Debt Financing or any Take-Out or Exchange Offering or any of the transactions contemplated hereby or thereby or the performance of any services thereunder shall be subject to the exclusive jurisdiction of any federal or state court in the County of New York, New York, so long as such forum is and remains available, and any appellate court thereof and each party hereto irrevocably submits itself and its property with respect to any such suit, action or proceeding to the exclusive jurisdiction of such court; (b) agrees that any such suit, action or proceeding shall be governed by the laws of the State of New York (without giving effect to any conflicts of law principles that would result in the application of the laws of another state), except as expressly otherwise provided in any applicable Debt Letter or other applicable definitive document relating to the Debt Financing; (c) agrees not to bring or support or permit any Company Party to bring or support any suit, action or proceeding of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against any Debt Financing Source Related Party in any way arising out of or relating to this Agreement, the Debt Financing (including any Take-Out or Exchange Offering), any Debt Letter or any definitive documentation relating thereto or any of the transactions contemplated hereby or thereby or the performance of any services thereunder in any forum other than any federal or state court in the County of New York, New York; (d) irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court; (e) knowingly, intentionally and voluntarily waives to the fullest extent permitted by applicable law trial by jury in any suit, action or proceeding brought against any Debt Financing Source Related Party in any way arising out of or relating to this Agreement, the Debt Financing (including any Take-Out or Exchange Offering), any Debt Letter or any definitive documentation relating thereto or any of the transactions contemplated hereby or thereby or the performance of any services thereunder; (f) agrees that none of the Debt Financing Source Related Parties will have any liability to any of the Company Parties relating to or arising out of this Agreement, the Debt Financing (including any Take-Out or Exchange Offering), any Debt Letter or any definitive documentation relating thereto or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, whether in law or in equity, whether in contract or in tort or otherwise; and (g) agrees that (and each other party hereto agrees that) the Debt Financing Source Related Parties are express third party beneficiaries of, and may enforce, any of the provisions of this Section 9.15, and such provisions and the definition of “Debt Financing Source” and “Debt Financing Source Related Parties” shall not be amended in any way adverse to any Debt Financing Source Related Party without the prior written consent of each of the Debt Financing Sources. Notwithstanding the foregoing, nothing in this Section 9.15 shall in any way limit or modify the rights and obligations of the Parent and Merger Sub under this Agreement or any Debt Financing Source Related Party’s obligations, if any, to Parent and Merger Sub (solely to the extent Merger Sub is party thereto) and, from and after the Effective Time, the Surviving Corporation and its Subsidiaries (solely to the extent the Surviving Corporation or such Subsidiary is a party thereto) under the Debt Letters, the Debt Financing or any of the agreements entered into in connection with the Debt Financing.
[Signature pages follow]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first written above.
ALBERTSONS COMPANIES, INC.

By:	/s/ Vivek Sankaran
Name: Vivek Sankaran
Title: Chief Executive Officer

THE KROGER CO.

By:	/s/ W. Rodney McMullen
Name: W. Rodney McMullen
Title: Chairman of the Board and Chief Executive Officer

KETTLE MERGER SUB, INC.

By:	/s/ Christine S. Wheatley
Name: Christine S. Wheatley
Title: President

Annex B
PERSONAL AND CONFIDENTIAL
October 13, 2022
Board of Directors
Albertsons Companies, Inc.
250 Parkcenter Blvd.
Boise, Idaho 83706
Ladies and Gentlemen:
You have requested our opinion as to the fairness from a financial point of view to the holders (other than The Kroger Co. (“Kroger”) and its affiliates) of the outstanding shares of Class A Common Stock, par value $0.01 per share (the “Shares”), of Albertsons Companies, Inc. (the “Company”) of the Aggregate Consideration (as defined below) to be paid to such holders pursuant to the Agreement and Plan of Merger, dated as of October 13, 2022 (the “Agreement”), by and among the Company, Kroger, and Kettle Merger Sub, Inc., a wholly owned subsidiary of Kroger (“Merger Sub”). Pursuant to the Agreement, (i) Merger Sub will be merged with and into the Company (the “Merger”) and each outstanding Share (excluding Shares owned by the Company or its subsidiaries or Kroger, Merger Sub or any of their respective subsidiaries, Dissenting Shares (as defined in the Agreement) and Company Restricted Stock Awards (as defined in the Agreement)) will be converted into the right to receive the Common Merger Consideration (as defined in the Agreement) (the “Merger Consideration”), (ii) the Company shall pay the Pre-Closing Dividend (as defined in the Agreement) (the per share amount of the Pre-Closing Dividend payable to holders of Shares pursuant to the Agreement, the “Cash Dividend”) and (iii) certain assets and liabilities of Kroger and the Company may be separated and transferred to a newly formed wholly owned subsidiary of the Company (“SpinCo”), the shares of which (the “SpinCo Shares”) may be distributed to, or granted to a trust for the benefit of, the holders of the Shares and holders of the Company Preferred Stock (as defined in the Agreement) in the Distribution (as defined in the Agreement). Pursuant to the Agreement, the Distribution may be effected by virtue of the Merger or by way of dividend or other distribution (including via a grant to a trust), in each case as the Company may elect in accordance with the terms thereof. For the purposes of this opinion, the “Aggregate Consideration” shall mean (a) the Merger Consideration, plus (b) the Cash Dividend, plus (c) solely in the event the Company elects to effect the Distribution by way of dividend or other distribution not later than the effectiveness of the Merger, the number of SpinCo Shares (or, if structured via a grant to a trust, the pro rata portion of all of the beneficiary interests (or similar interests) in such trust) to be dividended or otherwise distributed in respect of each Share pursuant to the Agreement. Pursuant to the Agreement, if the Company elects to effect the Distribution by virtue of the Merger, the Merger Consideration shall be comprised of a combination of cash and SpinCo Shares.
Goldman Sachs & Co. LLC and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs & Co. LLC and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, Kroger, SpinCo, any of their respective affiliates and third parties, including Cerberus Capital Management, L.P (“Cerberus”) and Klaff Realty, L.P. (“Klaff”), significant shareholders of the Company, or any currency or commodity that may be involved in the transaction contemplated by the Agreement (the “Transaction”). We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, the principal portion of which is contingent upon consummation of the Transaction, and the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. We have provided certain financial advisory and/or underwriting services to the Company and/or its affiliates from time to time for which our Investment Banking Division has received, and may receive, compensation, including having acted as a book runner with respect to an add-on bond offering in December 2020 (aggregate principal amount $600,000,000). We also have provided certain financial advisory and/or underwriting services to Kroger and/or its affiliates from time to time for which our Investment Banking Division has received, and may receive, compensation, including having acted as a co-manager with respect to Kiwi’s senior notes offering (aggregate principal amount $500,000,000) by Kroger in January 2021.

Board of Directors
Albertsons Companies, Inc.
October 13, 2022

We also have provided certain financial advisory and/or underwriting services to Cerberus and/or its affiliates from time to time for which our Investment Banking Division has received, and may receive, compensation, including having acted as (i) financial advisor to Cerberus Telecom Acquisition Corp., a special purpose acquisition company sponsored by Cerberus (“CTAC”), with respect to its business combination with KORE Wireless Group, Inc. in September 2021, (ii) a book runner with respect to a follow-on offering of 15,000,000 shares of Deutsche Bank for Cerberus (Germany) in February 2022, (iii) a book runner with respect to a bridge financing for Cerberus in February 2022, (iv) the lead left book runner with respect to a high yield debt offering for Cerberus in February 2022, (v) a co-placement agent in connection with a PIPE investment in CTAC (aggregate investment $225,000,000) in September 2021, (vi) a book runner with respect to a bank loan to Cerberus to acquire the Performance Chemicals Business of PQ Group Holdings in April 2021, (vii) the lead left book runner with respect to a first lien term loan facility (aggregate principal amount $730,000,000) for SubCom LLC, a portfolio company of Cerberus, in April 2021, (viii) a book runner with respect to an offering of senior non-preferred benchmark bonds (aggregate principal amount EUR 500,000,000) of Hamburg Commercial Bank, a portfolio company of Cerberus (“HCOB”), in September 2021, (ix) a co-manager with respect to an offering for My Money Bank SA, a portfolio company of Cerberus, in July 2021, (x) a book runner with respect to an offering of senior non-preferred benchmark bonds (aggregate principal amount (EUR 500,000,000) of HCOB in November 2020 and (xi) a lead arranger with respect to an offering of additional tier 1 notes of BAWAG Group AG, a portfolio company of Cerberus, in September 2020. We may also in the future provide financial advisory and/or underwriting services to the Company, Kroger, SpinCo, Cerberus, Klaff and their respective affiliates and/or, as applicable, portfolio companies for which our Investment Banking Division may receive compensation. Affiliates of Goldman Sachs & Co. LLC also may have co-invested with Cerberus, Klaff and their respective affiliates from time to time and may have invested in limited partnership units of affiliates of Cerberus and/or Klaff from time to time and may do so in the future.
In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to stockholders and Annual Reports on Form 10-K of the Company for the five fiscal years ended February 26, 2022 and of Kroger for the five fiscal years ended January 29, 2022; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company and Kroger; certain other communications from the Company to its stockholders; certain publicly available research analyst reports for the Company and Kroger; and certain internal financial analyses and forecasts for the Company and SpinCo prepared by the Company’s management, as approved for our use by the Company (the “Forecasts”). We have also held discussions with members of the senior management of the Company regarding their assessment of the past and current business operations and financial condition and future prospects of the Company and SpinCo; reviewed the reported price and trading activity for the Shares; compared certain financial and stock market information for the Company with similar information for certain other companies, the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the grocery retail industry and in other industries; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate.
For purposes of rendering this opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by us, without assuming any responsibility for independent verification thereof. In that regard, we have assumed, with your consent, that the Forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. We have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company or Kroger or any of their respective subsidiaries, and we have not been furnished with any such evaluation or appraisal. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on SpinCo or the expected benefits of the Transaction in any way meaningful to our analysis. We have assumed that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition, the effect of which would be in any way meaningful to our analysis.

Board of Directors
Albertsons Companies, Inc.
October 13, 2022

Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. This opinion addresses only the fairness from a financial point of view to the holders (other than Kroger and its affiliates) of Shares, as of the date hereof, of the Aggregate Consideration to be paid to such holders. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or Transaction or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Transaction, including any allocation of the Aggregate Consideration; the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons, in connection with the Transaction, whether relative to the Aggregate Consideration to be paid to the holders (other than Kroger and its affiliates) of Shares pursuant to the Agreement or otherwise. We are not expressing any opinion as to the prices at which the SpinCo Shares will trade at any time or, as to the potential effects of volatility in the credit, financial and stock markets on the Company, Kroger, SpinCo or the Transaction or as to the impact of the Transaction on the solvency or viability of the Company, Kroger or SpinCo or the ability of the Company, Kroger or SpinCo to pay their respective obligations when they come due. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction, and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such Transaction or any other matter. This opinion has been approved by a fairness committee of Goldman Sachs & Co. LLC.
Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Aggregate Consideration to be paid to the holders (other than Kroger and its affiliates) of Shares pursuant to the Agreement is fair from a financial point of view to such holders of Shares.
Very truly yours,
/s/ Goldman Sachs & Co. LLC

Annex C
CREDIT SUISSE SECURITIES (USA) LLC
Eleven Madison Ave	Phone: +1 212 325 2000
New York, NY 10010-3629	www.credit-suisse.com
October 13, 2022
Albertsons Companies, Inc.
250 Parkcenter Boulevard
Boise, Idaho 83706
Attention: Board of Directors
Members of the Board:
You have asked us to advise you in your capacity as the Board of Directors (the “Board”) of Albertsons Companies, Inc. (the “Company”) with respect to the fairness, from a financial point of view, to the holders of Class A common stock, par value $0.01 per share (“Company Common Stock”), of the Company of the Aggregate Consideration (as defined below) to be received by such holders pursuant to or as contemplated by the terms of the Agreement and Plan of Merger (the “Agreement”) to be entered into by and among the Company, The Kroger Co. (the “Acquiror”) and Kettle Merger Sub, Inc., a wholly owned subsidiary of the Acquiror (“Merger Sub”). We understand that the Agreement provides for or otherwise contemplates, among other things, (i) the merger of Merger Sub with and into the Company (the “Transaction”) pursuant to which the Company will become a wholly owned subsidiary of the Acquiror and (ii) that, subject to terms, conditions and exceptions set out therein, the Company may effect, as of a time not later than the closing of the Transaction, a distribution to the holders of Company Common Stock of all of the issued and outstanding shares of common stock (“SpinCo Common Stock”) of a subsidiary (“SpinCo”) to be formed to hold the business of the Company and the Acquiror and their respective subsidiaries to be separated in accordance with separation principles set forth therein or, in the Company’s discretion, a grant to a trust to be established for the benefit of the holders of Company Common Stock and Series A Convertible Preferred Stock, par value $0.01 per share (“Company Preferred Stock”), of the Company of all of the issued and outstanding shares of SpinCo Common Stock (the spin-off or such other transaction, the “Distribution”, and such distributed interests or beneficial interests in the trust, as the case may be, the “Aggregate SpinCo Consideration”). We further understand that the Agreement also contemplates the payment of one or more special cash dividends (“Pre-Closing Dividend”) to the holders of the Company’s capital stock, including holders of Company Equity Awards (as defined in the Agreement) by way of dividend equivalent rights, in an amount not to exceed $4 billion in the aggregate. Pursuant to the Agreement, each issued and outstanding share of Company Common Stock, other than shares held by the Company or any of its direct or indirect wholly owned subsidiaries or owned by the Acquiror, Merger Sub or any of their respective direct or indirect wholly owned subsidiaries or shares with respect to which the holder has properly perfected its right to appraisal in accordance with Section 262 of the Delaware General Corporation Law, will be converted into the right to receive from the Acquiror (i) an amount in cash (the “Per Share Cash Consideration”), subject to adjustment in accordance with the Agreement, equal to (x) $34.10, minus (y) the per share amount of the Pre-Closing Dividend payable to each holder of Company Common Stock, minus (z) solely in the event the Distribution is consummated as of the closing of the Transaction, the SpinCo Consideration Adjustment Amount (as defined in, and calculated in accordance with, the Agreement), and (ii) to the extent the Distribution is to be consummated and unless the Company effects the Distribution by way of a dividend, a portion of the Aggregate SpinCo Consideration calculated by dividing the Aggregate SpinCo Consideration by the sum of the number of shares of Company Common Stock, plus (without duplication) the number of shares of Company Common Stock issuable upon conversion of the Company Preferred Stock, in each case issued and outstanding as of a date contemplated by the Agreement (the “Per Share SpinCo Consideration” and, together with the Per Share Cash Consideration, the “Aggregate Consideration”).
In arriving at our opinion, we have reviewed the execution version of the Agreement and certain publicly available business and financial information relating to the Company. We have also reviewed certain other information relating to the Company, including financial forecasts and other estimates relating to the Company (the “Company Projections”) and certain data and forward-looking estimates relating to SpinCo (the “SpinCo Estimates”), in each case provided to or reviewed with us by the management of the Company, and have met with the management of the Company and certain of the Company’s representatives to discuss the business and prospects of the Company and SpinCo. We have also considered certain financial and stock market data of the Company and certain financial data of SpinCo, and we have compared that data with similar data for other companies with publicly traded equity securities in businesses we deemed similar to those of the Company and SpinCo, and we have considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions which have been effected. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.
In connection with our review, we have not independently verified any of the foregoing information and, with your consent, we have assumed and relied upon such information being complete and accurate in all respects material to our analyses and this opinion. With respect to the Company Projections and the SpinCo Estimates, we have been advised by the management of the Company, and we have assumed with your consent, that such forecasts and estimates have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company, SpinCo and the other matters addressed thereby. At your direction, we have assumed that the Company Projections and the SpinCo Estimates are a reasonable basis upon which to evaluate the Company, SpinCo and the Transaction and at your direction we have relied upon the Company Projections and the SpinCo Estimates for purposes of our analyses and this opinion. We express no view or opinion with respect to the Company Projections or the SpinCo Estimates, or the assumptions and methodologies upon which they are based.
We have assumed, with your consent, that, in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the Transaction, no modification, delay, limitation, restriction or condition will be imposed that would have an adverse effect on the contemplated benefits of the Transaction, that the Pre-Closing Dividend will be paid and that the Transaction will be consummated in compliance with all applicable laws and regulations and in accordance with the terms of the Agreement, without waiver, modification or amendment of any term, condition or agreement thereof that is material to our analyses or this opinion. In addition, we have not been requested to make, and have not made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company, nor have we been furnished with any such evaluations or appraisals (other than certain real estate appraisals prepared by third parties retained by the Company). With your consent, we have further assumed that the final form of the Agreement, when executed by the parties thereto, will conform to the execution version thereof reviewed by us in all respects material to our analyses and this opinion.
Our opinion addresses only the fairness, from a financial point of view, to the holders of Company Common Stock of the Aggregate Consideration to be received by such holders in the Transaction pursuant to or as contemplated by the Agreement and taking into account the Pre-Closing Dividend, and does not address any other aspect or implication of the Transaction or the Distribution or any agreement, arrangement or understanding entered into in connection therewith or otherwise, including, without limitation, the form or structure of the Transaction or Distribution, any transition services or other ancillary agreements relating to SpinCo and the fairness of the amount or nature of, or any other aspect relating to, any compensation or consideration to be received or otherwise payable to any officers, directors, employees, securityholders or affiliates of any party to the Transaction, or class of such persons, relative to the Aggregate Consideration or otherwise. We are not expressing any opinion as to what the value of shares of SpinCo Common Stock actually will be if and when issued pursuant to the Distribution or the price or range of prices at which SpinCo Common Stock may be purchased, sold or otherwise transferred at any time. The SpinCo Estimates on which we’ve relied for purposes of our financial analyses and opinion, reflect certain assumptions of the Company’s management regarding, if the Distribution is effected, the composition of SpinCo (including estimates of the aggregate Four-Wall EBITDA (as that term is used in the Agreement) for the stores to be included in SpinCo), and we have assumed, with your consent, that there will be no change to such composition or estimates that would in any way be material to our financial analyses or opinion. In addition, for purposes of our financial analyses and opinion, in evaluating the fairness of the Aggregate Consideration from a financial point of view, with your approval, we have compared the Aggregate Consideration (without giving effect to the reduction for any Pre-Closing Dividend that may be paid) with ranges of values for the Company indicated by our financial analyses in the absence of a Pre-Closing Dividend. Furthermore, we are not expressing any advice or opinion regarding matters that require legal, regulatory, accounting, insurance, intellectual property, tax, environmental, executive compensation or other similar professional advice. We have assumed that the Company has or will obtain such advice or opinions from the appropriate professional sources. The issuance of this opinion was approved by our authorized internal committee.
Our opinion is necessarily based on information made available to us as of the date hereof and upon financial, economic, market and other conditions as they exist and can be evaluated on the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this opinion, or otherwise comment on or consider events occurring or coming to our attention after the date hereof. Our opinion does not address the relative merits of the Transaction as compared to alternative transactions or strategies that might be available to the Company, nor does it address the underlying business decision of the Board or the Company to proceed with or effect the Transaction.
We have acted as financial advisor to the Company in connection with the Transaction and will receive a fee for our services, a substantial portion of which is contingent upon the consummation of the Transaction. We also became entitled to receive a fee upon the rendering of our opinion. In addition, the Company has agreed to reimburse us for certain of our expenses and to indemnify us and certain related parties for certain liabilities and other items arising out of or related to our engagement. We and our affiliates may, at the Company’s request, participate in any financing transaction that may be undertaken by the Company to finance the Pre-Closing Dividend (or any refinancing thereof) or by SpinCo to finance the transactions contemplated by the Distribution (or any refinancing thereof). We and our affiliates have in the past provided and currently are providing investment banking and other financial advice and services to the Company and its affiliates for which advice and services we and our affiliates have received and would expect to receive compensation, including among other things, since January 2020, having acted as an underwriter in the Company’s initial public offering in June 2020, a financial advisor and placement agent with respect to the issuance of preferred equity completed in June 2020, and an underwriter in connection with various debt offerings undertaken by the Company. We and our affiliates are also a lender to the Company and its affiliates. We and our affiliates have in the past provided and currently are providing investment banking and other financial advice and services to various financial institutions that are stockholders of the Company and their respective affiliates for which advice and services we and our affiliates have received and would expect to receive compensation, including, since January 2020, with respect to the Company, having extended loans to certain of these financial institutions secured by their interests in the Company. We and our affiliates may in the future provide investment banking and other financial advice and services to the Company, the Acquiror and their respective affiliates for which advice and services we and our affiliates would expect to receive compensation. We are a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial advice and services. In the ordinary course of business, we and our affiliates may acquire, hold or sell, for our and our affiliates’ own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of the Company, the Acquiror and any other company that may be involved in the Transaction, as well as provide investment banking and other financial advice and services to such companies and their affiliates.
It is understood that this letter is for the information of the Board (in its capacity as such) in connection with its consideration of the Transaction and does not constitute advice or a recommendation to any security holder of the Company as to how such security holder should vote or act on any matter relating to the proposed Transaction or otherwise.
Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Aggregate Consideration to be received by the holders of Company Common Stock in the Transaction pursuant to or as contemplated by the Agreement is fair, from a financial point of view, to such holders, taking into account the Pre-Closing Dividend.
Very truly yours,

/s/ CREDIT SUISSE SECURITIES (USA) LLC

ANNEX D
§ 262. Appraisal rights
(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger, consolidation, or conversion, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger, consolidation or conversion nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository; the words “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person; and the word “person” means any individual, corporation, partnership, unincorporated association or other entity.
(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent or converting corporation in a merger, consolidation or conversion to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264 or § 266 of this title (other than, in each case and solely with respect to a domesticated corporation, a merger, consolidation or conversion authorized pursuant to and in accordance with the provisions of § 388 of this title):
(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders, or at the record date fixed to determine the stockholders entitled to consent pursuant to § 228 of this title, to act upon the agreement of merger or consolidation or the resolution providing for conversion (or, in the case of a merger pursuant to § 251(h) of this title, as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.
(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent or converting corporation if the holders thereof are required by the terms of an agreement of merger or consolidation, or by the terms of a resolution providing for conversion, pursuant to § 251, § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264 or § 266 of this title to accept for such stock anything except:
a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or of the converted entity if such entity is a corporation as a result of the conversion, or depository receipts in respect thereof;
b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger, consolidation or conversion will be either listed on a national securities exchange or held of record by more than 2,000 holders;
c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or
d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.
(4) [Repealed.]
(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation, the sale of all or substantially all of the assets of the corporation or a conversion effected pursuant to § 266 of this title. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.
(d) Appraisal rights shall be perfected as follows:
(1) If a proposed merger, consolidation or conversion for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations or the converting corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and, § 114 of this title, if applicable) may be accessed without subscription or cost. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger, consolidation or conversion, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger, consolidation or conversion shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger, consolidation or conversion, the surviving, resulting or converted entity shall notify each stockholder of each constituent or converting corporation who has complied with this subsection and has not voted in favor of or consented to the merger, consolidation or conversion, and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section, of the date that the merger, consolidation or conversion has become effective; or
(2) If the merger, consolidation or conversion was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent or converting corporation before the effective date of the merger, consolidation or conversion, or the surviving, resulting or converted entity within 10 days after such effective date, shall notify each stockholder of any class or series of stock of such constituent or converting corporation who is entitled to appraisal rights of the approval of the merger, consolidation or conversion and that appraisal rights are available for any or all shares of such class or series of stock of such constituent or converting corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and § 114 of this title, if applicable) may be accessed without subscription or cost. Such notice may, and, if given on or after the effective date of the merger, consolidation or conversion, shall, also notify such stockholders of the effective date of the merger, consolidation or conversion. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting entity the appraisal of such holder’s shares; provided that a demand may be delivered to such entity by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs such entity of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger, consolidation or conversion, either (i) each such constituent corporation or the converting corporation shall send a second notice before the effective date of the merger, consolidation or conversion notifying each of the holders of any class or series of stock of such constituent or converting corporation that are entitled to appraisal rights of the effective date of the merger, consolidation or conversion or (ii) the surviving, resulting or converted entity shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation or entity that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation or the converting corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger, consolidation or conversion, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
(3) Notwithstanding subsection (a) of this section (but subject to this paragraph (d)(3)), a beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares in accordance with either paragraph (d)(1) or (2) of this section, as applicable; provided that (i) such beneficial owner continuously owns such shares through the effective date of the merger, consolidation or conversion and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of this section and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by the surviving, resulting or converted entity hereunder and to be set forth on the verified list required by subsection (f) of this section.
(e) Within 120 days after the effective date of the merger, consolidation or conversion, the surviving, resulting or converted entity, or any person who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger, consolidation or conversion, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation or conversion. Within 120 days after the effective date of the merger, consolidation or conversion, any person who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the surviving, resulting or converted entity a statement setting forth the aggregate number of shares not voted in favor of the merger, consolidation or conversion (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2) of this title)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to paragraph (d)(3) of this section, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). Such statement shall be given to the person within 10 days after such person’s request for such a statement is received by the surviving, resulting or converted entity or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later.
(f) Upon the filing of any such petition by any person other than the surviving, resulting or converted entity, service of a copy thereof shall be made upon such entity, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached by such entity. If the petition shall be filed by the surviving, resulting or converted entity, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving, resulting or converted entity and to the persons shown on the list at the addresses therein stated. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving, resulting or converted entity.
(g) At the hearing on such petition, the Court shall determine the persons who have complied with this section and who have become entitled to appraisal rights. The Court may require the persons who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Court may dismiss the proceedings as to such person. If immediately before the merger, consolidation or conversion the shares of the class or series of stock of the constituent or converting corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger, consolidation or conversion for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.
(h) After the Court determines the persons entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, consolidation or conversion, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger, consolidation or conversion through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger, consolidation or conversion and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving, resulting or converted entity may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving, resulting or converted entity or by any person entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving, resulting or converted entity to the persons entitled thereto. Payment shall be so made to each such person upon such terms and conditions as the Court may order. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving, resulting or converted entity be an entity of this State or of any state.
(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section who participated in the proceeding and incurred expenses in connection therewith, the Court may order all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of this section or subject to such an award pursuant to a reservation of jurisdiction under subsection (k) of this section.
(k) From and after the effective date of the merger, consolidation or conversion, no person who has demanded appraisal rights with respect to some or all of such person’s shares as provided in subsection (d) of this section shall be entitled to vote such shares for any purpose or to receive payment of dividends or other distributions on such shares (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger, consolidation or conversion); provided, however, that if no petition for an appraisal is filed within the time provided in subsection (e) of this section, or if a person who has made a demand for an appraisal in accordance with this section shall deliver to the surviving, resulting or converted entity a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares in accordance with subsection (e) of this section, then the right of such person to an appraisal of the shares subject to the withdrawal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any person without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just, including without limitation, a reservation of jurisdiction for any application to the Court made under subsection (j) of this section; provided, however that this provision shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation or conversion within 60 days after the effective date of the merger, consolidation or conversion, as set forth in subsection (e) of this section.
(l) The shares or other equity interests of the surviving, resulting or converted entity to which the shares of stock subject to appraisal under this section would have otherwise converted but for an appraisal demand made in accordance with this section shall have the status of authorized but not outstanding shares of stock or other equity interests of the surviving, resulting or converted entity, unless and until the person that has demanded appraisal is no longer entitled to appraisal pursuant to this section.
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